Prospectus Supplement (To Prospectus Dated April 20, 2007)
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Depositor

DLJ MORTGAGE CAPITAL, INC.
Sponsor and Seller

CSMC ASSET-BACKED TRUST 2007-NC1 OSI
Issuing Entity

CSMC ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2007-NC1 OSI
$565,480,000
(Approximate)

You should carefully review the information in “Risk Factors” on page S-12 in this prospectus supplement and on page 6 in the prospectus.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
The trust will issue:
• Five classes of senior certificates, including one class of residual certificates and the Class P Certificates.
• Ten classes of subordinate certificates, which provide credit enhancement for the senior certificates and each class of subordinate certificates, if any, with a higher payment priority.

The certificates:

•
Represent ownership interests in a trust, whose assets are primarily a pool of fixed-rate and adjustable-rate, first and second lien residential mortgage loans that were generally originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines.  The mortgage loans will be segregated into two groups, each of which consists of fixed-rate and adjustable-rate, first and second lien mortgage loans.

•
Represent obligations of the trust only and do not represent an interest in or obligation of the depositor, any servicer, any special servicer, the sponsor, the seller, the trustee or any of their affiliates or any other entity.

•	Offered to the public and their class principal amounts and interest rates are listed under the heading “Offered Certificates” in the table on page S-5.

Risks:

•	The yield to investors on each class of certificates will be sensitive to the rate and timing of principal payments on the related mortgage loans which may vary over time.

•
Net interest shortfalls from prepayments on mortgage loans and losses from liquidations of defaulted mortgage loans will adversely affect the yield to investors in the related certificates, and the investors in the subordinate certificates in particular.

Principal and interest on the certificates entitled to receive such amounts will be payable monthly, beginning on the distribution date in September 2007, as described in this prospectus supplement.  Credit enhancement for all of the classes of offered certificates will be provided by overcollateralization, the use of excess interest to create or maintain overcollateralization, subordination and a swap agreement provided by Credit Suisse International.

Credit Suisse Securities (USA) LLC, as underwriter, will buy the offered certificates from Credit Suisse First Boston Mortgage Securities Corp., the depositor, at a price equal to approximately 95.67% of their face value.  The depositor will pay the expenses related to the issuance of the certificates from these proceeds.  The underwriter will sell the offered certificates it purchases from time to time in negotiated transactions at varying prices determined at the time of sale.

The trust will make multiple REMIC elections for federal income tax purposes.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Delivery of the offered certificates, other than the Class R Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or after August 31, 2007.

Credit Suisse
August 31, 2007

TABLE OF CONTENTS

SUMMARY INFORMATION
CSMC Asset-Backed Pass-Through Certificates, Series 2007-NC1 OSI
Depositor
Seller and Sponsor
Servicer
Issuing Entity
Trustee
Originator
Custodian
Swap Counterparty
Cut-off Date
Closing Date
Determination Date
Distribution Date
Record Date
Mortgage Pool
Relationship Between Loan Groups and the Certificates
Interest Distributions
Swap Agreement
Principal Distributions
Credit Enhancement
Optional Termination of the Trust
Advances
Fees and Expenses
Federal Income Tax Consequences
ERISA Considerations
Legal Investment
Ratings

RISK FACTORS

THE MORTGAGE POOL
The Mortgage Loans
The Group 1 Mortgage Loans
The Group 2 Mortgage Loans
The Index
Assignment of the Mortgage Loans
Representations and Warranties Regarding the Mortgage Loans

ORIGINATOR
General
New Century

STATIC POOL INFORMATION

AFFILIATES AND RELATED TRANSACTIONS

THE SPONSOR AND THE SELLER

THE DEPOSITOR

THE ISSUING ENTITY

THE SWAP COUNTERPARTY

THE CUSTODIAN

SERVICING OF THE MORTGAGE LOANS
General
Select Portfolio Servicing, Inc., as Servicer
Ocwen Loan Servicing, LLC, as Servicer
Advances from the Servicer
Loss Mitigation Procedures
Appointment of Special Servicer; Specially Serviced Loans
Solicitation for Refinancing of Mortgage Loans

FEES AND EXPENSES OF THE TRUST
Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

DESCRIPTION OF THE CERTIFICATES
General
Book-Entry Certificates
Determination of LIBOR
Accounts
Flow of Funds
Glossary of Terms
Distributions of Interest
The Swap Agreement
Distributions of Principal
Credit Enhancement
Final Scheduled Distribution Date
Optional Termination
The Trustee
Reports to Certificateholders
Restrictions on Transfer of the Class R Certificates

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
General
Principal Prepayments and Compensating Interest
Overcollateralization
Subordination
The Pass-Through Rates
Weighted Average Life
Additional Yield Considerations Applicable Solely to the Residual Certificates

USE OF PROCEEDS

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
Tax Treatment of the Regular LIBOR Certificates
Taxation of the Residual Certificates

ERISA CONSIDERATIONS
Class R Certificates

LEGAL INVESTMENT CONSIDERATIONS

ACCOUNTING CONSIDERATIONS

LEGAL PROCEEDINGS

METHOD OF DISTRIBUTION

LEGAL MATTERS

RATINGS

ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES
Initial Settlement
Secondary Market Trading
Certain U.S. Federal Income Tax Documentation Requirements

ANNEX II SWAP AGREEMENT NOTIONAL AMOUNTS

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	The accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	This prospectus supplement, which describes the specific terms of your series of certificates.

•	We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

SUMMARY INFORMATION

This summary highlights selected information from this prospectus supplement and does not contain all of the information necessary to make your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

CSMC Asset-Backed Pass-Through Certificates, Series 2007-NC1 OSI

		Related Mortgage Pool	Per Annum Pass-Through Rate	Certificate Ratings
Class	Initial Class Principal Balance			Fitch Rating	S&P Rating	Designation
Senior Certificates
1-A	$349,970,000	1	6.315%(1)	AAA	AAA	Senior
2-A-1	$83,820,000	2	6.165%(1)	AAA	AAA	Senior
2-A-2	$29,070,000	2	6.465%(1)	AAA	AAA	Senior
R	$50	2	6.315%(1)	AAA	AAA	Senior/Tax Residual
Class M Certificates
M-1	$16,430,000	1, 2	7.065%(1)	AA+	AA+	Subordinate
M-2	$14,880,000	1, 2	7.315%(1)	AA+	AA	Subordinate
M-3	$23,250,000	1, 2	7.565%(1)	AA-	AA-	Subordinate
M-4	$9,300,000	1, 2	8.065%(1)	A+	A+	Subordinate
M-5	$8,990,000	1, 2	8.065%(1)	A	A	Subordinate
M-6	$7,440,000	1, 2	8.065%(1)	A	A-	Subordinate
M-7	$6,200,000	1, 2	8.065%(1)	A-	BBB+	Subordinate
M-8	$4,960,000	1, 2	8.065%(1)	BBB+	BBB	Subordinate
M-9	$11,170,000	1, 2	8.065%(1)	BBB	BBB-	Subordinate
Total Offered Certificates	$565,480,000
Non-Offered Certificates
P	$50	1, 2	N/A	AAA	AAA	Prepayment Penalties
X	-	1, 2	-	N/R	N/R	Subordinate/ Economic Residual
__________________________________
(1)
Approximate pass through-rate applicable to the first distribution date.  After the first distribution date, interest will accrue on the Class 1-A, Class 2-A-1, Class 2-A-2, Class R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates based upon one-month LIBOR (the London Interbank Offered Rate, as described in “Description of the Certificates—Determination of LIBOR” in the prospectus) plus the applicable certificate margin, subject to a rate cap. After the first possible optional termination date, these certificate margins will increase. For additional information on the calculation of the pass-through rates, see “Description of the Certificates—Distributions of Interest.”

The offered certificates, other than the Class R Certificates, will be book-entry certificates.  The Class R Certificates will be physical certificates.  The initial class principal balances of the certificates are subject to a variance of no more than plus or minus 5% prior to their issuance.

			Offered Certificates
Class	Record Date(1)	Delay / Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Distribution Date(4)	Minimum Denominations	Incremental Denominations

Senior Certificates
1-A	DD	0 Day	Actual/360	September 2037	October 2013	$25,000	$1
2-A-1	DD	0 Day	Actual/360	September 2037	July 2009	$25,000	$1
2-A-2	DD	0 Day	Actual/360	September 2037	October 2013	$25,000	$1
R	CM	0 Day	Actual/360	September 2037	September 2007	20%	20%
Class M Certificates
M-1	DD	0 Day	Actual/360	September 2037	October 2013	$25,000	$1
M-2	DD	0 Day	Actual/360	September 2037	October 2013	$25,000	$1
M-3	DD	0 Day	Actual/360	September 2037	October 2013	$25,000	$1
M-4	DD	0 Day	Actual/360	September 2037	October 2013	$25,000	$1
M-5	DD	0 Day	Actual/360	September 2037	October 2013	$25,000	$1
M-6	DD	0 Day	Actual/360	September 2037	October 2013	$25,000	$1
M-7	DD	0 Day	Actual/360	September 2037	October 2013	$25,000	$1
M-8	DD	0 Day	Actual/360	September 2037	October 2013	$25,000	$1
M-9	DD	0 Day	Actual/360	September 2037	October 2013	$25,000	$1
Non-Offered Certificates
P	CM	N/A	N/A	September 2037	January 2012	20%	20%
X	CM	N/A	N/A	September 2037	October 2013	10%	10%
__________________________________
(1)
CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date.  DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)
24 Day = For any distribution date, the interest accrual period will be calendar month preceding that distribution date.  0 Day = For any distribution date, that interest accrual period from the immediately preceding distribution date (or, in the case of the first interest accrual period, the closing date) and ending on the day immediately preceding the related distribution date.

(3)
Calculated as described in this prospectus supplement under “Description of the Certificates—Final Scheduled Distribution Date.”  The actual final distribution date for any class of certificates could be substantially earlier.

(4)
The expected final distribution date is based upon (i) 100% of the applicable prepayment assumption for the mortgage loans, (ii) the modeling assumptions used in this prospectus supplement, as described under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and (iii) assuming the option to purchase the mortgage loans is exercised by the terminating entity at the earliest possible distribution date, as described in this prospectus supplement under “Description of the Certificates—Optional Termination.”  The actual final distribution date for each class of certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

Depositor

Credit Suisse First Boston Mortgage Securities Corp. The depositor maintains its principal office at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.  On the closing date, the depositor will assign all of its interest in the mortgage loans to the trustee, for the benefit of the certificateholders.

Seller and Sponsor

DLJ Mortgage Capital, Inc. (referred to in this prospectus supplement as DLJMC) is the seller of all of the mortgage loans and has previously acquired the mortgage loans from the originator.  On or prior to the closing date, DLJMC will sell all of its interest in the mortgage loans to the depositor.

Servicer

During the interim servicing period, Select Portfolio Servicing, Inc., referred to in this prospectus supplement as SPS, will act as servicer of 100.0% of the mortgage loans.  Servicing is expected to transfer to Ocwen Loan Servicing, LLC, referred to in this prospectus supplement as Ocwen, on or about October 1, 2007.  After the interim servicing period, Ocwen will act as servicer of 100.0% of the mortgage loans.

Issuing Entity

CSMC Asset-Backed Trust 2007-NC1 OSI (referred to in this prospectus supplement as the trust) will issue the certificates.  The trust will be formed pursuant to a pooling and servicing agreement among the depositor, the seller, SPS, Ocwen and the trustee.  The certificates solely represent beneficial ownership interests in the trust created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor, the sponsor or any other person.

Trustee

U.S. Bank National Association will act as trustee of the trust under the pooling and servicing agreement.

Originator

All of the mortgage loans were originated or acquired by New Century Mortgage Corporation, or one or more of its affiliates.

Custodian

Deutsche Bank National Trust Company will maintain custody of the mortgage files relating to the mortgage loans on behalf of the trust.

Swap Counterparty

Credit Suisse International (referred to in this prospectus supplement as CSi or the Swap Counterparty).

Cut-off Date

August 1, 2007.

Closing Date

August 31, 2007.

Determination Date

The business day immediately preceding the 18th day of each month.

Distribution Date

Distributions on the certificates will be made on the 25th day of each month or, if the 25th day is not a business day, the next business day, commencing on September 25, 2007.

Record Date

For every class of offered certificates held in book entry form, the business day immediately preceding each distribution date. For the Class R Certificates, the last business day of the month preceding each distribution date.

Mortgage Pool

On August 31, 2007, the trust will acquire a pool of  mortgage loans which will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

As of the cut-off date, the mortgage pool consists of approximately 3,051 mortgage loans with an aggregate principal balance of approximately $620,038,789.

The mortgage loans include conventional, adjustable-rate and fixed-rate, fully amortizing interest-only and balloon, first and second lien residential mortgage loans, all of which have original terms to stated maturity of up to 40 years.

The mortgage loans were originated generally in accordance with underwriting guidelines that are less stringent than Fannie Mae and Freddie Mac guidelines. As a result, such mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

The mortgage loans will be divided into two loan groups.  Loan group 1 consists of 1,272 fixed-rate and 1,500 adjustable-rate mortgage loans with principal balances greater than or equal to $8,111 and less than or equal to $665,000 and with an aggregate outstanding principal balance as of the cut-off date of approximately $468,816,501. Loan group 2 consists of 27 fixed-rate and 252 adjustable-rate mortgage loans with principal balances greater than or equal to $240,400 and less than or equal to $1,250,000, and with an aggregate outstanding principal balance as of the cut-off date of approximately $151,222,288.

The seller has made certain representations and warranties concerning the mortgage loans. Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the mortgage loan, the seller will be required either to (1) cure that breach, (2) repurchase the affected mortgage loan from the trust or (3) in certain circumstances, substitute another mortgage loan.  In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust because of a breach of a representation or warranty, (a) substitution must take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

Relationship Between Loan Groups and the Certificates

The Class 1-A Certificates generally relate to the mortgage loans in loan group 1 and the Class 2-A-1, Class 2-A-2 and Class R Certificates generally relate to the mortgage loans in loan group 2.  The Class P, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class X Certificates generally relate to the mortgage loans in loan group 1 and loan group 2.  The certificates generally receive distributions based on principal, interest and other amounts collected from the mortgage loans in the related loan group or loan groups.

Interest Distributions

Interest will accrue on each class of offered certificates at a per annum pass-through rate equal to the lesser of (i) the sum of the one-month LIBOR for that distribution date plus the related certificate margin and (ii) the applicable net funds cap.

The amount of interest distributable to each class of certificates entitled to interest on each distribution date will generally equal:

•	the pass-through rate for that class of certificates, multiplied by

•	the applicable principal balance of that class of certificates, minus

•	the share of some types of interest shortfalls allocated to that class.

Interest distributions received on any distribution date for any class of offered certificates represent interest accrued during the period commencing on the immediately preceding distribution date (or, in the case of the first distribution date, the closing date) and ending on the day immediately preceding the related distribution date.  Interest will accrue on each class of offered certificates on the basis of a 360-day year and the actual number of days elapsed in each accrual period.

See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

On each distribution date, interest will be distributed to certificateholders in the order described in “Description of the Certificates” in this prospectus supplement.  It is possible that, on any given distribution date, payments from the mortgage loans will be insufficient to cover interest distributable on all of the certificates that are entitled to receive interest from those mortgage loans.  As a result, some classes of certificates (most likely the subordinate certificates) may not receive the full amount of accrued interest to which they are entitled.  If this happens, those certificates will be entitled to receive any shortfall in interest distributions on future distribution dates with interest thereon, to the extent available.

Swap Agreement

The supplemental interest trust trustee, on behalf of the supplemental interest trust, will enter into a swap agreement with the swap counterparty to the swap agreement described in this prospectus supplement on the closing date.  Under the swap agreement, on the swap payment date beginning in November 2007 and until the swap payment date in August 2012, (i) the trustee, on behalf of the supplemental interest trust, will be obligated to make a payment from amounts available therefor under the pooling and servicing agreement to the swap counterparty at a rate equal to 5.15% per annum and (ii) the swap counterparty will be obligated to make payments to the trustee, on behalf of the supplemental interest trust, for the benefit of the holders of the Certificates at a rate equal to one-month LIBOR (as determined in accordance with the swap agreement) per annum, in each case on the swap notional amount for the related period.  Payments under the swap agreement will be made on a net basis.

We refer you to “Description of the Certificates—Distributions of Interest”, “—The Swap Agreement” and “—Distributions of Principal” in this prospectus supplement for more detail.

Principal Distributions

The amount of principal distributable on any class of certificates on any distribution date will be determined by:

•	funds actually received or advanced on the related mortgage loans that are available to make principal distributions on the certificates;

•	the amount of excess interest from the related mortgage loans available to be paid as principal on the certificates as described below; and

•	amounts available under the swap agreement to cover certain realized losses on the mortgage loans.

Funds actually received or advanced on the mortgage loans will consist of expected monthly scheduled payments, unexpected payments resulting from, among other things, prepayments by mortgagors or liquidations of defaulted mortgage loans (including any mortgage insurance proceeds, if any, on that mortgage loan), and advances made by the servicer.

The manner of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon the occurrence of several different events, including:

•
whether a distribution date occurs before, or on or after, the “stepdown date,” which is the earlier of (1) the distribution date following the distribution date on which the aggregate principal balance of the senior certificates is reduced to zero and (2) the later of (x) the distribution date in September 2010 and (y) the first distribution date on which the ratio of (a) the total principal balance of the subordinate certificates plus any overcollateralization amount to (b) aggregate principal balance of the mortgage loans equals or exceeds the applicable percentage specified in this prospectus supplement; and

•
whether a “trigger event” occurs, which is when either cumulative losses on the mortgage loans are higher than certain levels specified in this prospectus supplement or when the rate of delinquencies of the mortgage loans over any three-month period is higher than certain levels set forth in this prospectus supplement.

We refer you to “Description of the Certificates— Distributions of Principal” in this prospectus supplement for more detail.

Credit Enhancement

Credit enhancement for the offered certificates includes overcollateralization and subordination features and the swap agreement.  The credit enhancement will reduce delays in distributions and losses on some classes of certificates, in varying degrees.

Overcollateralization.  As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate outstanding principal balance of the offered certificates and Class P Certificates in an amount equal to approximately 8.80% of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date.  This feature is referred to as overcollateralization.

The mortgage loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the offered certificates and certain trust expenses.  This available excess interest will be applied to pay principal, as necessary, on the offered certificates in the manner described herein in order to maintain the required level of overcollateralization.  The overcollateralization will be available to absorb losses on the mortgage loans.  The required level of overcollateralization may decrease over time.  We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

We refer you to “Risk Factors” and “Description of the Certificates—Credit Enhancement— Overcollateralization” in this prospectus supplement for more detail.

Subordination.  There are two types of subordination available to the offered certificates.

The senior certificates will have a payment priority over the subordinate certificates.  Each class of subordinate certificates will be subordinate to each other class of subordinate certificates with higher payment priority.

Losses that are realized when the unpaid principal balance on a mortgage loan and accrued but unpaid interest on such mortgage loan exceeds the proceeds recovered upon liquidation (including any mortgage insurance proceeds on that mortgage loan) will first reduce the available excess interest and then reduce the overcollateralization amount.  If excess interest and overcollateralization at that time are insufficient to cover these amounts, such losses on the mortgage loans to the extent not covered by the swap agreement will be allocated to the subordinate certificates, in the reverse order of their priority of payment, until the principal amount of the subordinate certificates is reduced to zero.  If the applicable subordination is insufficient to absorb losses, then holders of the senior certificates may never receive all of their principal distributions.

We refer you to “Description of the Certificates— Credit Enhancement” in this prospectus supplement for more detail.

Swap Agreement.  In certain circumstances, payments made to the supplemental interest trust under the swap agreement may be available to cover certain realized losses on the mortgage loans.

We refer you to “Description of the Certificates— Swap Agreement” in this prospectus supplement for more detail.

Optional Termination of the Trust

If the aggregate principal balance of the mortgage loans declines below 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity (as described herein) may purchase all of the mortgage loans and the other assets in the trust.  If the terminating entity purchases all of the mortgage loans and the other assets in the trust, you will receive a final distribution and the trust will be terminated.  If the terminating entity does not exercise its option described above, Ocwen, in its capacity as servicer, shall have such option on any distribution date on or after which the aggregate principal balance of the mortgage loans declines below 5% of the aggregate principal balance of the mortgage loans as of the cut-off date.

If the terminating entity does not exercise its option to purchase the mortgage loans and the other assets in the trust as described above when it is first entitled to do so, the pass-through rates of the offered certificates will be increased as described in this prospectus supplement.

We refer you to “Description of the Certificates—Optional Termination” in this prospectus supplement for more detail.

Advances

If the servicer reasonably believes that cash advances can be recovered from a delinquent mortgagor or other collections on that mortgage loan, then the servicer will make cash advances to the trust to cover delinquent mortgage loan payments of principal and interest with respect to the mortgage loans.  In the event that a balloon loan is not paid in full on its maturity date, the servicer will be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless the servicer determines that the advance would not be recoverable.  In no event will the servicer be obligated to advance the balloon payment due on any balloon loan.  Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates, and not to guarantee or insure against losses.  The servicer will not be required to make advances for any shortfalls that occur due to application of the Servicemembers Civil Relief Act.  We refer you to “Servicing of the Mortgage Loans—Advances from the Servicer” in this prospectus supplement for more detail.

Fees and Expenses

•
The servicer will be entitled to a servicing fee, which will be payable out of the interest payments on each mortgage loan serviced by it, in an amount equal to one-twelfth of 0.5000% multiplied by the aggregate stated principal balance of such mortgage loan as of the due date related to such distribution date (each subject to reduction as described in this prospectus supplement).  The servicer will receive as additional compensation the investment income on funds held in the collection account.

•
The trustee will receive as compensation a fee in an amount equal to one twelfth of 0.0010% multiplied by the aggregate stated principal balance of the mortgage loans immediately prior to the related distribution date.  The trustee will receive as additional compensation the investment income on funds held in the certificate account.

Expenses of the servicer and the trustee that are permitted to be reimbursed under the pooling and servicing agreement will be paid prior to any distributions to the certificateholders.

We refer you to “Fees and Expenses of the Trust” in this prospectus supplement for more detail.

Federal Income Tax Consequences

For federal income tax purposes, elections will be made to treat all or a portion of the trust as multiple REMICs.  All classes of offered certificates (other than the Class R Certificates), the Class P Certificates and the Class X Certificates will represent regular interests in a REMIC, coupled with certain contractual rights and obligations.  The Class R Certificates will represent ownership of the residual interest in each REMIC.

ERISA Considerations

It is expected that the offered certificates, other than the Class R Certificates, may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. Prior to the termination of the supplemental interest trust, persons investing assets of employee benefit plans or individual retirement accounts may purchase the offered certificates, other than the Class R Certificates, if the purchase and holding meets the requirements of an investor-based class exemption issued by the U.S. Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.  Sales of the Class R Certificates to these plans or retirement accounts are prohibited, except as permitted under “ERISA Considerations” in this prospectus supplement.

Legal Investment

The offered certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Ratings

The trust will not issue the offered certificates unless they have been assigned ratings at least as high as those designated on page S-5.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any of the rating agencies.

RISK FACTORS

This prospectus supplement together with the prospectus describes the material risk factors related to your securities.  The securities offered under this prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement in the context of your financial situation and tolerance for risk.

There are risks relating to mortgage loans secured by second liens
Approximately 7.0% of the mortgage loans in loan group 1 and 0.6% of the mortgage loans in loan group 2, each by principal balance of that loan group as of the cut-off date, are secured by a second lien that is subordinate to the rights of the mortgagee under a first mortgage loan on the related mortgaged property. There are additional risks related to such second lien mortgage loans.  See “Risk Factors—In some instances, the return on your securities may be reduced by losses on the mortgage loans, which are more likely if substantially all are secured only by second liens” in the prospectus.

The yield on your certificates will vary depending on the rate of prepayments; various factors affect the rate of prepayments
The Class 1-A Certificates will receive principal payments primarily from the mortgage loans in loan group 1.  The Class 2-A-1, Class 2-A-2 and Class R Certificates will receive principal payments primarily from the mortgage loans in loan group 2.  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will receive principal payments from the mortgage loans in both loan groups.  Therefore, the yield on the Class 1-A Certificates will be particularly sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in loan group 1 and the yield on the Class 2-A-1, Class 2-A-2 and Class R Certificates will be particularly sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in loan group 2.  The yields on the Class M-1, Class M-2, Class M-3, Class M-4,  Class  M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will be sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in both loan groups.

As of origination, approximately 47.5% of the mortgage loans in loan group 1 and 50.3% of the mortgage loans in loan group 2, each by principal balance of that loan group as of the cut-off date, imposed a penalty for certain early full or partial prepayments of a mortgage loan.  If a mortgage loan imposes a prepayment penalty and the mortgagor makes a prepayment during a specified period which generally ranges from a minimum of one year to a maximum of three years after origination and the amount of such prepayment is in excess of a certain amount, a penalty is imposed and will be collected to the extent permitted under applicable law.  Prepayment penalties may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

Some of the mortgage loans may be assumable by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of those mortgaged properties.  Any such assumption will reduce the rate of prepayments of the mortgage loans and extend the weighted average life of the related offered certificates.

The seller may be required to repurchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured.  In addition, the Class X Certificateholder has the option to purchase mortgage loans from the trust that become ninety days or more delinquent.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.  See “Risk Factors—The yield to maturity on your securities will depend on various factors, including the rate of prepayments” and “Risk Factors—The rate of prepayments on the mortgage loans will be affected by various factors” in the prospectus for more detail.

Losses on the mortgage loans in one group may reduce the yield on the Class 1-A, Class 2-A-1 and Class 2-A-2 Certificates related to the other loan group
Investors in the Class 1-A, Class 2-A-1 and Class 2-A-2 Certificates should also be aware that because the subordinate certificates represent interests in both loan groups, the class principal balances of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in either of the loan groups.  Therefore, the allocation of realized losses on the mortgage loans in either of the loan groups to the subordinate certificates will reduce the subordination provided by the subordinate certificates to the Class 1-A, Class 2-A-1 and Class 2-A-2 Certificates, including such classes of certificates related to the loan group that did not suffer such losses.  See “Description of the Certificates—Credit Enhancement” in this prospectus supplement for more detail.

Increased risk of loss as a result of balloon loans
Approximately 32.1% of the mortgage loans in loan group 1 and 29.0% of the mortgage loans in loan group 2, in each case by principal balance of that loan group as of the cut-off date, are balloon loans.  There are additional risks related to such balloon loans.  See “Risk Factors—You bear the risk of mortgagor defaults; some kinds of mortgage loans may be especially prone to defaults” in the prospectus.

Interest only mortgage loans have a greater degree of risk of default
Approximately 31.7% of the mortgage loans in loan group 1 and 59.1% of the mortgage loans in loan group 2, in each case by principal balance of that loan group as of the cut-off date, do not provide for any payments of principal prior to either (i) their first adjustment date or (ii)  five or ten years after origination.  There are additional risks related to such interest only loans.  See “Risk Factors—Interest only mortgage loans have a greater degree of risk of default” in the prospectus.

Your yield will be affected by the inclusion of mortgage loans with a 40-year original term to maturity
Approximately 0.9% and 0.7% of the mortgage loans in loan group 1 and loan group 2, respectively, in each case by stated principal balance of the mortgage loans in the related loan group have original terms to maturity of 40 years.  Loans with those terms have only begun to be originated recently.  As a result, there is no basis on which to predict the performance characteristics of these mortgage loans.

The longer term to maturity of 40-year mortgage loans results in a lower monthly payment than would be required by a traditional 30-year mortgage loan.  The lower monthly payment may allow the borrower to borrow a larger amount than would have been the case for a mortgage loan with a 30-year term to maturity.

The 40-year mortgage loans may have risks and payment characteristics that are not present with traditional 30-year fully-amortizing mortgage loans, including the following:

•  less principal will be distributed to certificateholders on a monthly basis (except in the case of a prepayment) which may extend the weighted average lives of the certificates,

•  due to the smaller monthly payment, mortgage loans with amortization terms of 40 years may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a 30-year fully amortizing mortgage loan, and

•  if a 40-year mortgage loan defaults, the severity of loss is likely to be greater due to the larger unpaid principal balance.

Recent developments in the residential mortgage market
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  Securities backed by residential mortgage loans originated in 2006 and 2007 have had a higher and earlier than expected rate of delinquencies. Additionally, there may be evidence that other earlier vintages of these securities are not performing well. Many of these securities, including those from securitizations of the sponsor, have been downgraded by the rating agencies during the past few months. As a result, the market for your securities may be adversely affected for a significant period of time.

In recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans and an increase in default on their obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes or refinance their existing mortgage loan on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans or obtain new financing. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing.

Recently, a number of originators of mortgage loans have experienced serious financial difficulties and, in many cases, have entered bankruptcy proceedings. These difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations regarding loan quality. In addition to the reduction of the number of originators, a rising interest rate environment and declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, resulting in a decrease in overall originations.

Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the securities.

You are encouraged to consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

Geographic concentration may affect risk of loss on the mortgage loans
Approximately 18.9% of the mortgage loans in loan group 1 and 48.6% of the mortgage loans in loan group 2, each by principal balance of that loan group as of the cut-off date, are secured by mortgaged properties located in California.

Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. This potential crisis could someday spread to other states and affect the entire nation. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The trust’s ability to make payments on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.  In addition, there are also significant concentrations of mortgage loans in other states as described under “The Mortgage Pools” in this prospectus supplement.  Consequently, losses and prepayments on the mortgage loans in a particular group and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mudslides, fires and floods in these areas.  There are additional risks related to high geographic concentrations of mortgage loans.  See “Risk Factors— You bear the risk of mortgagor defaults; some kinds of mortgage loans may be especially prone to defaults” in the prospectus.

Reimbursement of advances by the servicer could delay distributions on the certificates
Under the pooling and servicing agreement, the servicer will make servicing advances and cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments or recoveries on the mortgage loans.  The servicer may make such advances from amounts held for future distribution.  In addition, the servicer may withdraw from the collection account funds that were not included in available funds for the preceding distribution date to reimburse itself for advances previously made.  Any such amounts withdrawn by the servicer in reimbursement of advances previously made are generally required to be replaced by the servicer on or before the next distribution date, on which such amounts are to be included in available funds.  To the extent that the servicer is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the Class 1-A, Class 2-A-1, Class 2-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.  Furthermore, the servicer’s right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the collection account by the servicer that are higher, and potentially substantially higher, than one month’s advance obligation.

A conflict of interest exists between the interests of Ocwen Loan Servicing, LLC as a holder of the Class X Certificates and ClassP Certificates and the interests of holders of the offered certificates

Ocwen Loan Servicing, LLC, as servicer, or an affiliate thereof, will initially, directly or indirectly, own the Class X Certificates and Class P Certificates.  The timing of mortgage loan modifications, foreclosures and sales of the related mortgaged properties may affect the weighted average lives and yields of the offered certificates.  Investors should consider that the timing of such modifications, foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

Servicing transfer may result in increase in delinquencies
It is anticipated that on or about October 1, 2007, the servicing function for all of the mortgage loans will be transferred from Select Portfolio Servicing, Inc. to Ocwen Loan Servicing, LLC.  A transfer of servicing may result in a temporary increase in delinquencies on the mortgage loans.

Recent events
The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto.  Any adverse impact as a result of these events would be borne by the holders of the offered certificates.

The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The Servicemembers Civil Relief Act, as amended, and comparable state laws, referred to herein as the Relief Act, provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. Shortfalls that occur due to application of the Relief Act are not required to be paid by the borrower at any future time, will not be advanced by the servicer and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates on a pro rata basis.  In addition, the act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances during an additional period thereafter.

Recent developments affecting SPS
In the past, Select Portfolio Servicing, Inc. entered into consent agreements with certain regulatory agencies, including a Consent Agreement dated November 23, 2003 with the Federal Trade Commission and U.S. Department of Housing and Urban Development.  In some of these agreements, while not admitting liability, SPS agreed to refund certain amounts to consumers, establish redress funds, refrain from engaging in certain actions or implement certain practices prospectively.

SPS is examined for compliance with state and local laws by numerous regulators.  No assurance can be given that SPS’s regulators will not inquire into its practices, policies or procedures in the future.  It is possible that any of SPS’s regulators will order SPS to change or revise its practices, policies or procedures in the future.  Any such change or revisions may have a material impact on the future income from SPS’s operations.

The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS’s policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS’s servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered certificates, or any combination of these events.

Recent developments regarding New Century Financial Corporation
New Century Financial Corporation, parent of New Century Mortgage Corporation, NC Capital Corporation, NC Credit Corporation, Home123 Corporation and NC Asset Holding, L.P., has recently experienced severe financial difficulties, and on April 2, 2007, New Century Financial Corporation filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. New Century Financial Corporation previously announced that its lenders will no longer provide financing to it or its subsidiaries, that these lenders have also notified New Century Financial Corporation of certain events of default under various mortgage loan financing arrangements, and that, as a result, these lenders have sold or intend to sell any outstanding mortgage loans subject to these financing arrangements. In addition, New Century Financial Corporation announced that it and its subsidiaries have ceased selling mortgage loans to or servicing mortgage loans for Federal Home Loan Mortgage Corp. and Federal National Mortgage Association. New Century Financial Corporation also announced that it has received cease and desist orders from numerous states alleging violations of state laws. In addition, the Securities and Exchange Commission and the U.S. Attorney’s office have commenced investigations into certain of New Century Financial Corporation’s financial statements. New Century Financial Corporation and certain of its subsidiaries have recently entered into a Stipulated Preliminary Injunction with the Ohio Attorney General and the Ohio Department of Commerce, Division of Financial Institutions which, among other things, restricts New Century Financial Corporation, its subsidiaries and their respective agents, officers, employees and anyone acting in concert or participation with them from initiating new foreclosure actions or continuing to prosecute pending foreclosure actions or evicting consumers in Ohio without prior approval from the state of Ohio.

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.  Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

THE MORTGAGE POOL

The depositor will establish the CSMC Asset-Backed Trust 2007-NC1 OSI on the closing date pursuant to a pooling and servicing agreement among the depositor, the seller, SPS, Ocwen and the trustee, dated as of the cut-off date.  On the closing date, the depositor will deposit into the trust a pool of mortgage loans that, in the aggregate, will constitute a mortgage pool, secured by first and second liens on one- to four-family residential properties with terms to stated maturity of not more than forty years.  The mortgage loans will consist of fixed-rate and adjustable-rate mortgage loans and will be segregated into two loan groups.

Information relating to the mortgage loans to be included in the mortgage pool is presented in this section.  Prior to the closing date, some of the mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted for those mortgage loans.  The depositor believes that the information in this prospectus supplement relating to the mortgage loans to be included in the mortgage pool as presently constituted is representative of the characteristics of the mortgage loans to be included in the mortgage pool as it will be constituted at the closing date, although some characteristics may vary.  Information presented below (expressed as a percentage, other than rates of interest), is approximate and is based on the Stated Principal Balances of the mortgage loans in the mortgage pool or loan group, as applicable, as of the cut-off date, unless otherwise indicated.

The sponsor selected the mortgage loans for sale to the depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics.  In making this selection, the sponsor took into account investor preferences and the sponsor’s objective of obtaining the most favorable combination of ratings on the certificates.

The credit score tables included herein show the credit scores, if any, that the originator or underwriters of the mortgage loans collected for some mortgagors.  Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers.  Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness, subject to the following.  Credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan because they reflect past credit history, rather than an assessment of future payment performance.  In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement.  Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt.  Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

Some capitalized terms used in this prospectus supplement will have the meanings given below under “Description of the Certificates—Glossary of Terms” or in the prospectus under “Glossary.”

The Mortgage Loans

The depositor will acquire approximately 3,051 mortgage loans with an aggregate Stated Principal Balance as of the cut-off date of approximately $620,038,789 from DLJ Mortgage Capital, Inc. (“DLJMC”) pursuant to a mortgage loan purchase agreement.  All of the mortgage loans were purchased by the sponsor at a public auction of mortgage loans previously subject to a financing arrangement provided by an affiliate of the sponsor to New Century Mortgage Corporation or one or more of its affiliates.  All of the mortgage loans were originated or acquired by New Century Mortgage Corporation.

Under the pooling and servicing agreement, the depositor will assign the mortgage loans to the trustee for the benefit of the holders of the certificates.

The obligations of the servicer and any special servicer are limited to their respective contractual servicing obligations under the pooling and servicing agreement.

The mortgage pool will consist of two loan groups (“loan group 1” and “loan group 2”). The mortgage loans in loan group 1 consist of 1,272 fixed-rate and 1,500 adjustable-rate mortgage loans with an aggregate stated principal balance (the “group 1 loan balance”) of approximately $468,816,501 as of the cut-off date. The mortgage loans in loan group 2 consist of 27 fixed-rate and 252 adjustable-rate mortgage loans with an aggregate stated principal balance (the “group 2 loan balance”) of approximately $151,222,288 as of the cut-off date.  Except for the balloon loans, the mortgage loans in each loan group provide for the amortization of the amount financed over a series of (i) substantially equal monthly payments or (ii) monthly payments that adjust with changes in a mortgage loan’s mortgage rate and/or at the conclusion of a mortgage loan’s interest only period.  Approximately 32.1% of the mortgage loans in loan group 1 and approximately 29.0% of the mortgage loans in loan group 2, are balloon loans and require a disproportionate principal payment at their respective stated maturities.  The balloon loans generally have terms to maturity either (i) fifteen years, which amortize based on a thirty year term or (ii) thirty years, which amortize based upon a forty year term or fifty-year term.

Approximately 31.7% and 59.1% of the group 1 and group 2 mortgage loans, respectively (the “Interest Only Mortgage Loans”) do not provide for any payments of principal prior to either (i) their first adjustment date, which is generally five years from origination or (ii) five or ten years after origination.  Approximately 13.7%, 69.7% and 16.6% of the group 1 mortgage loans with initial interest-only periods do not provide for any payments of principal prior to their first adjustment date, five or ten years after origination, respectively.  Approximately 16.2%, 67.8% and 16.0% of the group 2 mortgage loans with initial interest-only periods do not provide for any payments of principal prior to their first adjustment date, five or ten years after origination, respectively.  As of the cut-off date, the weighted average original interest only term for both the group 1 and group 2 Interest Only Mortgage Loans was approximately 70 months.  The terms of the Interest Only Mortgage Loans require that their principal balances be fully amortized over the related non interest-only remaining term of the mortgage loans.

As of origination, approximately 47.5% and 50.3% of the group 1 and group 2 mortgage loans, respectively, provide for the payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.  Generally, each such mortgage loan provides for payment of a prepayment penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to three years from the date of origination of such mortgage loan.  Certain mortgage loans that require the payment of a prepayment penalty, however, may provide for brief periods during the applicable period for prepayments to be made without incurring a prepayment penalty.  The amount of the applicable prepayment penalty, to the extent permitted under applicable law, is as provided in the related mortgage note.  Generally, such amount is equal to six months’ interest on any amounts prepaid during any twelve-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid.  Applicable law may impose limitations on the amount of the prepayment penalty or render such prepayment penalty unenforceable.  In addition, under certain circumstances described in the pooling and servicing agreement, the servicer may waive a prepayment penalty.  Any prepayment penalties received by the servicer from collections on the mortgage loans will be distributed to the Class P Certificates.

The loan-to-value ratio (the “LTV ratio”) of a first-lien mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the balance of the mortgage on the mortgaged property, and the denominator of which is (a) in the case of a purchase, the lesser of the sales price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan, or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance.  The LTV ratio of a second-lien mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such senior mortgage loan and the denominator of which is (a) in the case of a purchase, the lesser of the sales price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at the origination of such mortgage loan or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance.  No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sale date.  If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

Approximately 2.6% of the mortgage loans are covered by a mortgage guaranty insurance policy.

Approximately 5.4% of the mortgage loans are secured by a second lien on the related mortgaged property.

Substantially all of the adjustable-rate mortgage loans adjust based on the Six-Month LIBOR Index (as described below under “—The Index”); approximately 99.9% and 0.1% of such mortgage loans provide for semi-annual or annual adjustment, respectively, of the related mortgage rate (each as described below under “—The Index” and for corresponding adjustments to the monthly payment due thereon, in each case on each adjustment date applicable thereto), as specified in the related mortgage note.  However, the first such adjustment for approximately 69.5%, 12.4%, 17.7% and 0.4% of the adjustable-rate mortgage loans will occur after an initial period of two years, three years, five years and seven years, respectively, following origination.  On each adjustment date for each adjustable-rate mortgage loan, the mortgage rate thereon will be adjusted to equal the sum, rounded generally to the nearest one-eighth of 1.0%, of the index (as described below) and a fixed percentage amount, referred to in this prospectus supplement as a gross margin.  The mortgage rate on each adjustable-rate mortgage loan will not increase or decrease by more than a specified percentage, referred to herein as an initial rate cap, on the first adjustment date for such mortgage loan.  In addition, the mortgage rate will not increase or decrease by more than a specified percentage, referred to herein as a periodic rate cap, on each subsequent adjustment date.  Each mortgage rate on each adjustable-rate mortgage loan will not exceed a specified maximum mortgage rate, referred to as the maximum mortgage rate, over the life of such mortgage loan or be less than a specified minimum mortgage rate, referred to as the minimum mortgage rate, over the life of such mortgage loan.

Effective with the first monthly payment due on each adjustable-rate mortgage loan after each adjustment date, the monthly payment will be adjusted to an amount that (a) will fully amortize the outstanding principal balance of the mortgage loan over its remaining amortization term, and pay interest at the mortgage rate as so adjusted or (b) will provide for payments of interest for the remainder of its applicable interest-only period at the mortgage rate so adjusted, after which the monthly payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the mortgage loan over its remaining amortization term, and pay interest at the mortgage rate as so adjusted.  None of the adjustable-rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

All of the mortgage loans have scheduled monthly payments due on the first day of the month.

Each mortgage loan accrues interest at a rate, referred to as a mortgage rate, of not less than 4.38% per annum and not more than 14.63% per annum as of the cut-off date.  As of the cut-off date, the weighted average mortgage rate of the mortgage loans was approximately 8.07% per annum.

No mortgage loan is subject to a buydown agreement.

Approximately 31.3% of the mortgage loans are balloon loans.

None of the mortgage loans had a first due date prior to January 1, 2005 or after May 1, 2007, or a remaining term to maturity of less than 112 months or greater than 476 months as of the cut-off date.  The latest maturity date of any mortgage loan is April 1, 2047.

The seller will represent in the pooling and servicing agreement that none of the mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state or local law.

As of the cut-off date, each mortgage loan is next due for payment no earlier than August 1, 2007 and there are no material defaults under the terms of any mortgage loan.

For purposes of describing the delinquency characteristics of the mortgage loans in the preceding paragraph, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date.  The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month.   For example, a mortgage loan with a payment due on September 1 that remained unpaid as of the close of business on September 30 would then be described as 30 to 59 days delinquent in the description of the mortgage loans contained in this prospectus supplement for October.

 The Group 1 Mortgage Loans

Loan group 1 consists of 1,272 fixed-rate and 1,500 adjustable-rate mortgage loans that are secured by first and second liens on the related mortgaged properties.  The group 1 loan balance as of the cut-off date is equal to approximately $468,816,501.  The group 1 mortgage loans have original terms to stated maturity ranging from 120 months to 480 months.  The following statistical information, unless otherwise specified, is based upon the group 1 loan balance as of the cut-off date.

Substantially all of the adjustable-rate group 1 mortgage loans adjust based on the Six-Month LIBOR Index (as described below under “—The Index”); approximately 99.8% and 0.2% of such mortgage loans provide for semi-annual or annual adjustment, respectively, of the related mortgage rate (each as described below under “—The Index”) and for corresponding adjustments to the monthly payment due thereon, in each case on each adjustment date applicable thereto, as specified in the related mortgage note.  However, the first such adjustment for approximately 70.7%, 13.5%, 15.6% and 0.2% of the adjustable-rate group 1 mortgage loans will occur after an initial period of two years, three years, five years and seven years, respectively, following origination.  On each adjustment date for each group 1 adjustable-rate mortgage loan, the mortgage rate thereon will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of one-eighth of 1.0%, of the index (as described below) and a fixed percentage amount, referred to in this prospectus supplement as a gross margin.  The mortgage rate on each group 1 adjustable-rate mortgage loan will not increase or decrease by more than a specified percentage, referred to herein as an initial periodic rate cap, on the first adjustment date for such mortgage loan.  In addition, the mortgage rate will not increase or decrease by more than a specified percentage, referred to herein as a periodic rate cap, on each subsequent adjustment date.  Each mortgage rate on each group 1 adjustable-rate mortgage loan will not exceed a specified maximum mortgage rate, referred to as the maximum mortgage rate, over the life of such mortgage loan or be less than a specified minimum mortgage rate, referred to as the minimum mortgage rate, over the life of such mortgage loan.

Effective with the first monthly payment due on each adjustable-rate group 1 mortgage loan after each adjustment date, the monthly payment will be adjusted to an amount that (a) will fully amortize the outstanding principal balance of the related mortgage loan over its remaining amortization term, and pay interest at the mortgage rate as so adjusted or (b) will provide for payments of interest at the rate so adjusted for the remainder of its applicable interest-only period, after which the monthly payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the related mortgage loan over its remaining amortization term, and pay interest at the mortgage rate as so adjusted.  None of the adjustable-rate group 1 mortgage loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

Each group 1 mortgage loan has an original principal balance that conforms to Fannie Mae and Freddie Mac guidelines.

All of the group 1 mortgage loans have scheduled monthly payments due on the first day of the month.

As of origination, approximately 47.5% of the group 1 mortgage loans provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.  None of the group 1 mortgage loans originated after October 1, 2002 will be subject to a prepayment penalty term in excess of three years.

Approximately 3.4% of the group 1 mortgage loans are covered by a mortgage guaranty insurance policy.

Approximately 7.0% of the group 1 mortgage loans are secured by a second lien on the related mortgaged property.

Approximately 28.7% of the group 1 mortgage loans secured by a first lien on the related mortgaged property are subject to a second lien mortgage loan on the mortgaged property that may or may not be included in the trust.

The fixed rate group 1 mortgage loans accrue interest at a rate, referred to as a mortgage rate, of not less than 5.38% per annum and not more than 14.63% per annum and as of the cut-off date the weighted average mortgage rate of the fixed rate group 1 mortgage loans was approximately 8.38% per annum.

The adjustable-rate group 1 mortgage loans accrue interest at a current rate, referred to as a mortgage rate, of not less than 4.38% per annum and not more than 12.05% per annum and as of the cut-off date the weighted average mortgage rate of the adjustable-rate group 1 mortgage loans was approximately 8.09% per annum.

None of the group 1 mortgage loans are subject to a buydown agreement.  Approximately 32.1% of the mortgage loans in loan group 1 are balloon loans.

None of the group 1 mortgage loans had a first due date prior to January 1, 2005 or after May 1, 2007 or a remaining term to stated maturity of less than 112 months or greater than 476 months as of the cut-off date.  The latest maturity date of any group 1 mortgage loan is April 1, 2047.

The group 1 mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

GROUP 1 MORTGAGE LOANS

Group 1 Mortgage Loans Original Loan-to-Value Ratios (1)
Original Loan-to-Value Ratios (%)	Number of Group 1 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Mortgage Loans
13.95 - 50.00	62	$8,149,912	1.7%
50.01 - 55.00	23	3,664,191	0.8
55.01 - 60.00	41	7,165,242	1.5
60.01 - 65.00	67	13,966,453	3.0
65.01 - 70.00	81	14,752,370	3.1
70.01 - 75.00	140	26,880,915	5.7
75.01 - 80.00	873	180,622,165	38.5
80.01 - 85.00	231	43,547,321	9.3
85.01 - 90.00	353	64,156,320	13.7
90.01 - 95.00	291	58,358,367	12.4
95.01 - 100.00	610	47,553,244	10.1
Total:	2,772	$468,816,501	100.0%
(1)
As of the cut-off date, the weighted average original LTV ratio of the group 1 mortgage loans is expected to be approximately 83.1%.  The original LTV ratio for mortgage loans secured by a second lien on the related mortgaged property is represented by a combined LTV ratio.

Group 1 Mortgage Loans Credit Scores (1)
Credit Scores	Number of Group 1 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Mortgage Loans
Unavailable	3	$412,482	0.1%
426 - 450	1	97,695	0.0
451 - 475	8	1,820,934	0.4
476 - 500	26	3,770,658	0.8
501 - 525	178	27,678,706	5.9
526 - 550	99	15,892,629	3.4
551 - 575	147	26,470,860	5.6
576 - 600	216	38,971,311	8.3
601 - 625	404	70,645,967	15.1
626 - 650	480	86,794,504	18.5
651 - 675	374	68,764,176	14.7
676 - 700	306	54,810,115	11.7
701 - 725	189	25,491,093	5.4
726 - 750	152	21,320,649	4.5
751 - 775	111	14,816,627	3.2
776 - 800	65	9,203,047	2.0
801 - 823	13	1,855,048	0.4
Total:	2,772	$468,816,501	100.0%
(1)	As of the cut-off date, the weighted average credit score of the group 1 mortgage loans for which credit scores are available is expected to be approximately 639.

Group 1 Mortgage Loans Current Mortgage Loan Principal Balance (1)
Current Mortgage Loan Principal Balance ($)	Number of Group 1 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Mortgage Loans
8,111 - 50,000	328	$10,756,059	2.3%
50,001 - 100,000	553	40,980,848	8.7
100,001 - 150,000	545	67,767,994	14.5
150,001 - 200,000	416	72,626,093	15.5
200,001 - 250,000	306	68,459,837	14.6
250,001 - 300,000	225	62,019,245	13.2
300,001 - 350,000	164	53,280,469	11.4
350,001 - 400,000	164	61,404,690	13.1
400,001 - 450,000	52	21,492,161	4.6
450,001 - 500,000	8	3,789,036	0.8
500,001 - 550,000	6	3,095,832	0.7
600,001 - 650,000	4	2,479,236	0.5
650,001 - 665,000	1	665,000	0.1
Total:	2,772	$468,816,501	100.0%
(1)	As of the cut-off date, the average current principal balance of the group 1 mortgage loans is expected to be approximately $169,126.

Group 1 Mortgage Loans Original Mortgage Loan Principal Balance (1)
Original Mortgage Loan Principal Balance ($)	Number of Group 1 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Mortgage Loans
10,600 - 50,000	325	$10,639,013	2.3%
50,001 - 100,000	554	40,972,511	8.7
100,001 - 150,000	542	67,147,039	14.3
150,001 - 200,000	416	72,373,923	15.4
200,001 - 250,000	309	68,959,258	14.7
250,001 - 300,000	226	62,218,376	13.3
300,001 - 350,000	160	51,833,987	11.1
350,001 - 400,000	169	63,151,130	13.5
400,001 - 450,000	52	21,492,161	4.6
450,001 - 500,000	8	3,789,036	0.8
500,001 - 665,000	11	6,240,068	1.3
Total:	2,772	$468,816,501	100.0%
(1)	The average original principal balance of the group 1 mortgage loans is expected to be approximately $169,655.

Group 1 Mortgage Loans Mortgage Rates (1)
Range of Mortgage Rates (%)	Number of Group 1 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Mortgage Loans
4.38 - 5.00	2	$343,164	0.1%
5.01 - 5.50	4	733,134	0.2
5.51 - 6.00	54	12,042,954	2.6
6.01 - 6.50	236	51,120,493	10.9
6.51 - 7.00	280	61,207,017	13.1
7.01 - 7.50	225	46,944,664	10.0
7.51 - 8.00	341	66,852,665	14.3
8.01 - 8.50	266	48,036,883	10.2
8.51 - 9.00	327	59,815,875	12.8
9.01 - 9.50	206	34,945,871	7.5
9.51 - 10.00	299	36,680,055	7.8
10.01 - 10.50	131	18,414,302	3.9
10.51 - 11.00	135	12,382,092	2.6
11.01 - 11.50	94	6,885,024	1.5
11.51 - 12.00	95	7,632,998	1.6
12.01 - 14.63	77	4,779,311	1.0
Total:	2,772	$468,816,501	100.0%
(1)	As of the cut-off date, the weighted average mortgage rate of the group 1 mortgage loans is expected to be approximately 8.18% per annum.

Group 1 Mortgage Loans Occupancy Types (1)
Occupancy Types	Number of Group 1 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Mortgage Loans
Primary	2,389	$408,306,462	87.1%
Second Home	130	19,716,855	4.2
Investment	253	40,793,184	8.7
Total:	2,772	$468,816,501	100.0%
(1)	Based on representations of the related mortgagors at the time of origination.

Group 1 Mortgage Loans Original Term to Stated Maturity (1)
Original Term to Stated Maturity (Months)	Number of Group 1 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Mortgage Loans
61 - 120	1	$101,290	0.0%
121 - 180	72	4,509,445	1.0
181 - 240	14	1,446,967	0.3
241 - 300	1	113,729	0.0
301 - 360	2,659	458,547,269	97.8
421 - 480	25	4,097,802	0.9
Total:	2,772	$468,816,501	100.0%
(1)	As of the cut-off date, the weighted average original term to stated maturity of the group 1 mortgage loans is expected to be approximately 359 months.

Group 1 Mortgage Loans Remaining Term to Stated Maturity (1)
Remaining Term to Stated Maturity (Months)	Number of Group 1 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Mortgage Loans
61 - 120	1	$101,290	0.0%
121 - 180	72	4,509,445	1.0
181 - 240	14	1,446,967	0.3
241 - 300	1	113,729	0.0
301 - 360	2,659	458,547,269	97.8
421 - 476	25	4,097,802	0.9
Total:	2,772	$468,816,501	100.0%
(1)	As of the cut-off date, the weighted average remaining term to stated maturity of the group 1 mortgage loans is expected to be approximately 352 months.

Group 1 Mortgage Loans State Distribution of Mortgaged Properties (1)
State	Number of Group 1 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Mortgage Loans
California	380	$88,418,372	18.9%
Texas	433	46,853,360	10.0
Florida	255	45,487,141	9.7
Massachusetts	157	34,892,180	7.4
Arizona	157	27,163,322	5.8
New Jersey	115	25,809,117	5.5
New York	86	24,251,161	5.2
Maryland	61	14,079,772	3.0
Illinois	72	12,997,093	2.8
Nevada	61	12,341,591	2.6
Georgia	94	12,140,759	2.6
Colorado	81	11,421,778	2.4
Pennsylvania	78	9,590,893	2.0
Washington	49	9,137,219	1.9
Virginia	50	8,722,236	1.9
Other	643	85,510,506	18.2
Total:	2,772	$468,816,501	100.0%
(1)	As of the cut-off date, no more than approximately 0.5% of the group 1 mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

Group 1 Mortgage Loans Purpose
Loan Purpose	Number of Group 1 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Mortgage Loans
Purchase	1,385	$204,537,908	43.6%
Refinance - Rate Term	289	54,408,795	11.6
Refinance - Cashout	1,098	209,869,799	44.8
Total:	2,772	$468,816,501	100.0%

Group 1 Mortgage Loans Types of Mortgaged Properties
Property Type	Number of Group 1 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Mortgage Loans
Single Family Residence	1,839	$305,953,691	65.3%
PUD	581	91,942,967	19.6
Condo	202	35,648,841	7.6
2-4 Family	128	32,016,712	6.8
Manufactured Housing	13	1,530,219	0.3
Townhouse	7	1,074,896	0.2
Mixed Use	2	649,175	0.1
Total:	2,772	$468,816,501	100.0%

Group 1 Mortgage Loans Documentation Program
Documentation Program	Number of Group 1 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Mortgage Loans
Full	1,866	$304,023,887	64.8%
Reduced	119	20,892,753	4.5
Stated Income / Stated Assets	690	125,746,300	26.8
No Income / No Assets	95	17,816,080	3.8
No Ratio	2	337,482	0.1
Total:	2,772	$468,816,501	100.0%

Group 1 Mortgage Loans Prior Delinquency History (1)
Number of Days Delinquent	Number of Group 1 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Mortgage Loans
30 - 59	128	$27,513,170	5.9%
60 - 89	13	1,705,590	0.4
Never Delq	2,136	358,156,700	76.4
Unknown	495	81,441,041	17.4
Total:	2,772	$468,816,501	100.0%
(1)    Each mortgage loan is categorized based upon the greatest amount by which it was delinquent during the 12 months preceding the cut-off date.

Group 1 Adjustable-Rate Mortgage Loans Gross Margins (1)
Range of Gross Margins (%)	Number of Group 1 Adjustable-Rate Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Adjustable-Rate Mortgage Loans
<= 0.00	1	$102,297	0.0%
0.01 - 4.00	183	44,404,294	13.7
4.51 - 5.00	9	1,957,382	0.6
5.01 - 5.50	8	1,280,580	0.4
5.51 - 6.00	308	68,948,338	21.3
6.01 - 6.50	855	178,517,722	55.2
6.51 - 7.00	86	18,723,110	5.8
7.01 - 7.50	42	8,206,128	2.5
7.51 - 8.00	3	494,055	0.2
9.01 - 10.00	5	824,132	0.3
Total:	1,500	$323,458,038	100.0%
(1)	As of the cut-off date, the weighted average gross margin of the group 1 adjustable-rate mortgage loans is expected to be approximately 5.64% per annum.

Group 1 Adjustable-Rate Mortgage Loans Maximum Mortgage Rates (1)
Range of Maximum Mortgage Rates (%)	Number of Group 1 Adjustable-Rate Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Adjustable-Rate Mortgage Loans
10.38 - 11.50	3	$506,155	0.2%
11.51 - 12.00	15	3,524,524	1.1
12.01 - 12.50	96	24,633,255	7.6
12.51 - 13.00	142	36,119,103	11.2
13.01 - 13.50	116	28,155,494	8.7
13.51 - 14.00	165	38,786,282	12.0
14.01 - 14.50	135	32,408,696	10.0
14.51 - 15.00	216	44,966,955	13.9
15.01 - 15.50	140	28,729,844	8.9
15.51 - 16.00	183	37,214,070	11.5
16.01 - 16.50	101	19,568,092	6.0
16.51 - 17.00	106	16,330,377	5.0
17.01 - 17.50	50	8,165,568	2.5
17.51 - 18.00	22	3,088,770	1.0
18.01 - 19.05	10	1,260,854	0.4
Total:	1,500	$323,458,038	100.0%
(1)	As of the cut-off date, the weighted average maximum mortgage rate of the group 1 adjustable-rate mortgage loans is expected to be approximately 14.50% per annum.

Group 1 Adjustable-Rate Mortgage Loans Minimum Mortgage Rates (1)
Range of Minimum Mortgage Rates (%)	Number of Group 1 Adjustable-Rate Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Adjustable-Rate Mortgage Loans
2.25 - 4.50	98	$23,806,724	7.4%
4.51 - 5.50	3	391,764	0.1
5.51 - 6.00	23	6,173,810	1.9
6.01 - 6.50	73	19,032,163	5.9
6.51 - 7.00	125	30,965,838	9.6
7.01 - 7.50	136	33,805,768	10.5
7.51 - 8.00	222	51,542,133	15.9
8.01 - 8.50	159	36,715,481	11.4
8.51 - 9.00	230	47,041,408	14.5
9.01 - 9.50	144	27,356,401	8.5
9.51 - 10.00	160	27,184,369	8.4
10.01 - 10.50	70	11,997,384	3.7
10.51 - 11.00	40	5,132,738	1.6
11.01 - 11.50	13	1,433,259	0.4
11.51 - 12.05	4	878,799	0.3
Total:	1,500	$323,458,038	100.0%
(1)	As of the cut-off date, the weighted average minimum mortgage rate of the group 1 adjustable-rate mortgage loans is expected to be approximately 7.77% per annum.

Group 1 Adjustable-Rate Mortgage Loans Months to Next Rate Adjustment (1)
Number of Months to Next Rate Adjustment	Number of Group 1 Adjustable-Rate Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Adjustable-Rate Mortgage Loans
1 - 3	1	$111,341	0.0%
4 - 6	5	710,770	0.2
7 - 9	3	793,321	0.2
10 - 12	26	4,075,926	1.3
13 - 15	229	46,960,982	14.5
16 - 18	332	74,649,579	23.1
19 - 21	486	101,757,107	31.5
22 - 24	33	4,563,614	1.4
25 - 27	30	6,502,717	2.0
28 - 30	43	9,795,212	3.0
31 - 33	101	22,324,151	6.9
Greater than 36	211	51,213,319	15.8
Total:	1,500	$323,458,038	100.0%
(1)	As of the cut-off date, the weighted average months to next rate adjustment date of the group 1 adjustable-rate mortgage loans is expected to be approximately 25 months.

Group 1 Adjustable-Rate Mortgage Loans Periodic Rate Caps (1)
Periodic Rate Cap (%)	Number of Group 1 Adjustable-Rate Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Adjustable-Rate Mortgage Loans
1.00	719	$156,111,796	48.3%
1.50	342	72,767,958	22.5
2.00	439	94,578,284	29.2
Total:	1,500	$323,458,038	100.0%
(1)	As of the cut-off date, the weighted average periodic rate cap of the group 1 adjustable-rate mortgage loans is expected to be approximately 1.4%.

Group 1 Adjustable-Rate Mortgage Loans Initial Rate Caps (1)
Initial Rate Cap (%)	Number of Group 1 Adjustable-Rate Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 1 Adjustable-Rate Mortgage Loans
1.00	2	$377,448	0.1%
1.50	23	4,889,690	1.5
2.00	650	139,893,253	43.2
3.00	743	157,291,682	48.6
6.00	81	20,739,362	6.4
7.00	1	266,603	0.1
Total:	1,500	$323,458,038	100.0%
(1)	As of the cut-off date, the weighted average initial rate cap of the group 1 adjustable-rate mortgage loans is expected to be approximately 2.74%.

The Group 2 Mortgage Loans

Loan group 2 consists of 27 fixed-rate and 252 adjustable-rate mortgage loans that are secured by first and second liens on the related mortgaged properties.  The group 2 loan balance as of the cut-off date is equal to approximately $151,222,288.  The group 2 mortgage loans have original terms to stated maturity ranging from 180 months to 480 months.  The following statistical information, unless otherwise specified, is based upon the group 2 loan balance as of the cut-off date.

Substantially all of the adjustable-rate group 2 mortgage loans adjust based on the Six-Month LIBOR Index (as described below under “—The Index”); all of the mortgage loans provide for semi-annual adjustment of the related mortgage rate (each as described below under “—The Index”) and for corresponding adjustments to the monthly payment due thereon, in each case on each adjustment date applicable thereto, as specified in the related mortgage note.  However, the first such adjustment for approximately 66.8%, 9.7%, 22.6% and 0.9% of the adjustable-rate group 2 mortgage loans will occur after an initial period of two years, three years, five years and seven years respectively, following origination.  On each adjustment date for each adjustable-rate group 2 mortgage loan, the mortgage rate thereon will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of one-eighth of 1.0% of the index (as described below) and a fixed percentage amount, referred to in this prospectus supplement as a gross margin.  The mortgage rate on each adjustable-rate group 2 mortgage loan will not increase or decrease by more than a specified percentage, referred to herein as an initial periodic rate cap, on the first adjustment date for such mortgage loan.  In addition, the mortgage rate will not increase or decrease by more than a specified percentage, referred to herein as a periodic rate cap, on each subsequent adjustment date.  Each mortgage rate on each adjustable-rate group 2 mortgage loan will not exceed a specified maximum mortgage rate, referred to as the maximum mortgage rate, over the life of such mortgage loan or be less than a specified minimum mortgage rate, referred to as the minimum mortgage rate, over the life of such mortgage loan.

Effective with the first monthly payment due on each adjustable-rate group 2 mortgage loan after each adjustment date, the monthly payment will be adjusted to an amount that (a) will fully amortize the outstanding principal balance of the related mortgage loan over its remaining amortization term, and pay interest at the mortgage rate as so adjusted or (b) will provide for payments of interest at the rate so adjusted for the remainder of its applicable interest-only period, after which the monthly payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the related mortgage loan over its remaining amortization term, and pay interest at the mortgage rate as so adjusted.  None of the adjustable-rate group 2 mortgage loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

All of the group 2 mortgage loans have scheduled monthly payments due on the first day of the month.

As of origination, approximately 50.3% of the group 2 mortgage loans provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

Approximately 0.4% of the group 2 mortgage loans are covered by a mortgage guaranty insurance policy.

Approximately 0.6% of the group 2 mortgage loans are secured by a second lien on the related mortgaged property.

Approximately 34.8% of the group 2 mortgage loans secured by a first lien on the related mortgaged property are subject to a second lien mortgage loan on the mortgaged property that may or may not be included in the trust.

The fixed rate group 2 mortgage loans accrue interest at a rate, referred to as a mortgage rate, of not less than 6.13% per annum and not more than 10.75% per annum and as of the cut-off date the weighted average mortgage rate of the fixed rate group 2 mortgage loans was approximately 7.39% per annum.

The adjustable-rate group 2 mortgage loans accrue interest at a current rate, referred to as a mortgage rate, of not less than 5.50% per annum and not more than 11.13% per annum and as of the cut-off date the weighted average mortgage rate of the adjustable-rate group 2 mortgage loans was approximately 7.77% per annum.

None of the group 2 mortgage loans are subject to a buydown agreement.  Approximately 29.0% of the mortgage loans in loan group 2 are balloon loans.

None of the group 2 mortgage loans had a first due date prior to March 1, 2006 or after May 1, 2007 or a remaining term to stated maturity of less than 175 months or greater than 475 months as of the cut-off date.  The latest maturity date of any group 2 mortgage loan is March 1, 2047.

The group 2 mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

GROUP 2 MORTGAGE LOANS

Group 2 Mortgage Loans Original Loan-to-Value Ratios (1)
Original Loan-to-Value Ratios (%)	Number of Group 2 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Mortgage Loans
49.58 - 50.00	2	$1,845,000	1.2%
50.01 - 55.00	1	423,614	0.3
55.01 - 60.00	3	1,711,365	1.1
60.01 - 65.00	4	2,879,634	1.9
65.01 - 70.00	9	4,831,851	3.2
70.01 - 75.00	10	6,204,526	4.1
75.01 - 80.00	129	68,624,545	45.4
80.01 - 85.00	22	11,779,087	7.8
85.01 - 90.00	37	20,569,462	13.6
90.01 - 95.00	59	31,146,303	20.6
95.01 - 100.00	3	1,206,899	0.8
Total:	279	$151,222,288	100.0%
(1)
As of the cut-off date, the weighted average original LTV ratio of the group 2 mortgage loans is expected to be approximately 83.11%.  The original LTV ratio for mortgage loans secured by a second lien on the related mortgaged property is represented by a combined LTV ratio.

Group 2 Mortgage Loans Credit Scores (1)
Credit Scores	Number of Group 2 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Mortgage Loans
481 - 500	1	$664,050	0.4%
501 - 525	4	2,028,712	1.3
526 - 550	1	550,420	0.4
551 - 575	10	4,894,324	3.2
576 - 600	23	11,526,120	7.6
601 - 625	42	22,543,977	14.9
626 - 650	59	30,984,445	20.5
651 - 675	57	32,549,901	21.5
676 - 700	36	20,139,054	13.3
701 - 725	16	8,963,985	5.9
726 - 750	7	3,628,199	2.4
751 - 775	13	6,686,002	4.4
776 - 800	9	5,321,099	3.5
801 - 806	1	742,000	0.5
Total:	279	$151,222,288	100.0%
(1)	As of the cut-off date, the weighted average credit score of the group 2 mortgage loans for which credit scores are available is expected to be approximately 657.

Group 2 Mortgage Loans Current Mortgage Loan Principal Balance (1)
Current Mortgage Loan Principal Balance ($)	Number of Group 2 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Mortgage Loans
240,400 - 250,000	1	$240,400	0.2%
250,001 - 300,000	1	290,926	0.2
400,001 - 450,000	65	28,097,816	18.6
450,001 - 500,000	74	35,003,129	23.1
500,001 - 550,000	33	17,433,058	11.5
550,001 - 600,000	37	21,305,406	14.1
600,001 - 650,000	25	15,588,789	10.3
650,001 - 700,000	19	12,834,243	8.5
700,001 - 750,000	9	6,492,349	4.3
750,001 - 800,000	5	3,900,694	2.6
800,001 - 850,000	2	1,650,182	1.1
850,001 - 900,000	2	1,775,515	1.2
900,001 - 950,000	1	937,494	0.6
950,001 - 1,250,000	5	5,672,287	3.8
Total:	279	$151,222,288	100.0%
(1)	As of the cut-off date, the average current principal balance of the group 2 mortgage loans is expected to be approximately $542,015.

Group 2 Mortgage Loans Original Mortgage Loan Principal Balance (1)
Original Mortgage Loan Principal Balance ($)	Number of Group 2 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Mortgage Loans
200,001 - 250,000	1	$240,400	0.2%
250,001 - 300,000	1	290,926	0.2
400,001 - 450,000	65	28,097,816	18.6
450,001 - 500,000	76	36,003,129	23.8
500,001 - 700,000	111	65,539,397	43.3
700,001 - 750,000	10	7,114,447	4.7
750,001 - 800,000	5	3,900,694	2.6
800,001 - 850,000	2	1,650,182	1.1
850,001 - 900,000	2	1,775,515	1.2
900,001 - 950,000	1	937,494	0.6
950,001 - 1,250,000	5	5,672,287	3.8
Total:	279	$151,222,288	100.0%
(1)	The average original principal balance of the group 2 mortgage loans is expected to be approximately $543,155.

Group 2 Mortgage Loans Mortgage Rates (1)
Range of Mortgage Rates (%)	Number of Group 2 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Mortgage Loans
5.50 - 5.50	2	$1,229,999	0.8%
5.51 - 6.00	4	2,356,437	1.6
6.01 - 6.50	34	18,534,341	12.3
6.51 - 7.00	48	24,905,313	16.5
7.01 - 7.50	38	22,037,765	14.6
7.51 - 8.00	51	27,117,294	17.9
8.01 - 8.50	27	14,564,717	9.6
8.51 - 9.00	40	23,228,780	15.4
9.01 - 9.50	15	7,380,271	4.9
9.51 - 10.00	13	6,633,955	4.4
10.01 - 10.50	5	2,469,755	1.6
10.51 - 11.00	1	290,926	0.2
11.01 - 11.13	1	$472,734	0.3
Total:	279	151,222,288	100.0%
(1)	As of the cut-off date, the weighted average mortgage rate of the group 2 mortgage loans is expected to be approximately 7.74% per annum.

Group 2 Mortgage Loans Occupancy Types (1)
Occupancy Types	Number of Group 2 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Mortgage Loans
Primary	249	$134,688,661	89.1%
Second Home	11	5,621,258	3.7
Investment	19	10,912,368	7.2
Total:	279	$151,222,288	100.0%
(1)            Based on representations of the related mortgagors at the time of origination.

Group 2 Mortgage Loans Original Term to Stated Maturity (1)
Original Term to Stated Maturity (Months)	Number of Group 2 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Mortgage Loans
121 - 180	1	$447,754	0.3%
301 - 360	276	149,739,901	99.0
421 - 480	2	1,034,632	0.7
Total:	279	$151,222,288	100.0%
(1)	As of the cut-off date, the weighted average original term to stated maturity of the group 2 mortgage loans is expected to be approximately 360 months.

Group 2 Mortgage Loans Remaining Term to Stated Maturity (1)
Remaining Term to Stated Maturity (Months)	Number of Group 2 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Mortgage Loans
121 - 180	1	$447,754	0.3%
301 - 360	276	149,739,901	99.0
421 - 480	2	1,034,632	0.7
Total:	279	$151,222,288	100.0%
(1)	As of the cut-off date, the weighted average remaining term to stated maturity of the group 2 mortgage loans is expected to be approximately 354 months.

Group 2 Mortgage Loans State Distribution of Mortgaged Properties (1)
State	Number of Group 2 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Mortgage Loans
California	135	$73,479,469	48.6%
New York	27	14,304,899	9.5
Arizona	12	7,814,024	5.2
New Jersey	15	7,634,362	5.0
Massachusetts	15	7,373,601	4.9
Florida	12	5,812,533	3.8
Illinois	7	4,148,868	2.7
Maryland	8	4,000,043	2.6
Texas	6	3,075,678	2.0
Virginia	6	3,042,462	2.0
Colorado	4	2,598,546	1.7
Oregon	4	2,531,563	1.7
Washington	4	2,210,242	1.5
Georgia	4	2,066,500	1.4
Hawaii	3	2,048,662	1.4
Other	17	9,080,833	6.0
Total:	279	$151,222,288	100.0%
(1)	As of the cut-off date, no more than approximately 0.9% of the group 2 mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

Group 2 Mortgage Loans Purpose
Loan Purpose	Number of Group 2 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Mortgage Loans
Purchase	105	$55,375,240	36.6%
Refinance - Rate Term	39	22,760,185	15.1
Refinance - Cashout	135	73,086,862	48.3
Total:	279	$151,222,288	100.0%

Group 2 Mortgage Loans Types of Mortgaged Properties
Property Type	Number of Group 2 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Mortgage Loans
Single Family Residence	204	$108,374,857	71.7%
PUD	60	34,296,563	22.7
2-4 Family	7	4,591,541	3.0
Condo	8	3,959,326	2.6
Total:	279	$151,222,288	100.0%

Group 2 Mortgage Loans Documentation Programs
Documentation Program	Number of Group 2 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Mortgage Loans
Full	158	$86,992,523	57.5%
Reduced	10	5,186,291	3.4
Stated Income / Stated Assets	93	49,343,035	32.6
No Income / No Assets	18	9,700,438	6.4
Total:	279	$151,222,288	100.0%
Group 2 Mortgage Loans Prior Delinquency History (1)
Number of Days Delinquent	Number of Group 2 Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Mortgage Loans
30 - 59	14	$8,134,196	5.4%
60 - 89	3	2,095,947	1.4
Never Delq	219	117,841,747	77.9
Unknown	43	23,150,397	15.3
Total:	279	$151,222,288	100.0%
(1)	Each mortgage loan is categorized based upon the greatest amount by which it was delinquent during the 12 months preceding the cut-off date.

Group 2 Adjustable-Rate Mortgage Loans Gross Margins (1)
Range of Gross Margins (%)	Number of Group 2 Adjustable-Rate Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Adjustable-Rate Mortgage Loans
2.25 - 4.00	48	$27,684,908	20.0%
4.51 - 5.00	2	1,046,130	0.8
5.01 - 5.50	1	467,500	0.3
5.51 - 6.00	63	34,880,360	25.2
6.01 - 6.50	121	65,516,743	47.4
6.51 - 7.00	12	6,363,743	4.6
7.01 - 7.39	5	2,340,826	1.7
Total:	252	$138,300,211	100.0%
(1)	As of the cut-off date, the weighted average gross margin of the group 2 adjustable-rate mortgage loans is expected to be approximately 5.37% per annum.

Group 2 Adjustable-Rate Mortgage Loans Maximum Mortgage Rates (1)
Range of Maximum Mortgage Rates (%)	Number of Group 2 Adjustable-Rate Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Adjustable-Rate Mortgage Loans
11.50 - 11.50	2	$1,229,999	0.9%
11.51 - 12.00	3	1,392,437	1.0
12.01 - 12.50	23	13,091,993	9.5
12.51 - 13.00	32	16,544,765	12.0
13.01 - 13.50	32	18,242,194	13.2
13.51 - 14.00	31	16,155,997	11.7
14.01 - 14.50	18	10,596,776	7.7
14.51 - 15.00	39	22,115,600	16.0
15.01 - 15.50	20	10,478,359	7.6
15.51 - 16.00	30	17,296,637	12.5
16.01 - 16.50	11	5,470,157	4.0
16.51 - 17.00	7	3,481,956	2.5
17.01 - 17.50	3	1,730,605	1.3
18.01 - 18.13	1	472,734	0.3
Total:	252	$138,300,211	100.0%
(1)	As of the cut-off date, the weighted average maximum mortgage rate of the group 2 adjustable-rate mortgage loans is expected to be approximately 14.21% per annum.

Group 2 Adjustable-Rate Mortgage Loans Minimum Mortgage Rates (1)
Range of Minimum Mortgage Rates (%)	Number of Group 2 Adjustable-Rate Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Adjustable-Rate Mortgage Loans
2.25 - 4.50	24	$13,571,482	9.8%
4.51 - 5.50	2	1,229,999	0.9
5.51 - 6.00	4	2,356,437	1.7
6.01 - 6.50	19	10,767,317	7.8
6.51 - 7.00	32	16,701,034	12.1
7.01 - 7.50	28	16,185,055	11.7
7.51 - 8.00	45	24,332,036	17.6
8.01 - 8.50	27	14,564,717	10.5
8.51 - 9.00	39	22,328,810	16.1
9.01 - 9.50	15	7,380,271	5.3
9.51 - 10.00	12	6,180,963	4.5
10.01 - 10.50	4	2,229,355	1.6
11.01 - 11.13	1	472,734	0.3
Total:	252	$138,300,211	100.0%
(1)	As of the cut-off date, the weighted average minimum mortgage rate of the group 2 adjustable-rate mortgage loans is expected to be approximately 7.33% per annum.

Group 2 Adjustable-Rate Mortgage Loans Months to Next Rate Adjustment (1)
Number of Months to Next Rate Adjustment	Number of Group 2 Adjustable-Rate Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Adjustable-Rate Mortgage Loans
4 - 6	2	$1,412,946	1.0%
10 - 12	1	472,734	0.3
13 - 15	30	16,668,276	12.1
16 - 18	74	39,085,794	28.3
19 - 21	64	34,782,693	25.2
22 - 24	3	1,474,486	1.1
25 - 27	3	1,868,551	1.4
28 - 30	9	4,628,421	3.3
31 - 33	10	5,371,726	3.9
Greater than 36	56	32,534,585	23.5
Total:	252	$138,300,211	100.0%
(1)	As of the cut-off date, the weighted average months to next rate adjustment date of the group 2 adjustable-rate mortgage loans is expected to be approximately 27 months.

Group 2 Adjustable-Rate Mortgage Loans Periodic Rate Caps (1)
Periodic Rate Cap (%)	Number of Group 2 Adjustable-Rate Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Adjustable-Rate Mortgage Loans
1.00	118	$64,195,931	46.4%
1.50	45	26,679,705	19.3
2.00	89	47,424,575	34.3
Total:	252	$138,300,211	100.0%
(1)	As of the cut-off date, the weighted average periodic rate cap of the group 2 adjustable-rate mortgage loans is expected to be approximately 1.44%.

Group 2 Adjustable-Rate Mortgage Loans Initial Rate Caps (1)
Initial Rate Cap (%)	Number of Group 2 Adjustable-Rate Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Group 2 Adjustable-Rate Mortgage Loans
1.50	3	$1,912,563	1.4%
2.00	123	67,827,268	49.0
3.00	107	58,630,325	42.4
6.00	19	9,930,056	7.2
Total:	252	$138,300,211	100.0%
(1)	As of the cut-off date, the weighted average initial rate cap of the group 2 adjustable-rate mortgage loans is expected to be approximately 2.7%.

The Index

The index applicable to the determination of the mortgage rates for substantially all of the adjustable-rate mortgage loans in both loan group 1 and loan group 2 will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the “Six-Month LIBOR Index”), as most recently available either (1) as of the first business day of a specified period of time prior to such adjustment date, (2) as of the first business day of the month preceding the month of such adjustment date or (3) the last business day of the second month preceding the month in which such adjustment date occurs, as specified in the related mortgage note.

Assignment of the Mortgage Loans

Pursuant to the pooling and servicing agreement, on the closing date the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the applicable cut-off date.  For additional information pertaining to the transfer of the mortgage loans to the trustee, see “Description of the Certificates—Assignment of the Mortgage Loans” in the prospectus.

Representations and Warranties Regarding the Mortgage Loans

In connection with the sale of the mortgage loans by the depositor to the trust, pursuant to the pooling and servicing agreement, the seller will make as of the closing date representations and warranties relating to the mortgage loans sold by it to the depositor.  These representations and warranties include the following:

•
each mortgage note and related mortgage is a legal and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy and other laws affecting the rights of creditors and general equitable principles;

•	each mortgage loan at the time it was made complied in all material respects with applicable federal, state or local law, including, without limitation, predatory and abusive lending laws;

•	none of the mortgage loans are classified as a “high cost home,” “covered,” “high-cost,” “high-risk home,” or “predatory” loan under applicable state, federal or local law;

•	no borrower obtained a prepaid single premium credit insurance policy in connection with the origination of a group 1 mortgage loan;

•	no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty.

Under the pooling and servicing agreement, the trustee will receive certain representations and warranties relating to the characteristics of the mortgage loans made by the seller.  These mortgage loan representations and warranties will be made by the seller as of the closing date.  In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, the seller will be obligated to do one of the following:

•	cure that breach,

•
repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of repurchase, accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the date of repurchase and any costs and damages actually incurred and paid by or on behalf of the trust in connection with any violation by such mortgage loan of any predatory or abusive lending laws, or

•	substitute a replacement mortgage loan for that mortgage loan.

However, this substitution is permitted only within two years of the closing date and may not be made more than 90 days after the closing date unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC, or result in a prohibited transaction under the Code.  The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective.  The seller is selling the mortgage loans without recourse and will have no obligation for the mortgage loans other than the cure, repurchase or substitution obligations described above.

ORIGINATOR

General

The mortgage loans have been purchased by the sponsor at a public auction of mortgage loans previously subject to a financing arrangement provided by an affiliate of the sponsor to New Century Mortgage Corporation, a California corporation (“New Century”), or one or more of its affiliates (collectively with New Century, the “NC Sellers”). All of the mortgage loans were originated or acquired by the NC Sellers.

The mortgage loans originated or acquired by New Century were originated generally in accordance with the underwriting standards described below under “—New Century.”  The following does not purport to be a complete description of the underwriting standards of the originator.

New Century

General. The NC Sellers are subsidiaries of New Century Financial Corporation (“New Century Financial”), a publicly traded company. New Century Financial is a real estate investment trust founded in 1995 and headquartered in Irvine, California. Subject to the discussion under “—Recent Developments Regarding New Century” below, New Century Financial offers a broad range of mortgage products.

Subject to the discussion under “—Recent Developments Regarding New Century” below, New Century is a consumer finance and mortgage banking company that originates, purchases, sells and services first-lien and second-lien mortgage loans and other consumer loans. New Century emphasizes the origination of mortgage loans commonly referred to as non-conforming “B&C” mortgage loans or subprime mortgage loans.

As of September 30, 2006, New Century Financial employed approximately 7,100 associates and originated loans through its wholesale network of more than 55,000 independent mortgage brokers through 33 regional processing centers operating in 19 states. Its retail network operates through 235 sales offices in 36 states. For the nine months ending September 30, 2006, New Century Financial originated $45.4 billion in mortgage loans.

The following table describes the size, composition and growth of New Century Financial’s total residential mortgage loan production over the periods indicated.

Residential Mortgage Loans	September 2006		December 31, 2005		December 31, 2004		December 31, 2003
	Number	Total Loan Production ($) (in thousands)	Number	Total Loan Production ($) (in thousands)	Number	Total Loan Production ($) (in thousands)	Number	Total Loan Production ($) (in thousands)
	245,839	45,443,272	310,389	56,108,241	242,877	42,199,640	164,373	27,382,838

Recent Developments Regarding New Century. Pursuant to a Form 8-K filed on February 7, 2007 (the “February 7th Announcement”), New Century Financial, the parent of the NC Sellers, announced that it would restate its consolidated financial statements for the quarters ended March 31, June 30 and September 30, 2006 (collectively, the “Interim Financial Statements”) to correct errors New Century Financial discovered in the application of generally accepted accounting principles regarding its allowance for mortgage loan repurchase losses. Specifically, New Century Financial announced that it did not include the expected discount upon disposition of such mortgage loans when estimating its allowance for loan repurchase losses. In addition, New Century Financial stated that its methodology for estimating the volume of repurchase claims to be included in the repurchase calculation did not properly consider, in each of the first three quarters of 2006, the growing volume of repurchase claims outstanding that resulted from the increasing pace of repurchase requests that occurred in 2006. As a result of the foregoing, New Century Financial announced that it expects that, once restated, its net earnings for each of the first three quarters of 2006 will be reduced.

Pursuant to a Form 12b-25 filed on March 2, 2007 (the “March 2nd Announcement”), New Century Financial stated that it had previously reported that it had been served with a complaint for a purported securities class action and was aware of nine additional purported class action lawsuits that had been filed against it and certain of its officers and directors alleging certain violations of federal securities laws.

According to the March 2nd Announcement, New Century Financial stated that since that time, it has become aware of four related derivative complaints against certain of its directors and officers, making essentially the same allegations as the federal securities cases relating to New Century Financial’s restatements. New Century Financial stated that it believes that the derivative cases have been or will be filed in Orange County Superior Court, and that it anticipates that similar actions may be filed in the future.

New Century Financial also announced that it was delaying the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

New Century Financial announced that, although a full review is ongoing, it expects that the modifications to the allowance for loan repurchase losses will result in restated net income for the first three quarters of 2006 that is significantly lower than previously reported in New Century Financial’s 2006 interim financial statements.

In addition, New Century Financial announced that although New Century Financial’s mortgage loan origination volume increased in 2006 when compared to 2005, New Century Financial’s results of operations for the quarter and year ended December 31, 2006 will reflect declines in earnings and profitability when compared to the same periods in 2005. New Century Financial currently expects that it will report a pretax loss for both the fourth quarter and the full year ended December 31, 2006.

According to the March 2nd Announcement, in the event New Century Financial is unable to obtain satisfactory amendments to and/or waivers of the covenants in its financing arrangements from a sufficient number of its lenders, or obtain alternative funding sources, New Century Financial’s auditor, KPMG LLP (“KPMG”), has informed New Century Financial’s Audit Committee (the “Audit Committee”) that its report on New Century Financial’s financial statements will include an explanatory paragraph indicating that substantial doubt exists as to New Century Financial’s ability to continue as a going concern.

Pursuant to a Form 8-K filed on March 8, 2007 by New Century Financial, New Century Financial stated that as a result of its current constrained funding capacity, New Century Financial elected to cease accepting loan applications from prospective borrowers effective immediately while it sought to obtain additional funding capacity.

Pursuant to a Form 8-K filed on March 13, 2007 (the “March 13th Announcement”), by New Century Financial, New Century Financial received a letter from the staff of the Pacific Regional Office of the Securities Exchange Commission (“SEC”) on March 12, 2007, stating that the staff was conducting a preliminary investigation involving New Century Financial and requesting production of certain documents. In addition, New Century Financial stated that the staff of the SEC had also previously requested a meeting with New Century Financial to discuss the events leading up to the announcement by New Century Financial of the restatement of its financial statements and New Century Financial intends to comply with the SEC’s request.

In addition, New Century Financial stated in the March 13th Announcement that, on February 28, 2007, New Century Financial received a letter from the United States Attorney’s Office for the Central District of California (“U.S. Attorney’s Office”) indicating that it was conducting a criminal inquiry under the federal securities laws in connection with trading in New Century Financial’s securities, as well as accounting errors regarding New Century Financial’s allowance for repurchase losses. New Century Financial also stated that it has subsequently received a grand jury subpoena requesting production of certain documents. New Century Financial stated that it intends to cooperate with the requests of the U.S. Attorney’s Office.

Pursuant to a Form 8-K/A filed on March 13, 2007 (the “March 13th Form 8-K/A Announcement”) by New Century Financial, New Century Financial stated that as of March 9, 2007, all of New Century Financial’s lenders under its short-term repurchase agreements and aggregation credit facilities had discontinued their financing with New Century Financial or had notified New Century Financial of their intent to do so. It further stated in the March 13th Form 8-K/A Announcement that New Century Financial has received notices from certain of its lenders asserting that New Century Financial and/or its subsidiaries have violated their respective obligations under certain of these financing arrangements and that such violations amount to events of default. According to the March 13th Form 8-K/A Announcement, certain of these lenders have further advised New Century Financial that they are accelerating New Century Financial’s obligation to repurchase all outstanding mortgage loans financed under the applicable agreements.

Pursuant to a Form 8-K filed on March 14, 2007 (the “March 14th Announcement”) by New Century Financial, New Century Financial stated that the staff of the New York Stock Exchange (“NYSE”) issued a press release, dated March 13, 2007, announcing its determination that New Century Financial’s common stock is no longer suitable for continued listing on the NYSE and will be suspended immediately. New Century Financial announced that the NYSE’s press release cited New Century Financial’s recent disclosures regarding its liquidity position, as well as New Century Financial’s prior announcement regarding the need to restate certain of its historical financial statements, in support of its determination that New Century Financial’s common stock and preferred stock are no longer suitable for continued listing on the NYSE.

In addition, New Century Financial announced that the NYSE’s press release also stated that an application to the SEC to delist New Century Financial’s stock from the NYSE is pending the completion of the applicable procedures, including any appeal by New Century Financial of the NYSE staff’s decision. New Century Financial stated that it is reviewing the NYSE staff’s decision and accordingly has not yet determined whether it will appeal the staff’s decision to delist New Century Financial’s stock.

According to the March 14th Announcement, New Century Financial has been engaged in recent ongoing discussions with its state regulators regarding New Century Financial’s funding constraints and the impact on consumers who are in various stages of the loan origination process with New Century Financial. New Century Financial stated that it has advised these regulators that it has ceased accepting loan applications and that as of March 14, 2007, New Century Financial and its subsidiaries are unable to fund any mortgage loans, including mortgage loans for those consumers who were already in the loan origination process with New Century Financial.

According to the March 14th Announcement, on March 13, 2007, New Century Financial and certain of its subsidiaries received cease and desist orders from regulators in the States of Massachusetts, New Hampshire, New Jersey and New York. New Century Financial stated that the cease and desist orders contain allegations that certain of New Century Financial’s subsidiaries have engaged in violations of applicable state law, including, among other things, failure to fund mortgage loans after a mortgage closing, failure to meet certain financial requirements, including net worth and available liquidity, and failure to timely notify the state regulators of defaults and terminations under certain of its financing arrangements.

According to the March 14th Announcement, the cease and desist orders seek to restrain the New Century Financial subsidiaries from taking certain actions, including, among other things, engaging in further violations of state law, taking new applications for mortgage loans in the relevant jurisdiction, and paying dividends or bonuses to officers, directors or shareholders of the applicable subsidiaries. In addition, the cease and desist orders also seek to cause the New Century Financial subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold fees relating to pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the New Century Financial subsidiaries, and the provision of regular information to the state regulators regarding the New Century Financial subsidiaries’ activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state. Furthermore, certain of the cease and desist orders also require one or more of the New Century Financial subsidiaries to show cause why their license should not be revoked or why administrative penalties should not be assessed.

According to the March 14th Announcement, the cease and desist orders generally become permanent if not promptly appealed by the applicable subsidiaries. New Century Financial stated that it is reviewing these orders and accordingly has not yet determined whether it will appeal all or any portion of any of the orders. New Century Financial announced that, subject to its funding limitations, it intends to comply with the orders pending any such appeal.

Pursuant to a Form 8-K filed on March 19, 2007 (the “March 19th Announcement”) by New Century Financial, New Century Financial stated that on March 14, 2007 and March 15, 2007, it received additional cease and desist orders from the States of Connecticut, Maryland, Rhode Island and Tennessee (collectively, the “March 14-15 Orders”). New Century Financial stated that the cease and desist orders contain allegations that certain of New Century Financial’s subsidiaries have engaged in violations of applicable state law, including, among other things, failure to fund mortgage loans after a mortgage closing. Additionally, New Century Financial stated that on March 14, 2007, certain of New Century Financial’s subsidiaries, entered into a Consent Agreement and Order, dated March 14, 2007, with the Commonwealth of Pennsylvania Department of Banking, Bureau of Supervision and Enforcement (the “Consent Agreement”).

The March 19th Announcement indicated that the March 14-15 Orders and the Consent Agreement seek to restrain New Century Financial’s subsidiaries from taking certain actions, including, among other things, engaging in alleged violations of applicable state law and taking new applications for mortgage loans in the relevant jurisdiction. New Century Financial stated that the March 14-15 Orders and the Consent Agreement also seek to cause the subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold fees relating to pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the subsidiaries, and the provision of regular information to the state regulators regarding the subsidiaries’ activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state. According to New Century Financial, certain of the March 14-15 Orders also seek to revoke the licenses of one or more of New Century Financial’s subsidiaries or assess administrative penalties.

According to the March 19th Announcement, the March 14-15 Orders generally become permanent if not promptly appealed by the applicable subsidiaries. New Century Financial and its subsidiaries are reviewing the March 14-15 Orders and accordingly have not yet determined whether they will appeal all or any portion of the March 14-15 Orders.

According to the March 19th Announcement, on March 14, 2007, in connection with a civil action filed against New Century Financial and certain of its subsidiaries in an Ohio state court (the “Ohio Complaint”) by the Attorney General of Ohio and the Ohio Division of Commerce, Division of Financial Institutions, such Ohio state court issued a temporary restraining order, which was subsequently modified by the court on March 16, 2007, against New Century Financial (as modified, the “Ohio TRO”). New Century Financial stated that the Ohio Complaint and the Ohio TRO contain allegations that New Century Financial has engaged in violations of applicable Ohio state law, including, among other things, failure to fund mortgage loans after closing. New Century Financial stated that the Ohio TRO restrains New Century Financial from taking certain actions, including, among other things, (i) engaging in violations of Ohio state law, (ii) soliciting applicants and taking new applications for mortgage loans in Ohio and (iii) initiating, prosecuting or enforcing foreclosure actions in Ohio. New Century Financial announced that the Ohio TRO also requires New Century Financial to confer with the Ohio Attorney General and Division of Commerce by March 22, 2007 regarding the treatment of Ohio loans that are more than 60 days delinquent and are held for sale. New Century Financial stated that the restraints imposed by the Ohio TRO could further harm New Century Financial’s business. In addition, New Century Financial announced that it is reviewing the Ohio Complaint and the Ohio TRO and accordingly has not yet determined whether it will appeal all or any portion of the Ohio TRO. Subject to its funding limitations, New Century Financial stated that it intends to comply with the Ohio TRO pending any appeal.

Pursuant to a Form 8-K filed on March 20, 2007 (the “March 20th Announcement”) by New Century Financial, New Century Financial stated that it received a Notice of Breach and Termination of Mortgage Selling and Servicing Contract, dated March 14, 2007, from the Federal National Mortgage Association (“Fannie Mae”). New Century Financial stated that the Fannie Mae notice purports to terminate its mortgage selling and servicing contract (the “Fannie Mae Contract”) with New Century, a subsidiary of New Century Financial, for cause, based on alleged breaches of the Fannie Mae Contract as well as alleged breaches by New Century under other contracts with Fannie Mae. New Century Financial stated that as a result of the purported termination, New Century Financial and its subsidiaries are no longer able to sell mortgage loans directly to Fannie Mae or act as the primary servicer of any mortgage loans for Fannie Mae.

In addition, according to the March 20th announcement, on March 16, 2007, New Century Financial received additional cease and desist orders from the State of California (the “California Orders”) and certain of New Century Financial’s subsidiaries entered into consent agreements with the State of Florida’s Office of Financial Regulation and the State of Washington’s Department of Financial Institutions, respectively, each dated March 16, 2007 (the “March 16 Agreements,” and together with the California Orders, the “March 16 Orders and Consent Agreements”).

According to the March 20th Announcement, consistent with certain other previous consent agreements, the March 16 Orders and Consent Agreements contain allegations that certain of New Century Financial’s subsidiaries have engaged in violations of state law, including, among other things, failure to fund mortgage loans after closing. New Century Financial stated that consistent with certain other previous consent agreements, the March 16 Orders and Consent Agreements seek to restrain New Century Financial’s subsidiaries from taking certain actions, including, among other things, engaging in alleged violations of state law and taking new applications for mortgage loans in the relevant jurisdiction. New Century Financial announced that the March 16 Orders and Consent Agreements also seek to cause the New Century Financial subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold fees relating to pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the New Century Financial subsidiaries, and the provision of regular information to the state regulators regarding the New Century Financial subsidiaries’ activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state. New Century Financial stated that the California Orders become permanent if not promptly appealed by the applicable subsidiaries. According to the March 20th Announcement, New Century Financial and its subsidiaries are reviewing the California Orders and accordingly have not yet determined whether they will appeal all or any portion of the California Orders.

Pursuant to a Form 8-K filed on March 22, 2007 (the “March 22nd Announcement”) by New Century Financial, New Century Financial announced that it had received notices from Barclays Bank PLC (“Barclays”), in which Barclays alleged that certain events of default had occurred, as defined in that certain Master Repurchase Agreement, dated as of March 31, 2006 (as amended to date), by and among New Century Financial, certain of New Century Financial’s subsidiaries, Barclays and Sheffield Receivables Corporation (the “Barclays Agreement”), and purported to accelerate to March 14, 2007 the obligation of New Century Financial’s subsidiaries to repurchase all outstanding mortgage loans financed under the Barclays Agreement and to terminate the Barclays Agreement as of that same date. New Century Financial estimated that the aggregate repurchase obligation (the outstanding mortgage loans financed) of its subsidiaries under the Barclays Agreement was approximately $0.9 billion as of March 12, 2007.

According to the March 22nd Announcement, on March 16, 2007, the parties to the Barclays Agreement entered into a letter agreement (the “Barclays Letter Agreement”) pursuant to which Barclays and Sheffield Receivables Corporation agreed to release New Century Financial and its subsidiaries from its aggregate repurchase obligation under the Barclays Agreement and New Century Financial and its subsidiaries agreed to release their rights to outstanding mortgage loans that had been financed under the Barclays Agreement. New century stated that the effectiveness of the releases in the Barclays Letter Agreement is subject to the satisfaction of certain preconditions, including that (i) New Century Financial and its subsidiaries shall have made certain payments to Barclays, including forwarding to Barclays all amounts received by New Century Financial and its subsidiaries after March 1, 2007 with respect to the mortgage loans under the Barclays Agreement, and (ii) New Century Financial and its subsidiaries shall have taken certain actions to facilitate the transfer of the servicing function with respect to the mortgage loans under the Barclays Agreement to a third party appointed by Barclays. New Century Financial stated that as of March 22, 2007, New Century Financial was still in the process of satisfying these preconditions.

According to the March 22nd Announcement, the Barclays Letter Agreement provides that the outstanding mortgage loans financed under the Barclays Agreement are being transferred to Barclays “as is,” without any representations or warranties by New Century Financial or its subsidiaries, and without any holdback by Barclays. New Century Financial stated that New Century Financial and its subsidiaries have agreed, that if they enter into a settlement or release with any of New Century Financial’s other lenders and any such release contains materially more favorable terms for the benefit of any such lender than those in the Barclays Letter Agreement, then Barclays will be entitled to such more favorable terms. According to the March 22nd Announcement, New Century Financial stated that the Barclays Letter Agreement provides that a release with another lender will not be deemed to have terms that are materially more favorable to that lender from an economic standpoint if the terms of such release do not provide for more to such lender than the amount of the outstanding mortgage loans financed by such lender, plus accrued price differential or interest and the transmittal of the principal portion of any loan payments received. New Century Financial stated that the continuing effectiveness of the release by Barclays under the Barclays Letter Agreement is subject to New Century Financial’s compliance with this provision. According to New Century Financial, upon the effectiveness of the releases contemplated by the Barclays Letter Agreement, the aggregate repurchase obligation (the outstanding mortgage loans financed) of New Century Financial under its credit facilities will be reduced by approximately $0.9 billion and New Century Financial will have realized a loss from this transaction of approximately $46 million.

In addition, according to the March 22nd Announcement, New Century Financial has received cease and desist orders from several states and entered into consent agreements with several states (the “Previous Orders and Consent Agreements”), and on March 20, 2007, certain of New Century Financial’s subsidiaries entered into a consent agreement with the State of Maine’s Office of Consumer Credit Regulation, respectively (the “March 20 Consent Agreement”).

According to the March 22nd Announcement, consistent with the Previous Orders and Consent Agreements, the March 20 Consent Agreement contains allegations that certain of New Century Financial’s subsidiaries have engaged in violations of state law, including, among other things, failure to fund mortgage loans after closing. Consistent with the Previous Orders and Consent Agreements, the March 20 Consent Agreement seeks to restrain New Century Financial’s subsidiaries from taking certain actions, including, among other things, engaging in alleged violations of state law and taking new applications for mortgage loans in the relevant jurisdiction. The March 20 Consent Agreement also seeks to cause the New Century Financial subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold fees relating to pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the subsidiaries, and the provision of regular information to the state regulators regarding the subsidiaries’ activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state.

Pursuant to a Form 8-K filed on March 28, 2007 (the “March 28th Announcement”), New Century Financial stated that on March 26, 2007, New Century Financial notified the Federal Home Loan Mortgage Corp. (“Freddie Mac”), that it was voluntarily terminating its eligibility with Freddie Mac. New Century Financial stated that as a result of this termination, New Century Financial and its subsidiaries are no longer able to sell mortgage loans directly to Freddie Mac or act as the primary servicer of any mortgage loans for Freddie Mac.

According to the March 28th Announcement, several of New Century Financial’s lenders have notified New Century Financial of their intent to sell the outstanding mortgage loans that have been financed by the respective lender and offset the proceeds from such sale against the New Century Financial’s obligations to the lender, while reserving their rights to seek recovery of any remaining deficiency from New Century Financial. New Century Financial stated that it has notified these lenders of its concerns that any such sale be conducted in an appropriate manner, in accordance with applicable law and in accordance with the terms of the applicable financing agreement between the parties.

According to the March 28th Announcement, on March 27, 2007, New Century Financial announced that it had signed consent agreements with the State of Idaho’s Department of Finance, the State of Iowa’s Superintendent of Banking, the State of Michigan’s Office of Financial and Insurance Services and the State of Wyoming’s Banking Commissioner (the “March 27th Consent Agreements”). New Century Financial stated that although it has signed the March 27th Consent Agreements and expects to comply with their terms, New Century Financial has not yet received counterpart signatures from the respective states, and accordingly, such March 27th Consent Agreements may not be binding on the respective states. According to New Century Financial, the March 27th Consent Agreements contain allegations that certain of New Century Financial’s subsidiaries have engaged in violations of state law, including, among other things, failure to fund mortgage loans after closing. The March 27th Consent Agreements restrain New Century Financial’s subsidiaries from taking certain actions, including, among other things, engaging in alleged violations of state law and taking new applications for mortgage loans in the relevant jurisdiction.

In addition, according to the March 28th Announcement, the March 27th Consent Agreements also compel New Century Financial’s subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold any up front fees collected in connection with pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the subsidiaries, and the provision of regular information to the state regulators regarding the subsidiaries’ activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state.

According to the March 28th Announcement, New Century Financial anticipates that cease and desist orders will continue to be received by New Century Financial and its subsidiaries from additional states in the future and that New Century Financial and its subsidiaries may enter into additional consent agreements similar to the consent agreements already entered into by New Century Financial. New Century Financial stated that it intends to continue to cooperate with its regulators in order to mitigate the impact on consumers resulting from New Century Financial’s funding constraints.

Pursuant to a Form 8-K filed on March 30, 2007 (the “March 30th Announcement”), New Century Financial announced that it and certain of its subsidiaries, including New Century (collectively, the “Defendants”), filed a motion for dissolution of modified temporary restraining order and motion for an emergency hearing, and opposition to a preliminary injunction in connection with the Ohio Complaint. New Century Financial announced that on March 28, 2007, the Defendants and the State of Ohio reached agreement on a stipulated preliminary injunction effective for 90 days (the “Ohio SPI”), which was entered by the Ohio court. New Century Financial stated that the Ohio SPI replaces the Ohio TRO and provides for a stay of the litigation for 90 days. New Century Financial stated that the Ohio SPI restrains the Defendants from taking certain actions, including, among other things, engaging in alleged violations of Ohio state law and taking new applications for mortgage loans.

According to the March 30th Announcement, New Century Financial announced that the Ohio SPI also compels the Defendants to take certain actions, including the transfer to other lenders of any outstanding mortgage applications and unfunded mortgage loans, the placement in escrow of any upfront fees collected in connection with pending mortgage applications, and the provision of regular information to the state regarding New Century Financial’s activities in Ohio, including the status of all outstanding mortgage applications and unfunded mortgage loans. New Century Financial announced that the Ohio SPI also requires the Defendants to submit certain categories of mortgage loans (and related information) as to which it intends to foreclose to the State of Ohio for the State of Ohio to review. New Century Financial announced that the State of Ohio may object for cause to the New Century Financial proceeding with a particular foreclosure and if New Century Financial is unable to convince the State of Ohio to permit it to proceed, the foreclosure will not proceed for the duration of the Ohio SPI. In addition, New Century Financial announced that the Ohio SPI also provides for the State of Ohio to review and object for cause to the Defendants selling, transferring or assigning certain categories of mortgage loans that are more than 60 days delinquent.

In addition, according to the March 30th Announcement, New Century Financial announced that in the event that the State of Ohio or the Defendants believe the other is not acting in good faith, the Ohio SPI provides that the complaining party should notify the other of such concern and if the concern is not resolved, then either party may notify the other of their intent to file a motion with the court to terminate the Ohio SPI and request to reschedule the previously canceled preliminary injunction hearing. In addition, New Century Financial announced that the Ohio SPI provides that in such event neither party will object to the scheduling of a prompt preliminary injunction hearing or the termination of the Ohio SPI at such a preliminary injunction hearing.

Pursuant to a Form 8-K filed on April 6, 2007 (the “April 6th Announcement”), New Century Financial announced that on April 2, 2007, New Century Financial and certain of its subsidiaries, including the NC Sellers, filed voluntary petitions for reorganization (the “Bankruptcy Filings”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Bankruptcy Filings are being jointly administered by the Honorable Kevin J. Carey under the caption “In re New Century TRS Holdings, Inc., et al., Case No. 07-10416.” According to the April 6th Announcement, New Century Financial and its subsidiaries will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

According to the April 6th Announcement, in connection with the Bankruptcy Filings, New Century Financial and certain of its subsidiaries reduced their workforce by a total of approximately 3,200 people nationwide (approximately 54% of their total aggregate workforce). New Century Financial announced that although estimates are subject to change as additional information becomes available, New Century Financial expects to incur severance pay expenses and make related cash expenditures of approximately $4.6 million in connection with the reduction in its workforce.

According to the April 6th Announcement, New Century Financial and New Century entered into an agreement with Carrington Capital Management, LLC (“CCM”) and its affiliate (collectively, “Carrington”) for the sale of its servicing assets and servicing platform (the “Servicing Assets”) to Carrington for approximately $133 million based on mortgage servicing rights and advances outstanding at the time of the execution of that agreement. New Century Financial announced that it owns a 36.75% interest in CCM and, as of February 28, 2007, an approximately 4.2% interest in Carrington Investment Partners, LP, a fund managed by CCM, through New Century Financial’s investments in Carrington Investment Partners (US), LP. New Century Financial stated that the consummation of the transaction is subject to higher and better bids, approval by the Bankruptcy Court and other customary closing conditions.

According to the April 6th Announcement, New Century Financial and certain of its subsidiaries entered into an asset purchase agreement with Greenwich Capital Financial Products, Inc. (“Greenwich”) to sell certain mortgage loans originated by New Century Financial as well as residual interests in certain securitization trusts owned by New Century Financial for approximately $50 million (the “Greenwich Agreement”). New Century Financial stated that the consummation of the transaction is subject to higher and better bids and approval by the Bankruptcy Court.

According to the April 6th Announcement, New Century Financial announced that it obtained a commitment from The CIT Group/Business Credit, Inc. (“CIT Group”) and Greenwich (together with CIT Group, the “Lenders”) to provide New Century Financial with up to $150 million in debtor-in-possession financing (the “DIP Credit Facility”), subject to Bankruptcy Court approval. New Century Financial subsequently received interim approval from the Bankruptcy Court on April 5, 2007, to enter into the DIP Credit Facility. In addition, New Century Financial announced that as of April 3, 2007, New Century Financial has disposed of all of the mortgage loans in its inventory.

Pursuant to a Form 8-K filed on April 26, 2007 (the “April 26th Announcement”), New Century Financial announced that on April 20, 2007, it executed the DIP Credit Facility, with an effective date of April 13, 2007, to borrow up to $150 million from the Lenders and any other lenders thereafter becoming a party to the DIP Credit Facility.

According to the April 26th Announcement, the DIP Credit Facility consists of one tranche under which New Century Financial may borrow up to $50 million for general corporate purposes and to fund an orderly Section 363 sales process (“Tranche A”) and may include a second tranche under which New Century Financial will be advanced up to $50 million to repay that certain Servicer Advance Financing Facility Agreement by and between New Century and Citigroup Global Markets Realty Corp. and to fund new qualifying servicing advances (“Tranche B”). The April 26th Announcement further stated that outstanding advances under the DIP Credit Facility may not exceed $50 million, provided that the Lenders may in their sole discretion increase the maximum amounts that may be advanced to $100 million by either increasing Tranche A by up to $50 million and/or making advances available under Tranche B. According to the April 26th Announcement, if the New Century Financial and the Lenders agree, the maximum amounts that may be advanced under the DIP Credit Facility may be further increased to $150 million.

According to the April 26th Announcement, each of New Century Financial and its direct or indirect subsidiaries that is a debtor in the previously disclosed Chapter 11 bankruptcy proceeding is a joint and several obligor under the DIP Credit Facility. The April 26th Announcement further stated that pursuant to the DIP Credit Facility each obligor granted a first priority lien on its unencumbered assets and a junior lien on its encumbered assets as security for its obligations under the DIP Credit Facility.

Pursuant to a Form 8-K filed on May 3, 2007 (the “May 3rd Announcement”), New Century Financial announced that on April 27, 2007, the chairman of the Audit Committee received notification from KPMG that KPMG had resigned and received a letter from KPMG in which KPMG stated that the client-auditor relationship between New Century Financial and KPMG had ceased.

According to the May 3rd Announcement, New Century Financial announced that the audit reports of KPMG on New Century Financial’s consolidated financial statements as of and for the years ended December 31, 2005 and 2004, did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, New Century Financial announced that the audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except as described in the following paragraph.

According to the May 3rd Announcement, New Century Financial announced that KPMG’s report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that New Century Financial acquired certain assets and assumed certain liabilities of RBC Mortgage Company during 2005, and management excluded from its assessment of the effectiveness of New Century Financial’s internal control over financial reporting as of December 31, 2005, RBC Mortgage Company’s internal control over financial reporting associated with total assets of $1.2 billion and total revenues of $59.6 million included in New Century Financial’s consolidated financial statements as of and for the year ended December 31, 2005. In addition, New Century Financial announced that KPMG’s audit of internal control over financial reporting of New Century Financial also excluded an evaluation of the internal control over financial reporting of RBC Mortgage Company.

According to the May 3rd Announcement, the audit of New Century Financial’s financial statements for the fiscal year ended December 31, 2006 has not been completed.

In addition, according to the May 3rd Announcement, New Century Financial announced that during the period from January 1, 2005 through April 27, 2007, there were no reportable events, as such term is defined in Item 304 of Regulation S-K, except as described in the following paragraph.

According to the May 3rd Announcement, New Century Financial announced that pursuant to the February 7th Announcement, the Audit Committee, on the advice of its independent counsel, initiated its own independent investigation into the issues giving rise to New Century Financial’s need to restate the Interim Financial Statements, and subsequently expanded the investigation, at the request of KPMG, to include issues pertaining to New Century Financial’s valuation of residual interests in securitizations in 2006 and prior periods (the “Internal Investigation”). New Century Financial stated that its Audit Committee retained independent counsel, forensic accountants and other professionals to assist it in connection with the Internal Investigation (collectively, the “Investigative Team”).

According to the May 3rd Announcement, New Century Financial announced that subsequent to New Century Financial’s discovery of the accounting errors and initiation of the Internal Investigation, KPMG communicated to New Century Financial that as a result of the Internal Investigation, KPMG would likely need to reassess its audit plan, and perform additional audit procedures, in order to obtain sufficient evidence concerning any conclusions reached by the investigating team. New Century Financial stated that KPMG also communicated to it that (i) the pending regulatory investigations into the matters under investigation in connection with the Internal Investigation or (ii) the pendency of the Internal Investigation itself, could also impact KPMG’s ability to conclude on the financial statement implications of the matters under investigation, including whether or not KPMG would be able to continue to rely on representations from management. New Century Financial also announced that as of April 27, 2007, the date of KPMG’s resignation, the Internal Investigation was ongoing and accordingly New Century Financial had not received from KPMG its determination on these matters. New Century Financial stated that it has also been advised by KPMG that it expects that the evaluation of the impact of this matter on New Century Financial’s internal control over financial reporting and disclosure controls and procedures for the applicable periods could constitute a material weakness in New Century Financial’s internal control over financial reporting.

According to the May 3rd Announcement, New Century Financial announced that if it retains a successor independent accounting firm, it will authorize KPMG to respond fully to any inquiries of the successor accounting firm concerning the foregoing matters.

Pursuant to a Form 8-K filed on May 4, 2007 (the “May 4th Announcement”), New Century Financial announced that on April 25, 2007, the Bankruptcy Court approved an order setting bidding procedures in connection with a potential auction of the loan origination platform assets (the “Loan Origination Platform Assets”) of New Century Financial. New Century Financial stated that the deadline for bids on the Loan Origination Platform Assets expired on May 2, 2007. New Century Financial also stated that no bids on the Loan Origination Platform Assets were received by this deadline.

According to the May 4th Announcement, New Century Financial announced that as a result of a lack of bids to purchase the Loan Origination Platform Assets as a continuing business, New Century Financial, New Century and Home123 Corporation announced on May 3, 2007 a reduction in their aggregate workforce by a total of approximately 2,000 people (approximately 73% of their total aggregate workforce immediately prior to this workforce reduction) nationwide. New Century Financial stated that this reduction in workforce is effective May 4, 2007.

According to the May 4th Announcement, New Century Financial announced that it expects to incur severance pay expenses and make related cash expenditures of approximately $7 million in connection with the reduction in its workforce.

Pursuant to a Form 8-K filed on May 10, 2007 (the “May 10th Announcement”), New Century Financial announced that on May 2, 2007, in accordance with the procedures previously approved by the Bankruptcy Court, it held an auction for its mortgage assets. New Century Financial stated that Ellington Management Group, L.L.C. on behalf of its client funds (“Ellington”), made the highest and best bid of approximately $58 million. New Century Financial stated that on May 4, 2007 it entered into an asset purchase agreement to sell the mortgage assets to Ellington (the “Ellington Agreement”).

According to the May 10th Announcement, New Century Financial announced that the Ellington Agreement provides that $3,000,000 of the approximately $58,000,000 purchase price will be placed into an escrow account (the “Escrow Account”) to be used to indemnify Ellington for claims made under the Ellington Agreement. New Century Financial stated that the balance of the escrow account after reimbursement of any claims submitted by Ellington will be paid to New Century Financial ninety days after the closing date of the mortgage assets sale. New Century Financial stated that on May 7, 2007, the Bankruptcy Court approved the Ellington Agreement, and the sale of the mortgage assets contemplated in the Ellington Agreement. New Century Financial stated that the closing of the sale of the mortgage assets is expected to take place following the satisfaction of certain customary conditions that are set forth in the Ellington Agreement, including the entry of a sale order by the Bankruptcy Court and that New Century Financial expected the closing to occur in May 2007.

According to the May 10th Announcement, New Century Financial also announced that in connection with entering into the Ellington Agreement, New Century Financial terminated the Greenwich Agreement and will be required to pay Greenwich a $945,000 termination fee upon the closing of the sale of the mortgage assets to Ellington.

Pursuant to a Form 8-K filed on May 24, 2007, New Century Financial announced that in connection with the Internal Investigation and based on recent communications with members of the Investigative Team, the Audit Committee has determined that there were errors in the New Century Financial’s previously filed annual financial statements for its fiscal year ended December 31, 2005 (the “2005 Financial Statements”) with respect to both the accounting and reporting of loan repurchase losses and New Century Financial’s valuation of certain residual interests in securitizations. New Century Financial’s ability to further investigate these matters is constrained as New Century Financial is currently in liquidation proceedings under Chapter 11 of the Bankruptcy Code. However, based upon the work performed by the Investigative Team, the Audit Committee and management of New Century Financial believe that it is more likely than not that these errors in the aggregate resulted in a material overstatement of pretax earnings in the 2005 Financial Statements. Accordingly, on May 23, 2007, New Century Financial’s Board of Directors concluded, based upon the recommendation of the Audit Committee, that the 2005 Financial Statements should no longer be relied upon.

As New Century Financial is currently in liquidation proceedings under Chapter 11 of the Bankruptcy Code, New Century Financial does not expect to complete a restatement of either the 2005 Financial Statements or the Interim Financial Statements.

Pursuant to a Form 8-K filed on May 25, 2007 (the “May 25th Announcement”), on May 16, 2007 New Century Financial announced that it had conducted and concluded the auction for the Servicing Assets pursuant to procedures established by the Bankruptcy Court, at which Carrington submitted the highest bid and agreed to acquire the Servicing Assets for approximately $184 million (the “Sale”). Carrington’s actual bid at the auction was $188 million, which amount included a $4 million credit relating to Carrington’s breakup fee and the reimbursement of certain expenses. On May 21, 2007, New Century Financial, New Century and Carrington entered into a Second Amended and Restated Asset Purchase Agreement with respect to the Sale (the “Second Carrington Agreement”), and on May 23, 2007, the Bankruptcy Court entered an order approving the Sale.

According to the May 25th Announcement, the Second Carrington Agreement provides that $5 million of the approximately $184 million purchase price will be placed in an escrow account to be used to indemnify Carrington for claims made under the Second Carrington Agreement. The balance of the escrow account after reimbursement of any claims submitted by Carrington will be paid to New Century Financial nine months after the closing date of the Sale.

Pursuant to a Form 8-K filed on June 4, 2007 (the “June 4th Announcement”), on May 31, 2007, pursuant to Section 521 of the Bankruptcy Code and Rule 1007 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), New Century Financial and certain of its debtor-in-possession subsidiaries (collectively, the “Debtors”) each filed its Schedules of Assets, Liabilities, and Executory Contracts and Statement of Financial Affairs (collectively, the “Bankruptcy Schedules”) with the Bankruptcy Court. The Bankruptcy Schedules contain unaudited summary financial information relating to each Debtor’s assets and liabilities in the form set forth in the Bankruptcy Code, the Bankruptcy Rules and related regulations. The Bankruptcy Schedules are available without charge on the website of New Century Financial’s Claims and Noticing Agent, XRoads Case Management Services, at www.xroadscms.net/newcentury. According to the June 4th Announcement, the information contained in the Bankruptcy Schedules should not be relied upon.

Pursuant to a Form 8-K filed on June 12, 2007 (the “June 12th Announcement”), New Century Financial announced that on May 18, 2007, the sale of the mortgage assets to Ellington under the Ellington Agreement closed. New Century Financial announced that after giving effect to certain closing adjustments, the net purchase price paid by Ellington was approximately $57.9 million, including approximately $2.6 million deposited by Ellington into the Escrow Account, and $0.9 million paid to Greenwich to satisfy New Century Financial’s obligation to pay a termination fee to Greenwich under the Greenwich Agreement. According to the June 12th Announcement, New Century Financial also announced that the balance of the Escrow Account after reimbursement of any claims submitted by Ellington will be paid to New Century Financial 90 days after the closing of the sale of the mortgage assets to Ellington.

Pursuant to a Form 8-K filed on July 5, 2007 (the “July 5th Announcement”), New Century Financial announced that on June 29, 2007, the sale of the Servicing Assets to Carrington under the Second Carrington Agreement closed. New Century Financial announced that after giving effect to certain closing adjustments, the net purchase price paid by Carrington was approximately $177.4 million, including approximately $5 million deposited by Carrington into an escrow account to indemnify Carrington for certain claims that may be made under the Second Carrington Agreement. According to the July 5th Announcement, New Century Financial also announced that the balance of the Escrow Account after reimbursement of any claims submitted by Carrington will be paid to New Century Financial nine months after the closing of the sale of the Servicing Assets to Carrington.

According to the July 5th Announcement, New Century Financial terminated the DIP Credit Facility.  New Century Financial announced that, at the time of termination, no amounts were outstanding under the DIP Credit Facility and no early termination fees were required to be paid by New Century Financial in connection with the termination.

According to the July 5th Announcement, New Century Financial announced that it had conducted and concluded an auction for its mortgage loan origination software and related assets and, on a non-exclusive basis, certain data related to its loan origination business (the “Technology Assets”) pursuant to procedures established by the Bankruptcy Court, at which EquiFirst Corporation (“EquiFirst”) submitted the highest bid and agreed to acquire the Technology Assets for approximately $8.05 million (the “Technology Asset Sale”). On June 22, 2007, New Century Financial, New Century and EquiFirst entered into an Asset Purchase Agreement with respect to the Technology Asset Sale (the “Technology Assets Agreement”), and on July 3, 2007, the Bankruptcy Court entered an order approving the Technology Asset Sale and one or more subsequent sales of certain data related to the Company’s loan origination business, in each case on a non-exclusive basis. The closing of the Technology Assets Sale is expected to take place in August 2007 following the satisfaction of certain customary conditions that are set forth in the Technology Assets Agreement.

In addition, according to the July 5th Announcement, New Century Financial announced that on June 25, 2007, New Century Financial and Ellington entered into Supplement No. 1 to the Ellington Agreement (“Supplement No. 1”), pursuant to which Ellington agreed to purchase certain additional mortgage loans originated by New Century Financial (the “Additional Mortgage Loans”) for approximately $4.4 million. Supplement No. 1 provides that approximately $0.3 million of the purchase price will be placed into an escrow account to be used to indemnify Ellington for certain claims that may be made under the agreement. The balance of the escrow account after reimbursement of any claims submitted by Ellington will be paid to New Century Financial ninety days after the closing of the sale. The Bankruptcy Court entered a sale order with respect to the Additional Mortgage Loans sale on June 27, 2007. The closing of the sale of the Additional Mortgage Loans occurred on June 29, 2007.

In addition, according to the July 5th Announcement, New Century Financial’s outside counsel was orally advised that the staff of the Pacific Regional Office of the Securities Exchange Commission had issued a formal order of investigation with respect to its investigation of New Century Financial.

According to the July 5th Announcement, New Century Financial announced that it had been served with a complaint for declaratory judgment and other equitable relief (the “Complaint”) that was filed on June 20, 2007, in the Bankruptcy Court against New Century Financial, certain of its subsidiaries and certain of its directors. The Complaint seeks a declaratory judgment on behalf of a purported class consisting of beneficiaries (the “Beneficiaries”) of the New Century Financial Corporation Deferred Compensation Plan and the New Century Financial Corporation Supplemental Executive Retirement/Savings Plan (collectively, the “New Century Plans”) that, among other things, the Beneficiaries are a class, that the New Century Plans’ assets are held in trust for the exclusive benefit of the Beneficiaries, that the New Century Plans’ assets are not the property of New Century Financial’s or any of its subsidiaries’ bankruptcy estates, and that the New Century Plans’ assets be distributed to the Beneficiaries.

Underwriting Standards. The mortgage loans originated or acquired by New Century were done so in accordance with the underwriting guidelines established by it (collectively, the “New Century Underwriting Guidelines”). The following is a general summary of the New Century Underwriting Guidelines believed to be generally applied, with some variation, by New Century. This summary does not purport to be a complete description of the underwriting standards of New Century.

The New Century Underwriting Guidelines are primarily intended to assess the borrower’s ability to repay the related mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While New Century’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property, New Century also considers, among other things, a borrower’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The mortgage loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. As a result of New Century’s underwriting criteria, changes in the values of the related Mortgaged Properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. In addition, there can be no assurance that the value of the related Mortgaged Property estimated in any appraisal or review is equal to the actual value of that Mortgaged Property at the time of that appraisal or review.

The mortgage loans will have been originated in accordance with the New Century Underwriting Guidelines. On a case-by-case basis, exceptions to the New Century Underwriting Guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans will represent these exceptions.

Each applicant completes an application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The New Century Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report that includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The New Century Underwriting Guidelines require a review of the appraisal by a qualified employee of New Century or by an appraiser retained by New Century. New Century uses the value as determined by the review in computing the loan-to-value ratio of the related mortgage loan if the appraised value of a mortgaged property, as determined by a review, is (i) more than 10% greater but less than or equal to 25% lower than the value as determined by the appraisal for mortgage loans having a loan-to-value ratio or a combined loan-to-value ratio of up to 90%, and (ii) more than 5% greater but less than or equal to 25% lower than the value as determined by the appraisal for mortgage loans having a loan-to-value ratio or a combined loan-to-value ratio of between 91-95%. For mortgage loans having a loan-to-value ratio or a combined loan-to-value ratio greater than 95%, the appraised value as determined by the review is used in computing the loan-to-value ratio of the related mortgage loan. If the appraised value of a mortgaged property as determined by a review is 25% or more lower than the value as determined by the appraisal, then New Century obtains a new appraisal and repeats the review process.

The mortgage loans were originated consistent with and generally conform to the New Century Underwriting Guidelines’ full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, New Century reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant’s ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the New Century Underwriting Guidelines that generally is equal to the interest rate on that loan. The New Century Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires New Century’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $1,500,000 (additional requirements may be imposed in connection with mortgage loans in excess of $1,500,000). The New Century Underwriting Guidelines generally permit loans on one- to four-family residential properties to have a loan-to-value ratio at origination of up to 95% with respect to first-liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower’s credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a borrower under a “lease option purchase,” the loan-to-value ratio of the related mortgage loan is based on the appraised value at the time of origination of the mortgage loan.

The New Century Underwriting Guidelines require that the income of each applicant for a mortgage loan under the full documentation program be verified. The specific income documentation required for New Century’s various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification of stable income for at least 12 months from the applicant’s employer for salaried employees and 24 months for self-employed applicants; under the limited documentation program, applicants usually are required to submit verification of stable income for at least 6 months, such as 6 consecutive months of complete personal checking account bank statements, and under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant’s employment. Verification of the source of funds, if any, that are required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

In evaluating the credit quality of borrowers, New Century utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

The New Century Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

“AA” Risk. Under the “AA” risk category, the applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments) are required for loan-to-value ratios above 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with a FICO score of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower’s loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550, or 80% loan-to-value ratio provided that such borrower has a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied single family or two unit property or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties and non-owner occupied three to four family residential properties or high-rise condominiums is 85%. The maximum loan-to-value ratio for non-owner occupied rural, remote or unique properties is 80%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

“A+” Risk. Under the “A+” risk category, the applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments), are required for loan-to-value ratios above 90%. A maximum of one 30 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with FICO scores of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower’s loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550 or 80% loan-to-value ratio provided that such borrower has a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 90% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non -owner occupied property single family or two unit property or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties and a non-owner occupied three to four family residential property is 85% (or 80% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for non-owner occupied rural, remote or unique properties is 80% (or 75% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

“A-” Risk. Under the “A-” risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. A maximum of three 30 day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with FICO scores of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower’s loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550 or 80% loan-to-value ratio provided that such borrower has a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied single family or two unit property or three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties, and non-owner occupied three to four family residential properties is 85% (or 80% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property is 80% (or 70% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and 100%, for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

“B” Risk. Under the “B” risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day late payments and a maximum of one 60 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with a FICO score less than or equal to 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 may have occurred as long as such bankruptcy has been discharged at least one day prior to funding of the loan. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower’s loan (such loan may not exceed an 80% loan-to-value ratio for borrowers with a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding 18 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied singe family or two unit property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied single family or two unit property or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties, and a non-owner occupied three to four family property is 80% (or 70% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property is 75% (or 65% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50%, unless the loan-to-value ratio is reduced.

“C” Risk. Under the “C” risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day and 60 day late payments and a maximum of one 90 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. All bankruptcies must be discharged at least one day prior to funding of the loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. No notice of default filings may have occurred during the preceding 12 months. The mortgaged property must be in at least average condition. In most cases, a maximum loan-to-value ratio of 80% (or 75% for mortgage loans originated under the stated income documentation program) for a mortgage loan on an owner occupied single family or two unit property is permitted. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner occupied single family or 2 unit property (refinance only) or three to four family residential property (or 70% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for owner occupied rural, remote or unique properties, and non-owner occupied three to four family residential properties is 70% (or 65% for mortgages originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property (refinance only) is 65% (or 60% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

“C-” Risk. Under the “C-” risk category, an applicant must have a FICO score of 500, or greater. Unlimited 30, 60 and 90 day late payments and a maximum of one 120 day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 150 days late at the time of funding of the loan. There may be no current notice of default and all bankruptcies must be discharged at least one day prior to funding of the loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 70% (55% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a owner occupied single family or two unit property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner occupied property single family or two unit property (refinance only), and an owner occupied high-rise condominium or a three to four family residential property (50% for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property originated under the stated income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 80% for a refinance loan and 80% for a purchase money loan. The maximum debt service-to-income ratio is usually 55%.

Special Programs. New Century originates loans which it calls “special programs” to enable borrowers with higher FICO scores and good mortgage histories, the ability to obtain larger loan amounts or higher loan-to-value ratios. Special programs extend loan-to-value ratios to a maximum of 100%, and combined 80/20 (first/second) loan combinations to 100% CLTV and loan amounts to $1,500,000 with higher minimum FICO scores and paid-as-agreed minimum tradeline requirements. No bankruptcy filing may have occurred during the preceding two years for borrowers with FICO scores less than 600, under the full income documentation program, or 620, under the limited income, and 640 under the stated income documentation programs (Chapter 13 bankruptcies may not be paid off with loan proceeds) for combined 80%/20% (first/second) loan combinations. For first mortgage loans having 100% loan-to-value ratios, no bankruptcy filing may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50%.

Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case by case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; a maximum of one 30 day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant’s monthly aggregate mortgage payment by 25% or more. Accordingly, a borrower may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the mortgage loans will represent these kinds of exceptions.

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to this offering of certificates is located in the hyperlinks labeled “CSMC 2007-NC1 OSI Original Portfolio Characteristic Portfolio.pdf” and “CSMC 2007-NC1 OSI Performance Data.pdf” at http://www.credit-suisse.csmc.static-pool.com/.  Access to this web address is unrestricted and free of charge.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.  For purposes of describing delinquency information about each prior securitized pool, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date.  The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month.  For example, a mortgage loan due for August 1 that remained unpaid at the close of business on September 30 would then be considered to be 30 to 59 days delinquent in the October trust and static pool reporting.

The static pool information is not deemed to be a part of the accompanying prospectus or the depositor’s registration statement to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of CSMC Asset-Backed Trust 2007-NC1 OSI, which information relates to periods prior to January 1, 2006.

There can be no assurances that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the issuing entity.

AFFILIATES AND RELATED TRANSACTIONS

The sponsor, the depositor and the underwriter are affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc.  The Swap Counterparty is an affiliate of Credit Suisse Holding (USA), Inc.  In addition, on October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the sponsor, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor, the depositor, the underwriter or SPS that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

THE SPONSOR AND THE SELLER

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this prospectus supplement as the “sponsor” and the “seller.”  Its executive offices are located at 11 Madison Avenue, New York, New York 10010.  The sponsor is an affiliate of the depositor, the underwriter, the Swap Counterparty and SPS.

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements.  The sponsor has been engaged in the securitization of assets since its inception in 1988.  In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

From the period beginning January 1, 2006 and ending December 31, 2006, the sponsor publicly securitized through the depositor in excess of approximately $29.4 billion of residential mortgage loans.

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates.  The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans.  The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee).  To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

The following table shows the types of loans, by balance and number of loans, publicly securitized by the sponsor through the depositor and/or its affiliate Credit Suisse First Boston Mortgage Acceptance Corp. for the periods indicated:

	2003		2004		2005		2006		Total
Loan Type	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance
AltA ARM	12,949	3,613,982,397	31,611	7,798,385,125	25,293	6,831,096,734	6,416	2,280,172,993	76,269	20,523,637,248
AltA Fixed	17,402	4,093,249,308	7,117	1,902,965,819	24,087	5,030,498,566	34,740	8,478,462,982	83,346	19,505,176,675
HELOC	-	-	-	-	5,460	313,118,315	3,465	249,988,315	8,925	563,106,631
Neg-Am ARM	-	-	-	-	906	270,882,163	-	-	906	270,882,163
Prime ARM	15,114	5,625,217,619	16,316	5,252,996,734	14,610	5,015,172,488	3,255	1,848,703,933	49,295	17,742,090,774
Prime Fixed	12,261	5,699,018,590	4,752	2,444,016,643	8,991	4,822,306,801	6,113	3,440,119,634	32,117	16,405,461,668
Prime Short Duration ARM	1,573	535,070,678	2,487	772,412,569	1,747	664,251,179	64	36,158,350	5,871	2,007,892,776
Seconds	43,516	1,828,962,573	47,740	2,159,604,999	59,297	2,905,543,192	54,351	2,925,755,953	204,904	9,819,866,716
Subprime	40,443	5,773,420,790	54,761	8,595,781,396	72,966	10,881,936,213	43,884	7,749,759,566	212,054	33,000,897,964
Grand Total	143,258	27,168,921,954	164,784	29,325,790,730	213,357	36,734,805,651	152,288	27,009,121,726	673,687	119,839,012,615

THE DEPOSITOR

Credit Suisse First Boston Mortgage Securities Corp., the depositor, was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC.  CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc.  The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010.  Its telephone number is (212) 325-2000.

For more information regarding the Depositor, see “The Depositor” in the prospectus.

THE ISSUING ENTITY

On the closing date, and until the termination of the trust pursuant to the pooling and servicing agreement, CSMC Asset-Backed Trust 2007-NC1 OSI (the “issuing entity”) will be a common law trust formed under the laws of the state of New York. The issuing entity will be created under the pooling and servicing agreement by the depositor and its assets will consist of the trust fund. On the closing date, the depositor will make an initial deposit of $5,000 into the Basis Risk Reserve Fund on behalf of the issuing entity. The issuing entity will not have any liabilities as of the closing date. The fiscal year end of the issuing entity will be December 31 of each year.

On or prior to the closing date, the mortgage loans and related assets that support the certificates will be sold by the sponsor to the depositor.  On the closing date, the depositor will sell the mortgage loans and related assets to the issuing entity.  In exchange for the mortgage loans and the related assets, the trust will issue the certificates pursuant to the order of the depositor.

In addition, on the closing date the Supplemental Interest Trust will be created under the pooling and servicing agreement, and its assets will consist of the Swap Agreement and such assets as from time to time are deposited in the Supplemental Interest Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the state of New York.  Certain assets of the Supplemental Interest Trust are payable under the pooling and servicing agreement to the trust.  See “Description of the Certificates—The Swap Agreement” herein.

The issuing entity will not have any employees, officers or directors. The trustee, the depositor, the servicer, any special servicer and the custodian will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the pooling and servicing agreement or the related custodial agreement, as applicable.

The trustee, on behalf of the issuing entity, is only permitted to take such actions as are specifically set forth in the pooling and servicing agreement. Under the pooling and servicing agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the trust, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity, without the amendment of the pooling and servicing agreement.

If the assets of the issuing entity are insufficient to pay the certificateholders all principal and interest owed, holders of certificates may not receive all of their expected payments of interest and principal and may suffer a loss.  The issuing entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the sponsor, the depositor or the originator, it is not anticipated that the trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE SWAP COUNTERPARTY

Credit Suisse International (“CSi”) was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990.  Its registered office and principal place of business is at One Cabot Square, London E14 4QJ.  CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA”) under the Financial Services and Markets Act 2000.  The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities.  Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and, effective as of January 16, 2006, was renamed “Credit Suisse International”.  These changes were renamings only.

CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation.  CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group.  CSi commenced business on July 16, 1990.  Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating of “AA- (positive outlook)” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of “Aa1 (stable outlook)” by Moody’s Investors Service Inc., a long-term rating of AA (stable outlook) by Dominion Bond Rating Service, Inc. and a long-term rating of “AA- (stable outlook)” by Fitch Ratings.

CSi is an affiliate of the depositor, the seller, the underwriter and SPS.

With respect to the Swap Agreement, the applicable “significance percentage,” as calculated in accordance with Item 1115 of Regulation AB, is less than 10%.

THE CUSTODIAN

Deutsche Bank National Trust Company (“DBNTC”) has performed a custodial role in numerous mortgage-backed transactions since 1991.  DBNTC will maintain the mortgage files in secure, fire-resistant facilities.  DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will be kept in shared facilities.  However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held for the benefit of the Trustee on behalf of the trust.  DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as a custodian on behalf of the Holders.  DBNTC may perform certain of its obligations through one or more third party vendors.  However, DBNTC shall remain liable for the duties and obligations required of it under its custodial agreement.

DBNTC is providing the information in the foregoing paragraph at the Depositor’s request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB.  Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

SERVICING OF THE MORTGAGE LOANS

General

Following the servicing transfer that is expected to occur on or about October 1, 2007, all of the mortgage loans owned by the trust will be serviced by Ocwen pursuant to the pooling and servicing agreement. Prior to the servicing transfer, SPS will act as servicer of 100.0% of the mortgage loans pursuant to the pooling and servicing  agreement.

The servicer will be responsible for servicing the mortgage loans under the terms of the pooling and servicing agreement, employing that degree of skill and care which it employs in servicing mortgage loans comparable to those mortgage loans it services for itself or others.  No servicer or special servicer will have any servicing obligations with respect to the mortgage loans it does not service.

The servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans it services and, to the extent those procedures are consistent with the pooling and servicing agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located.  Under the pooling and servicing agreement, the servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts, into which deposits will be made on a daily basis within two business days of receipt of payments and collections on the mortgage loans serviced by it, net of the related servicing compensation payable to the servicer.  Funds credited to a collection account may be invested for the benefit and at the risk of the servicer in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the servicer remittance date.  No collection account may be commingled with other similar accounts that the servicer maintains.

Under certain circumstances when a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interest of the certificateholders, the servicer may permit certain servicing modifications of the mortgage loan, subject to the limitations set forth in the pooling and servicing agreement.

In accordance with the provisions of the pooling and servicing agreement, if a mortgage relating to a mortgage loan in the trust had a lien senior to such mortgage loan on the related mortgaged property as of the applicable cut-off date, the servicer, in such capacity, may consent to the refinancing of the prior senior lien, provided that (a) the resulting LTV ratio of the mortgage loan in the trust is no higher than the LTV ratio prior to such refinancing, (b) the interest rate for such senior mortgage loan is no more than 2.0% greater than the mortgage rate, with respect to the fixed-rate mortgage loans or the maximum mortgage rate, with respect to the adjustable-rate mortgage loans, as the case may be, on the loan evidencing the senior lien immediately prior to the date of such refinancing and (iii) the loan evidencing the refinanced senior lien is not subject to negative amortization.

The pooling and servicing agreement prohibits the resignation of the servicer except upon (a) appointment of a successor servicer or special servicer (which may be with respect to all or a portion of the mortgage loans) and receipt by the trustee of a letter from each rating agency that such a resignation and appointment will not result in a downgrading of the rating of any of the certificates or (b) a determination that its duties thereunder are no longer permitted under applicable law as evidenced by an opinion of counsel.  In connection with the appointment of a successor servicer, the pooling and servicing agreement may be amended without the consent of the certificateholders, provided the rating agencies confirm the rating of the certificates giving effect to the amendment.

Under the pooling and servicing agreement, the servicer may contract with subservicers to perform some or all of its servicing duties.  Regardless of its servicing arrangement, the servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if that servicer alone were servicing the mortgage loans.

Select Portfolio Servicing, Inc., as Servicer

Select Portfolio Servicing, Inc. (“SPS”) will act as the servicer of the mortgage loans during the interim servicing period pursuant to the pooling and servicing agreement.  SPS is an experienced residential mortgage loan servicer that services a loan portfolio including Alt-A, subprime and non-performing assets.

SPS was incorporated on February 24, 1989 under the laws of the State of Utah.  SPS commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party subprime and non-performing mortgage loan portfolios since 1994.  SPS began servicing third-party Alt-A mortgage loan portfolios in 2002.  On June 30, 2004, SPS changed its name from Fairbanks Capital Corp. to Select Portfolio Servicing, Inc.  On October 4, 2005, Credit Suisse First Boston (USA), Inc., an affiliate of the depositor and the seller, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  An affiliate of the depositor is also a lender under one of SPS’s credit facilities.  SPS’s corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84115.  SPS conducts operations in Salt Lake City, Utah and Jacksonville, Florida.

SPS is approved by HUD as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans.

SPS maintains an “Average” rating with a “Positive” outlook with Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and an “SQ2-” rating with Moody’s Investors Service.  Fitch Ratings has given SPS the following residential primary servicer ratings: “RPS2” for subprime, home equity and Alt-A products and “RSS2” for special servicing.

To SPS’s knowledge, no prior securitizations of mortgage loans involving SPS and of a type similar to the assets included in the current transaction have defaulted or experienced an early amortization or other performance triggering event because of SPS’s servicing during the past three years.

In the past three years, SPS has not failed to make any required advance with respect to any securitization of mortgage loans.

SPS believes that there is not a material risk that its financial condition will have any adverse effect on any aspect of its servicing that could have a material impact on the mortgage pool performance or the performance of the securities.

SPS has been involved in various legal and regulatory proceedings.  See “Risk Factors - Recent Developments Affecting SPS” in this prospectus supplement.

The size and composition of and changes in SPS’s portfolio of assets of the type included in the current transaction are as follows:

Subprime First Lien Loans
Period	Number of Loans	Unpaid Principal Balance
December 31, 2000	156,503	$11,561,328,549
December 31, 2001	182,166	$12,788,766,133
December 31, 2002	415,178	$36,442,671,225
December 31, 2003	306,508	$27,116,674,323
December 31, 2004	204,682	$16,147,260,850
December 31, 2005	181,972	$17,853,515,524
December 31, 2006	171,062	$19,904,324,503
March 31, 2007	176,291	$21,735,776,229
June 30, 2007	175,320	$22,656,413,456

Junior Lien Loans
Period	Number of Loans	Unpaid Principal Balance
December 31, 2000	17,744	$497,085,065
December 31, 2001	43,768	$1,316,889,156
December 31, 2002	78,046	$2,378,774,293
December 31, 2003	49,962	$1,440,534,831
December 31, 2004	32,357	$863,199,199
December 31, 2005	30,621	$955,521,650
December 31, 2006	60,339	$2,786,632,373
March 31, 2007	68,647	$3,299,963,602
June 30, 2007	69,204	$3,379,317,074

The following summary describes certain of SPS’s relevant and current servicing operations and procedures and is included for informational purposes.  This summary does not purport to be a complete description of SPS’s servicing operations and procedures and is qualified by reference to the provisions of the pooling and servicing agreement as described in this prospectus supplement.  In fact, the obligations of SPS to service the mortgage loans for certificateholders are governed by the provisions of the pooling and servicing agreement and certain of these obligations may result in the application of different procedures than those described in the following summary.  In addition, SPS expects that from time to time its servicing operations and procedures will be modified and changed to address applicable legal and regulatory developments, as well as other economic and social factors that impact its servicing operations and procedures.  There can be no assurance, and no representation is made, that the general servicing operations and procedures of SPS described below will apply to each mortgage loan in the mortgage pool during the term of such loan.

As an experienced loan servicer, SPS has highly developed systems and controls in place to manage its servicing of Alt-A, subprime and non-performing assets.  The servicing of such assets requires a high level of experience and sophistication and involves substantial interaction with customers.  This is particularly true when a customer is experiencing financial difficulty or when a loan has become delinquent.  In such cases, SPS works with customers individually, encouraging them to make payments timely, working on missed payments, and structuring individual solutions when appropriate.

In connection with delinquent mortgage loans, the quality of contact is critical to the successful resolution of the customer’s delinquency.  New hires at SPS receive a minimum of four weeks training prior to being placed into customer service positions having any customer contact.  This training includes general orientation, classroom instruction on specific topics, and individual mentoring for customer service representatives.  SPS has detailed compliance matrices designed for its customer service areas to ensure that each customer call is productive and complies with applicable state and federal regulations.

SPS posts mortgage loan payments on a daily basis.  Funds are typically posted to a payment clearing account on the business day they are received.  SPS transfers funds from the payment clearing account to individual custodial accounts within two business days of deposit into the payment clearing account.

SPS uses two methods of determining delinquencies, depending on whether the related servicing agreement requires (expressly or by implication) application of the “MBA delinquency method” or the “OTS delinquency method”.  The MBA delinquency method treats a loan as 30-59 days delinquent when a payment is contractually past due 30 to 59 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the same month.  The OTS delinquency method includes a one month grace period for the purpose of reporting delinquencies.  This method treats a loan as 30-59 days delinquent when a payment is contractually past due 60 to 89 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the following month.

SPS uses equity valuation and management experience to determine the point at which an asset should be charged off, unless different criteria are called for by the related servicing agreement.  This evaluation considers the length of the delinquency; time elapsed since the last contact with the customer, any loss of security to the property, and the projected economic valuation of the asset.  SPS uses multiple methods for determining the point of charge-off, depending on the lien position of the related asset.

For example, the general criteria to determine whether to charge off a junior lien loan is made following the 180th day of delinquency, and is based upon whether a broker’s price opinion obtained no later than the 120th day of delinquency supports the assumption that a significant net recovery would not be possible through foreclosure proceedings or other liquidation of the related property.  If SPS charges off a junior lien loan, resulting in a realized loss to the security holder, SPS will typically continue to service the loan for up to an additional 180 days.  If, after such period, SPS determines that no further net recoveries are reasonably expected, then SPS will consider the second lien a complete write off and discontinue servicing.

SPS organizes collections efforts by stage of delinquency.  The Primary Collections group is responsible for early stage delinquency and is divided into two core groups.  The Stage One collections group is responsible for loans up to 59 days past due (MBA methodology). While associates in the Stage One group are focused on collecting payments currently owed, they will also identify opportunities to refer customers to the Loan Resolution (loss mitigation) department.  Loans that are due for one or two payments as of the end of the previous period are handled jointly by the Stage Two collections group and the Loan Resolution department.  In this group, Stage Two collectors have discretion to establish informal payment agreements of up to three months duration.  Similar to the Stage One team, Stage Two associates also  identify customers who need a formalized forbearance plan or require other loss mitigation assistance, transferring such customers to the Loan Resolution department for assistance.  Depending upon prior loan performance, a significant population of the loans that are due for one or two payments as of the end of the previous period are worked directly by the Loan Resolution department, having been identified as early loss mitigation candidates

Depending on the circumstances of a particular loan, customer calling campaigns in the Primary Collections group may start as early as the first day of delinquency and continue until the default has been resolved or the property has been sold at foreclosure sale.  SPS has automated dialers which allow a high degree of flexibility in structuring outbound customer calling campaigns to manage collection efforts and maximize loss mitigation efforts.

Loss mitigation efforts are centralized in SPS’s Loan Resolution department.  A customer may be referred to the Loan Resolution department at any depth of delinquency; however, after the loan is due for three or more payments as of the end of the previous period it is worked exclusively by the Loan Resolution department.

SPS’s Loan Resolution department handles inbound calls and executes outbound customer calling campaigns on loans that are due for three or more payments as of the end of the previous period.  The Loan Resolution staff also utilizes letter campaigns to contact customers who may be candidates for workout options.  All Loan Resolution employees receive specialized training in various loss mitigation strategies and applicable state and federal regulations.  Loan Resolution employees are trained to identify potential causes for delinquency.  Once contact with the customer is established, the staff will attempt to determine the customer’s willingness and ability to pay using a proprietary loss mitigation model developed by SPS.  Based on the results of discussions with customers, Loan Resolution employees consider several options to determine what is expected to be the most favorable resolution of the delinquency, including forbearance agreements tailored to the customer’s specific circumstances, reinstatement, short sale, deed in lieu of foreclosure, and loan modification.  Once a potential resolution has been identified, it is reviewed by a central underwriting group within the Loan Resolution department.  SPS has automated portions of this loss mitigation underwriting.  Any loan that fails the automation is immediately referred to an underwriter for more detailed assessment and review of the potential resolution.

In connection with handling delinquencies, losses, bankruptcies and recoveries, SPS has developed a sophisticated model, based upon updated property values, for projecting the anticipated net recovery on each asset.  Property valuations are generally ordered starting at the 63rd day of the default recovery process of the delinquent loan and then no more frequently than every six (6) months.  The projected “net present value” is part of SPS’s proprietary loss mitigation automation and assists staff with determining an appropriate and reasonable strategy to resolve each defaulted loan on the basis of the information then available.  For junior lien loans, this model also tracks the status and outstanding balances of any senior liens and incorporates this information into the model.

Before SPS refers any loan to foreclosure (or resumes foreclosure activity after a delay), the loan undergoes an extensive audit by the Consumer Assurance Review Department (CARD).  The purpose of this audit is to identify potential servicing errors or disputes, ensure compliance with all state and federal regulations, and ensure that each loan has exhausted loss mitigation opportunities if the customer has an involuntary hardship.  In addition to the CARD audit, each loan must pass an automated review process to confirm that the loan meets SPS’s delinquency criteria and that the net present value is sufficient to justify the foreclosure action.

SPS outsources some of the non customer contact aspects of its foreclosure and bankruptcy management to a national third party vendor.  The vendor provides SPS with web-based tools to manage default timelines and with enhanced automation tools for imaging.  SPS images critical documents for each loan in its portfolio.  Although SPS has outsourced portions of its foreclosure and bankruptcy work, complex issues are managed internally by specially trained SPS employees.

SPS utilizes daily automation tools to identify new bankruptcy filings and in addition SPS has streamlined cash posting for its bankruptcy files to maximize cash flows and identify non-performing loans.

SPS’s REO Department is responsible for property valuations and property marketing and disposition, as well as property inspections and preservation work.  Once a property has been acquired as REO, a minimum of two property valuations are obtained to determine the asset value and list price.  All valuations are reviewed and reconciled by valuation specialists prior to listing the property.  These specialists set the suggested sales price and make recommendations for property repairs.  New property valuations are obtained every 90 days and broker status reports are reviewed monthly to ensure appropriate marketing efforts and consistency in the marketing process.  SPS asset managers have delegated approval to accept offers within pre-defined authority levels.

SPS has created an internal control regimen to ensure that company policies and procedures are followed.  These include internal audits performed by our Servicing Risk Management team (“SRM”).  Under SPS’s risk assessment program, all loan servicing departments are responsible for identifying operational and financial risks, testing internal controls, reporting test results, and undertaking corrective action, when appropriate.  The entire program is overseen by SRM, which reports to SPS’s Legal Department and is independent of loan servicing departments.

SPS is not the document custodian of most of the loans that it services.  SPS has an internal department which manages all document requests from staff and vendors.  The Document Control department works closely with the foreclosure and bankruptcy units and with third party custodians to clear assignments and document exceptions.

In connection with the servicing of mortgage loans, SPS outsources certain tasks and business processes related to the following loan servicing functions to companies within the United States:

•	Print and mail services
•	Foreclosure and bankruptcy processing
•	Title processing
•	Tax payments and processing
•	Insurance payments and claims processing
•	Flood zone determination and tracking

In addition, SPS typically outsources certain tasks and business processes related to the following loan servicing functions to an outsourcing company operating in India:

•	Payoff quote preparation
•	Property valuations for property preservation
•	Data integrity on newly boarded loan data
•	Validation of ARM changes
•	Forbearance preparation
•	REO invoice preparation
•	Escrow analysis
•	Junior lien analysis
•	Reconveyance processing
•	Back office research related to customer service
•	MERS loan tracking
•	Bankruptcy pre-discharge audit
•	Credit bureau dispute research

This outsourcing company has no direct contact with SPS’s customers.

SPS has made significant changes to several of its policies, procedures and core processes over the past three years.  Some of the key changes include:

•	Extending the new hire training period
•	Introducing a centralized call monitoring program
•	Increasing involvement of mid-senior level managers in the hiring process
•	Implemented new incentive plans based on a true balanced scorecard
•
Establishing a Consumer Ombudsman and a robust Customer Advocacy unit to effectively manage dispute resolution, perform root cause analysis and identify best practices and apply loss mitigation strategies

•	Reducing numerous manual processes with the implementation of the MSP Director platform and proprietary Select Plus system
•	Customizing training programs in support of material business process changes
•	Establishing offshore outsourcing relationships to improve efficiencies across a number of operational units within SPS
•	Expanding the pre-foreclosure audit process to include review of closed bankruptcy matters, written repayment plans, and pending foreclosure sales
•	Implementing automated underwriting for loss mitigation with escalated review of any denials
•	Implementing web-based technology for management of timeline processes
•	Implementing web-based imaging technology

Ocwen Loan Servicing, LLC, as Servicer

Ocwen Loan Servicing, LLC (“Ocwen”), a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida.  Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company (“OCN”) headquartered in West Palm Beach, Florida.  OCN’s primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

As of June 30, 2007, OCN had approximately $2.113 billion in assets, including $171.4 million of cash, approximately $1.525 billion in liabilities and approximately $585.8 million in equity.  For the quarter ended June 30, 2007, OCN’s net income was approximately $27.2 million, as compared to approximately $12.4 million reported for the first quarter of 2007.

Ocwen is rated as a “Strong” residential subprime servicer and residential special servicer by Standard & Poor’s and has an “RPS2” rating as a subprime servicer and an “RSS2” rating as special servicer from Fitch Ratings.  Ocwen is also rated “SQ2-” (“Above Average”) as a primary servicer of subprime loans and “SQ2” (“Above Average”) as a special servicer by Moody’s Investors Service, Inc.  On April 23, 2004, Standard & Poor’s placed its “Strong” residential subprime servicer and residential special servicer ratings assigned to Ocwen on “Credit Watch with negative implications.”  Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

Ocwen, as successor in interest to Ocwen Federal Bank, and OCN are defendants in several potential class action lawsuits challenging Ocwen’s mortgage servicing practices.  To date, no such lawsuit has been certified by any court as a class action.  On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled:  Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604.  Ocwen believes that its servicing practices comply with legal requirements and is vigorously defending against such lawsuits.  Ocwen is also subject to various other routine pending litigation in the ordinary course of its business.  While the outcome of litigation is always uncertain, Ocwen’s management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

On February 9, 2006, a trial court in Galveston, Texas entered judgment in the amount of $1.8 million in compensatory and statutory damages and attorneys’ fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen.  The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices.  Ocwen believes that the judgment is against the weight of evidence and contrary to law and that the attorneys’ fees award, which comprises $1.1 million of the judgment should be reduced as impermissibly excessive.  Ocwen appealed the decision and will continue to vigorously defend this matter.

On September 13, 2006, a complaint was filed in the United States Bankruptcy Court in Delaware against Ocwen and other parties by the Chapter 7 Trustee of American Business Financial Services, Inc. and its subsidiaries (collectively, “ABFS”) alleging various improper activities and conduct that have harmed ABFS.  Claims against Ocwen include damages resulting from improperly servicing mortgage loans included in ABFS-sponsored securitizations and from actions relating to the acquisition of servicing rights from ABFS on those securitizations.  Ocwen believes the claims made by ABFS are without merit and intends to vigorously defend the matter.

Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and non-prime mortgage loans since 1994.  Ocwen is one of the largest third-party subprime mortgage loan servicers in the United States.  OCN and its related companies currently employ more than 5,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India.  Ocwen specializes in the management of sub-performing and non-performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets.  Ocwen’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

As of June 30, 2007, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $53.8 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations.  The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.

Ocwen
Subprime Servicing Portfolio
(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2003	Aggregate Principal Balance as of December 31, 2004	Aggregate Principal Balance as of December 31, 2005	Aggregate Principal Balance as of December 31, 2006	Aggregate Principal Balance as of June 30, 2007

$30,551,242	$28,367,753	$37,424,696	$40,090,377	$41,506,257

Ocwen’s Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.  Ocwen’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics.  There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool.  The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments.  It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ocwen.  In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool.  Finally, the statistics shown below represent the delinquency experience for Ocwen’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Ocwen
Delinquencies and Foreclosures
(Dollars in Thousands)

	As of December 31, 2004				As of December 31, 2005
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	237,985	$28,367,753	100.00%	100.00%	304,153	$37,424,696	100.00%	100.00%
Period of Delinquency(1)
30-59 days	11,251	$1,127,427	4.73%	3.97%	15,854	$1,678,284	5.21%	4.48%
60-89 days	5,066	$515,826	2.13%	1.82%	7,701	$773,139	2.53%	2.07%
90 days or more	26,459	$2,545,313	11.12%	8.97%	34,669	$3,336,423	11.40%	8.92%
Total Delinquent Loans	42,776	$4,188,567	17.97%	14.77%	58,224	$5,787,845	19.14%	15.47%
Loans in Foreclosure(2)	9,599	$975,961	4.03%	3.44%	9,057	$924,118	2.98%	2.47%

	As of December 31, 2006				As of June 30, 2007
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	309,189	$40,090,377	100.00%	100.00%	297,661	$41,506,257	100.00%	100.00%
Period of Delinquency(1)
30-59 days	15,982	$1,976,214	5.17%	4.93%	16,059	$2,172,892	5.40%	5.24%
60-89 days	9,194	$1,155,946	2.97%	2.88%	9,854	$1,438,425	3.31%	3.47%
90 days or more	42,999	$5,029,667	13.91%	12.55%	49,943	$6,698,749	16.78%	16.14%
Total Delinquent Loans	68,175	$8,161,827	22.05%	20.36%	75,856	$10,310,066	25.48%	24.84%
Loans in Foreclosure(2)	13,385	$1,869,113	4.33%	4.66%	15,382	$2,578,736	5.17%	6.21%

(1)	Includes 20,730 loans totaling $2,181,927 for June 30, 2007, which were delinquent at the time of transfer to Ocwen.

(2)	Loans in foreclosure are also included under the heading “Total Delinquent Loans.”

Ocwen
Real Estate Owned
(Dollars in Thousands)

	As of December 31, 2004		As of December 31, 2005		As of December 31, 2006		As of June 30, 2007
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount

Total Portfolio	237,985	$28,367,753	304,153	$37,424,696	309,189	$40,090,377	297,661	$41,506,257
Foreclosed Loans(1)	4,858	$439,890	4,475	$390,412	6,184	$679,960	8,382	$1,165,202
Foreclosure Ratio(2)	2.04%	1.55%	1.47%	1.04%	2.00%	1.70%	2.82%	2.81%

(1)	For the purpose of these tables, “Foreclosed Loans” means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2)
The “Foreclosure Ratio” is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Ocwen
Loan Gain/(Loss) Experience
(Dollars in Thousands)

	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006	As of June 30, 2007

Total Portfolio(1)	$28,367,753	$37,424,696	$40,090,377	$41,506,257
Net Gains/(Losses)(2)(3)	$(348,145)	$(406,451)	$(443,631)	$(609,911)
Net Gains/(Losses) as a Percentage of Total Portfolio	(1.23)%	(1.09)%	(1.11)%	(1.47)%

(1)	“Total Portfolio” on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2)
“Net Gains/(Losses)” are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3)	Includes ($159,496) as of June 30, 2007 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

Prior Securitizations

In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which Ocwen was serving as servicer, Ocwen has not been terminated as a servicer in any of those transactions, and Ocwen has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default. In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

Ocwen’s Policies and Procedures

Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen’s mortgage loan servicing system (“REALServicing”).  Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the applicable servicing agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

Ocwen’s collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgage property.  Ocwen uses a consistent application, a proactive consulting approach, defined call strategies, and enhanced payment methods to assist the collection process.  On a monthly basis, borrowers are mailed their monthly statement in advance of the due date.  All borrowers can obtain loan information and make payments via web access (www.ocwen.com), as well as direct dial customer service.

Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner.  The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options.  On a monthly basis the delinquency status is determined for each mortgage loan.  A collector then calls the borrower to make payment arrangements.  If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

Subject to the limitations set forth in the applicable servicing agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the underlying mortgage loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity.  Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow.  If the projected loss severity reaches or exceeds 100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances.  A more in-depth analysis is conducted to determine if charge-off is appropriate.

If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate.  Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel.  These functions are monitored and reviewed by Ocwen.

Over the past three years, there have been no material changes in Ocwen’s servicing policies and procedures.

Advances from the Servicer

Subject to the limitations described below, the servicer will be required from time to time to make servicing advances and to advance, prior to each distribution date, from its own funds or amounts received from the mortgage loans it services that are not required to be distributed on that distribution date, an amount equal to the aggregate of payments of principal of and interest on such mortgage loans, net of the related servicing fee, which were due on the previous due date and which were delinquent on the determination date for that distribution date.

In the event that a balloon loan is not paid in full on its maturity date, the servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless such servicer determines that the advance would not be recoverable.  In no event will the servicer be obligated to advance the balloon payment due on any balloon loan.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses.  The servicer is obligated to make advances for delinquent payments of principal and/or of interest, as applicable, on each mortgage loan it services to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan.  Subject to the foregoing, the servicer is obligated to make advances through the liquidation of the related mortgaged property.  If the servicer determines on any determination date to make an advance, that advance will be included with the distribution to the related certificateholders on the related distribution date.  Any failure by the servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to a specified grace period.  If the servicer is terminated as a result of the occurrence of an event of default, the trustee, in its capacity as successor servicer, or such other successor servicer will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement.  For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee in the case of any event of default, see “Description of the Certificates—Events of Default” and “—Rights Upon Event of Default” in the prospectus.  The servicer shall not be required to advance shortfalls of principal or interest resulting from the application of the Servicemembers Civil Relief Act or any other similar state and local law (the “Relief Act”).

Loss Mitigation Procedures

The servicer is authorized to engage in a wide variety of loss mitigation practices subject to the standards set forth in the pooling and servicing agreement.  With respect to such of the mortgage loans as come into and continue in default, the servicer will decide whether to (i) foreclose upon the mortgaged properties securing those mortgage loans, (ii) write off the unpaid principal balance of the mortgage loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with the pooling and servicing agreement.

With respect to any second lien mortgage loan, the servicer may charge off such mortgage loan at the time such mortgage loan becomes 180 days delinquent and is required under the pooling and servicing agreement to charge off such mortgage loan at the time such mortgage loan becomes 360 days delinquent (unless, in either case, the servicer anticipates future recoveries on such mortgage loan) and such mortgage loan shall be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss.  Any charged off second lien mortgage loan shall be released from the trust fund to the holder of the Class X Certificates at the time such mortgage loan becomes 360 days delinquent.  Once a mortgage loan that is 180 days delinquent has been charged off, the servicer will discontinue making advances and the servicer will not be entitled to accrue additional servicing fees (except as provided below).

Any mortgage loan that is 180 days delinquent that is charged off may continue to be serviced by the servicer for the certificateholders using specialized collection procedures (including foreclosure, if appropriate).  The servicer will be entitled to servicing fees or reimbursement of expenses in connection with such mortgage loans serviced using specialized collection procedures after the date of charge off, but only to the extent of funds available from the aggregate amount of recoveries on all such mortgage loans.  Prior to the release of a charged off second lien mortgage loan to the holder of the Class X Certificates, any Recovery on such mortgage loan shall be applied as described in this prospectus supplement.

Appointment of Special Servicer; Specially Serviced Loans

Subject to the conditions set forth in the pooling and servicing agreement, the holder of the largest percentage interest of Class X Certificates may, at its option, appoint a special servicer to act as servicer of any mortgage loan that is delinquent 90 days or more or which is in foreclosure.  If this option is exercised, the servicer, at the direction of the Class X Certificateholder, shall transfer the servicing of such mortgage loan to such special servicer.  If the servicing of any mortgage loan which is 90 or more days delinquent or which is in foreclosure is transferred to such special servicer, such special servicer will be entitled to receive the servicing fee and other servicing compensation for each such mortgage loan.  Upon the transfer of the servicing of any such delinquent mortgage loan to a special servicer, the prior servicer of that mortgage loan will have no servicing obligations with respect to that mortgage loan.

In addition, subject to the conditions set forth in the pooling and servicing agreement, the holder of the largest percentage interest of the Class X Certificates also may, at its option, purchase from the trust any mortgage loan that is delinquent 90 days or more.  That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed advances and transferring costs.

All references herein to servicer include any special servicer in its capacity as a servicer of any such mortgage loans under the pooling and servicing agreement, unless otherwise indicated.

Solicitation for Refinancing of Mortgage Loans

The pooling and servicing agreement may permit the sponsor and other affiliates of the sponsor to implement programs designed to encourage refinancings of certain of the mortgage loans from time to time.  These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the related mortgaged property. In addition, the sponsor or other affiliates of the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool.  In connection with these programs the sponsor or other affiliates of the sponsor would have the right to waive prepayment charges related to the applicable mortgage loans.  As a result of these programs, the rate of principal prepayments of the mortgage loans may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

FEES AND EXPENSES OF THE TRUST

The expense fees (the “Expense Fees”) are payable out of the interest payments on each mortgage loan.  The weighted average rate at which the Expense Fees accrue is expected to be approximately 0.5010% per annum.  The rate at which the servicing fee accrues is approximately 0.5000% per annum.  The Expense Fees consist of the servicing fee, fees payable to the trustee and any lender paid mortgage insurance premiums and are summarized in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:

Servicer	Monthly
A monthly fee paid to the servicer out of interest collections received from the related mortgage loan calculated on the outstanding principal balance of each such mortgage loan at an amount equal to 1/12 of the product of (1) the stated principal balance of such mortgage loan as of the first day of the related due period and (2) the servicing fee rate.

All late payment fees, assumption fees and other similar charges (other than prepayment premiums).  All investment earnings on amounts on deposit in the collection account.

Deducted by the servicer from the collection account in respect of each mortgage loan serviced by that servicer, before payment of any amounts to certificateholders.

Retained by the servicer or the holder of the servicing rights.

Trustee	Monthly
A monthly fee paid to the trustee out of the Interest Remittance Amount calculated on the outstanding principal balance of each mortgage loan at an amount equal to 1/12 of the product of (1) the stated principal balance of such mortgage loan immediately prior to the related distribution date and (2) the trustee fee rate.

All investment earnings on amounts on deposit in the certificate account.

Paid to the trustee on each distribution date first, from the Interest Remittance Amount for loan group 2 and second, from the Interest Remittance Amount for loan group 1, before payments of interest to certificateholders.

Retained by the trustee.

The servicer is obligated to pay some ongoing expenses associated with the trust that it incurs in connection with its responsibilities under the pooling and servicing agreement.  Certain other expenses of the servicer, the custodian and the trustee will be reimbursed before payments are made on the certificates. Reimbursement of indemnification costs and expenses of the trustee will be reimbursed annually up to an amount specified in the pooling and servicing agreement before payments of interest and principal are made on the certificates.

The amount of the servicing fee is subject to adjustment for prepaid mortgage loans, as described in this prospectus supplement under “—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans.”

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made.

The servicer is obligated to remit Compensating Interest to the trust on the servicer remittance date with respect to each mortgage loan it services.  Compensating Interest is an amount equal to the lesser of:

•
any shortfall for the previous month in interest collections resulting from the timing of voluntary principal prepayments in full on the mortgage loans that are made in the calendar month preceding such distribution date; and

•
the servicing fee that the servicer is entitled to receive from the trust on the related distribution date, which, for purposes of calculating Compensating Interest, shall equal 0.50% per annum of the aggregate Stated Principal Balance of the mortgage loans (determined as of the related due date) serviced by the servicer, which may be in excess of the servicing fee payable to it.

Any remaining shortfall in interest collections resulting from partial principal prepayments and the timing of principal prepayments in full, to the extent not covered by excess interest collections, may result in a shortfall in interest distributions on the certificates.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued under the pooling and servicing agreement.  Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

The CSMC Asset-Backed Pass-Through Certificates, Series 2007-NC1 OSI will consist of the Class 1-A, Class 2-A-1, Class 2-A-2, Class P and Class R Certificates, which are collectively referred to as the senior certificates, and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class X Certificates, which are collectively referred to as the subordinate certificates.  The Class 1-A, Class 2-A-1 and Class 2-A-2 Certificates are collectively referred to as the Class A Certificates, and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are collectively referred to as the Class M Certificates.  The senior certificates (other than the Class P Certificates) and the subordinate certificates (other than the Class X Certificates), which are collectively referred to as the offered certificates, are the only certificates offered by this prospectus supplement.  The classes of offered certificates will have the respective initial Class Principal Balances subject to the permitted variance, and pass-through rates set forth or described on page S-5 of this prospectus supplement.  Any information contained in this prospectus supplement with respect to the certificates other than the offered certificates is provided only to permit a better understanding of the offered certificates.

As used herein, the Class 1-A Certificates primarily relate to loan group 1 and the Class 2-A-1, Class 2-A-2 and Class R Certificates primarily relate to loan group 2.  The Class P Certificates and the subordinate certificates relate to both loan group 1 and loan group 2.

The Class P Certificates will be entitled to all prepayment penalties received on the mortgage loans.

The Class X Certificates will be entitled only to such amounts as are described herein and in the pooling and servicing agreement.

Distributions on the certificates will be made on the 25th day of each month or, if such 25th day is not a business day, on the next succeeding business day, commencing in September 2007, to the persons in whose names those certificates are registered as of the related record date.  For any distribution date and each class of offered certificates, the record date is the business day immediately preceding that distribution date so long as the certificates remain in book-entry form and, otherwise, the last business day of the calendar month immediately preceding the applicable distribution date.

Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register.  In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance or notional balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities.  The final distribution in retirement of the certificates will be made only upon presentation and surrender of those certificates at the corporate trust office of the trustee.

Book-Entry Certificates

The offered certificates, other than the Class R Certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial Class Principal Balance of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates.  Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, referred to as Chase, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

Investors in the DTC registered certificates may hold those beneficial interests in these certificates in minimum denominations representing an original principal amount of $25,000 and multiples of $1 in excess of that amount.  The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates.  No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described in the third paragraph below.

Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC.  Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement.  Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC.  Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

For a description of the procedures applicable to the DTC registered certificates, see “Description of the Certificates—Form of Certificates” in the prospectus.

Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

•
DTC or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trustee is unable to locate a qualified successor;

•	the depositor, in writing, with the consent of the applicable participants, elects to terminate the book-entry system through DTC; or

•
after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Class Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners and the applicable participants consent to the termination.

In the case of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trustee will issue the definitive certificates.  After that, the trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Determination of LIBOR

With respect to each distribution date and the LIBOR Certificates, one-month LIBOR will equal the Interbank offered rate for one-month United States dollar deposits in the London market as quoted on Reuters Screen LIBOR 01 Page as of 11:00 a.m., London time, on the second LIBOR business day prior to the first day of the related Accrual Period (each, a “LIBOR Determination Date”), as further described in the prospectus under “Description of the Certificates—Determination of LIBOR.”.  For the purpose of calculating one-month LIBOR, LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York, in the State of Minnesota or in the city of London, England are required or authorized by law to be closed.

With respect to each Swap Payment Date and the Swap Agreement, one-month LIBOR will be determined in accordance with the definition of “USD-LIBOR-BBA” set forth in the Annex to the 2006 ISDA Definitions.

Accounts

On or prior to the closing date, the following accounts will be established and maintained or caused to be established and maintained by the responsible party indicated in the table below.  The following table sets forth certain information with respect to the accounts of the trust:

Trust Account:	Responsible Party:	Investments; Application of any Investment Earnings:
Collection Account	Servicer
Investments will be made at the direction of the servicer.  Any net investment earnings will be paid to the servicer as additional compensation and will not be available for distribution to certificateholders.

Certificate Account	Trustee
Investments will be made at the direction of the trustee.  Any net investment earnings will be paid to the trustee as additional compensation and will not be available for distribution to certificateholders.

Basis Risk Reserve Fund	Trustee	Investments will be made at the direction of the Class X certificateholder. Any net investment earnings will be distributed to the Class X Certificates.
Supplemental Interest Account	Trustee
Investments will be made at the direction of the Class X certificateholder.  Any net investment earnings will be distributed to the certificateholders in the priority described under “—The Swap Agreement” below.

If funds deposited in any accounts, other than the basis risk reserve fund and the Supplemental Interest Account, are invested by the responsible party identified in the table above, the amount of any net losses incurred in respect of any such investments will be deposited in the related account by such responsible party out of its own funds, without any right of reimbursement therefor.  The trustee shall not be responsible for losses incurred on any investments of funds on deposit in the basis risk reserve fund or the Supplemental Interest Account.

Flow of Funds

The following table sets forth the flow of funds from collections of payments on the mortgage loans, the deposit of such funds into the accounts and the payments of such funds to the certificateholders.

Collection Period	The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.
Payments due during the related Collection Period from borrowers will be deposited in the servicer’s collection account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

Prepayment Period	With regard to prepayments in full and partial prepayments, the calendar month immediately preceding the distribution date.
Prepayments in full and partial principal prepayments received by any servicer during the related prepayment period will be deposited into the servicer’s collection account for remittance to the trustee on the servicer remittance date.

Servicer Remittance Date	The 23rd day of each month or, if such 23rd day is not a business day, the business day preceding such 23rd day.
The servicer will remit its portion of the Principal Remittance Amount and Interest Remittance Amount for the subsequent distribution date to the trustee for deposit into the certificate account on or prior the servicer remittance date.

Record Date
With respect to (i) the offered certificates (other than the Class R Certificates), the business day immediately before the related distribution date and (ii) the Class R Certificates, the last business day of the month preceding each distribution date.

In the case of the offered certificates distributions will be made to certificateholders of record as of the related record date.
Swap Payment Date	With regard to any payment received from the Swap Counterparty under the Swap Agreement, one business day immediately before 25th day of each month.
The Swap Counterparty will pay to the trustee for deposit into the Supplemental Interest Account any Net Swap Payments or Swap Termination Payments required to be paid by the Swap Counterparty and the Supplemental Interest Trust Trustee will remit any Net Swap Payments or Swap Termination Payments to the Swap Counterparty from amounts on deposit in the Supplemental Interest Account, transferred thereto from the certificate account, in each case under the Swap Agreement.

Distribution Date	The 25th day of each month (or if the 25th day is not a business day, the next business day).	On each distribution date, the trustee will make distributions to certificateholders from amounts on deposit in the certificate account.
Succeeding months follow the same pattern.

Glossary of Terms

Many of the defined terms listed below may apply to both loan groups and are sometimes used in this prospectus supplement to refer to a particular loan group by the adjectival use of the words “group 1” and “group 2.”

Accrual Period—For any class of offered certificates and any distribution date, the period commencing on the immediately preceding distribution date (or, in the case of the first Accrual Period, the closing date) and ending on the day immediately preceding the related distribution date.

Aggregate Loan Balance—As of any date of determination, will be equal to the aggregate of the Stated Principal Balance of the mortgage loans, except as otherwise provided herein, as of the last day of the related Collection Period.

Aggregate Loan Group Balance—As of any date of determination and loan group, will be equal to the aggregate Stated Principal Balance of the mortgage loans in that loan group, except as otherwise provided herein, as of the last day of the related collection period.

Basis Risk Shortfall—For any class of LIBOR Certificates, and any distribution date, the sum of

(1)
the excess, if any, of the related Current Interest calculated on the basis of the lesser of (x) one-month LIBOR plus the applicable certificate margin and (y) the Maximum Interest Rate over the related Current Interest for the applicable distribution date,

(2)	any Basis Risk Shortfall remaining unpaid from prior distribution dates, and

(3)
interest for the related Accrual Period on the amount in clause (2) calculated on the basis of the lesser of (x) one-month LIBOR plus the applicable certificate margin and (y) the Maximum Interest Rate.

Capitalization Reimbursement Amount—For any distribution date, the aggregate of the amounts added to the Stated Principal Balances of the mortgage loans during the preceding calendar month representing reimbursements to the servicer on or prior to such distribution date in connection with the modification of such mortgage loans.

Carryforward Interest—For any class of offered certificates, and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding distribution date and (B) any unpaid Carryforward Interest from the immediately preceding distribution date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding distribution date, and (2) interest on such amount for the related Accrual Period at the applicable pass-through rate.

Class Principal Balance—For any class of certificates, as of any date of determination, an amount equal to the initial principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

•	all amounts previously distributed to holders of certificates of that class as payments of principal; and

•
in the case of any class of subordinate certificates, any reductions to the Class Principal Balance thereof due to Realized Losses, as described below under “—Credit Enhancement—Application of Realized Losses.”

•
provided, however, that the Class Principal Balance of the subordinate certificates (including any such class of subordinate certificates for which the Class Principal Balance has been reduced to zero) will be increased in an aggregate amount equal to the Recoveries received in respect of any distribution date as follows:  in order of seniority, beginning with the Class M-1 Certificates, up to the amount of the Deferred Amount for that class.

Collection Period—For any distribution date is the period from the second day of the month immediately preceding such distribution date to and including the first day of the month of that distribution date.

Current Interest—For any class of offered certificates and any distribution date, the amount of interest accruing at the applicable pass-through rate on the related Class Principal Balance during the related Accrual Period; provided, that as to each class of certificates the Current Interest will be reduced by a pro rata portion of any Interest Shortfalls to the extent not covered by excess interest.

Deferred Amount—For any class of subordinate certificates and distribution date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and increases to the Class Principal Balance thereof due to Recoveries.

Delinquency Rate—For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans, including any modified mortgage loan modified within 12 months of the related distribution date, 60 or more days delinquent (including all bankruptcies, foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month, in each case after giving effect to any modification to the Stated Principal Balance of any mortgage loan.

Group 1 Allocation Amount—For any distribution date, the product of the Senior Principal Payment Amount for that distribution date and a fraction the numerator of which is the Principal Remittance Amount derived from loan group 1 and the denominator of which is the Principal Remittance Amount, in each case for that distribution date.  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group 1 Excess Interest Amount—For any distribution date, the product of (x) the amount of Monthly Excess Interest required to be distributed on that distribution date pursuant to subclause (1)(A) of the Monthly Excess Cashflow waterfall and (y) a fraction the numerator of which is the Principal Remittance Amount derived from loan group 1 and the denominator of which is the Principal Remittance Amount, in each case for that distribution date.  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group 1 Senior Net Funds Cap—For any distribution date and the Class 1-A Certificates, a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for loan group 1 on such date and (y) 12, and the denominator of which is the Aggregate Loan Group Balance of loan group 1 for the immediately preceding distribution date, less (b) a fraction, expressed as a percentage, the numerator of which is the product of (i) the Net Swap Payment, if any, and the Swap Termination Payment, if any, made pursuant to clause (3) under “—Distributions of Interest” and clauses (I)(i) and (II)(i) under “—Distributions of Principal” for such date and (ii) 12 and the denominator of which is equal to the Aggregate Loan Balance for the immediately preceding distribution date multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Group 2 Allocation Amount— For any distribution date, the product of the Senior Principal Payment Amount for that distribution date and a fraction the numerator of which is the Principal Remittance Amount derived from loan group 2 and the denominator of which is the Principal Remittance Amount, in each case for that distribution date.  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group 2 Senior Net Funds Cap—For any distribution date and the Class 2-A-1, Class 2-A-2 and Class R Certificates, a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for loan group 2 on such date and (y) 12, and the denominator of which is the Aggregate Loan Group Balance of loan group 2 for the immediately preceding distribution date, less (b) a fraction, expressed as a percentage, the numerator of which is the product of (i) the Net Swap Payment, if any, and the Swap Termination Payment, if any, made pursuant to clause (3) under “—Distributions of Interest” and clauses (I)(i) and (II)(i) under “—Distributions of Principal” for such date and (ii) 12 and the denominator of which is equal to the Aggregate Loan Balance for the immediately preceding distribution date multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Interest Remittance Amount— For any distribution date and loan group, the sum of (1) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans in the related loan group during the related Collection Period, the interest portion of related Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the mortgage loans in the related loan group during the related Prepayment Period, less (x) the servicing fee, excess servicing fee and mortgage insurance premiums with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicer or the trustee with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the servicer with respect to the related mortgage loans and distribution date, (3) the portion of any Substitution Amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that distribution date allocable to interest and (4) all Net Liquidation Proceeds (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) and Recoveries, if any, collected with respect to the mortgage loans in the related loan group during the prior calendar month, to the extent allocable to interest.

Interest Shortfall—For any distribution date is equal to the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related net mortgage rate) on mortgage loans resulting from (a) principal prepayments in full and in part received during the related Prepayment Period to the extent not covered by Compensating Interest and (b) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Relief Act.

LIBOR Certificates—The offered certificates.

Liquidated Mortgage Loan—A defaulted mortgage loan as to which the servicer has determined that all amounts that it expects to recover in respect of such mortgage loan have been recovered (exclusive of any possibility of a deficiency judgment).

Maximum Interest Rate—For the Class 1-A, Class 2-A-1, Class 2-A-2 and Class R Certificates and any distribution date, an annual rate equal to (a) the weighted average of (i) the weighted average maximum mortgage rate minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in the related loan group and (ii) the weighted average Net Mortgage Rate of the fixed-rate mortgage loans in the related loan group, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.  For the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates and any distribution date, an annual rate equal to (a) the weighted average of (x) the weighted average maximum mortgage rate minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in both loan groups and the (y) weighted average Net Mortgage Rate of the fixed-rate mortgage loans in both loan groups, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

M-1 Principal Payment Amount— For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the senior certificates after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 54.60% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

M-2 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the senior certificates and the Class Principal Balance of the Class M-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 59.40% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

M-3 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the senior certificates and the Class Principal Balance of the Class M-1 and Class M-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-3 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 66.90% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

M-4 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the senior certificates and the Class Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-4 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 69.90% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

M-5 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the senior certificates and the Class Principal Balance of the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-5 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 72.80% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

M-6 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the senior certificates and the Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-6 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 75.20% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

M-7 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the senior certificates and the Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-7 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 77.20% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

M-8 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the senior certificates and the Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-8 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 78.80% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

M-9 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the senior certificates and the Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-9 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 82.40% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

Monthly Excess Cashflow—For any distribution date, an amount equal to the sum of the Monthly Excess Interest and Overcollateralization Release Amount, if any, for such date, plus any amounts applied pursuant to clauses I(xii) and II(xii) under “—Distributions of Principal” below.

Most Senior Enhancement Percentage— For any distribution date and any class of certificates, will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Certificates which are lower in payment priority than such class of certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such distribution date and the denominator of which is the Aggregate Loan Balance as of the first day of the related Collection Period.

Net Cumulative Realized Loss Amount—For any distribution date, cumulative Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the prior calendar month less the amount of payments made to the Principal Remittance Amount from the Supplemental Interest Trust on all prior distribution dates, as described herein under “—The Swap Agreement.”

Net Funds Cap—The Group 1 Senior Net Funds Cap, the Group 2 Senior Net Funds Cap or the Subordinate Net Funds Cap, as applicable.

Net Liquidation Proceeds—All amounts, net of (1) unreimbursed, reasonable out-of-pocket expenses, (2) unreimbursed Advances and (3) Recoveries, received and retained in connection with the liquidation of defaulted mortgage loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure.

Net Mortgage Rate—As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the related Expense Fee rate.

Net Swap Payment—As defined herein under “—The Swap Agreement.”

Optimal Interest Remittance Amount—For any distribution date and loan group, will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the mortgage loans in the related loan group as of the first day of the related Collection Period divided by (y) 12 and (2) the applicable Aggregate Loan Group Balance for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount for that loan group which did not arise as a result of a default or delinquency of the mortgage loans or were not taken into account in computing the Expense Fee rate.

Overcollateralization Amount—For any distribution date will be equal to the amount, if any, by which (x) the Aggregate Loan Balance for such distribution date exceeds (y) the aggregate Class Principal Balance of the offered certificates and the Class P Certificates after giving effect to payments on such distribution date.

Overcollateralization Deficiency—For any distribution date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such distribution date exceeds (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Class Principal Balance of the Certificates resulting from the payment of the Principal Payment Amount on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

Overcollateralization Release Amount—For any distribution date will be equal to the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

Payahead—Any Scheduled Payment intended by the related mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Prepayment Period—For any distribution date and any principal prepayment in full and any partial principal prepayment received on a mortgage loan, the calendar month preceding that distribution date.

Principal Payment Amount—For any distribution date will be equal to the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date.

Principal Remittance Amount—For any distribution date will be equal to (A) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicer and the trustee with respect to the mortgage loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received during the related Prepayment Period, (3) the outstanding principal balance of each mortgage loan that was repurchased by the seller or purchased by the special servicer or the servicer during the calendar month immediately preceding that distribution date, (4) the portion of any Substitution Amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that distribution date allocable to principal, (5) all Net Liquidation Proceeds (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) and Recoveries, if any, collected with respect to the mortgage loans during the prior calendar month, to the extent allocable to principal and (6) amounts withdrawn from the Supplemental Interest Trust to cover the Net Cumulative Realized Loss Amount, as described herein under “—The Swap Agreement” less (B) the Capitalization Reimbursement Amount for such distribution date.

Recovery—With respect to any distribution date and any Liquidated Mortgage Loan, and after any Net Liquidation Proceeds have been collected, an amount received during the calendar month prior to that distribution date in respect of such mortgage loan which has previously been allocated as a Realized Loss to a class or classes of certificates.

Rolling Three Month Delinquency Rate—For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

Scheduled Payment—For any mortgage loan, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related mortgage note.

Senior Enhancement Percentage—For any distribution date, will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such distribution date and the denominator of which is the Aggregate Loan Balance as of the last day of the related Collection Period.

Senior Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such distribution date, will be the amount, if any, by which (x) the Class Principal Balance of the senior certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 49.30% and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

Stated Principal Balance—For any mortgage loan as of any date of determination will be generally equal to its outstanding principal balance as of the cut-off date, after giving effect to Scheduled Payments due on or before such date, whether or not received, increased by the portion of any Capitalization Reimbursement Amount allocable to such mortgage loan and reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

Stepdown Date—The date occurring on the earlier of (1) the first distribution date following the distribution date on which the aggregate Class Principal Balance of the Class 1-A, Class 2-A-1 and Class 2-A-2 Certificates are reduced to zero and (2) the later of (x) the distribution date in September 2010 and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the mortgage loans during the related Collection Period but before giving effect to payments on the Certificates on such distribution date) is greater than or equal to approximately 50.70%.

Subordinate Group 1 Balance—For any distribution date will be the Aggregate Loan Group Balance for the group 1 mortgage loans less the aggregate Class Principal Balance of the Class 1-A Certificates.

Subordinate Group 2 Balance—For any distribution date will be the Aggregate Loan Group Balance for the group 2 mortgage loans less the aggregate Class Principal Balance of the Class 2-A-1, Class 2-A-2 and Class R Certificates.

Subordinate Net Funds Cap—For any distribution date and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, will be a per annum rate equal to a weighted average of (i) the Group 1 Senior Net Funds Cap and (ii) the Group 2 Senior Net Funds Cap for such distribution date, weighted on the basis of the Subordinate Group 1 Balance and Subordinate Group 2 Balance, respectively.

Substitution Amount—The amount, if any, by which the Stated Principal Balance of a mortgage loan required to be removed from the trust due to a breach of a representation and warranty or defective documentation exceeds the Stated Principal Balance of the related substitute mortgage loan or mortgage loans, plus unpaid interest accrued thereon.

Swap Notional Amount—For any Swap Payment Date (i) if the sum of the Class Principal Balances of the Class 1-A, Class 2-A-1, Class 2-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the ending balance as reported on the trustee’s monthly statement to certificateholders for the distribution date immediately preceding such Swap Payment Date) is greater than the applicable lower bound set forth on Annex II hereto and less than the applicable upper bound set forth on Annex II hereto, the aggregate Class Principal Balances of the Class 1-A, Class 2-A-1, Class 2-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates as of the distribution date immediately preceding such Swap Payment Date, after giving effect to payments on such distribution date, (ii) if the sum of the Class Principal Balances of the Class 1-A, Class 2-A-1, Class 2-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the ending balance as reported on the trustee’s monthly statement to certificateholders for the distribution date immediately preceding such Swap Payment Date) is less than or equal to the applicable lower bound set forth on Annex II hereto, the applicable lower bound set forth on Annex II hereto for that Swap Payment Date, and (iii) if the sum of the Class Principal Balances of the Class 1-A, Class 2-A-1, Class 2-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the ending balance as reported on the trustee’s monthly statement to certificateholders for the distribution date immediately preceding such Swap Payment Date) is greater than or equal to the applicable upper bound set forth on Annex II hereto, the applicable upper bound set forth on Annex II hereto for that Swap Payment Date.

Targeted Overcollateralization Amount—For any distribution date prior to the Stepdown Date, approximately 8.80% of the Aggregate Loan Balance as of the cut-off date; with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, the greater of (a) approximately 17.60% of the Aggregate Loan Balance for such distribution date, or (b) 0.50% of the Aggregate Loan Balance as of the cut-off date; with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the distribution date immediately preceding such distribution date.

Trigger Event— A Trigger Event will occur for any distribution date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth below) of the Most Senior Enhancement Percentage of the most senior class or classes of certificates then outstanding for such distribution date:

Class	Percentage
Class 1-A, Class 2-A-1 or Class 2-A-2 Certificates	31.50%
Class M-1 Certificates	35.18%
Class M-2 Certificates	39.34%
Class M-3 Certificates	48.25%
Class M-4 Certificates	53.06%
Class M-5 Certificates	58.71%
Class M-6 Certificates	64.39%
Class M-7 Certificates	70.04%
Class M-8 Certificates	75.33%
Class M-9 Certificates	90.75%

or

(ii) the cumulative Realized Losses (including with respect to any modified mortgage loan, the amount, if any, by which the principal balance has been reduced as a result of such modification) as a percentage of the original Aggregate Loan Balance on the closing date for such distribution date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
September 2009 – August 2010	2.25%*
September 2010 – August 2011	5.65%*
September 2011 – August 2012	8.80%*
September 2012 – August 2013	11.30%*
September 2013 and thereafter	12.75%*
_______________
*
The cumulative loss percentages set forth above are applicable to the first distribution date in the corresponding range of distribution dates.  The cumulative loss percentage for each succeeding distribution date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first distribution date in that range and the percentage applicable to the first distribution date in the succeeding range.

Distributions of Interest

The pass-through rate for each of the LIBOR Certificates for each distribution date is a per annum rate equal to the lesser of (i) the sum of the one-month LIBOR for that distribution date plus the related certificate margin and (ii) the applicable Net Funds Cap.

If the terminating entity does not exercise its option to purchase the mortgage loans when it is first entitled to do so, as described herein under “—Optional Termination” then with respect to each succeeding distribution date, the certificate margin will increase for the LIBOR Certificates as indicated in the table below.

The certificate margins for the LIBOR Certificates are as follows:

Class of LIBOR Certificates	Certificate Margin
	(1)	(2)
1-A	0.750%	1.250%
2-A-1	0.600%	1.100%
2-A-2	0.900%	1.400%
M-1	1.500%	2.000%
M-2	1.750%	2.250%
M-3	2.000%	2.500%
M-4	2.500%	3.000%
M-5	2.500%	3.000%
M-6	2.500%	3.000%
M-7	2.500%	3.000%
M-8	2.500%	3.000%
M-9	2.500%	3.000%
R	0.750%	(3)

____________________
(1)	Prior to and on the first optional termination date.
(2)	After the first optional termination date.
(3)	It is expected that the Class Principal Balance of the Class R Certificates will be reduced to zero prior to the first optional termination date.

The amount of interest payable on each distribution date in respect of each class of LIBOR Certificates will equal the sum of (1) Current Interest for such class on such date and (2) any Carryforward Interest for such class and date.  Interest will accrue on each class of LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of LIBOR Certificates, such class will be entitled to receive the amount of any Basis Risk Shortfall from Monthly Excess Cashflow treated as paid from and to the extent of funds on deposit in a reserve fund (the “Basis Risk Reserve Fund”).  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000 and amounts paid in respect of Basis Risk Shortfalls to the offered certificates that would otherwise be paid on the Class X Certificates.  Prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or to amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “—Credit Enhancement—Overcollateralization” on such distribution date, the LIBOR Certificates will be entitled to receive the amount of any Basis Risk Shortfall from available amounts in the Supplemental Interest Trust (as defined below under “—The Swap Agreement”).

On each distribution date or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent such payments are available to be made on the related distribution date), the Interest Remittance Amount for both loan groups for such date will be paid in the following order of priority:

(1)	From the Interest Remittance Amount for loan group 2, to the trustee, the trustee fee for such date;

(2)	from the Interest Remittance Amount for loan group 1, to the trustee, any trustee fee remaining unpaid after giving effect to clause (1);

(3)
from the Interest Remittance Amount for loan group 1 and loan group 2, pro rata, based on the Interest Remittance Amount for each loan group on such Swap Payment Date, to the Supplemental Interest Trust, any Net Swap Payment and Swap Termination Payment (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) owed to the Swap Counterparty;

(4)
from the Interest Remittance Amount for loan group 1 and loan group 2, to the senior certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such Class and such distribution date, applied in accordance with the allocation rules set forth below;

(5)
first, from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, to the Class M-1 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

(6)
first, from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, to the Class M-2 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

(7)
first, from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, to the Class M-3 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

(8)
first, from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, to the Class M-4 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

(9)
first, from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, to the Class M-5 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

(10)
first, from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, to the Class M-6 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

(11)
first, from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, to the Class M-7 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

(12)
first, from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, to the Class M-8 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

(13)
first, from the Interest Remittance Amount for loan group 2 and then from the Interest Remittance Amount for loan group 1, to the Class M-9 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date; and

(14)
for application as part of Monthly Excess Cashflow for such distribution date, as described under   “—Credit Enhancement—Overcollateralization” below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (13) above (such amount, “Monthly Excess Interest”) for such distribution date.

The Interest Remittance Amount for loan group 1 and loan group 2 distributed pursuant to clause (4) above will be applied to the senior certificates as follows:

(a)
amounts distributed to the Class 1-A Certificates will reduce the Interest Remittance Amount for loan group 1 before any reduction to the Interest Remittance Amount for loan group 2 in respect of such distribution; and

(b)
amounts distributed to the Class 2-A-1 Certificates and the Class 2-A-2 Certificates shall reduce the Interest Remittance Amount for loan group 2 before any reduction to the Interest Remittance Amount for loan group 1 in respect of such distributions.

The Swap Agreement

U.S. Bank National Association as the supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”), on behalf of the supplemental interest trust (the “Supplemental Interest Trust”), will enter into an interest rate swap agreement (the “Swap Agreement”) with the Swap Counterparty for the benefit of the Class A Certificates and Class M Certificates.  The Swap Agreement will be held in the Supplemental Interest Trust. On each distribution date, the Supplemental Interest Trust Trustee will deposit into an account held by the Supplemental Interest Trust and established by the Supplemental Interest Trust Trustee certain amounts, if any, received from the Swap Counterparty, from which distributions to the certificateholders will be made as described in this prospectus supplement.  For the avoidance of doubt, the Swap Agreement and the Supplemental Interest Trust will not be an asset of any REMIC.

Under the Swap Agreement, on each Swap Payment Date, the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty from amounts available therefor under the pooling and servicing agreement a fixed amount for that Swap Payment Date (the “Trust Swap Payment”), equal to the product of (x) a fixed rate equal to 5.15% per annum, (y) the Swap Notional Amount for that Swap Payment Date and (z) a fraction, the numerator of which is 30 (or, for the first Swap Payment Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first distribution date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Counterparty will be obligated to pay to the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, a floating amount for that Swap Payment Date (the “Counterparty Swap Payment”), equal to the product of (x) one-month LIBOR as determined pursuant to the Swap Agreement for the related calculation period as provided in the Swap Agreement, (y) the Swap Notional Amount for that Swap Payment Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Swap Agreement, and the denominator of which is 360.  A net payment, referred to as a “Net Swap Payment”, will be required to be made on each Swap Payment Date (a) by the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, to the Swap Counterparty, if the Trust Swap Payment for such Swap Payment Date exceeds the Counterparty Swap Payment for such Swap Payment Date, or (b) by the Swap Counterparty to the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, if the Counterparty Swap Payment exceeds the Trust Swap Payment for such Swap Payment Date. For each Swap Payment Date in respect of which the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, is required to make a Net Swap Payment to the Swap Counterparty, the trust will be required to make a payment to the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, prior to distributions to certificateholders but after payment of the servicing fee and trustee fee.  On any Swap Payment Date, any such Net Swap Payment owed to the Swap Counterparty and any Swap Termination Payments not caused by a Swap Counterparty Trigger Event (as defined below) owed to the Swap Counterparty will be paid in accordance with the priorities as described in this prospectus supplement.  The “Swap Payment Date” with respect to each distribution date is the business day (as defined in the Swap Agreement) immediately preceding the 25th day of the related month, beginning in November 2007, to and including the termination date (being in August 2012).

Payments under the Swap Agreement will terminate immediately following the Swap Payment Date in August 2012, unless the Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event, each as defined below.

The respective obligations of the Swap Counterparty and the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, to pay specified amounts due under the Swap Agreement (other than Swap Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Swap Event of Default (as defined in the Swap Agreement) with respect to the other party or event that with the giving of notice or lapse of time or both would become a Swap Event of Default with respect to the other party shall have occurred and be continuing with respect to the Swap Agreement and (2) no “early termination date” (as defined in the Swap Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

Events of default under the Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment due under the Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Swap Counterparty to comply with or perform certain agreements or obligations required under the Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Swap Counterparty to comply with or perform certain collateral posting requirements of the Swap Agreement if a rating downgrade has occurred as specified in the Swap Agreement or failure by the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, to return collateral posted by the Swap Counterparty when so required as specified in the Swap Agreement and after notice of such failure is received and expiration of a specified grace period,

•	certain representations by the Swap Counterparty or its credit support provider prove to have been incorrect or misleading in any material respect,

•	cross-default by the Swap Counterparty or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by the Swap Counterparty without an assumption of such party’s obligations under the Swap Agreement,

each as further described in the Swap Agreement.

Termination events under the Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

•
tax event (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

•
credit event upon merger (which generally relates to a merger or similar transaction by the Swap Counterparty such that the creditworthiness of the resulting entity is materially weaker than that of the Swap Counterparty) and

•
tax event upon merger (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in either case as a result of a merger or similar transaction), each as further described in the Swap Agreement.

Additional termination events under the Swap Agreement (each a “Swap Additional Termination Event”) include the following:

•
failure of the Swap Counterparty to comply with certain replacement, guaranty or collateral posting requirements of the Swap Agreement upon a downgrade of the Swap Counterparty’s ratings by the rating agencies below the levels specified in the Swap Agreement,

•	failure of the Swap Counterparty to comply with the Regulation AB provisions of the Swap Agreement,

•	delivery of any irrevocable notice of optional termination or the actual optional termination of the securitization pursuant to the terms of the pooling and servicing agreement, and

•	amendment of the pooling and servicing agreement without the consent of the Swap Counterparty in a manner contrary to the requirements of the pooling and servicing agreement.,

each as further described in the Swap Agreement.

After the Closing Date, to the extent provided for in the Swap Agreement, the Swap Counterparty may transfer its rights and obligations under the Swap Agreement without the consent of the other party, if certain conditions specified in the Swap Agreement are satisfied.

Upon the occurrence of any Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”).  Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, upon satisfaction of certain additional requirements, all as set forth in the Swap Agreement.  The occurrence of an Early Termination Date under the Swap Agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, from amounts available therefor under the pooling and servicing agreement, or the Swap Counterparty may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment to the Swap Counterparty, the trust will be required to make a payment to the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, in the same amount (to the extent such Swap Termination Payment has not been paid by the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee, as described in this prospectus supplement); in the case of a Swap Termination Payment not triggered by a Swap Counterparty Trigger Event (as defined in this prospectus supplement), the trust will be required to make such payment on the related Swap Payment Date, and on any subsequent Swap Payment Dates until paid in full, prior to distributions to certificateholders and in the manner described above, and in the case of a Swap Termination Payment triggered by a Swap Counterparty Trigger Event, the trust’s obligation to make such payment generally will be subordinated to distributions to the holders of the Class A Certificates and Class M Certificates and certain other certificates to the extent described in the pooling and servicing agreement.

A “Swap Counterparty Trigger Event” shall mean: (i) a Swap Event of Default under the Swap Agreement with respect to which the Swap Counterparty is a Defaulting Party (as defined in the Swap Agreement), (ii) a Swap Termination Event under the Swap Agreement with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement) or (iii) a Swap Additional Termination Event under the Swap Agreement with respect to which the Swap Counterparty is the sole Affected Party.

In addition, the Swap Counterparty may, subject (except in the case of a transfer pursuant to the rating downgrade provisions discussed above) to acknowledgement by any rating agencies specified for such purpose in the Swap Agreement that the rating of the relevant securities will not be downgraded or withdrawn, assign its obligations under the Swap Agreement (i) with the prior written consent of the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, to an unaffiliated party or (ii) without the prior consent of the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, to an affiliated party, that either has at least equivalent credit ratings to the specified levels or has furnished a guarantee, subject to approval by S&P and Fitch, of its obligations under the Swap Agreement from a guarantor with at least equivalent credit ratings to the specified levels.

Upon a Swap Early Termination other than in connection with the optional termination of the trust, the Supplemental Interest Trust Trustee, pursuant to the pooling and servicing agreement, will, at the direction of the depositor, enter into a replacement swap agreement on substantially similar terms as the Swap Agreement, with a successor swap Swap Counterparty meeting all rating agency requirements and any third party consent requirements. If the Supplemental Interest Trust Trustee receives a Swap Termination Payment from the Swap Counterparty in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap Swap Counterparty. If the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, is required to pay a Swap Termination Payment to the Swap Counterparty in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the replacement swap agreement is not obtained within 30 days of the Swap Early Termination, then the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will deposit any Swap Termination Payment received from the original Swap Counterparty into a separate, non-interest bearing reserve account and will, on or before each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, by the original Swap Counterparty calculated in accordance with the terms of the original Swap Agreement, and distribute such amount in the priority set forth below.

Upon a Swap Early Termination in connection with the optional termination of the trust, if the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment to the Swap Counterparty, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in “—Optional Termination”, in this prospectus supplement.  If the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, receives a Swap Termination Payment from the Swap Counterparty, the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will distribute such Swap Termination Payment in accordance with the terms of the pooling and servicing agreement.

If the ratings of the debt obligations of the Swap Counterparty fall below the levels specified in the Swap Agreement, the Swap Counterparty will be required, at its cost, to perform within the time and subject to any conditions specified in the Swap Agreement, to either (1) obtain a substitute Swap Counterparty to replace the Swap Counterparty (and providing written notice to each rating agency with respect to such replacement) that is subject to approval by S&P and Fitch (as provided in the Swap Agreement) and meets the Required Ratings Threshold (as defined in the Swap Agreement), (2) post collateral securing its obligations under the Swap Agreement according to the terms of the Swap Agreement or (3) furnish a guarantee of the Swap Counterparty’s obligations under the Swap Agreement from a guarantor that meets the required ratings threshold (as defined in the Swap Agreement).

Any Net Counterparty Payment payable to the Supplemental Interest Trust by the Swap Counterparty will be deposited into an account (the “Supplemental Interest Account”) and distributed on the related distribution date as follows:

(i)           to the senior certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such Class and distribution date, after giving effect to distributions of such amounts as described under “—Distributions of Interest.”

(ii)           to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, Current Interest and any Carryforward Interest for such Class and distribution date, after giving effect to distributions of such amounts as described under “—Distributions of Interest.”

(iii)           to the Principal Remittance Amount, the Net Cumulative Realized Loss Amount on such distribution date.

(iv)            to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any applicable Deferred Amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described hereunder under “—Credit Enhancement—Overcollateralization” on such distribution date;

(v)           first, to the senior certificates, pro rata, and second to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “—Credit Enhancement—Overcollateralization” on such distribution date; and

(vi)           to the Class X Certificates, any remaining amounts.

On the closing date, the Supplemental Interest Trust or the Swap Counterparty may make a payment to the other party to account for changes in market conditions between the time that the terms of the Swap Agreement were determined for the purpose of structuring and marketing the certificates and the time that the Swap Agreement price was determined.  Any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty will be paid by the depositor and will not diminish the value of the trust assets.  Any payment required to be made by the Swap Counterparty to the Supplemental Interest Trust will be distributed by the Supplemental Interest Trust to the depositor and will not be available for distribution to certificateholders.

Distributions of Principal

Distributions of principal on the Class 1-A, Class 2-A-1, Class 2-A-2 and Class R Certificates will be made primarily from the Principal Payment Amount, to the extent of available funds, as described below.  Distributions of principal on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will be made primarily from the Principal Payment Amount after distributions of principal have been made on the senior certificates.

The Principal Payment Amount will be paid on each distribution date, or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent such payments are available to be made on the related distribution date), as follows:

I.
 On each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred and is continuing, or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date, the Principal Payment Amount will be paid in the following order of priority:

(i)
first from the Principal Remittance Amount derived from loan group 2 and then from the Principal Remittance Amount derived from loan group 1, to the Supplemental Interest Trust any unpaid Swap Termination Payment owed to the Swap Counterparty (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement));

(ii)
(a)  from the Principal Remittance Amount derived from loan group 1, sequentially, first to (x) the Class 1-A Certificates, until the Class Principal Balance thereof is reduced to zero, and then to (y) the Class 2-A-1 Certificates and the Class 2-A-2 Certificates, in that order, until the respective Class Principal Balance of such class is reduced to zero; and

(b)  from the Principal Remittance Amount derived from loan group 2, sequentially, first (w) to the Class R Certificates, until the Class Principal Balance thereof is reduced to zero, second (x) on the first distribution date after the expiration of the latest expiring prepayment penalty term, to the Class P Certificates, until the Class Principal Balance of such class has been reduced to zero, third (y) to the Class 2-A-1 Certificates and the Class 2-A-2 Certificates, in that order, until the respective Class Principal Balance of such class is reduced to zero, and fourth (z) to the Class 1-A Certificates, until the Class Principal Balance thereof is reduced to zero;

	(iii)	to the Class M-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;
	(iv)	to the Class M-2 Certificates, until the Class Principal Balance of such class has been reduced to zero;
	(v)	to the Class M-3 Certificates, until the Class Principal Balance of such class has been reduced to zero;
	(vi)	to the Class M-4 Certificates, until the Class Principal Balance of such class has been reduced to zero;
	(vii)	to the Class M-5 Certificates, until the Class Principal Balance of such class has been reduced to zero;
	(viii)	to the Class M-6 Certificates, until the Class Principal Balance of such class has been reduced to zero;
	(ix)	to the Class M-7 Certificates, until the Class Principal Balance of such class has been reduced to zero;
	(x)	to the Class M-8 Certificates, until the Class Principal Balance of such class has been reduced to zero;
	(xi)	to the Class M-9 Certificates, until the Class Principal Balance of such class has been reduced to zero; and
(xii)
for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (xi) above.

II.
 On each distribution date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event has not occurred or is not continuing, or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent such payments are available to be made on the related distribution date), the Principal Payment Amount for such date will be paid in the following order of priority:

(i)
first from the Principal Remittance Amount derived from loan group 2 and then from the Principal Remittance Amount derived from loan group 1, to the Supplemental Interest Trust any unpaid Swap Termination Payment owed to the Swap Counterparty (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement));

(ii)
(a)  from the Principal Remittance Amount derived from loan group 1, sequentially, first (x) to the Class 1-A Certificates, until the Class Principal Balance thereof is reduced to zero, and then (y) to the Class 2-A-1 Certificates and the Class 2-A-2 Certificates, in that order, until the respective Class Principal Balance of such class is reduced to zero, the Group 1 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the group 1 mortgage loans; and

(b)  from the Principal Remittance Amount derived from loan group 2, sequentially, first (x) on the first distribution date after the expiration of the latest expiring prepayment penalty term, to the Class P Certificates, until the Class Principal Balance is reduced to zero, second (y) to the Class 2-A-1 Certificates and the Class 2-A-2 Certificates, in that order, until the respective Class Principal Balance of such class is reduced to zero and third (z) to the Class 1-A Certificates, until the Class Principal Balance thereof is reduced to zero, the Group 2 Allocation Amount and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the group 2 mortgage loans;

	(iii)	to the Class M-1 Certificates, the M-1 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;
	(iv)	to the Class M-2 Certificates, the M-2 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;
	(v)	to the Class M-3 Certificates, the M-3 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;
	(vi)	to the Class M-4 Certificates, the M-4 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;
	(vii)	to the Class M-5 Certificates, the M-5 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;
	(viii)	to the Class M-6 Certificates, the M-6 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;
	(ix)	to the Class M-7 Certificates, the M-7 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;
	(x)	to the Class M-8 Certificates, the M-8 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;
	(xi)	to the Class M-9 Certificates, the M-9 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero; and
(xii)
for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (xi) above.

Credit Enhancement

Credit enhancement for the offered certificates consists of the subordination of the subordinate certificates, the priority of application of Realized Losses, overcollateralization and amounts available under the Swap Agreement to cover certain Realized Losses on the mortgage loans.

Subordination.  The rights of holders of the subordinate certificates to receive payments with respect to the mortgage loans will be subordinated to such rights of holders of each class of offered certificates having a higher priority of payment, as described under “—Distributions of Interest” and “—Distributions of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of offered certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the mortgage loans.

The limited protection afforded to holders of classes of certificates with a higher priority of payment by means of the subordination of certain classes of certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of certificates with a higher priority of payment to receive distributions of interest and principal on any distribution date prior to classes with a lower priority of payment.

Application of Realized Losses.  If a mortgage loan becomes a Liquidated Mortgage Loan, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such mortgage loan.  The amount of such insufficiency is a “Realized Loss.”  In addition, with respect to any modified mortgage loan, the amount, if any, by which the Stated Principal Balance of that mortgage loan has been reduced as a result of the modification shall constitute a “Realized Loss.”  Realized Losses on mortgage loans will have the effect of reducing amounts payable in respect of the Class X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

If on any distribution date, after giving effect to all Realized Losses incurred with respect to mortgage loans during the Collection Period for such distribution date and payments of principal on such distribution date, the aggregate Class Principal Balance of the certificates exceeds the Aggregate Loan Balance for such distribution date (such excess, an “Applied Loss Amount”), such amount will be allocated in reduction of the Class Principal Balance of first, the Class M-9 Certificates, until the Class Principal Balance thereof has been reduced to zero; second, the Class M-8 Certificates, until the Class Principal Balance thereof has been reduced to zero; third, the Class M-7 Certificates, until the Class Principal Balance thereof has been reduced to zero; fourth, the Class M-6 Certificates, until the Class Principal Balance thereof has been reduced to zero; fifth, the Class M-5 Certificates, until the Class Principal Balance thereof has been reduced to zero; sixth, the Class M-4 Certificates, until the Class Principal Balance thereof has been reduced to zero; seventh, the Class M-3 Certificates, until the Class Principal Balance thereof has been reduced to zero; eighth, the Class M-2 Certificates, until the Class Principal Balance thereof has been reduced to zero; and ninth, the Class M-1 Certificates, until the Class Principal Balance thereof has been reduced to zero.  The Class Principal Balance of the Class 1-A, Class 2-A-1 and Class 2-A-2 Certificates will not be reduced by the allocation of Applied Loss Amounts.

Holders of subordinate certificates will not receive any payments in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow and amounts paid under the Swap Agreement, each as described below.

Swap Agreement.  In certain circumstances, payments made to the Supplemental Interest Trust under the Swap Agreement may be available to cover certain Realized Losses on the mortgage loans, as described herein under “—The Swap Agreement.”

Overcollateralization.

As of the closing date, the Aggregate Loan Balance as of the cut-off date will exceed the aggregate outstanding Class Principal Balance of the LIBOR Certificates and Class P Certificates in an amount equal to approximately 8.80% of the Aggregate Loan Balance as of the cut-off date.  This feature is referred to as overcollateralization.  The weighted average net mortgage rate of the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates of the certificates plus certain expenses of the trust, thus generating excess interest collections.  This Monthly Excess Interest will be available on each distribution date to maintain the required level of overcollateralization.  Such application of interest collections as payments of principal will cause the aggregate Class Principal Balance of the certificates to amortize more rapidly than the Aggregate Loan Balance.  However, Net Swap Payments and certain Swap Termination Payments required to be made will reduce excess interest, Realized Losses will reduce overcollateralization, and Monthly Excess Interest may not be sufficient to maintain the required level of overcollateralization, resulting in an Overcollateralization Deficiency.

In addition, to the extent that a Trigger Event has not occurred and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the aggregate Class Principal Balance of the certificates, but will instead, be applied as described below.

On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority, provided, however, the distributions, if any, made pursuant to subclause (22) will be made on the Swap Payment Date to the extent such distributions would be made on such distribution date:

(1) (A)
until the aggregate Class Principal Balance of the LIBOR Certificates and the Class P Certificates equals the Aggregate Loan Balance for such distribution date minus the Targeted Overcollateralization Amount for such date, on each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred or is continuing, to the extent of Monthly Excess Interest for such distribution date, to the LIBOR Certificates, in the following order of priority:

(a)
(i) to the extent of the Monthly Excess Interest derived from loan group 1, sequentially, first to (x) the Class 1-A Certificates, until the Class Principal Balance thereof is reduced to zero, and then to (y) the Class 2-A-1 Certificates and the Class 2-A-2 Certificates, in that order, until the respective Class Principal Balance of such class is reduced to zero, the Group 1 Excess Interest Amount; and

(ii) sequentially, first to (x) the Class 2-A-1 Certificates and the Class 2-A-2 Certificates, in that order, until the respective Class Principal Balance of such class is reduced to zero and then to (y) the Class 1-A Certificates, until the Class Principal Balance thereof is reduced to zero;

(b) to the Class M-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;
(c) to the Class M-2 Certificates, until the Class Principal Balance of such class has been reduced to zero;
(d) to the Class M-3 Certificates, until the Class Principal Balance of such class has been reduced to zero;
(e) to the Class M-4 Certificates, until the Class Principal Balance of such class has been reduced to zero;
(f) to the Class M-5 Certificates, until the Class Principal Balance of such class has been reduced to zero;
(g) to the Class M-6 Certificates, until the Class Principal Balance of such class has been reduced to zero;
(h) to the Class M-7 Certificates, until the Class Principal Balance of such class has been reduced to zero;
(i) to the Class M-8 Certificates, until the Class Principal Balance of such class has been reduced to zero; and
(j) to the Class M-9 Certificates, until the Class Principal Balance of such class has been reduced to zero;

(B)      on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred or is not continuing, to fund any principal distributions required to be made on such distribution date set forth above in subclause II under “—Distributions of Principal,” after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(2)	to the Class M-1 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;
(3)	to the Class M-2 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;
(4)	to the Class M-3 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;
(5)	to the Class M-4 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;
(6)	to the Class M-5 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;
(7)	to the Class M-6 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;
(8)	to the Class M-7 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;
(9)	to the Class M-8 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;
(10)	to the Class M-9 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class;
(11)	to the Class 1-A, Class 2-A-1 and Class 2-A-2 Certificates, pro rata based on amounts due, any applicable Basis Risk Shortfall for each such class;
(12)	to the Class M-1 Certificates, any applicable Basis Risk Shortfall for such class;
(13)	to the Class M-2 Certificates, any applicable Basis Risk Shortfall for such class;
(14)	to the Class M-3 Certificates, any applicable Basis Risk Shortfall for such class;
(15)	to the Class M-4 Certificates, any applicable Basis Risk Shortfall for such class;
(16)	to the Class M-5 Certificates, any applicable Basis Risk Shortfall for such class;
(17)	to the Class M-6 Certificates, any applicable Basis Risk Shortfall for such class;
(18)	to the Class M-7 Certificates, any applicable Basis Risk Shortfall for such class;
(19)	to the Class M-8 Certificates, any applicable Basis Risk Shortfall for such class;
(20)	to the Class M-9 Certificates, any applicable Basis Risk Shortfall for such class;
(21)	to the Basis Risk Reserve Fund, any amount required to be paid thereto;
(22)
to the Supplemental Interest Trust, any Swap Termination Payment (if the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) owed to the Swap Counterparty;

(23)	to the Class X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and
(24)	to the Class R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class R Certificates under this clause (24).

Distributions pursuant to subclauses (2) through (10) on any distribution date will be made after giving effect to withdrawals from the Supplemental Interest Trust to pay Deferred Amounts on such date.  Distributions pursuant to subclauses (11) through (20) on any distribution date will be made after giving effect to withdrawals from the Supplemental Interest Trust to pay Basis Risk Shortfalls to the offered certificates on such date.

Final Scheduled Distribution Date

The Final Scheduled Distribution Date for the offered certificates is the distribution date in September 2037.  As to each class, the actual final distribution date may be earlier, and could be substantially earlier, than such class’s Final Scheduled Distribution Date.

Optional Termination

On any distribution date on or after which the Aggregate Loan Balance is less than 10% of the Aggregate Loan Balance as of the cut-off date and certain conditions specified in the pooling and servicing agreement are satisfied, the Terminating Entity may, but is not required to, purchase the mortgage loans, any REO Property and the other assets in the trust for a price equal to the sum of (i) 100% of the aggregate outstanding principal balance of the mortgage loans plus accrued interest thereon at the applicable mortgage rate to the date of purchase, (ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the depositor at the expense of the depositor and (y) the Stated Principal Balance of the mortgage loan related to any REO Property plus accrued and unpaid interest thereon at the applicable mortgage rate, (iii) any unreimbursed Advances and servicing fees and other amounts payable to the servicer and the trustee and (iv) the amount of any unpaid Swap Termination Payment owed to the Swap Counterparty.

The “Terminating Entity” shall be the holder of the largest percentage interest of Class X Certificates.

If the Terminating Entity does not exercise its option described above, Ocwen, in its capacity as servicer, shall have such option on any distribution date on or after which the Aggregate Loan Balance is less than 5% of the Aggregate Loan Balance as of the cut-off date.

If such option is exercised, the trust will be terminated effecting an early retirement of the certificates.  There can be no assurance when such option will be exercised.

If the purchase option is exercised with respect to the mortgage loans it will effect an early retirement of the certificates.  Distributions on the certificates relating to any optional termination will be treated as a prepayment of the mortgage loans and paid in accordance with the priorities and amounts set forth above under “Description of the Certificates”.  The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled.

The Trustee

U.S. Bank National Association (“U.S. Bank”) will act as trustee under the pooling and servicing agreement.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $223 billion as of June 30, 2007.  As of June 30, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,499 branch offices in 24 states and had over 50,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities.  The pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2007, U.S. Bank was acting as trustee with respect to over 85,000 issuances of securities with an aggregate outstanding principal balance of over $2.3 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The trustee shall make each monthly statement available to the certificateholders via the trustee’s internet website at http://www.usbank.com/abs.  Certificateholders with questions may direct them to the trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 314 issuances of sub-prime mortgage backed securities with an outstanding aggregate principal balance of approximately $81,681,900,000.

The trustee’s procedures for performing its duties as required by the pooling and servicing agreement are set forth as follows:

A U.S. Bank analyst (an “Analyst”) will review the relevant executed legal transaction documents for this transaction (collectively, the “Documents”) and program the distribution module of U.S. Bank’s cash-flow modeling system (the “System”) to provide the necessary calculations for this transaction.  The programming will consist of modeling all collection and withdrawal activity that will take place in all of the issuing entity accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties.  All trigger events set forth in the Documents will be modeled without regard to probability of occurrence.

Prior to the first distribution to the certificateholders, a supervisor for the transaction (the “Supervisor”) will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output.  The Supervisor will also review the content of the certificateholder statements prior to the first distribution date to ensure that all information required by the Documents is present and correct.

The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur.  The Supervisor’s responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the certificateholder statement includes all items required to be reported by the Documents.

On a monthly basis, an Analyst will obtain from the servicer a file containing the payment activity for the related collection period on a loan-by-loan basis.  The loan file will be converted to a database format and loaded into the System program.  Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period.  Once the loan data is confirmed with the servicer, the analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

To the extent U.S. Bank is required by the documents to re-compute any loan-data elements supplied by the servicer, U.S. Bank will do so based on information received from the servicer.  U.S. Bank will identify all discrepancies and bring them to the attention of the servicer for resolution.  If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the servicer.

The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific checklist.  Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor.  The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

In the past three years, the trustee has not made material changes to the policies and procedures of its securities administration services for mortgage-backed securities.  However, the trustee acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the trustee acquired from State Street used slightly different procedures than those set forth above to review the data for each certificateholder statement.  Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed certificateholder statement prior to its distribution.  As of January 1, 2006, all offices of the trustee will use the procedures set forth above.

The trustee’s duties are limited solely to its express obligations under the pooling and servicing agreement.  For information, with respect to the trustee’s liability under the pooling and servicing agreement and any indemnification that the trustee will be entitled to from the issuing entity, see “The Trust Fund—Certain Matters Regarding the Servicer, the Depositor, the Trustee and the Special Servicer” in the accompanying prospectus.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee.  The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes incapable of acting under the pooling and servicing agreement or insolvent.  The trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates.  In such circumstances, the depositor will also be obligated to appoint a successor trustee.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  Any expenses associated with the resignation or removal of the trustee and the appointment of a successor will generally be paid by the depositor or the trust.

The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

The trustee will not be liable under the pooling and servicing agreement:

•	expect for the performance of such duties and obligations as are specifically set forth in the pooling and servicing agreement;

•
for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement; or

•
for any action taken or omitted by it in good faith in accordance with the direction of holders of certificates evidencing at least 25% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the pooling and servicing agreement.

In the absence of bad faith, the trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the pooling and servicing agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel.  The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

Reports to Certificateholders

On each distribution date, the trustee will provide or make available to each holder of a certificate, the Rating Agencies (as defined herein) and the Swap Counterparty a statement (based solely on information received from the servicer and the Swap Counterparty) setting forth, among other things, the information set forth in the prospectus under “Description of the Certificates—Reports to Securityholders.”  For purposes of the information reported in the monthly statement to certificateholders prepared by the trustee, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date.  The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month.  For example, a mortgage loan due for August 1 that remained unpaid at the close of business on September 30 would then be considered to be 30 to 59 days delinquent in the October trust and static pool reporting.  The trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the trustee’s website.  The trustee’s website will initially be located at “http://www.usbank.com/abs.”  Assistance in using the website can be obtained by calling the trustee’s customer service desk at (800) 934-6802.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and so indicating.  The trustee shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the trustee shall provide timely and adequate notification to all above parties regarding any such changes.  In addition, the trustee will post on the above website on a monthly basis, current loan level data reports about the mortgage loans in the trust fund.  The format of these loan level data reports may be modified, as permitted by the trustee, or they may be discontinued at any time.

Restrictions on Transfer of the Class R Certificates

The Class R Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.”  The pooling and servicing agreement provides that the Class R Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met.  See “ERISA Considerations” in this prospectus supplement.  The Class R Certificate will contain a legend describing the foregoing restrictions.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The yields to maturity (or to early termination) on the offered certificates will be affected in varying degrees by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the mortgage loans.  The yields to maturity (or to early termination) on the senior certificates will be most affected by the rate of such principal payments on the mortgage loans in the related loan group.  Such yields will also be affected by the extent to which mortgage loans bearing higher mortgage rates prepay at a more rapid rate than mortgage loans with lower mortgage rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price for the offered certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  Approximately 69.0% of the mortgage loans in loan group 1 and 91.5% of the mortgage loans in loan group 2, each by aggregate loan balance as of the cut-off date, are adjustable-rate mortgage loans.  As is the case with fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to “lock in” a lower fixed interest rate.  The mortgage loans that are fixed rate for a certain period of time and then begin to adjust may become subject to higher prepayment rates as these loans near their respective initial adjustment dates, even if prevailing interest rates for mortgage loans of a comparable term and risk level are at or even slightly above the loan rates, as the borrowers attempt to avoid increases in their monthly payments.  However, no assurance can be given as to the level of prepayments that the mortgage loans will experience.  Other factors affecting prepayment of the mortgage loans include such factors as changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.  A majority of the mortgage loans have due-on-sale clauses.  The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan.

As of origination, approximately 47.5% of the mortgage loans in loan group 1 and approximately 50.3% of the mortgage loans in loan group 2, each by aggregate loan balance as of the cut-off date, are subject to prepayment penalties during intervals ranging generally from one year to three years following origination, as described under “The Mortgage Pool—The Mortgage Loans” herein.  Such prepayment penalties may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

The rate of principal payments on the mortgage loans will also be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation.  The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may, and the timing of Realized Losses, will significantly affect the yield on the certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the offered certificates.  In general, the earlier a prepayment of principal of the related mortgage loans, the greater the effect on the yield on the certificates.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  Under the pooling and servicing agreement, the trustee will receive certain representations and warranties relating to the characteristics of the mortgage loans made by the seller. The seller will represent and warrant that as of the closing date, each mortgaged property was free of material damage.  In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of the certificateholders, the seller will be required to repurchase the affected mortgage loan or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, or landslides (or other cause) occurs after the closing date, the seller will not have any such obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and landslides, and flood or landslide insurance may not have been obtained with respect to such mortgaged properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, such proceeds will be used to prepay the related mortgage loans in whole or in part.  Any repurchases or repayments of the mortgage loans may reduce the weighted average lives of the offered certificates and will reduce the yields on such certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of the mortgage loans will result in payments to holders of the certificates of principal amounts that would otherwise be paid over the remaining terms of such mortgage loans.  The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans.  In general, defaults on the mortgage loans are expected to occur with greater frequency in their early years.

The yields to investors in the offered certificates will be affected by the optional purchase of the mortgage loans, as described under “Description of the Certificates—Optional Termination” herein.

If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the mortgage loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated.

The pass-through rates applicable to the LIBOR Certificates will be affected by the level of one-month LIBOR from time to time, and by the mortgage rates of the mortgage loans from time to time as described under “Risk Factors—The yield on your securities may also be affected by changes in the mortgage interest rate, if applicable” in the prospectus.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a mortgage loan in full between its due dates, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month.  Also, when a prepayment in part is made on a mortgage loan together with the Scheduled Payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount of the prepayment in part as of that due date, but the principal from that mortgage loan is not paid to the holders of certificates until the distribution date in the next month.  As a result, one month of interest shortfall accrues on the amount of such principal prepayment in part.

To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of a voluntary prepayment in full on a mortgage loan between its due dates the servicer will pay Compensating Interest to the limited extent and in the manner described under “Fees and Expenses of the Trust—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans.”

To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a principal prepayment in full, or to the extent that there is an interest deficiency from a prepayment in part on a mortgage loan, such remaining deficiency will be covered by excess interest collections on the mortgage loans.  If excess interest collections are insufficient, each class of certificates will be allocated such shortfall, to the extent of interest due, on a pro rata basis.

Overcollateralization

The yields of the offered certificates will be affected by the application of the Monthly Excess Cashflow as described herein and by the amount of overcollateralization.  The amount of such Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the mortgage loans. There can be no assurance as to whether such overcollateralization will be maintained at the levels described herein.  Monthly Excess Cashflow will be available on each distribution date to create or maintain overcollateralization.

Subordination

The senior certificates are senior to the subordinate certificates.  The Class M-1 Certificates are senior to the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class X Certificates, the Class M-2 Certificates are senior to the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class X Certificates, the Class M-3 Certificates are senior to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class X Certificates, the Class M-4 Certificates are senior to the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class X Certificates, the Class M-5 Certificates are senior to the Class M-6, Class M-7, Class M-8, Class M-9 and Class X Certificates, the Class M-6 Certificates are senior to the Class M-7, Class M-8, Class M-9 and Class X Certificates, the Class M-7 Certificates are senior to the Class M-8, Class M-9 and Class X Certificates, the Class M-8 Certificates are senior to the Class M-9 Certificates and the Class X Certificates, the Class M-9 Certificates are senior to the Class X Certificates.  As a result, a class of certificates with a higher payment priority will have a preferential right to receive amounts in respect of interest and principal on any distribution date prior to any class with a lower payment priority.  In addition, Applied Loss Amounts will be allocated among the subordinate certificates, other than the Class X Certificates, in reverse order of priority of payment.  As a result, the yields of the subordinate certificates will be more sensitive, in varying degrees, to delinquencies and losses on the mortgage loans than the yields of the senior certificates and classes of subordinate certificates which have a relatively higher priority of payment.

The Pass-Through Rates

The pass-through rate for each class of LIBOR Certificates is subject to a rate cap, as follows:

(a)	for the Class 1-A Certificates, the Group 1 Senior Net Funds Cap;

(b)	for the Class 2-A-1, Class 2-A-2 and the Class R Certificates, the Group 2 Senior Net Funds Cap; and

(c)	for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, the Subordinate Net Funds Cap.

If the applicable mortgage loans bearing higher mortgage rates were to prepay at rates faster than mortgage loans with lower mortgage rates, the related Net Funds Cap would be lower than otherwise would be the case.  Thus, the effective pass-through rates on the offered certificates will be dependent on the prepayment experience on the mortgage loans.

Although the holders of the LIBOR Certificates will be entitled to receive the related Basis Risk Shortfall to the extent funds are available for that purpose as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available.  The ratings on the LIBOR Certificates do not address the likelihood of payment of any Basis Risk Shortfall.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses).  The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model.  The two prepayment models used in this prospectus supplement represent an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans.  For the adjustable-rate mortgage loans, a 100% prepayment assumption assumes prepayment rates of 8.00% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 22%/11 per annum in each month thereafter until the twelfth month.  Beginning in the twelfth month and in each month thereafter until the twenty-second month, 100% of the prepayment assumption assumes a constant prepayment rate of 30.00% per annum.  Beginning in the twenty-third month and in each month thereafter until the twenty-seventh month, 100% of the prepayment assumption assumes a constant prepayment rate of 55.00% per annum.  Beginning in the twenty-eighth month and in each month thereafter during the life of the mortgage loan, 100% of the prepayment assumption assumes a constant prepayment rate of 35.00% per annum.  For the fixed-rate mortgage loans, a 100% prepayment assumption assumes prepayment rates of 4.60% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 18.40%/11 per annum in each month thereafter until the twelfth month.  Beginning in the twelfth month and in each month thereafter during the life of the mortgage loan, 100% of the prepayment assumption assumes a constant prepayment rate of 23.00% per annum.  The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The tables below were prepared based on the following assumptions among other things (collectively, the “Modeling Assumptions”):

•
the initial Class Principal Balances of the offered certificates are as set forth on page S-5 of this prospectus supplement and the pass-through rates of each class of offered certificates are as described herein;

•	with respect to each mortgage loan, the Scheduled Payment of principal and interest is timely received on the first day of each month commencing in September 2007;

•	principal prepayments are received in full on the last day of each month commencing in August 2007 and there are no Interest Shortfalls;

•	there are no defaults or delinquencies on the mortgage loans;

•	distribution dates occur on the 25th day of each month, commencing in September 2007;

•	there are no purchases or substitutions of the mortgage loans;

•
the mortgage rate of each adjustable-rate mortgage loan is adjusted on the next applicable adjustment date to equal the value of the Index set forth below plus the related gross margin, subject to any initial rate cap or periodic rate cap;

•	the mortgage rates of the adjustable-rate mortgage loans adjust based on Six-Month LIBOR, as described at “The Mortgage Pool—The Index”;

•	for all LIBOR Determination Dates, the value of one-month LIBOR and Six-Month LIBOR is 5.5075% and 5.4275% respectively;

•	the certificates are issued on August 31, 2007;

•	all mortgage loans with an initial interest-only period are assumed to fully amortize over their stated remaining term to maturity;

•	there are no Capitalization Reimbursement Amounts added to the Stated Principal Balances of the mortgage loans; and

•	the mortgage loans were aggregated into assumed mortgage loans having the following characteristics:

	Principal Balance ($)	Mortgage Rate (%)	Net Mortgage Rate* (%)	Original Amortization Term to Maturity (Months)	Stated Remaining Amortization Term (Months)	Remaining Balloon Term (Months)	Gross Margin (%)	Months to Interest Rate Change	Rate Change Frequency (Months)	Maximum Rate (%)	Minimum Rate (%)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Original Prepay Penalty Term (Months)	Index
Loan Group I

Fixed Rate	2,706,815.34	8.5267	8.0257	360	355	175	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	N/A
	9,053,537.41	8.4322	7.9312	480	474	354	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	N/A
	9,453,309.54	8.4583	7.9573	480	474	354	N/A	N/A	N/A	N/A	N/A	N/A	N/A	31	N/A
	1,543,099.89	8.1039	7.6029	600	595	355	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	N/A
	3,620,377.64	7.4203	6.9193	600	594	354	N/A	N/A	N/A	N/A	N/A	N/A	N/A	35	N/A
	101,289.73	8.6130	8.1120	120	112	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	N/A
	1,228,251.52	7.8933	7.3923	180	175	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	N/A
	574,377.95	7.6853	7.1843	180	173	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	N/A
	969,118.29	7.4531	6.9521	240	231	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	N/A
	477,848.47	10.2832	9.7822	240	231	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	34	N/A
	113,729.38	7.7000	7.1990	300	295	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	N/A
	15,847,716.60	9.5350	9.0340	360	351	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	N/A
	67,607,854.74	8.0783	7.5773	360	355	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	N/A
	5,628,271.12	9.6980	9.1970	360	352	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	18	N/A
	22,335,063.30	8.5498	8.0488	360	353	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	N/A
	3,227,329.60	6.6794	6.1784	480	475	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	N/A
	870,472.48	7.6857	7.1847	480	473	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	35	N/A
Adjustable Rate	23,776,008.18	8.9087	8.4077	360	351	N/A	6.1968	15	6	15.6588	8.9087	2.2869	1.7028	0	6MonthLIBOR
	26,037,515.03	8.1777	7.6767	360	355	N/A	6.0988	19	6	14.4516	8.1777	2.6519	1.1971	0	6MonthLIBOR
	7,851,331.06	7.8672	7.3662	360	352	N/A	6.1106	16	6	14.4821	7.8672	2.3270	1.5571	12	6MonthLIBOR
	30,731,905.58	8.4528	7.9518	360	351	N/A	6.2106	15	6	15.1772	8.4489	2.2148	1.7720	24	6MonthLIBOR
	37,680,290.54	7.8230	7.3220	360	355	N/A	6.1197	19	6	14.1516	7.8230	2.5144	1.3092	24	6MonthLIBOR
	30,080,537.46	8.5775	8.0765	480	474	354	6.1771	18	6	14.9299	8.5775	2.6427	1.1685	0	6MonthLIBOR
	4,021,556.50	9.0299	8.5289	480	474	354	6.3019	18	6	15.4118	9.0299	2.5161	1.2942	12	6MonthLIBOR
	47,743,149.36	8.4255	7.9245	480	473	353	6.2728	17	6	14.9249	8.4255	2.4588	1.3595	24	6MonthLIBOR
	10,945,117.51	8.3557	7.8547	600	595	355	6.1383	19	6	14.5232	8.3557	2.7689	1.0993	0	6MonthLIBOR
	9,763,613.91	7.9003	7.3993	600	594	354	6.0751	18	6	14.1799	7.9003	2.6169	1.1172	23	6MonthLIBOR
	11,712,072.82	8.2219	7.7209	360	352	N/A	5.9898	28	6	14.6756	8.1599	2.4180	1.4824	0	6MonthLIBOR
	10,469,146.39	7.9272	7.4262	360	353	N/A	6.2447	29	6	14.4117	7.9272	2.4447	1.5031	32	6MonthLIBOR
	11,888,752.40	8.7686	8.2676	480	474	354	6.3216	30	6	15.2222	8.7686	2.5422	1.2858	0	6MonthLIBOR
	7,802,618.12	8.6249	8.1239	480	473	353	6.2995	29	6	14.9660	8.6249	2.6747	1.2929	27	6MonthLIBOR
	1,124,040.28	7.2460	6.7450	600	595	355	6.1711	31	6	13.6228	7.2460	2.6231	1.1884	0	6MonthLIBOR
	617,063.94	8.2250	7.7240	600	595	355	5.9500	31	6	15.2250	8.2250	2.0000	1.5000	12	6MonthLIBOR
	322,652.97	6.3750	5.8740	360	355	N/A	2.2500	55	6	12.3750	6.3750	3.0000	1.0000	0	1 Year LIBOR
	3,245,879.00	7.5926	7.0916	360	351	N/A	4.6940	51	6	13.7170	6.9257	2.9371	1.2953	0	6MonthLIBOR
	24,348,471.20	6.7127	6.2117	360	355	N/A	2.3576	55	6	12.8658	4.9470	3.7736	1.4123	0	6MonthLIBOR
	1,715,549.95	6.9731	6.4721	360	353	N/A	5.1118	53	6	12.9731	6.9731	2.7696	1.2304	15	6MonthLIBOR
	20,895,104.42	6.7660	6.2650	360	354	N/A	2.8132	54	6	12.8313	4.0127	4.7973	1.7208	36	6MonthLIBOR
	641,411.79	5.8643	5.3633	360	356	N/A	3.1089	80	12	12.3428	4.6082	2.5215	1.2393	0	1 Year CMT
	44,249.98	7.7500	7.2490	360	355	N/A	2.2500	79	6	13.7500	7.7500	3.0000	1.0000	0	6MonthLIBOR

* Net Mortgage Rate is equal to the Mortgage Rate less the rate at which the servicing, and trustee fees accrue.

	Principal Balance ($)	Mortgage Rate (%)	Net Mortgage Rate* (%)	Original Amortization Term to Maturity (Months)	Stated Remaining Amortization Term (Months)	Remaining Balloon Term (Months)	Gross Margin (%)	Months to Interest Rate Change	Rate Change Frequency (Months)	Maximum Rate (%)	Minimum Rate (%)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Original Prepay Penalty Term (Months)	Index
Loan Group 2

Fixed Rate	447,754.31	7.0000	6.4990	360	355	175	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	N/A
	1,187,212.12	6.9013	6.4003	480	475	355	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	N/A
	2,303,106.49	7.2440	6.7430	480	475	355	N/A	N/A	N/A	N/A	N/A	N/A	N/A	27	N/A
	919,489.94	7.0019	6.5009	600	594	354	N/A	N/A	N/A	N/A	N/A	N/A	N/A	36	N/A
	5,846,226.41	7.5612	7.0602	360	355	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	N/A
	1,794,418.78	7.8570	7.3560	360	352	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	24	N/A
	423,868.13	6.5000	5.9990	480	475	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	N/A
Adjustable Rate	24,469,727.98	8.0223	7.5213	360	354	N/A	6.1130	18	6	14.4209	8.0223	2.5312	1.3966	0	6MonthLIBOR
	34,283,453.41	7.7712	7.2702	360	353	N/A	6.1331	17	6	14.3405	7.7712	2.2771	1.5985	22	6MonthLIBOR
	11,952,937.94	8.6122	8.1112	480	473	353	6.1579	17	6	15.1360	8.6122	2.4427	1.2389	0	6MonthLIBOR
	11,988,543.47	8.3523	7.8513	480	473	353	6.3190	17	6	14.9048	8.3523	2.4476	1.3748	23	6MonthLIBOR
	3,122,316.25	8.4427	7.9417	600	594	354	6.1477	18	6	14.6002	8.4427	2.2445	1.3377	0	6MonthLIBOR
	5,994,698.88	7.9572	7.4562	600	594	354	6.1898	18	6	14.6070	7.9572	2.3502	1.1374	24	6MonthLIBOR
	610,764.20	8.5500	8.0490	480	462	N/A	5.9500	6	6	15.5500	8.5500	1.5000	1.5000	0	6MonthLIBOR
	3,470,008.07	8.6501	8.1491	360	353	N/A	5.8914	29	6	15.1376	8.6501	2.5125	1.4875	0	6MonthLIBOR
	4,004,002.94	7.8943	7.3933	360	352	N/A	6.1187	28	6	14.6054	7.8943	2.2889	1.4201	28	6MonthLIBOR
	2,239,566.04	7.6853	7.1843	480	474	354	6.2227	30	6	14.1109	7.6853	2.5744	1.1086	0	6MonthLIBOR
	3,189,041.18	7.9827	7.4817	480	472	352	6.1187	28	6	14.8386	7.9827	2.1441	1.3540	27	6MonthLIBOR
	440,566.02	7.9500	7.4490	600	595	355	6.3000	31	6	13.9500	7.9500	3.0000	1.0000	0	6MonthLIBOR
	595,000.00	6.2500	5.7490	360	355	N/A	2.2500	55	6	13.2500	6.2500	2.0000	1.5000	0	1 Year LIBOR
	19,144,327.03	6.8068	6.3058	360	354	N/A	2.5532	54	6	12.9509	4.8384	3.6593	1.4743	0	6MonthLIBOR
	11,578,607.97	6.9875	6.4865	360	353	N/A	3.3760	53	6	13.1955	4.9269	4.0365	1.5948	33	6MonthLIBOR
	1,216,649.97	5.8900	5.3890	360	355	N/A	2.2500	79	6	11.8900	5.8900	3.0000	1.0000	0	6MonthLIBOR

* Net Mortgage Rate is equal to the Mortgage Rate less the rate at which the servicing and trustee fees accrue.

The actual characteristics and the performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the mortgage loans will prepay at a constant rate until maturity, that all of the mortgage loans will prepay at the same rate or that there will be no defaults or delinquencies on the mortgage loans.  Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal payments than indicated in the tables at the various percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Balances outstanding over time and the weighted average lives of the offered certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the prepayment assumption.

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the offered certificates and set forth the percentages of the initial Class Principal Balances of the offered certificates that would be outstanding after each of the distribution dates shown at various percentages of the prepayment assumption.

The weighted average life of any class of offered certificates is determined by:

•	multiplying the amount of the reduction, if any, of the Class Principal Balance of that class on each distribution date by the number of years from the date of issuance to that distribution date,

•	summing the results, and

•	dividing the sum by the aggregate amount of the reductions in Class Principal Balance of that class referred to in the first clause.

Percent of Initial Class Principal Balances Outstanding

	Class 1-A Prepayment Assumption						Class 2-A-1 Prepayment Assumption
Distribution Date	50%	75%	100%	125%	150%	200%	50%	75%	100%	125%	150%	200%

Initial	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
August 2008	82	73	65	56	48	30	74	62	49	37	25	0
August 2009	60	44	28	15	0	0	42	18	0	0	0	0
August 2010	45	25	9	0	0	0	20	0	0	0	0	0
August 2011	33	23	9	0	0	0	4	0	0	0	0	0
August 2012	28	18	9	0	0	0	0	0	0	0	0	0
August 2013	24	14	8	0	0	0	0	0	0	0	0	0
August 2014	20	11	6*	0	0	0	0	0	0	0	0	0
August 2015	17	9	5*	0	0	0	0	0	0	0	0	0
August 2016	14	7*	3*	0	0	0	0	0	0	0	0	0
August 2017	12	5*	2*	0	0	0	0	0	0	0	0	0
August 2018	10	4*	2*	0	0	0	0	0	0	0	0	0
August 2019	9	3*	1*	0	0	0	0	0	0	0	0	0
August 2020	7*	3*	1*	0	0	0	0	0	0	0	0	0
August 2021	6*	2*	0	0	0	0	0	0	0	0	0	0
August 2022	5*	2*	0	0	0	0	0	0	0	0	0	0
August 2023	5*	1*	0	0	0	0	0	0	0	0	0	0
August 2024	4*	1*	0	0	0	0	0	0	0	0	0	0
August 2025	3*	1*	0	0	0	0	0	0	0	0	0	0
August 2026	3*	0	0	0	0	0	0	0	0	0	0	0
August 2027	2*	0	0	0	0	0	0	0	0	0	0	0
August 2028	2*	0	0	0	0	0	0	0	0	0	0	0
August 2029	1*	0	0	0	0	0	0	0	0	0	0	0
August 2030	1*	0	0	0	0	0	0	0	0	0	0	0
August 2031	1*	0	0	0	0	0	0	0	0	0	0	0
August 2032	1*	0	0	0	0	0	0	0	0	0	0	0
August 2033	0	0	0	0	0	0	0	0	0	0	0	0
August 2034	0	0	0	0	0	0	0	0	0	0	0	0
August 2035	0	0	0	0	0	0	0	0	0	0	0	0
August 2036	0	0	0	0	0	0	0	0	0	0	0	0
August 2037	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)**	4.5	3.0	2.0	1.2	1.0	0.7	1.9	1.3	1.0	0.8	0.7	0.5
Weighted Average Life to Call (in years)**	4.1	2.7	1.8	1.2	1.0	0.7	1.9	1.3	1.0	0.8	0.7	0.5
________________
*	Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised.

**	Determined as specified under “—Weighted Average Life” herein.

Percent of Initial Class Principal Balances Outstanding

	Class 2-A-2 Prepayment Assumption						Class M-1 Prepayment Assumption
Distribution Date	50%	75%	100%	125%	150%	200%	50%	75%	100%	125%	150%	200%

Initial	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
August 2008	100	100	100	100	100	99	100	100	100	100	100	100
August 2009	100	100	87	29	0	0	100	100	100	100	95	68*
August 2010	100	78	13	0	0	0	100	100	100	95	95	68*
August 2011	100	69	13	0	0	0	98	66	100	95	95*	46*
August 2012	91	49	13	0	0	0	82	50	88	95*	94*	25*
August 2013	74	35	9	0	0	0	68	39	21	95*	55*	5*
August 2014	60	24	2*	0	0	0	57	30	15*	72*	33*	0
August 2015	48	16	0	0	0	0	48	23	10*	47*	18*	0
August 2016	38	10*	0	0	0	0	40	17*	7*	31*	4*	0
August 2017	30	5*	0	0	0	0	34	13*	5*	19*	0	0
August 2018	24	2*	0	0	0	0	28	10*	4*	6*	0	0
August 2019	18	0	0	0	0	0	24	8*	3*	0	0	0
August 2020	14*	0	0	0	0	0	20*	6*	0	0	0	0
August 2021	10*	0	0	0	0	0	16*	5*	0	0	0	0
August 2022	7*	0	0	0	0	0	13*	4*	0	0	0	0
August 2023	4*	0	0	0	0	0	11*	3*	0	0	0	0
August 2024	2*	0	0	0	0	0	9*	2*	0	0	0	0
August 2025	0	0	0	0	0	0	8*	0	0	0	0	0
August 2026	0	0	0	0	0	0	6*	0	0	0	0	0
August 2027	0	0	0	0	0	0	5*	0	0	0	0	0
August 2028	0	0	0	0	0	0	4*	0	0	0	0	0
August 2029	0	0	0	0	0	0	3*	0	0	0	0	0
August 2030	0	0	0	0	0	0	3*	0	0	0	0	0
August 2031	0	0	0	0	0	0	2*	0	0	0	0	0
August 2032	0	0	0	0	0	0	0	0	0	0	0	0
August 2033	0	0	0	0	0	0	0	0	0	0	0	0
August 2034	0	0	0	0	0	0	0	0	0	0	0	0
August 2035	0	0	0	0	0	0	0	0	0	0	0	0
August 2036	0	0	0	0	0	0	0	0	0	0	0	0
August 2037	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)**	8.7	5.5	2.9	1.9	1.5	1.2	9.3	6.3	6.0	8.1	6.4	3.6
Weighted Average Life to Call (in years)**	8.4	5.3	2.9	1.9	1.5	1.2	8.4	5.6	5.5	4.5	3.5	1.5
________________
*	Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised.

**	Determined as specified under “—Weighted Average Life” herein.

Percent of Initial Class Principal Balances Outstanding

	Class M-2 Prepayment Assumption						Class M-3 Prepayment Assumption
Distribution Date	50%	75%	100%	125%	150%	200%	50%	75%	100%	125%	150%	200%

Initial	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
August 2008	100	100	100	100	100	100	100	100	100	100	100	100
August 2009	100	100	100	100	100	100*	100	100	100	100	100	28*
August 2010	100	100	100	100	100	29*	100	100	100	100	100	8*
August 2011	98	66	100	100	89*	5*	98	66	94	100	16*	5*
August 2012	82	50	30	100*	9*	2*	82	50	30	19*	9*	0
August 2013	68	39	21	29*	5*	0	68	39	21	11*	5*	0
August 2014	57	30	15*	7*	3*	0	57	30	15*	7*	3*	0
August 2015	48	23	10*	5*	0	0	48	23	10*	5*	0	0
August 2016	40	17*	7*	3*	0	0	40	17*	7*	3*	0	0
August 2017	34	13*	5*	0	0	0	34	13*	5*	0	0	0
August 2018	28	10*	4*	0	0	0	28	10*	4*	0	0	0
August 2019	24	8*	3*	0	0	0	24	8*	1*	0	0	0
August 2020	20*	6*	0	0	0	0	20*	6*	0	0	0	0
August 2021	16*	5*	0	0	0	0	16*	5*	0	0	0	0
August 2022	13*	4*	0	0	0	0	13*	4*	0	0	0	0
August 2023	11*	3*	0	0	0	0	11*	2*	0	0	0	0
August 2024	9*	0	0	0	0	0	9*	0	0	0	0	0
August 2025	8*	0	0	0	0	0	8*	0	0	0	0	0
August 2026	6*	0	0	0	0	0	6*	0	0	0	0	0
August 2027	5*	0	0	0	0	0	5*	0	0	0	0	0
August 2028	4*	0	0	0	0	0	4*	0	0	0	0	0
August 2029	3*	0	0	0	0	0	3*	0	0	0	0	0
August 2030	3*	0	0	0	0	0	1*	0	0	0	0	0
August 2031	0	0	0	0	0	0	0	0	0	0	0	0
August 2032	0	0	0	0	0	0	0	0	0	0	0	0
August 2033	0	0	0	0	0	0	0	0	0	0	0	0
August 2034	0	0	0	0	0	0	0	0	0	0	0	0
August 2035	0	0	0	0	0	0	0	0	0	0	0	0
August 2036	0	0	0	0	0	0	0	0	0	0	0	0
August 2037	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)**	9.3	6.3	5.6	5.9	4.6	2.8	9.3	6.2	5.3	4.9	3.8	2.0
Weighted Average Life to Call (in years)**	8.4	5.6	5.1	4.7	3.6	1.7	8.4	5.6	4.8	4.5	3.5	1.6
________________
*	Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised.

**	Determined as specified under “—Weighted Average Life” herein.

Percent of Initial Class Principal Balances Outstanding

	Class M-4 Prepayment Assumption						Class M-5 Prepayment Assumption
Distribution Date	50%	75%	100%	125%	150%	200%	50%	75%	100%	125%	150%	200%

Initial	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
August 2008	100	100	100	100	100	100	100	100	100	100	100	100
August 2009	100	100	100	100	100	16*	100	100	100	100	100	16*
August 2010	100	100	100	100	70	8*	100	100	100	100	28	8*
August 2011	98	66	43	46	16*	5*	98	66	43	27	16*	5*
August 2012	82	50	30	17*	9*	0	82	50	30	17*	9*	0
August 2013	68	39	21	11*	5*	0	68	39	21	11*	5*	0
August 2014	57	30	15*	7*	2*	0	57	30	15*	7*	0	0
August 2015	48	23	10*	5*	0	0	48	23	10*	5*	0	0
August 2016	40	17*	7*	0	0	0	40	17*	7*	0	0	0
August 2017	34	13*	5*	0	0	0	34	13*	5*	0	0	0
August 2018	28	10*	4*	0	0	0	28	10*	4*	0	0	0
August 2019	24	8*	0	0	0	0	24	8*	0	0	0	0
August 2020	20*	6*	0	0	0	0	20*	6*	0	0	0	0
August 2021	16*	5*	0	0	0	0	16*	5*	0	0	0	0
August 2022	13*	4*	0	0	0	0	13*	3*	0	0	0	0
August 2023	11*	0	0	0	0	0	11*	0	0	0	0	0
August 2024	9*	0	0	0	0	0	9*	0	0	0	0	0
August 2025	8*	0	0	0	0	0	8*	0	0	0	0	0
August 2026	6*	0	0	0	0	0	6*	0	0	0	0	0
August 2027	5*	0	0	0	0	0	5*	0	0	0	0	0
August 2028	4*	0	0	0	0	0	4*	0	0	0	0	0
August 2029	3*	0	0	0	0	0	1*	0	0	0	0	0
August 2030	0	0	0	0	0	0	0	0	0	0	0	0
August 2031	0	0	0	0	0	0	0	0	0	0	0	0
August 2032	0	0	0	0	0	0	0	0	0	0	0	0
August 2033	0	0	0	0	0	0	0	0	0	0	0	0
August 2034	0	0	0	0	0	0	0	0	0	0	0	0
August 2035	0	0	0	0	0	0	0	0	0	0	0	0
August 2036	0	0	0	0	0	0	0	0	0	0	0	0
August 2037	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)**	9.3	6.2	5.1	4.5	3.5	1.8	9.3	6.2	5.0	4.3	3.4	1.8
Weighted Average Life to Call (in years)**	8.4	5.6	4.6	4.1	3.2	1.5	8.4	5.5	4.5	4.0	3.0	1.5
________________
*	Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised.

**	Determined as specified under “—Weighted Average Life” herein.

Percent of Initial Class Principal Balances Outstanding

	Class M-6 Prepayment Assumption						Class M-7 Prepayment Assumption
Distribution Date	50%	75%	100%	125%	150%	200%	50%	75%	100%	125%	150%	200%

Initial	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
August 2008	100	100	100	100	100	100	100	100	100	100	100	100
August 2009	100	100	100	100	100	16*	100	100	100	100	100	16*
August 2010	100	100	100	100	28	8*	100	100	100	100	28	8*
August 2011	98	66	43	27	16*	5*	98	66	43	27	16*	5*
August 2012	82	50	30	17*	9*	0	82	50	30	17*	9*	0
August 2013	68	39	21	11*	5*	0	68	39	21	11*	5*	0
August 2014	57	30	15*	7*	0	0	57	30	15*	7*	0	0
August 2015	48	23	10*	5*	0	0	48	23	10*	5*	0	0
August 2016	40	17*	7*	0	0	0	40	17*	7*	0	0	0
August 2017	34	13*	5*	0	0	0	34	13*	5*	0	0	0
August 2018	28	10*	1*	0	0	0	28	10*	0	0	0	0
August 2019	24	8*	0	0	0	0	24	8*	0	0	0	0
August 2020	20*	6*	0	0	0	0	20*	6*	0	0	0	0
August 2021	16*	5*	0	0	0	0	16*	5*	0	0	0	0
August 2022	13*	0	0	0	0	0	13*	0	0	0	0	0
August 2023	11*	0	0	0	0	0	11*	0	0	0	0	0
August 2024	9*	0	0	0	0	0	9*	0	0	0	0	0
August 2025	8*	0	0	0	0	0	8*	0	0	0	0	0
August 2026	6*	0	0	0	0	0	6*	0	0	0	0	0
August 2027	5*	0	0	0	0	0	5*	0	0	0	0	0
August 2028	4*	0	0	0	0	0	2*	0	0	0	0	0
August 2029	0	0	0	0	0	0	0	0	0	0	0	0
August 2030	0	0	0	0	0	0	0	0	0	0	0	0
August 2031	0	0	0	0	0	0	0	0	0	0	0	0
August 2032	0	0	0	0	0	0	0	0	0	0	0	0
August 2033	0	0	0	0	0	0	0	0	0	0	0	0
August 2034	0	0	0	0	0	0	0	0	0	0	0	0
August 2035	0	0	0	0	0	0	0	0	0	0	0	0
August 2036	0	0	0	0	0	0	0	0	0	0	0	0
August 2037	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)**	9.2	6.2	4.9	4.2	3.3	1.8	9.2	6.1	4.9	4.1	3.2	1.7
Weighted Average Life to Call (in years)**	8.4	5.5	4.5	3.9	3.0	1.5	8.4	5.5	4.4	3.8	2.9	1.5
_________________
*	Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised.

**	Determined as specified under “—Weighted Average Life” herein.

Percent of Initial Class Principal Balances Outstanding

	Class M-8 Prepayment Assumption						Class M-9 Prepayment Assumption
Distribution Date	50%	75%	100%	125%	150%	200%	50%	75%	100%	125%	150%	200%

Initial	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
August 2008	100	100	100	100	100	100	100	100	100	100	100	100
August 2009	100	100	100	100	100	16*	100	100	100	100	100	16*
August 2010	100	100	100	100	28	8*	100	100	100	100	28	8*
August 2011	98	66	43	27	16*	2*	98	66	43	27	16*	0
August 2012	82	50	30	17*	9*	0	82	50	30	17*	9*	0
August 2013	68	39	21	11*	5*	0	68	39	21	11*	4*	0
August 2014	57	30	15*	7*	0	0	57	30	15*	7*	0	0
August 2015	48	23	10*	2*	0	0	48	23	10*	0	0	0
August 2016	40	17*	7*	0	0	0	40	17*	7*	0	0	0
August 2017	34	13*	5*	0	0	0	34	13*	3*	0	0	0
August 2018	28	10*	0	0	0	0	28	10*	0	0	0	0
August 2019	24	8*	0	0	0	0	23	8*	0	0	0	0
August 2020	20*	6*	0	0	0	0	20*	6*	0	0	0	0
August 2021	16*	5*	0	0	0	0	16*	0	0	0	0	0
August 2022	13*	0	0	0	0	0	13*	0	0	0	0	0
August 2023	11*	0	0	0	0	0	11*	0	0	0	0	0
August 2024	9*	0	0	0	0	0	9*	0	0	0	0	0
August 2025	8*	0	0	0	0	0	8*	0	0	0	0	0
August 2026	6*	0	0	0	0	0	6*	0	0	0	0	0
August 2027	5*	0	0	0	0	0	3*	0	0	0	0	0
August 2028	0	0	0	0	0	0	0	0	0	0	0	0
August 2029	0	0	0	0	0	0	0	0	0	0	0	0
August 2030	0	0	0	0	0	0	0	0	0	0	0	0
August 2031	0	0	0	0	0	0	0	0	0	0	0	0
August 2032	0	0	0	0	0	0	0	0	0	0	0	0
August 2033	0	0	0	0	0	0	0	0	0	0	0	0
August 2034	0	0	0	0	0	0	0	0	0	0	0	0
August 2035	0	0	0	0	0	0	0	0	0	0	0	0
August 2036	0	0	0	0	0	0	0	0	0	0	0	0
August 2037	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)**	9.2	6.1	4.8	4.1	3.1	1.7	9.2	6.1	4.8	4.0	3.1	1.7
Weighted Average Life to Call (in years)**	8.4	5.5	4.4	3.7	2.8	1.5	8.4	5.5	4.4	3.7	2.8	1.5
_________________
*	Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised.

**	Determined as specified under “—Weighted Average Life” herein.

Additional Yield Considerations Applicable Solely to the Residual Certificates

The Residual Certificateholders’ after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates.  Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust’s term that substantially exceed any distributions payable thereon during any such period.  In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto.  Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected.  The timing and amount of taxable income attributable to the Residual Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Thacher Proffitt & Wood LLP, counsel to the depositor, has filed with the depositor’s registration statement one or more opinions stating that the discussion in this section, along with the discussion in the prospectus under “Material Federal Income Tax Consequences,” represents counsel’s opinion as to the material federal income tax consequences of investing in the offered certificates.

Assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, a designated portion of the trust will comprise multiple REMICs in a tiered structure.  The Class R Certificates will represent ownership of the residual interest in each REMIC.  Elections will be made to treat each REMIC created by the pooling and servicing agreement as a REMIC for federal income tax purposes.  For federal income tax purposes, each of the Basis Risk Reserve Fund and the Supplemental Interest Trust, will be treated as an “outside reserve fund” that is beneficially owned by the Class X Certificateholders.

Tax Treatment of the Regular LIBOR Certificates

For tax information reporting purposes, the trustee will treat each beneficial owner of a LIBOR Certificate other than the Class R Certificates (a “Regular LIBOR Certificate”)  as owning a regular interest in the upper tier REMIC and an interest in a limited recourse interest rate cap contract (the “Cap Contract”).  The REMIC regular interest corresponding to a Regular LIBOR Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Certificate to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the weighted average of the Net Mortgage Rates for all mortgage loans determined by (x) taking into account any Net Swap Payment and (y) limiting the Swap Notional Amount, for purposes of determining the amount of any Net Swap Payment, to the aggregate principal balance of the mortgage loans.  As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Regular LIBOR Certificate may exceed the actual amount of distributions on the Regular LIBOR Certificate.

Any amount payable on a Regular LIBOR Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Regular LIBOR Certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a Regular LIBOR Certificate in excess of the amount payable on the Regular LIBOR Certificate will be treated as having been received by the holder of that Regular LIBOR Certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of a Regular LIBOR Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC  Regular Certificates” in the prospectus. In addition, each beneficial owner of a Regular LIBOR Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Regular LIBOR Certificate.

Allocations.  A beneficial owner of a Regular LIBOR Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component.

For information reporting purposes, pursuant to the pooling and servicing agreement, the trustee will assume that the Cap Contract components will have nominal value or such other value as specified in the pooling and servicing agreement. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of a Regular LIBOR Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Regular LIBOR Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see “Material Federal Income Tax Consequences—Taxation of Owners of REMIC  Regular Certificates” in the prospectus.

Original Issue Discount.  The REMIC regular interest component of a Regular LIBOR Certificate may be issued with OID. A beneficial owner of a Regular LIBOR Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC  Regular Certificates—Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the prepayment assumption. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

The Cap Contract Components.  The portion of the overall purchase price of a Regular LIBOR Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Regular LIBOR Certificate.

Any payments made to a beneficial owner of a Regular LIBOR Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Regular LIBOR Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Regular LIBOR Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a Regular LIBOR Certificate may have income that exceeds cash distributions on the Regular LIBOR Certificate, in any period and over the term of the Regular LIBOR Certificate. As a result, the Regular LIBOR Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Status of the Offered Certificates.  The REMIC regular interest components of Regular LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Regular LIBOR Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See “Material Federal Income Tax Consequences—Classification of REMICs” in the prospectus. The Cap Contract components of the Regular LIBOR Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, a Regular LIBOR Certificate generally will not be a suitable investment for a REMIC.

Taxation of the Residual Certificates

A holder of a Class R Certificate must include the taxable income of each related REMIC in its federal taxable income.  The resulting tax liability of the holder generally will exceed cash distributions to the holder during various periods.  All or a significant portion of the taxable income from a Class R Certificate recognized by a holder generally will be treated as “excess inclusion” income, which, with limited exceptions, is subject to U.S. federal income tax in all events.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed.  The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.  The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax.  In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent  has control over the payee’s money or property and knows the facts giving rise to the payment.

Purchasers of a Class R Certificate should consider carefully the tax consequences of an investment in Class R Certificates discussed in the prospectus and should consult their own tax advisors regarding those consequences.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” in the prospectus.  Specifically, prospective holders of Class R Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class R Certificate will be treated as a “noneconomic” residual interest, a “non-significant value” residual interest and a “tax avoidance potential” residual interest.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates,” “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions” and “—Excess Inclusions” in the prospectus.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to cause an employee benefit plan or other arrangement, including, but not limited to, an individual retirement account, subject to ERISA and/or to Section 4975 of the Internal Revenue Code (each, a “Plan”) to acquire any of the offered certificates is encouraged to consult with its counsel about the potential consequences under ERISA, and/or the Internal Revenue Code, of the Plan’s acquisition and ownership of those certificates.  See “ERISA Considerations” in the prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest relating to a Plan from engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Internal Revenue Code imposes various excise taxes on prohibited transactions involving Plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Internal Revenue Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.  Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules described in Section 503 of the Internal Revenue Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the plan.  A fiduciary that decides to invest the assets of a plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

The U.S. Department of Labor has granted to a predecessor of Credit Suisse Securities (USA) LLC an administrative exemption, which was amended on March 20, 2007 by Prohibited Transaction Exemption 2007-05, 72 Fed. Reg. 13130 (the “Exemption”), from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to certificates that qualify for the Exemption and that represent beneficial ownership interests in a trust comprised of mortgage loans like the mortgage loans in the trust.  For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

The rating of a class of certificates may change.  If the rating of a class of certificates declines below BBB-, if such class of certificates is rated by S&P, Fitch, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) or Baa3, if such class of certificates is rated by Moody’s, that class of certificates will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

Section 401(c) of ERISA provides guidance with respect to the application of the plan asset rules to insurance company general accounts.  The U.S. Department of Labor has issued final regulations under Section 401(c) of ERISA (the “Section 401(c) Regulations”), which generally became effective July 5, 2001.  The 401(c) regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute “plan assets.”  Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the requirements specified in the 401(c) regulations may be treated as “plan assets.”  In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as “plan assets” of any Plan invested in such separate account except to the extent provided in the plan asset regulations.  Insurance companies contemplating the investment of general account assets in the offered certificates are encouraged to consult with their legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account’s ability to hold the offered certificates.

For so long as the holder of an offered certificate also holds an interest in the supplemental interest trust, the holder will be deemed to have acquired and be holding such offered certificate without the right to receive payments from the supplemental interest trust and, separately, the right to receive payments from the supplemental interest trust.  The Exemption is not applicable to the acquisition, holding and transfer of an interest in the supplemental interest trust.  In addition, while the supplemental interest trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied.  However, if the Exemption is not available, there may be other exemptions that may apply.  Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the supplemental interest trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60 (for transactions by insurance company general accounts), 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the supplemental interest trust is in existence, each beneficial owner of an offered certificate (other than a Class R Certificate) or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the supplemental interest trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Before purchasing an offered certificate, a fiduciary of an ERISA plan should make its own determination as to the availability of exemptive relief provided by the Exemption (including the requirement that such certificates be rated “BBB-” or better at the time of purchase) and the availability of the prohibited transaction class exemptions, and whether the conditions of any such exemptions will be applicable to such certificates.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Class R Certificates

Because the characteristics of the Class R Certificates will not meet the requirements of PTCE 83-1, as described in the prospectus, or the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of these certificates by a plan or by individual retirement accounts or other Plans may result in prohibited transactions or the imposition of excise taxes or civil penalties.  Consequently, transfers of the Class R Certificates will not be registered by the trustee unless the trustee receives the following:

•
a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect that transfer; or

•
an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in the assets of the trust being deemed to be “plan assets” of a Plan and subject to the prohibited transaction requirements of ERISA and Section 4975 of the Internal Revenue Code and will not subject the trustee or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

In the event that a representation is violated, or any attempt to transfer a Class R Certificate to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption and the class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT CONSIDERATIONS

The offered certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because certain of the mortgage loans are secured by a second lien on the related mortgaged property.

There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors. See  “Legal Investment” in the prospectus.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the offered certificates.

LEGAL PROCEEDINGS

There are no material legal proceedings currently pending against any of the sponsor, the depositor or the issuing entity.

METHOD OF DISTRIBUTION

Subject to the terms and conditions described in the underwriting agreement between the depositor and Credit Suisse Securities (USA) LLC (an affiliate of the depositor and the sponsor) (the “Underwriter”), the depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the depositor all of the certificates offered in this prospectus supplement.

The underwriting agreement provides that the obligation of the Underwriter to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of various legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the SEC.

The distribution of the offered certificates by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The proceeds to the depositor from the sale of the offered certificates will be approximately 95.67% of the initial aggregate Class Principal Balance of the offered certificates before deducting expenses payable by the depositor.  The Underwriter may effect those transactions by selling its certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the offered certificates, the Underwriter may be deemed to have received compensation from the depositor in the form of an underwriting discount.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the offered certificates may be deemed to be an underwriter and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that the depositor will indemnify the Underwriter, and under limited circumstances, the Underwriter will indemnify the depositor, against various civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made for the indemnification.

There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity.

LEGAL MATTERS

The validity of the certificates, including material federal income tax consequences relating to the certificates, will be passed on for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will pass on specific legal matters on behalf of the Underwriter.

RATINGS

It is a condition of the issuance of the offered certificates and the Class P Certificates that they receive ratings from Fitch Ratings (“Fitch”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P” and together with Fitch, the “Rating Agencies”) as indicated:

Rating Agency
Class	Fitch	S&P
1-A	AAA	AAA
2-A-1	AAA	AAA
2-A-2	AAA	AAA
M-1	AA+	AA+
M-2	AA+	AA
M-3	AA-	AA-
M-4	A+	A+
M-5	A	A
M-6	A	A-
M-7	A-	BBB+
M-8	BBB+	BBB
M-9	BBB	BBB-
P	AAA	AAA
R	AAA	AAA

A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans.  The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates.  The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of any Basis Risk Shortfall or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.  The ratings assigned by the Rating Agencies to the Class R Certificates address only the return of the Class Principal Balance and interest on that balance at the pass-through rate. The ratings assigned by the Rating Agencies to the Class P Certificates address only the return of the Class Principal Balance of the Class P Certificates.

The depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the offered certificates.  However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency.  Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by the Rating Agencies.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.  In the event that the ratings initially assigned to any of the offered certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such offered certificates.

ANNEX I
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the offered certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC Seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participants or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)
borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing systems customary procedures;

(b)
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC maybe subject to U.S. withholding tax at a rate of 30% unless such beneficial owner provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

I.	the trustee or the U.S. withholding agent receives a statement—

(a)           from the beneficial owner on Internal Revenue Service (IRS) From W-8BEN (or any successor form) that—

(i)           is signed by the beneficial owner under penalties of perjury,

(ii)    certifies that such beneficial owner is not a United States person, and

(iii)    provides the name and address of the beneficial owner, or

(b)           from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—

(i)           is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)   states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

(iii)   provides the name and address of the beneficial owner, and

(iv)   attaches the IRS Form W-8BEN (or any successor form) provides by the beneficial owner;

II.  the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

III.  the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent; or

IV.  the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owner consult with their tax advisors when purchasing the certificates.

A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the beneficial owner:

I.           provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.           provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.           is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

ANNEX II

SWAP AGREEMENT

Swap Payment Date	Lower Bound ($)	Upper Bound ($)
November 2007	533,100,000	552,500,000
December 2007	512,500,000	542,300,000
January 2008	490,900,000	531,400,000
February 2008	468,700,000	519,900,000
March 2008	446,000,000	508,200,000
April 2008	423,100,000	495,500,000
May 2008	401,300,000	482,200,000
June 2008	380,400,000	468,500,000
July 2008	360,400,000	454,500,000
August 2008	341,200,000	440,200,000
September 2008	321,800,000	426,500,000
October 2008	302,500,000	412,600,000
November 2008	284,100,000	398,300,000
December 2008	262,700,000	384,000,000
January 2009	242,700,000	370,100,000
February 2009	224,600,000	354,900,000
March 2009	196,800,000	339,500,000
April 2009	172,400,000	324,800,000
May 2009	153,000,000	307,400,000
June 2009	136,000,000	291,300,000
July 2009	120,700,000	276,000,000
August 2009	111,900,000	262,700,000
September 2009	103,600,000	250,900,000
October 2009	100,900,000	233,700,000
November 2009	97,800,000	217,500,000
December 2009	97,600,000	208,600,000
January 2010	86,600,000	172,300,000
February 2010	83,800,000	163,300,000
March 2010	79,600,000	156,800,000
April 2010	52,800,000	88,300,000
May 2010	50,700,000	84,000,000
June 2010	48,700,000	80,100,000
July 2010	46,800,000	76,400,000
August 2010	44,900,000	72,900,000
September 2010	42,800,000	68,800,000
October 2010	40,600,000	64,200,000
November 2010	39,000,000	62,700,000
December 2010	37,500,000	61,200,000
January 2011	35,400,000	57,300,000
February 2011	33,900,000	55,700,000
March 2011	32,600,000	54,800,000
April 2011	29,700,000	46,800,000
May 2011	28,600,000	46,300,000
June 2011	27,600,000	45,900,000
July 2011	26,600,000	45,500,000
August 2011	25,600,000	45,100,000
September 2011	24,700,000	44,500,000
October 2011	23,700,000	43,700,000
November 2011	22,900,000	43,100,000
December 2011	22,000,000	42,600,000
January 2012	21,100,000	41,500,000
February 2012	20,300,000	41,200,000
March 2012	19,500,000	40,900,000
April 2012	16,900,000	29,400,000
May 2012	16,400,000	29,800,000
June 2012	15,900,000	30,200,000
July 2012	15,300,000	30,700,000
August 2012	14,800,000	31,100,000
September 2012 and thereafter	0	0

Prospectus

Conduit Mortgage and Manufactured Housing Contract
Pass-Through Certificates

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

The depositor may periodically form separate trust funds to issue securities in series, secured by assets of that trust fund.

Offered Securities. The securities in a series will consist of certificates representing interests in a trust fund and will be paid only from the assets of that trust fund. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Trust Assets. Each trust fund will consist primarily of:

•  closed-end and/or revolving credit mortgage loans secured by one- to four-family residential properties;

•  mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units;

•  mortgage loans secured by commercial real estate properties, provided that the concentration of these properties is less than 10% of the pool;

•  mortgage loans secured by mixed residential and commercial real estate properties;

•  loans secured by unimproved land;

•  loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of  shares issued by a cooperative corporation and the assignment of the proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit;

•  manufactured housing installment sales contracts and installment loan agreements; or

•  mortgage pass-through certificates backed by, or pro rata participation interests in, residential mortgage loans.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

April 20, 2007
Important notice about information presented in this
prospectus and the accompanying prospectus supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail:

•  this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•  the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

If the description of your securities in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

Some capitalized terms used in this prospectus are defined in the section titled “Glossary” beginning on page 110 of this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

RISK FACTORS
THE TRUST FUND
The Mortgage Pools
Static Pool Information
Underwriting Standards for Mortgage Loans
FICO Scores
Qualifications of Unaffiliated Sellers
Representations by Unaffiliated Sellers; Repurchases
Mortgage Certificates
The Contract Pools
Underwriting Standards for Contracts
Pre Funding
The Depositor
Use of Proceeds
Yield Considerations
Maturity and Prepayment Considerations
Description of the Certificates
General
Form of Certificates
Distributions of Principal and Interest
Determination of LIBOR
Assignment of Mortgage Loans
Assignment of Contracts
Assignment of Mortgage Certificates
Servicing of Mortgage Loans and Contracts
Payments on Mortgage Loans
Payments on Contracts
Collection of Payments on Mortgage Certificates
Distributions on Certificates
Special Distributions
Reports to Certificateholders
Modifications
Advances
Collection and Other Servicing Procedures
Standard Hazard Insurance
Special Hazard Insurance
Pool Insurance
Primary Mortgage Insurance
Mortgagor Bankruptcy Bond
Presentation of Claims
Enforcement of Due on Sale Clauses; Realization Upon Defaulted Mortgage Loans
Enforcement of “Due on Sale” Clauses; Realization Upon Defaulted Contracts
Servicing Compensation and Payment of Expenses
Evidence as to Compliance
Certain Matters Regarding the Servicer, the Depositor, the Trustee and the Special Servicer
Events of Default
Rights Upon Event of Default
Amendment
Termination
EXCHANGEABLE SECURITIES
General
Exchanges
Procedures
CREDIT SUPPORT
Financial Guaranty Insurance Policies; Surety Bonds
Letters of Credit
Subordinated Certificates
Shifting Interest
Overcollateralization
Derivatives
Purchase Obligations
Reserve Fund
Performance Bond
Description of Insurance
Primary Mortgage Insurance Policies
FHA Insurance and VA Guarantees
Standard Hazard Insurance Policies on Mortgage Loans
Standard Hazard Insurance Policies on the Manufactured Homes
Pool Insurance Policies
Special Hazard Insurance Policies
Mortgagor Bankruptcy Bond
Certain Legal Aspects of the Mortgage Loans and Contracts
The Mortgage Loans
The Manufactured Housing Contracts
Enforceability of Certain Provisions
Consumer Protection Laws
Applicability of Usury Laws
Environmental Legislation
Servicemembers Civil Relief Act
Default Interest and Limitations on Prepayments
Forfeiture for Drug, RICO and Money Laundering Violations
Negative Amortization Loans
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
General
Classification of REMICs
Taxation of Owners of REMIC Regular Certificates
Taxation of Owners of REMIC Residual Certificates
Backup Withholding with Respect to Securities
Foreign Investors in Regular Certificates
Non REMIC Trust Funds
Reportable Transactions
PUERTO RICO TAX CONSEQUENCES
PENALTY AVOIDANCE
STATE AND OTHER TAX CONSEQUENCES
ERISA CONSIDERATIONS
Plan Assets Regulation
Underwriter's PTE
General Considerations
Insurance Company General Accounts
LEGAL INVESTMENT
PLAN OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
ADDITIONAL INFORMATION
REPORTS TO CERTIFICATEHOLDERS
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
RATINGS
GLOSSARY
European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

RISK FACTORS

The prospectus and related prospectus supplement will describe the material risk factors related to your securities. The securities offered under this prospectus and the related prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the prospectus supplement in the context of your financial situation and tolerance for risk.

There is no source of payments for your securities other than payments on the mortgage loans in the trust and any credit enhancement.
When you buy a security, you will not own an interest in or a debt obligation of Credit Suisse First Boston Mortgage Securities Corp., the master servicer or any of their affiliates. You will own an interest in the trust. Your payments come only from assets in the trust. Therefore, the mortgagors’ payments on the mortgage loans included in the trust (and any credit enhancements) will be the sole source of payments to you. If those amounts are insufficient to make required payments of interest or principal to you, there is no other source of payments. Moreover, no governmental agency either guarantees or insures payments on the securities or any of the mortgage loans, except as otherwise described in the related prospectus supplement.

In some instances, the return on your securities may be reduced by losses on the mortgage loans, which are more likely if substantially all are secured only by second liens.
In certain instances, a large percentage of the mortgage loans are secured by second liens.  In the case of second liens, proceeds from liquidation of the mortgaged property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full.  When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the related servicer may write off the entire outstanding balance of the mortgage loan as a bad debt.  These are risks particularly applicable to mortgage loans secured by second liens that have high combined loan to value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the related servicer would determine foreclosure to be uneconomical for those types of mortgage loans than for first lien mortgage loans with low loan-to-value ratios.

Debt incurred by the borrowers in addition to that related to the mortgage loans could increase your risk.
With respect to mortgage loans that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt in addition to the mortgage loan.  This additional debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the mortgage loans.

Loss mitigation may increase your risk.
In some instances, the related servicer may use a wide variety of practices to limit losses on defaulted mortgage loans, including writing off part of the debt, reducing future payments, and deferring the collection of past due payments.  The use of these practices may result in recognition of losses.

You bear the risk of mortgagor defaults; some kinds of mortgage loans may be especially prone to defaults.
Because your securities are backed by the mortgage loans, your investment may be affected by a decline in real estate values and changes in each individual mortgagor’s financial conditions. You should be aware that the value of the mortgaged properties may decline. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. To the extent your securities are not covered by credit enhancements, you will bear all of the risks resulting from defaults by mortgagors. In addition, several types of mortgage loans which have higher than average rates of default or loss may be included in the trust that issues your security. The following types of loans may be included:

•
mortgage loans that are subject to “negative amortization”. The principal balances of these loans may be increased to amounts greater than the value of the underlying property. This increases the likelihood of default;

•
mortgage loans that do not fully amortize over their terms to maturity which are sometimes referred to as “balloon loans” and some revolving credit loans that do not significantly amortize prior to maturity. Balloon loans and revolving credit loans, if applicable, involve a greater degree of risk because the ability of a mortgagor to make the final payment on these types of mortgage loans typically depends on the ability to refinance the loan or sell the related mortgaged property.  In addition, due to the unpredictable nature of principal payments for revolving credit loans, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent the principal payments on certain revolving credit loans are being reinvested on Draws on other revolving credit loans in the pool, principal distributions on your securities may be further reduced;

•
adjustable rate mortgage loans and other mortgage loans that provide for escalating or variable payments by the mortgagor. The mortgagor may have qualified for those loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase;

•
loans secured by second or more junior liens. The cost of foreclosure on these loans compared to the potential foreclosure proceeds, after repaying all senior liens, may cause these loans to be effectively unsecured; and

•
mortgage loans that are concentrated in one or more regions, states (including, but not limited to, California) or zip code areas of the United States.  If the regional economy or housing market in that area weakens, the mortgage loans may experience high rates of loss and delinquency, resulting in losses to securityholders.  The economic condition and housing market in that area may be adversely affected by a variety of events, including a downturn in certain industries or other businesses concentrated in that area, natural disasters such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.  The depositor cannot predict whether, or to what extent or for how long, such events may occur.  See “The Mortgage Pool” in the prospectus supplement to see if any of these or other types of special risk loans are included in the mortgage pool applicable to your securities.

The underwriting guidelines used to originate the mortgage loans may impact losses.
The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus.  The underwriting standards typically differ from, and are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac.  In addition, the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.  Consequently, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

Recent developments in the residential mortgage market may adversely affect the market value of your securities.
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of  your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

There is a risk that there may be a delay in receipt of liquidation proceeds and liquidation proceeds may be less than the mortgage loan balance.
Substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans.  Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you.  In addition, in some instances a large portion of the mortgage loans are secured by second liens on the related mortgaged property.  If a mortgagor on a mortgage loan secured by a second lien defaults, the trust’s rights to proceeds on the liquidation of the related mortgaged property are subordinate to the rights of the holder of the first lien on the related mortgaged property.  There may not be enough proceeds to pay both the first lien and the second lien.   If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

There are risks relating to alternatives to foreclosure.
Certain mortgage loans are or may become delinquent after the closing date.  A servicer may either foreclose on a delinquent mortgage loan or, under certain circumstances, work out an agreement with the related mortgagor, which may involve waiving or modifying any term of the mortgage loan or charge off the mortgage loan.  If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off the mortgage loan, your yield may be reduced.

To the extent applicable, losses on the mortgage loans in one asset group related to a group of subordinate securities may reduce the yield on certain senior securities related to one or more other asset groups related to that group of subordinate securities.

To the extent applicable, with respect to some series and any group of subordinate securities, the applicable coverage for special hazard losses, fraud losses and bankruptcy losses covers all of the mortgage loans in each asset group related to that group of subordinate securities.  Therefore, if mortgage loans in any of such asset groups suffer a high level of these types of losses, it will reduce the available coverage for all of the senior securities related to each of such asset groups and certain classes of such group of subordinate securities.  Investors should be aware that after the applicable coverage amounts have been exhausted, if a mortgage loan in any of such asset groups suffers these types of losses, all of the senior securities related to such asset groups will, and certain principal only securities related to such asset groups may be allocated a portion of that loss.

Because each group of subordinate securities represents interests in the mortgage loans in each asset group related to such group of subordinate securities, the class principal balances of these classes of securities could be reduced to zero as a result of realized losses on the mortgage loans in any of such asset groups.  Therefore, the allocation of realized losses on the mortgage loans in each asset group related to such group of subordinate securities will reduce the subordination provided by those classes of securities to all of the senior securities related to such asset groups and certain classes of such group of subordinate securities, including the senior securities related to the asset group that did not suffer any losses.  This will increase the likelihood that future realized losses may be allocated to senior securities related to the asset group that did not suffer those previous losses.

Credit enhancements may be limited or reduced and this may cause your securities to bear more risk of mortgagor defaults.
The prospectus supplement related to your securities may specify that credit enhancements will provide some protection to cover various losses on the underlying mortgage loans. The forms of credit enhancement include (but are not limited to) the following: subordination of one or more classes of securities to other classes of securities in the same series evidencing beneficial ownership in the same pool of collateral or different pools; having assets in the trust with a greater amount of aggregate principal balance than the aggregate principal balance of the securities in a series; an insurance policy on a particular class of securities; a letter of credit; a mortgage pool insurance policy; a reserve fund; or any combination of the above. See “Credit Support” in this prospectus. See also “Credit Enhancement” in the prospectus supplement in order to see what forms of credit enhancements apply to your securities.

Regardless of the form of credit enhancement, an investor should be aware that:

	•	The amount of coverage is usually limited;

	•	The amount of coverage will usually be reduced over time according to a schedule or formula;

	•	The particular forms of credit enhancement may provide coverage only to some types of losses on the mortgage loans, and not to other types of losses;

	•	The particular forms of credit enhancement may provide coverage only to some securities and not other securities of the same series; and

	•	If the applicable rating agencies believe that the rating on the securities will not be adversely affected, some types of credit enhancement may be reduced or terminated.

If you hold auction securities, when those securities are transferred on the auction distribution date, you may not receive par for those securities if the money available under the auction and the swap agreement is insufficient

For certain series, certain securities may be offered, referred to in this prospectus as auction securities, which will be transferred to third-party investors on a certain distribution date, referred to in this prospectus as the auction distribution date.  If you purchase an auction security, your investment in that security will end on the related auction distribution date.
If the outstanding principal balance of any class of auction securities, after application of principal distributions and realized losses on the related auction distribution date, is greater than the amount received in the auction, a swap counterparty, pursuant to a swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the auction securities.  If all or a portion of a class of auction securities is not sold in the auction, the auction price for such unsold securities will be deemed to be zero and the swap counterparty will pay the auction administrator the entire outstanding principal balance of the unsold securities, after application of principal distributions and realized losses on the related auction distribution date.  If the swap counterparty defaults on its obligations under the swap agreement, you may receive an amount less than the outstanding principal balance of your auction security, after application of principal distributions and realized losses on the auction distribution date.  In addition, if the swap counterparty defaults and if not all of a class of securities is purchased by third-party investors in the auction, then your auction security (or part of your auction security) will not be transferred, in which case you will not receive any proceeds from the auction and you will retain your auction security (or part of your auction security).

The ratings of your securities may be lowered or withdrawn, and do not take into account risks other than credit risks which you will bear.
Any class of securities offered under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.  If the performance of the related mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates.  None of the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating, entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

	•	a decrease in the adequacy of the value of the trust assets or any related credit enhancement, an adverse change in the financial or other condition of a credit enhancement provider, or

	•	a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based on an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis on which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any a particular pool of mortgage loans.

Your yield may be reduced due to the optional redemption of the securities or the options repurchase of underlying mortgage loans.
The master servicer or another entity specified in the related prospectus supplement may elect to repurchase all of the assets of the trust if the aggregate outstanding principal balance of those assets is less than a percentage of their initial outstanding principal amount specified in the prospectus supplement. This kind of event will subject the trust related to your securities to early retirement and would affect the average life and yield of each class of securities in those series. See “Yield, Prepayment and Maturity Considerations” in this prospectus and in the accompanying prospectus supplement.

Violation of various federal and state laws may result in losses on the mortgage loans
Applicable state laws generally regulate interest rates and other charges, require certain  disclosures, and require licensing of mortgage loan originators.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•  the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these state and federal laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages, including monetary penalties, and administrative enforcement.  In particular, an originator’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the related trust to monetary penalties, and result in the related obligors’ rescinding the mortgage loans against that trust.
The seller will represent that any and all requirements of any federal and state law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan sold by it have been complied with.  In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus.

Given that the mortgage lending and servicing business involves compliance with numerous local, state and federal lending laws, lenders and servicers, including the originators and the servicers of the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business.  It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto.  If any finding were to have a material adverse effect on the financial condition or results of an originator or on the validity of the mortgage loans, losses on the securities could result.

You may have to hold your offered securities to their maturity because of difficulty in reselling the offered securities.
A secondary market for the offered securities may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid.  Neither the underwriter nor any other person will have any obligation to make a secondary market in your securities.  Illiquidity means an investor may not be able to find a buyer to buy its securities readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered securities. Any class of offered securities may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The absence of physical securities may cause delays in payments and cause difficulty in pledging or selling the offered securities.
The offered securities, other than certain classes of residual securities, will not be issued in physical form.  Securityholders will be able to transfer securities, other than such residual securities, only through The Depository Trust Company (referred to in this prospectus as DTC), participating organizations, indirect participants and certain banks. The ability to pledge a security to a person that does not participate in DTC may be limited because of the absence of a physical security. In addition, securityholders may experience some delay in receiving distributions on these securities because the trustee or trust administrator, as applicable, will not send distributions directly to them. Instead, the trustee or trust administrator, as applicable, will send all distributions to DTC, which will then credit those distributions to the participating organizations.  Those organizations will in turn credit accounts securityholders have either directly or indirectly through indirect participants.

The yield to maturity on your securities will depend on various factors, including the rate of prepayments.
The yield to maturity on each class of offered securities will depend on a variety of factors, including:

•  the rate and timing of principal payments on the related mortgage loans (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties);

•  the pass-through rate for that class;

•  with respect to any class of securities that receives payments under a yield maintenance agreement, whether the required payments are made under the yield maintenance agreement and are sufficient;

•  interest shortfalls due to mortgagor prepayments on the related mortgage loans;

•  whether losses on the mortgage loans are covered by credit enhancements;

•  rapid prepayment of the mortgage loans may result in a reduction of excess spread which will make it difficult to create or maintain overcollateralization, if applicable;

•  repurchases of mortgage loans as a result of defective documentation and breaches of representations and warranties

•  whether an optional termination or an auction sale of the related loan group or loan groups occurs; and

•  the purchase price of that class.

The rate of prepayments is one of the most important and least predictable of these factors.

In general, if a class of securities is purchased at a price higher than its outstanding principal balance and principal distributions on that class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of securities is purchased at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

The rate of prepayments on the mortgage loans will be affected by various factors.
Since mortgagors can generally prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered securities are highly uncertain.  Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans.  Such reduced prepayments could result in a slower return of principal to holders of the offered securities at a time when they may be able to reinvest such funds at a higher rate of interest than the pass-through rate on their class of securities.  Conversely, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans.  Such increased prepayments could result in a faster return of principal to holders of the offered securities at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of securities.

Some of the mortgage loan in a trust may be adjustable rate mortgage loans, in which case, the mortgage loans generally adjust after a one year, two year, three year, five year or seven year initial fixed rate period.  We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of mortgage loans of the type included in the trust over an extended period of time, and the experience with respect to the mortgage loans included in the trust is insufficient to draw any conclusions with respect to the expected prepayment rates on such mortgage loans.  As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing mortgage interest rates fall significantly, adjustable rate mortgage loans with an initial fixed rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock in” lower fixed interest rates.  The features of adjustable rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest rate environment, consumer demand, regulatory restrictions and other factors.  The lack of uniformity of the terms and provisions of such adjustable rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by an originator, the servicers, the master servicer, any sub-servicer or their affiliates and may include streamlined documentation programs.

Certain mortgage loans in each asset group may provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months’ interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.  All prepayment premiums will either be retained by the related servicer, or in some instances, be paid to the holder of a class of non-offered securities, if applicable, and in either case, will not be available for distribution to the offered securities.

The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured.  In addition, a special servicer may have the option to purchase certain mortgage loans from the trust that become ninety days or more delinquent.  These purchases will have the same effect on the holders of the offered securities as a prepayment of the mortgage loans.

The yield on your securities may also be affected by changes in the mortgage interest rate, if applicable.
With respect to certain adjustable-rate mortgage loans, after an initial fixed-rate period, each mortgage loan provides for adjustments to the interest rate generally every six months or twelve months.  The interest rate on each mortgage loan will adjust to equal the sum of an index and a margin.  Interest rate adjustments may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a “periodic cap”).  In addition, the interest rate may be subject to an overall maximum and minimum interest rate.
With respect to certain of the variable rate offered securities, if applicable, the pass-through rates may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations.  Each adjustable-rate mortgage loan has a maximum mortgage interest rate and substantially all of the adjustable-rate mortgage loans have a minimum mortgage interest rate.  Generally, the minimum mortgage interest rate is the applicable margin.  In the event that, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the securities could be adversely affected.
Further, investment in the variable rate offered securities, if applicable, involves the risk that the level of one-month LIBOR may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the related adjustable-rate mortgage loans.  In addition, because the mortgage rates on the adjustable-rate mortgage loans adjust at different times and in different amounts, there may be times when one-month LIBOR plus the applicable margin could exceed the applicable rate cap.  This will have the effect of reducing the pass-through rates on the related securities, at least temporarily.  This difference up to certain limits described herein will be paid to you on future distribution dates only to the extent that there is sufficient cashflow as described in the prospectus supplement.  No assurances can be given that such additional funds will be available.

Interest only mortgage loans have a greater degree of risk of default.
Certain of the mortgage loans may not provide for any payments of principal (i) for a period generally ranging from five to fifteen years following the date of origination or (ii) prior to their first adjustment date.  These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.

Additional risk is associated with mezzanine securities.
Investors in certain classes of securities, referred to in this prospectus as mezzanine securities, should be aware that, on any distribution date, certain losses which would otherwise be allocated to one or more other classes of securities, will be allocated to the related class of mezzanine securities, until its class principal balance is reduced to zero.

An optional termination or, in some instances, an auction sale of the trust may adversely affect the securities.
With respect to each group of subordinate securities and any series, when the aggregate outstanding principal balance of the mortgage loans in the asset groups related to such group of subordinate securities is less than 10% of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, the terminating entity, as provided in the related pooling and servicing agreement or servicing agreement, may purchase from the trust all of the remaining mortgage loans in those asset groups.

If so specified in the related prospectus supplement, if the option to purchase the mortgage loans in each asset group related to a group of subordinate securities as described above is not exercised and the aggregate outstanding principal balance of those mortgage loans declines below 5% of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, the related trustee or trust administrator, as applicable, will conduct an auction to sell those mortgage loans and the other assets in the trust related to each asset group related to such group of subordinate securities.

If the purchase option is exercised or a successful auction occurs with respect to the remaining mortgage loans in the asset groups related to a group of subordinate securities as described above, such purchase of mortgage loans would cause an early retirement or partial prepayment of the senior securities and subordinate securities related to those asset groups.  If this happens, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the related securityholders.  This would have the same effect as if all of such remaining mortgagors made prepayments in full.  No assurance can be given that the purchase price will be sufficient to pay your security in full.  Any class of securities purchased at a premium could be adversely affected by an optional purchase or auction sale of the related mortgage loans.  See “Maturity and Prepayment Considerations” in this prospectus.

If you own a special retail security, you may not receive a principal distribution on any particular date principal distributions are made on that class.
Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as special retail securities, are subject to special rules regarding the procedures, practices and limitations applicable to the distribution of principal to the holders of these securities.  Special retail securities may not be an appropriate investment for you if you require a distribution of a particular amount of principal on a predetermined date or an otherwise predictable stream of principal distributions.  If you purchase special retail securities, we cannot give you any assurance that you will receive a distribution in reduction of principal on any particular distribution date.

Rapid prepayments on the mortgage loans in a loan group will reduce the yield on any related classes of interest-only securities.
Payments to the holders of certain classes of interest only securities that may be offered with respect to any series, referred to in this prospectus as ratio-stripped interest only securities, come only from interest payments on certain of the mortgage loans in the related asset groups.  These mortgage loans are called premium rate mortgage loans because in general they have the highest mortgage interest rates in the loan group.  In general, the higher the mortgage interest rate is on a mortgage loan in a loan group, the more interest the related class of ratio-stripped interest only securities, if any, receives from that mortgage loan.  If mortgage interest rates decline, these premium rate mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur.  If the related mortgage loans prepay faster than expected or if the related asset group or asset groups are terminated earlier than expected, you may not fully recover your initial investment.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as interest only securities, receive only distributions of interest.  Distributions to the holders of any class of interest only securities are based on its related notional amount, calculated as described in the related prospectus supplement.  You should fully consider the risks associated with an investment in any class of interest-only securities.  If the mortgage loans in the related asset group prepay faster than expected or if the related asset group is terminated earlier than expected, you may not fully recover your initial investment.

Slower prepayments on the mortgage loans will reduce the yield on any related class of principal-only securities.
Payments to the holders of certain principal only securities that may be offered with respect to any series, referred to in this prospectus as ratio-stripped principal only securities, come only from principal payments on the discount mortgage loans in the related asset group or asset groups.  These discount mortgage loans are the mortgage loans in each of such asset groups with net mortgage rates less than a certain percentage for each asset group, referred to in this prospectus and the related prospectus supplement as the required coupon.  In general, the lower the net mortgage rate is on a mortgage loan, the more principal the related class of ratio-stripped principal only securities receive from that mortgage loan.  Because holders of the ratio-stripped principal only securities receive only distributions of principal, they will be adversely affected by slower than expected prepayments on the related mortgage loans.  If you are investing in a class of ratio-stripped principal only securities, you should consider that since the discount mortgage loans have lower net mortgage rates, they are likely to have a slower prepayment rate than other mortgage loans.

Certain classes of securities that may be offered with respect to any series of securities, referred to in this prospectus as principal only securities, receive only distributions of principal.  You should fully consider the risks associated with an investment in any class of principal only securities.  If the mortgage loans in the related asset group prepay slower than expected, your yield will be adversely affected.

Any yield maintained securities may not receive amounts expected from the related yield maintenance agreement.
The mortgage loans in the asset group related to any class of yield maintained securities may not generate enough interest to pay the full pass-through rate on that class on certain distribution dates and interest distributions on those distribution dates will be made in part from payments under the related yield maintenance agreement. Payments under the related yield maintenance agreement for any distribution date will be based on a notional amount (as set forth in an annex to the related prospectus supplement), which will decrease during the life of that yield maintenance agreement.  The notional amounts specified in the annex were derived by assuming a certain rate of payment on the mortgage loans in the related asset group (which will be described in the related prospectus supplement).   The actual rate of payment on those mortgage loans is likely to differ from the rate assumed.  If prepayments on those mortgage loans occur at a rate slower than the rate used in determining the notional amounts specified in the related annex, the class principal balance of the class of yield maintained securities may be greater than such notional amount for a distribution date.  For any class of yield maintained securities and any distribution date on which the notional amount is lower than the actual class principal balance of that class of securities, the amount paid by the related cap counterparty under the related yield maintenance agreement will not be enough to pay the full amount of interest due for such distribution date, adversely affecting the yield on those securities.

Certain classes of securities that may be offered with respect to any series will be sensitive to changes in LIBOR.
Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as floating rate securities, will receive interest at a rate which varies directly with the rate of LIBOR subject, in each case, to a certain minimum pass-through rate and a certain maximum pass-through rate.  Accordingly, these securities will be sensitive to changes in the rate of LIBOR.

Certain classes of certificates that may be offered with respect to any series will be very sensitive to increases in the level of LIBOR.
Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as inverse floating rate securities, will receive interest at a rate which varies inversely with the rate of LIBOR to a certain minimum pass-though rate and a certain maximum pass-through rate.  Accordingly, the yield to maturity on these securities will be extremely sensitive to changes in the rate of  LIBOR.

With respect to certain classes of securities that may be offered with respect to any series, referred to in this prospectus as PAC securities, although principal payments to the PAC securities generally follow a schedule, the rate of prepayments on the related mortgage loans may still affect distributions to these securities.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as planned amortization classes or PAC securities, will generally be less affected by the rate of principal prepayments than other related classes of senior securities.  This is because on each distribution date, each class of PAC securities will receive principal distributions according to a schedule set forth in an annex to the related prospectus supplement.  The schedule for each class of PAC securities assumes that the rate of prepayments on the mortgage loans in the related asset group remains at a constant rate between a range set forth in the related prospectus supplement.  However, there is no guarantee that the rate of prepayments on the mortgage loans in the related asset group will remain at a constant rate between those levels.  If the mortgage loans in the related asset group prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule.  Moreover, once certain classes of securities set forth in the related prospectus supplement have been paid in full, the PAC securities will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.

With respect to certain classes of securities that may be offered with respect to any series, referred to in this prospectus as TAC securities, although principal payments to the TAC securities generally follow a schedule, the rate of prepayments on the related mortgage loans may still affect distributions to these securities.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as targeted amortization classes or TAC securities, will generally be less affected by the rate of principal prepayments than other related classes of senior securities.  This is because on each distribution date, each class of TAC securities will receive principal distributions according to a schedule set forth in an annex to the related prospectus supplement.  The schedule for each class of TAC securities assumes that the rate of prepayments on the mortgage loans in the related asset group remains at a constant rate set forth in the related prospectus supplement.  However, it is very unlikely that the rate of prepayments on the mortgage loans in the related asset group will remain constant at that level.  If the mortgage loans in the related asset group prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule.  Moreover, once certain classes of securities set forth in the related prospectus supplement have been paid in full, the TAC securities will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as support securities, will be very sensitive to the rate of prepayments on the related mortgage loans and may not receive distributions of principal for a long time.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as support securities, will be especially sensitive to the rate of prepayments on the mortgage loans in the related asset group.  The support securities will act as a prepayment cushion for certain classes of PAC and/or TAC securities, absorbing excess principal prepayments.  On each distribution date, each class of support securities receive principal only if the related PAC and/or TAC securities have been paid according to schedule.  If the rate of prepayments on the mortgage loans in the related asset group is slow enough so that the TAC and/or PAC securities are not paid according to their aggregate schedule, then the support securities will not receive any distribution of principal on that distribution date.  However, if the rate of prepayments is high enough so that the TAC and PAC securities have been paid according to their schedule, then all or certain of the classes of support securities will receive all of the remaining principal otherwise available for distribution to the TAC and PAC securities in accordance with the priority of payment rules set forth in the related prospectus supplement.  This may cause wide variations in the amount of principal the support securities will receive on each distribution date.  Certain classes of support securities may be more stable than other classes of support securities if they are also TAC or PAC securities.

Potential inadequacy of credit enhancement.
The subordination and other credit enhancement features described in this prospectus are intended to enhance the likelihood that the classes of securities will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.

None of the depositor, the master servicer, the servicers, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement.

To the extent applicable, certain factors may limit the amount of excess interest on the mortgage loans reducing overcollateralization.
In some instances, in order to create overcollateralization, it will be necessary that certain of the mortgage loans generate more interest than is needed to pay interest on the related securities and the related fees and expenses of the trust.  In such scenario, we expect that such mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average mortgage rate on the those mortgage loans is higher than the net WAC rate on the related securities.  We cannot assure you, however, that enough excess interest will be generated to reach the rating agencies’ targeted overcollateralization level.  The following factors will affect the amount of excess interest that such mortgage loans will generate:
Prepayments.  Each time one of such mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest.  Prepayment of a disproportionately high number of such mortgage loans with high mortgage rates would have a greater adverse effect on future excess interest.
Defaults.  The actual rate of defaults on such mortgage loans may be higher than expected.  Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.
Level of One-Month LIBOR.  If one-month LIBOR increases, more money will be needed to distribute interest to the holders of the related securities, so less money will be available as excess interest.

Holding subordinate securities creates additional risks.
In some instances, the protections afforded the senior securities in any transaction create risks for the related subordinate securities.  Prior to any purchase of these types of subordinate securities, consider the following factors that may adversely impact your yield:

•  Because the subordinate securities receive interest and principal distributions after the related senior securities receive such distributions, there is a greater likelihood that the subordinate securities will not receive the distributions to which they are entitled on any distribution date.

•  With respect to certain series, the subordinate securities will not be entitled to a proportionate share of principal prepayments on the related mortgage loans until the beginning of the tenth and in some cases, twelfth, year after the closing date.

•  If certain losses on the related mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of subordinate securities with higher alphanumerical class designations will be paid to the related classes of subordinate securities with lower alphanumerical class designations.

•  If a related servicer or the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the securities which will impact the related subordinate securities.

•  Losses on the mortgage loans will generally be allocated to the related subordinate securities in reverse order of their priority of payment.  A loss allocation results in a reduction of a security balance without a corresponding distribution of cash to the holder.  A lower security balance will result in less interest accruing on the security.

•  Certain of the subordinate securities may not  be expected to receive principal distributions until, at the earliest, the distribution date occurring in the thirty-six month after the related closing date, unless the class principal balances of certain senior securities have been reduced to zero prior to such date.

•  In some instances, after extinguishing all other credit enhancement available to a group, losses on the mortgage loans will be allocated to the related subordinate securities in reverse order of their priority of payment.  A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the holder.  A lower class principal balance will result in less interest accruing on the security.

• The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.
If servicing is transferred, delinquencies may increase.
In certain circumstances, the entity specified in the pooling and servicing agreement or servicing agreement and its transferee or assigns may request that that certain servicers or the master servicer, subject to certain conditions specified in the related pooling and servicing agreement or servicing agreement, resign and appoint a successor servicer or master servicer, as applicable.  If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered securities and/or losses on the offered securities.
Any servicing transfer will involve notifying mortgagors to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems.  Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans.  There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

The yield, market price, rating and liquidity of your securities may be reduced if the provider of any financial instrument defaults or is downgraded.
A trust may include one or more financial instruments including interest rate or other swap agreements and interest rate cap or floor agreements. These financial instruments provide protection against some types of risks or provide specific cashflow characteristics for one or more classes of a series. The protection or benefit to be provided by any specific financial instrument will be dependent on, among other things, the credit strength of the provider of that financial instrument. If that provider were to be unable or unwilling to perform its obligations under the financial instrument, the securityholders of the applicable class or classes would bear that credit risk. This could cause a material adverse effect on the yield to maturity, the rating or the market price and liquidity for that class. For example, suppose a financial instrument is designed to cover the risk that the interest rates on the mortgage assets that adjust based on one index will be less than the interest rate payable on the securities based on another index. If that financial instrument does not perform, then the investors will bear basis risk, or the risk that their yield will be reduced if the first index declines relative to the second. Even if the provider of a financial instrument performs its obligations under that financial instrument, a withdrawal or reduction in a credit rating assigned to that provider may adversely affect the rating or the market price and liquidity of the applicable class or classes of securities.

THE TRUST FUND

Ownership of the mortgage or contract pool included in the trust fund for a series of certificates may be evidenced by one or more classes of certificates, which may consist of one or more subclasses, as described in the prospectus supplement for each series of certificates. Each certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in a mortgage pool containing mortgage loans or a contract pool containing manufactured housing installment sales contracts or installment loan agreements, or contracts. If stated in the related prospectus supplement, each class or subclass of the certificates of a series will evidence the percentage interest specified in the related prospectus supplement in the payments of principal and interest on the mortgage loans in the related mortgage pool or on the contracts in the related contract pool.

To the extent specified in the related prospectus supplement, each mortgage pool or contract pool, with respect to a series will be covered by some form of credit enhancement. Types of credit enhancement that may be used include:

(1)           financial guaranty insurance policies or surety bonds;

(2)           letters of credit;

(3)           pool insurance policies;

(4)           special hazard insurance policies;

(5)           mortgagor bankruptcy bonds;

(6)           the subordination of the rights of the holders of the subordinated certificates of a series to the rights of the holders of the senior certificates of that series, which, if stated in the related prospectus supplement, may include certificates of a subordinated class or subclass;

(7)           the establishment of a reserve fund;

(8)           by the right of one or more classes or subclasses of certificates to receive a disproportionate amount of certain distributions of principal;

(9)           overcollateralization;

(10)           interest rate swaps and yield supplement agreements;

(11)           performance bonds; or

(12)           by any combination of the foregoing.

See “Description of Insurance” and “Credit Support” in this prospectus.

The Mortgage Pools

General.  If stated in the prospectus supplement with respect to a series, the trust fund for that series may include:

(1)           one or more mortgage pools containing:

•
conventional one- to four-family residential, first and/or second mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans,

•
Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling,

•	mortgage loans secured by multifamily property,

•
mortgage loans secured by commercial property, provided that the aggregate concentration by original principal balance of mortgage loans secured by commercial property in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool,

•	mortgage loans secured by Mixed-Use Property,

•	mortgage loans secured by unimproved land,

•	participation interests in residential mortgage loans, or

•	mortgage pass-through certificates issued by one or more trusts established by one or more private entities;

(2)           one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements; or

(3)           any combination of the foregoing.

The mortgage loans and contracts, will be newly originated or seasoned, and will be purchased by the depositor, Credit Suisse First Boston Mortgage Securities Corp., either directly or through affiliates, from one or more affiliates or sellers unaffiliated with the depositor.  Unless otherwise indicated, references to the term “mortgage loans” or “loans” includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

All mortgage loans will be evidenced by Mortgage Notes. Single family property will consist of one- to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, and Cooperative Dwellings and such other type of homes or units as are set forth in the related prospectus supplement. Multi-family property may include multifamily residential rental properties and apartment buildings owned by cooperative housing corporations. Each detached or attached home or multifamily property will be constructed on land owned in fee simple by the mortgagor or on land leased by the mortgagor. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily property may include, and Mixed-Use Property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. Commercial property will consist of income-producing commercial real estate. Mortgage loans secured by commercial property, multifamily property and Mixed-Use Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties to the extent specified in the related prospectus supplement.

If stated in the related prospectus supplement, a mortgage pool may contain mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payments on the mortgage loan will be adjusted to provide for the payment of the remaining principal amount of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See “Yield Considerations” in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or “deferred” interest will be added to the principal balance of the mortgage loan, unless otherwise paid by the mortgagor, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and the aggregate amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

If stated in the prospectus supplement for the related series, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, at the option of the mortgagor under certain circumstances. If stated in the related prospectus supplement, the related pooling and servicing agreement will provide that the seller from which the depositor acquired the convertible adjustable-rate mortgage loans will be obligated to repurchase from the trust fund any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the certificateholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

A mortgage pool may include VA Loans or FHA Loans. VA Loans will be partially guaranteed by the United States Department of Veteran's Affairs, or VA, under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000.

FHA Loans will be insured by the Federal Housing Administration, or FHA, as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

A mortgage pool may include mortgage loans made to borrowers that are corporations, limited liability partnerships or limited liability companies.

With respect to any trust fund that contains mortgage loans, the prospectus supplement for the series of certificates related to that trust fund, will contain information as to the type of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information as to:

•	the aggregate principal balance of the mortgage loans as of the applicable Cut-off Date,

•	the type of mortgaged properties securing the mortgage loans,

•	the range of original terms to maturity of the mortgage loans,

•	the range of principal balances and average principal balance of the mortgage loans,

•	the earliest origination date and latest maturity date of the mortgage loans,

•	the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

•	the interest rate or range of interest rates borne by the mortgage loans,

•	the geographical distribution of the mortgage loans,

•	the aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

•	the delinquency status of the mortgage loans as of the Cut-off Date,

•
with respect to adjustable-rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans,

•	for revolving credit loans, the aggregate credit limits and the range of credit limits of the related credit line agreements; and

•
whether the mortgage loan provides for an interest only period and whether the principal amount of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The aggregate principal balance of the mortgage loans or contracts in a mortgage pool or contract pool as stated in the related prospectus supplement is subject to a permitted variance of plus or minus 5%.  In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.  The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related closing date.

No assurance can be given that values of the mortgaged properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See “Certain Legal Aspects of the Mortgage Loans and Contracts — The Mortgage Loans” in this prospectus. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the related mortgage pool.

The depositor will cause the mortgage loans constituting each mortgage pool to be assigned to the trustee named in the applicable prospectus supplement, for the benefit of the holders of the certificates of that series. The servicer, if any, named in the related prospectus supplement will service the mortgage loans, either by itself or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to a pooling and servicing agreement, as described in this prospectus, among the servicer, the special servicer, if any, the depositor and the trustee, or a separate servicing agreement between the servicer and the depositor and will receive a fee for those services. See “ — Mortgage Loan Program” and “Description of the Certificates” in this prospectus. With respect to those mortgage loans serviced by a special servicer, the special servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the special servicer, and will receive the fee for the services specified in the related agreement; however, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement as if the servicer alone were servicing the related mortgage loans.

If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See “Description of the Certificates — Assignment of Mortgage Loans.” The seller of the Mortgage Loans will also make certain limited representations and warranties with respect to the Mortgage Loans. See “— Representations by Unaffiliated Sellers; Repurchases.” The servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement. This will include its obligation to enforce certain purchase and other obligations of any special servicer, subservicers and/or sellers unaffiliated with the depositor, as more fully described in this prospectus under “— Mortgage Loan Program — Representations by Unaffiliated Sellers; Repurchases,” and “Description of the Certificates — Assignment of Mortgage Loans,” and its obligations to make Advances in the event of delinquencies in payments on or with respect to the mortgage loans or in connection with prepayments and liquidations of the mortgage loans, in amounts described in this prospectus under “Description of the Certificates — Advances.” Advances with respect to delinquencies will be limited to amounts that the servicer believes ultimately would be reimbursable under any applicable financial guaranty insurance policy or surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond or other policy of insurance, from amounts in the related reserve fund, if any, or out of the proceeds of liquidation of the mortgage loans, cash in the Certificate Account or otherwise. See “Description of the Certificates — Advances,” “Credit Support” and “Description of Insurance” in this prospectus.

No series of certificates will be backed by a mortgage pool where substantially all of the mortgage loans are secured by multifamily properties, commercial properties or a combination of multifamily and commercial properties. Mortgage loans secured by unimproved land will be treated as mortgage loans secured by commercial property for this purpose. Mixed-Use Property, where the residential use is insignificant, also will be treated as commercial property for this purpose.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from unaffiliated sellers or affiliated sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from unaffiliated sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

Single Family Mortgage Loans. The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of such mortgage loans and the loan-to-value ratios of such mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments. The mortgage pools may also include other types of single family mortgage loans to the extent set forth in the applicable prospectus supplement.

If provided for in the applicable prospectus supplement, a mortgage pool may contain Buy-Down Loans. The resulting difference in payment on a Buy-Down Loan shall be compensated for from amounts on deposit in the related Buy-Down Fund. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the Buy-Down Fund. See “Description of the Certificates — Payments on Mortgage Loans” in this prospectus. Buy-Down Loans included in a mortgage pool will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of such mortgage loans.

If provided for in the applicable prospectus supplement, a mortgage pool may contain GPM Loans. If stated in the related prospectus supplement, the resulting difference in payment on a GPM Loan shall be compensated for from amounts on deposit in the GPM Fund. In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related Rating Agency to fund the GPM Fund.

If specified in the related prospectus supplement, a mortgage pool may contain “re-performing loans”, which includes previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

If specified in the applicable prospectus supplement, the mortgage loans may include “step-down” mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

Revolving Credit Loans.  As more fully described in the related prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan.  Any revolving credit loan may have a mortgage rate that is subject to adjustment on the day specified in the related mortgage note. As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of (a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment Period, the borrower will not be permitted to make Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount.

Subject to the terms of the related mortgage note, the maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the related prospectus supplement.

With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan. The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

Commercial, Multifamily and Mixed-Use Mortgage Loans. The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential and commercial property, and related property and interests. Commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will not represent substantially all of the aggregate principal balance of any mortgage pool as of the related Cut-off Date.

Certain of the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may be Simple Interest Loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See “Certain Legal Aspects of the Mortgage Loans and Contracts — Leases and Rents” in this prospectus.

The prospectus supplement relating to each series will specify the originator or originators relating to the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating the related mortgage loans.

Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

Balloon Loans. A mortgagor's ability to pay the balloon amount at maturity, which, based on the amortization schedule of those loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the servicer or subservicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Simple Interest Loans. If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to, one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Participation Interests.  If specified in the accompanying prospectus supplement, some or all of the assets underlying a series of securities may be participation interests in residential mortgage loans, established under a participation agreement.  Each participation interest will represent a pro rata entitlement to interest and principal payments on a single residential mortgage loan.  The related trust fund will own the related pro rata entitlement, and the entitlement to the remaining interest and principal payments on the related mortgage loan will not be owned by the trust fund.  Under the related participation agreement, there will be a single servicer that services the related mortgage loan on behalf of all of the respective owners, and the mortgage file for each mortgage loan will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related participation agreement, the servicer will be obligated to service the mortgage loan in accordance with accepted servicing practices for that mortgage loan type.  All collections received as to that mortgage loan will be promptly remitted on a pro rata basis to the respective owners of the participation interests.  The servicer will not make advances for delinquent scheduled payments.  No credit enhancement will be provided under the participation agreement.  Participation arrangements of this type will be used in connection with comparatively larger balance residential mortgage loans, to allow for a number of pro rata interests in the loan to be held by a number of different asset pools (or other investors).  This will have the effect of diversifying and therefore reducing risk to investors, as compared to having the entire amount of the mortgage loan held within a single asset pool.  Any offering of a series of securities backed by participation interests will be made in compliance with Rule 190(a) or 190(c) under the Securities Act of 1933, as amended.

Static Pool Information

For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Underwriting Standards for Mortgage Loans

The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loan or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

Mortgage loans may have been originated over the internet, or acquired by the depositor or the seller pursuant to a purchase that was arranged over the internet.

Single and Multi-Family Mortgage Loans.  The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses.  In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower.  Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re underwritten any mortgage loan.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two  to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full” or “alternative,” “reduced documentation,”  “stated income/stated assets” or “no income/no asset” programs.  The “alternative,” “reduced,” “stated income/stated asset” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.  Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full doc” loan, however, alternative forms of standard verifications are used.  Generally, under both “full” and “alternative” documentation programs at least one year of income documentation is provided.  Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator.  Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application  and a “reasonableness test” is applied.  Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator.  The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Generally, appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.  Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.  In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation.  An automated valuation evaluates, through the use of computer models, various types of publicly available information, such as recent sales prices for similar homes within the same geographic area and within the same price range.  For several reasons, the results of an automated valuation review may not be consistent with the results of an appraisal.

Commercial and Mixed-Use Mortgage Loans. The underwriting procedures and standards for commercial mortgage loans and Mixed-Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third-parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

The majority of originators of commercial mortgage loans or Mixed-Use Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

If stated in the related prospectus supplement, the adequacy of a commercial property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

No assurance can be given that values of any commercial properties or Mixed-Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or Mixed-Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any commercial mortgage loans and/or Mixed-Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the mortgage pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening weighted average life and affecting yield to maturity.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Score is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Unaffiliated Sellers

Each seller unaffiliated with the depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

If stated in the related prospectus supplement, each seller that sold mortgage loans directly or indirectly to the depositor, will have made representations and warranties in respect of the mortgage loans sold by that seller. These representations and warranties will generally include, among other things:

•
with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the mortgage loan from the seller;

•	that the seller had good and marketable title to each mortgage loan sold by it;

•	to the best of the seller's knowledge, the mortgaged property is free from damage and in good repair;

•
with respect to each mortgaged property, that each mortgage constituted a valid first lien, or, if applicable, a more junior lien, on the mortgaged property, subject only to permissible title insurance exceptions; and

•	that there were no delinquent tax or assessment liens against the mortgaged property.

With respect to a Cooperative Loan, the seller will represent and warrant that:

•
the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

•	the related cooperative apartment was free from damage and was in good repair.

The representations and warranties of a seller in respect of a mortgage loan generally will have been made as of the date on which that seller sold the mortgage loan to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of certificates evidencing an interest in that mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by that seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a mortgage loan by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of an seller will not be accurate and complete in all material respects in respect of the related mortgage loan as of the related Cut-off Date. If stated in the related prospectus supplement, the seller may have made no, or extremely limited, representations and warranties regarding the mortgage loans.

In most cases, the depositor will assign its rights with respect to the representations and warranties of the seller regarding the mortgage loans to the trustee for the benefit of the certificateholders. Alternatively, the depositor will make similar representations and warranties regarding the mortgage loans to the trustee for the benefit of the certificateholders. Upon the discovery of the breach of any representation or warranty made by a seller or the depositor in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series, that seller or the depositor, as the case may be, will be obligated to repurchase the mortgage loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the mortgage loans in the related mortgage pool, to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the servicer or subservicer, as applicable, in respect of that mortgage loan. The servicer will be required to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of that mortgage loan. Subject to the right, if any, and the ability of the seller or the depositor to substitute for certain mortgage loans, this repurchase obligation constitutes the sole remedy available to the certificateholders of the related series for a breach of representation or warranty by a seller or the depositor.

If stated in the related prospectus supplement, if the seller or depositor discovers or receives notice of any breach of its representations and warranties relating to a mortgage loan within two years of the date of the initial issuance of the certificates, or other period as may be specified in the related prospectus supplement, the seller or depositor may remove that mortgage loan from the trust fund, rather than repurchase the mortgage loan as provided above, and substitute in its place a substitute mortgage loan. Any substitute mortgage loan, on the date of substitution, will:

•
have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan that it is replacing, the amount of any shortfall to be distributed to certificateholders in the month of substitution;

•	have a mortgage rate not less than, and not more than 1% greater than, the mortgage rate of the mortgage loan that it is replacing;

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the mortgage loan that it is replacing; and

•	comply with all the representations and warranties set forth in the related pooling and servicing agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for any breach of representation.

No assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. Neither the depositor nor any other person will be obligated to repurchase mortgage loans if the seller fails to do so.  The servicer’s responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Mortgage Certificates

If stated in the prospectus supplement with respect to a series, the trust fund for such series may include Mortgage Certificates. A description of the mortgage loans underlying the Mortgage Certificates and the related pooling and servicing arrangements will be set forth in the applicable prospectus supplement. The applicable prospectus supplement, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the trust fund. The inclusion of Mortgage Certificates in a trust fund with respect to a series of certificates is conditioned upon their characteristics being in form and substance satisfactory to the related Rating Agency.

The Contract Pools

General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include a contract pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

The depositor will cause the contracts constituting each contract pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the related certificateholders. The servicer specified in the related prospectus supplement will service the contracts, either by itself or through other subservicers, pursuant to a pooling and servicing agreement. See “Description of the Program — Representations by Unaffiliated Sellers; Repurchases” in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to a custodial agreement among the depositor, the trustee and the custodian named in the custodial agreement.

The related prospectus supplement, or, if such information is not available in advance of the date of the related prospectus supplement, will specify, for the contracts contained in the related contract pool, among other things:

•	the range of dates of origination of the contracts;

•	the weighted average annual percentage rate on the contracts;

•	the range of outstanding principal balances as of the Cut-off Date;

•	the average outstanding principal balance of the contracts as of the Cut-off Date;

•	the weighted average term to maturity as of the Cut-off Date; and

•	the range of original maturities of the contracts.

The servicer or the seller of the contracts will represent and warrant as to the payment status of the contracts as of the Cut-off Date and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each such contract. Upon a breach of any representation that materially and adversely affects the interest of the certificateholders in a contract, the servicer or the seller, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the contract or, if stated in the related prospectus supplement, to substitute another contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation by the servicer or seller.

Underwriting Standards for Contracts

Conventional contracts will comply with the underwriting policies of the originator or seller as described in the related prospectus supplement.

With respect to a contract made in connection with the related obligor's purchase of a manufactured home, the “appraised value” is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The loan-to-value ratio of a contract will be equal to:

•	the original principal amount of the contract divided by the lesser of the “appraised value” or the sales price for the manufactured home; or

•	such other ratio as described in the related prospectus supplement.

Pre-Funding

If stated in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans or contracts from time to time during the time period specified in the related prospectus supplement. Prior to the investment of amounts on deposit in the related pre-funding account in additional mortgage loans or contracts, those amounts may be invested in one or more Eligible Investments, or other investments that may be specified in the related prospectus supplement.

Additional mortgage loans or contracts that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria for additional mortgage loans or contracts will be consistent with the eligibility criteria of the mortgage loans or contracts included in the related trust fund as of the related closing date subject to the exceptions that are stated in the related prospectus supplement.

Although the specific parameters of a pre-funding account with respect to any issuance of certificates will be specified in the related prospectus supplement, it is anticipated that:

•	the period during which additional mortgage loans or contracts may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date; and

•
the additional mortgage loans or contracts to be acquired by the related trust fund will be subject to the same representations and warranties as the mortgage loans or contracts included in the related trust fund on the related closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans or contracts may be purchased exceed one year. In no event will the amounts on deposit in any pre-funding account exceed 50% of the proceeds of the offering of the related series.

The Depositor

The depositor will be Credit Suisse First Boston Mortgage Securities Corp. for each series of securities unless otherwise indicated in the related prospectus supplement.  The depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC.  CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc.  The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010.  Its telephone number is (212) 325-2000.

The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts.  Neither the depositor, its parent nor any of the depositor’s affiliates will ensure or guarantee distributions on the certificates of any series.  The Trust Assets for each series will be acquired by the depositor directly or through one or more affiliates.

After issuance of the certificates for a series, the depositor will have no material obligations with respect to the certificates and Trust Assets, other than (i) the right to appoint a successor trustee upon the resignation or removal of the trustee, (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended and (iii) any obligations with respect to the filing of any reports under the Exchange Act, as set forth in the related pooling and servicing agreement.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the reserve funds, if any, for the series and to pay costs of structuring and issuing the certificates. If stated in the related prospectus supplement, certificates may be exchanged by the depositor for Trust Assets. The Trust Assets for each series of certificates will be acquired by the depositor either directly, or through one or more affiliates which will have acquired the related Trust Assets from time to time either in the open market or in privately negotiated transactions.

None of the offering proceeds for a series will be used to pay expenses incurred in connection with the selection and acquisition of the related Trust Assets and no such expenses will be paid to the sponsor, a servicer, the depositor, the issuing entity, an originator of the Trust Assets, the underwriter or any affiliate of the foregoing parties.

Yield Considerations

The yield to maturity of a security will depend on the price paid by the holder of the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

The aggregate payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. See “Maturity and Prepayment Considerations” in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the servicer or the subservicer and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate. See “The Trust Fund” in this prospectus.

In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust fund may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is more likely to be higher than the rate of default on loans that have a current payment status.

The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the servicer, the subservicer or any of their affiliates as described in this prospectus under “Description of the Certificates — Servicing of Mortgage Loans and Contracts,” in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable buy-down period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

For any loans secured by junior liens on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.

The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

Similarly, a borrower of a Balloon Loan will be required to pay the Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller, or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate.

If stated in the accompanying prospectus supplement, a trust may contain GPM Loans or Buy-down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

Manufactured homes, unlike residential real estate properties, in most cases depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of that series that will affect the yield on the securities.

No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Generally, when a full prepayment is made on a mortgage loan or contract, the mortgagor under the mortgage loan or the obligor under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365. Full prepayments will reduce the amount of interest paid by the related mortgagor or obligor because interest on the principal amount of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the certificates. See “Maturity and Prepayment Considerations” in this prospectus.

Maturity and Prepayment Considerations

As indicated in this prospectus under “The Trust Fund,” the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of factors that may affect prepayment experience:

•	homeowner mobility;

•	economic conditions;

•	changes in borrowers' housing needs;

•	job transfers;

•	unemployment;

•	borrowers' equity in the properties securing the mortgages;

•	servicing decisions;

•	enforceability of due-on-sale clauses;

•	mortgage market interest rates;

•	mortgage recording taxes;

•	solicitations and the availability of mortgage funds; and

•	the obtaining of secondary financing by the borrower.

All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may discourage some borrowers from prepaying their mortgage loans or contracts. The servicer or subservicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA Loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract. This assumption would have the effect of extending the average life of the mortgage loan or contract. FHA Loans and VA Loans are not permitted to contain “due on sale” clauses, and are freely assumable.

An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See “Description of the Certificates — Servicing of Mortgage Loans and Contracts,” “ — Enforcement of “Due-on-Sale” Clauses; Realization Upon Defaulted Mortgage Loans,” and “Certain Legal Aspects of the Mortgage Loans and Contracts — Enforceability of Certain Provisions” for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

Some of the revolving credit loans are not expected to significantly amortize during the related Repayment Period. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of the revolving credit loan.  There is a risk that revolving credit loans that require substantial principal payments at maturity may default at maturity, or that the maturity of those mortgage loans may be extended in connection with a workout. Based on the amortization schedule of those mortgage loans, such payment is expected to be the entire or a substantial amount of the original principal balance. Payment of a substantial principal amount at maturity will usually depend on the mortgagor’s ability to obtain refinancing of those mortgage loans, to sell the mortgaged property prior to the maturity of that loan or to otherwise have sufficient funds to make that final payment.

Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal payments will be further reduced.

The terms of the pooling and servicing agreement related to a specific series generally will require the related subservicer, special servicer, if applicable, or servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See “Description of the Certificates — Enforcement of “Due-On-Sale” Clauses; Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans and Contracts — The Mortgage Loans” for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the related mortgage loans.

At the request of the related mortgagors, the related servicer or subservicer, as applicable, may refinance the mortgage loans in any mortgage pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related mortgage pool and the related servicer or subservicer, as applicable, will be required to repurchase the affected mortgage loan. A mortgagor may be legally entitled to require the related servicer or subservicer, as applicable, to allow a refinancing. Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to certificateholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

Mortgage loans made with respect to commercial properties, multifamily properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and Mixed-Use Property.

If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust fund under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust fund as one or more REMICs, any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a “qualifying liquidation” thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust fund. The sellers will also have certain repurchase obligations, as more fully described in this prospectus. In addition, the mortgage loans underlying Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases of the mortgage loans underlying Mortgage Certificates will have the same effect as prepayments in full. See “The Trust Fund — Mortgage Loan Program — Representations by Unaffiliated Sellers; Repurchases,” “Description of the Certificates — Assignment of Mortgage Loans,” “ — Assignment of Mortgage Certificates,” “ — Assignment of Contracts” and “—Termination.”

Description of the Certificates

Each series of securities will be issued pursuant to an agreement consisting of either:

•	a pooling and servicing agreement; or

•	a trust agreement.

A pooling and servicing agreement will be an agreement among the depositor, the servicer, if any, and the trustee named in the applicable prospectus supplement. A trust agreement will be an agreement between the depositor and the trustee. Forms of the pooling and servicing agreement and the trust agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe all material terms of the securities and the pooling and servicing agreements or trust agreement that are not described in the related prospectus supplement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement or trust agreement for the applicable series and the related prospectus supplement.  As to each series of securities, the related agreements will be filed with the Securities and Exchange Commission in a current report on Form 8-K following the issuance of the securities.

General

The trust fund with respect to a series will consist of:

•	the mortgage loans, contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable related pooling and servicing agreement;

•	the assets as from time to time identified as deposited in the related Certificate Account;

•	the related property acquired by foreclosure of mortgage loans or deed in lieu of foreclosure, or manufactured homes acquired by repossession;

•	the surety bond or financial guaranty insurance policy, if any, with respect to that series;

•	the letter of credit, if any, with respect to that series;

•	the pool insurance policy, if any, with respect to that series, described below under “Description of Insurance”;

•	the special hazard insurance policy, if any, with respect to that series, described below under “Description of Insurance”;

•	the mortgagor bankruptcy bond and proceeds thereof, if any, with respect to that series, as described below under “Description of Insurance”;

•	the performance bond and proceeds thereof, if any, with respect to that series;

•	the interest rate swap or yield maintenance agreement and proceeds thereof, if any, with respect to that series;

•	the primary mortgage insurance policies, if any, with respect to that series, as described below under “Description of Insurance”; and

•	the GPM Funds and Buy-Down Funds, if any, with respect to that series.

Upon the original issuance of a series of securities, certificates representing the minimum undivided interest or beneficial ownership interest in the related trust fund or the minimum notional amount allocable to each class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

If stated in the related prospectus supplement, one or more subservicers or the depositor may directly perform some or all of the duties of a servicer with respect to a series.

If stated in the prospectus supplement for a series, ownership of the trust fund for that series may be evidenced by one or more classes of certificates. Distributions of principal and interest with respect to those classes may be made on a sequential or concurrent basis, as specified in the related prospectus supplement.

The Residual Certificates, if any, included in a series will be designated by the depositor as the “residual interest” in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the related series. All other classes of securities of the related series will constitute “regular interests” in the related REMIC, as defined in the Code. If stated in the related prospectus supplement, the Residual Certificates may be offered hereby and by means of the related prospectus supplement. See “Federal Income Tax Consequences” in this prospectus.

If stated in the prospectus supplement for a series, each asset in the related trust fund will be assigned an initial asset value. If stated in the related prospectus supplement, the asset value of each asset in the related trust fund will be the Certificate Principal Balance of each class or classes of certificates of that series that, based upon certain assumptions, can be supported by distributions on the Trust Assets allocable to that class or subclass, together with reinvestment income thereon, to the extent specified in the related prospectus supplement. The method of determining the asset value of the assets in the trust fund for a series will be specified in the related prospectus supplement.

If stated in the prospectus supplement with respect to a series, ownership of the trust fund for that series may be evidenced by one or more classes or subclasses of securities that are senior securities and one or more classes or subclasses of securities that are subordinated securities, each representing the undivided interests in the trust fund specified in the related prospectus supplement. If stated in the related prospectus supplement, one or more classes or subclasses of subordinated securities of a series may be subordinated to the right of the holders of securities of one or more other classes or subclasses of subordinated securities within that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund, in the manner and to the extent specified in the related prospectus supplement. If stated in the related prospectus supplement, the holders of the senior certificates of that series may have the right to receive a greater than pro rata percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates in the manner and under the circumstances described in the related prospectus supplement.

In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act of 1933, as amended, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act of 1933.  If stated in the related prospectus supplement, the depositor may sell certain classes or subclasses of the certificates of a series, including one or more classes or subclasses of subordinated certificates or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended. Certificates sold in one of these privately negotiated exempt transactions will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act of 1933, as amended, and pursuant to any applicable state law. Alternatively, if stated in the related prospectus supplement, the depositor may offer one or more classes or subclasses of the subordinated certificates or Residual Certificates of a series by means of this prospectus and the related prospectus supplement. The certificates of a series offered hereby and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the trustee for the purposes set forth in the related prospectus supplement. No service charge will be made for any transfer or exchange of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with any transfer or exchange.

Form of Certificates

As specified in the applicable prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or trust agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, (ii) the depositor elects, with the consent of the participants, to discontinue the registration of the securities through DTC or (iii) after the occurrence of an event of default with respect to the related series of certificates, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Certificate Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners.  Additionally, after the occurrence of an event of default under the related pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the related pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

Prior to any event described in the immediately preceding paragraph, beneficial owners will not be recognized by the trustee, the servicer or the subservicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of certificateholders of any class to the extent that participants authorize those actions. None of the servicer, the subservicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Distributions of Principal and Interest

Beginning on the date specified in the related prospectus supplement, distributions of principal and interest on the certificates of a series will be made by the servicer or trustee, if stated in the related prospectus supplement, on each distribution date to persons in whose name the certificates are registered at the close of business on the day specified in the related prospectus supplement. Distributions of interest will be calculated in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, or such other method as specified in the related prospectus supplement. Distributions of principal on the certificates will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

On each distribution date, the trustee will distribute to each holder of a certificate for each class or subclass an amount equal to:

•	the product of the Percentage Interest evidenced by that certificate and the interest of the related class or subclass in the distribution of principal and the distribution of interest; or

•	some other amount as described in the related prospectus supplement.

A certificate of a class or subclass may represent a right to receive a percentage of both the distribution of principal and the distribution of interest or a percentage of either the distribution of principal or the distribution of interest, as specified in the related prospectus supplement. If stated in the related prospectus supplement, a class or subclass of certificates may be entitled to interest only or principal only.

If stated in the related prospectus supplement, the holders of the senior certificates may have the right to receive a percentage of prepayments of principal on the related mortgage loans or contracts that is greater than the percentage of regularly scheduled payment of principal that holder is entitled to receive. These percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

Distributions of interest on certain classes or subclasses of certificates, known as Compound Interest Certificates, will be made only after the occurrence of certain events specified in the related prospectus supplement. Prior to the time distributions of interest are made on those certificates, accrued and unpaid interest, or Accrual Distribution Amount, will be added to the Certificate Principal Balance of those certificates on each distribution date and will accrue interest until paid as described in the related prospectus supplement. If stated in the related prospectus supplement, the Accrual Distribution Amount will be payable as principal to one or more classes or subclasses of certificates.

Distributions in reduction of the Certificate Principal Balance of certificates of a series will be made on each distribution date for the related series to the holders of the certificates of the class or subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Certificate Principal Balance of the certificates to zero. Allocation of distributions in reduction of Certificate Principal Balance will be made to each class or subclass of certificates in the order and amounts specified in the related prospectus supplement, which, if stated in the related prospectus supplement, may be concurrently.

The Certificate Principal Balance of a certificate of a series at any time represents the maximum specified dollar amount, exclusive of interest at the related Pass-Through Rate, to which the holder thereof is entitled from the assets in the trust fund for the related series, and will decline to the extent distributions in reduction of Certificate Principal Balance are received by, and losses on the mortgage loans or contracts are allocated to, the certificateholder. The initial Certificate Principal Balance of each class or subclass within a series that has been assigned a Certificate Principal Balance will be specified in the related prospectus supplement. Distributions, other than the final distribution in retirement of the certificates, will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for the related series, except that, with respect to any holder of a certificate meeting the requirements specified in the applicable prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the trustee shall have been furnished with appropriate wiring instructions not less than two business days prior to the related distribution date. The final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency designated by the trustee or the servicer for that purpose, as specified in the final distribution notice to certificateholders.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance.  The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate	A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin.
Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.
Inverse Floating Rate	A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index.
Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.
Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Determination of LIBOR

With respect to certain of the certificates, the annual interest rates of such certificates are based upon the London Interbank Offered Rate for one-month United States dollar deposits (“LIBOR”) as quoted on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related interest accrual period (a “LIBOR Determination Date”).  Reuters Screen LIBOR01 Page means the display designated on the Reuters Monitor Money Rates Service, or any other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks.  If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate.  The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of related certificates.  The trustee or trust administrator, as applicable, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.  If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the related certificates.  If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.  The trustee’s or trust administrator’s, as applicable, calculation of LIBOR and the resulting pass-through rate on any class of such certificates with respect to any distribution date shall be final and binding in the absence of manifest error.

Assignment of Mortgage Loans

Pursuant to the pooling and servicing agreement, on the closing date the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the securityholders all right, title and interest of the depositor in and to each mortgage loan and other assets included in the trust fund, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the Cut-off Date.

In connection with such transfer and assignment, except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first or second, as applicable, lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy, if applicable, or a commitment to issue the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.  In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee, or the custodian hereinafter referred to, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

The depositor will cause to be delivered to the trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The servicer will file in the appropriate office a financing statement evidencing the trustee's security interest in each Cooperative Loan.

The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust.  Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan).  However, any such substitution occurring more than 90 days after the closing date may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are “defective” under the Code and the seller delivers to the trustee and the trust administrator an officer’s security to that effect.  Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

•
have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the securityholders on the related distribution date);

•
have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan, have a maximum mortgage rate and minimum mortgage rate not less than the respective rate for the deleted mortgage loan, have the same index as the deleted mortgage loan and a margin equal to or greater than the deleted mortgage loan;

•	have an LTV, or if applicable, a CLTV, ratio not higher than that of the deleted mortgage loan;

•
have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust immediately prior to any substitution; and

•	comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for omission of, or a material defect in, a mortgage loan document.

Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System.  In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS® System may, at the discretion of a servicer, in the future be held through the MERS® System.  For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS® System.  For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

If stated in the applicable prospectus supplement, with respect to the mortgage loans in a mortgage pool, the depositor or the seller will make representations and warranties as to the types and geographical distribution of the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan. In addition, if stated in the related prospectus supplement, the depositor will represent and warrant that, as of the Cut-off Date for the related series of certificates, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of the certificateholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by the depositor or the seller.

Within the period specified in the related prospectus supplement, following the date of issuance of a series of certificates, the depositor, the servicer, sellers unaffiliated with the depositor or the related subservicer, as the case may be, may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust fund but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in this prospectus under “The Trust Fund — Representations by Unaffiliated Sellers; Repurchases.”

If stated in related prospectus supplement, mortgage loans may be transferred to the trust fund with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

Pursuant to each pooling and servicing agreement, the servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the pooling and servicing agreement with respect to a series of certificates, in which case the related prospectus supplement shall set forth the duties and responsibilities of the special servicer thereunder.

Assignment of Contracts

The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee, concurrently with an assignment of contracts, will authenticate and deliver the certificates for that series. Each contract will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. That contract schedule will specify, with respect to each contract, among other things:

•	the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date;

•	the annual percentage rate;

•	the current scheduled monthly level payment of principal and interest; and

•	the maturity of the contract.

In addition, in most cases the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the certificateholders in the contracts could be defeated. See “Certain Legal Aspects of Mortgage Loans and Contracts — The Contracts” in this prospectus.

The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt thereof. If any contract document is found to be defective in any material respect, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal to:

•	the remaining unpaid principal balance of the defective contract; or

•	in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

•
in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a contract document.

If stated in the related prospectus supplement, each seller of contracts will have represented, among other things, that:

•
immediately prior to the transfer and assignment of the contracts, the seller unaffiliated with the depositor had good title to, and was the sole owner of each contract and there had been no other sale or assignment thereof;

•	as of the date of the transfer to the depositor, the contracts are subject to no offsets, defenses or counterclaims;

•	each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws;

•
as of the date of the transfer to the depositor, each contract is a valid first lien on the related manufactured home and the related manufactured home is free of material damage and is in good repair;

•	as of the date of the transfer to the depositor, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home; and

•
with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full.

All of the representations and warranties of a seller in respect of a contract will have been made as of the date on which that seller sold the contract to the depositor or its affiliate, which may be a date prior to the date of initial issuance of the related series of certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the repurchase obligation had the event occurred prior to sale of the affected contract.

If a seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the certificateholders in that contract within 90 days, or other period specified in the related prospectus supplement, after notice from the servicer, the related seller will be obligated to repurchase the defective contract at a price equal to:

•	the principal balance thereof as of the date of the repurchase; or

•
in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued and unpaid interest to the first day of the month following repurchase, plus the amount of any unreimbursed Advances in respect of the defective contract. The servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller unaffiliated with the depositor.

Neither the depositor nor the servicer will be obligated to purchase a contract if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to defective contracts. However, to the extent that a breach of the representations and warranties of a seller may also constitute a breach of a representation made by the depositor, the depositor may have a purchase obligation as described in this prospectus under “The Trust Fund — The Contract Pools.”

If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

Assignment of Mortgage Certificates

Pursuant to the applicable pooling and servicing agreement for a series of certificates that includes Mortgage Certificates in the related trust fund, the depositor will cause the Mortgage Certificates to be transferred to the trustee together with all principal and interest distributed on those Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a trust fund will be identified in a schedule appearing as an exhibit to the applicable pooling and servicing agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the certificates and its interest rate, maturity and original principal balance. In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each Mortgage Certificate which is included in a trust fund and to provide for all distributions on each Mortgage Certificate to be made directly to the trustee.

In connection with the assignment of Mortgage Certificates to the trustee, the depositor will make certain representations and warranties in the related pooling and servicing agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the certificateholders in the Mortgage Certificates, the depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for the Mortgage Certificates. The Mortgage Certificates with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of repurchases of Mortgage Certificates will be distributed to certificateholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

The applicable prospectus supplement will describe the characteristics of the mortgage loans and contracts underlying the Mortgage Certificates.

If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of certificates, the depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the trustee new Mortgage Certificates in substitution for any one or more of the Mortgage Certificates initially included in the trust fund. The required characteristics or any such substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

Servicing of Mortgage Loans and Contracts

Each seller of a mortgage loan or a contract may act as the servicer for the related mortgage loan or contract pursuant to a pooling and servicing agreement. A representative form of pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement entered into by the servicer, the subservicer, the depositor and the trustee. If a servicer is appointed pursuant to a separate servicing agreement, that agreement will contain servicing provisions generally consistent with the provisions described in this prospectus and will not contain any terms that are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the servicer, as specified in the related prospectus supplement..

Any servicer will be required to perform the customary functions of a servicer, including:

•	collection of payments from mortgagors and obligors and remittance of collections to the servicer;

•	maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under those policies;

•
maintenance of escrow accounts of mortgagors and obligors for payment of taxes, insurance, and other items required to be paid by the mortgagor pursuant to terms of the related mortgage loan or the obligor pursuant to the related contract;

•	processing of assumptions or substitutions;

•	attempting to cure delinquencies;

•	supervising foreclosures or repossessions;

•	inspection and management of mortgaged properties, Cooperative Dwellings or manufactured homes under certain circumstances; and

•	maintaining accounting records relating to the mortgage loans and contracts.

A servicer may delegate its servicing obligations to third-party subservicers, but will continue to be responsible for the servicing of the mortgage loans or contracts pursuant to the related pooling and servicing agreement.

A servicer or subservicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on mortgage loans and contracts, as described more fully in this prospectus under “— Payments on Mortgage Loans” and “ — Payments on Contracts,” and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors and obligors.

As compensation for its servicing duties, a servicer or subservicer will be entitled to amounts from payments with respect to the mortgage loans and contracts serviced by it. A servicer or subservicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. A subservicer will be reimbursed by the servicer for certain expenditures that it makes, generally to the same extent that the servicer would be reimbursed under the applicable pooling and servicing agreement.

Payments on Mortgage Loans

The servicer will establish and maintain a Certificate Account in connection with each series. The Certificate Account may be maintained with a depository institution that is an affiliate of the servicer.

The servicer will deposit in the Certificate Account for each series of certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

•
all payments on account of principal, including principal prepayments, on the related mortgage loans, net of any portion of payments that represent unreimbursed or unrecoverable Advances made by the related servicer or subservicer;

•	all payments on account of interest on the related mortgage loans, net of any portion thereof retained by the servicer or subservicer, if any, as its servicing fee;

•	all Insurance Proceeds;

•
all Liquidation Proceeds, net of expenses of liquidation, unpaid servicing compensation with respect to the related mortgage loans and unreimbursed or unrecoverable Advances made by the servicers or subservicers of the related mortgage loans;

•	all payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series;

•	all amounts required to be deposited in the Certificate Account from the reserve fund, if any, for that series;

•	any Advances made by a subservicer or the servicer, as described in this prospectus under “— Advances”;

•	any Buy-Down Funds, and, if applicable, investment earnings thereon, required to be deposited in the Certificate Account, as described below; and

•
all proceeds of any mortgage loan repurchased by the servicer, the depositor, any subservicer or any seller unaffiliated with the depositor, as described in this prospectus under “The Trust Fund — Mortgage Loan Program — Representations by Unaffiliated Sellers; Repurchases” or “ — Assignment of Mortgage Loans” or repurchased by the depositor as described in this prospectus under “— Termination”.

If stated in the applicable prospectus supplement, the servicer, in lieu of establishing a Certificate Account, may instead establish a Custodial Account. If the servicer elects to establish a Custodial Account, amounts in that Custodial Account, after making the required deposits and withdrawals specified in this section “ — Payments on Mortgage Loans,” shall be remitted to the Certificate Account maintained by the trustee for distribution to certificateholders in the manner set forth in this prospectus and in the related prospectus supplement. The servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that this requirement shall only apply to the extent the servicer determines in good faith any advance will be recoverable out of insurance proceeds, proceeds of the liquidation of the related mortgage loans or otherwise.

In those cases where a subservicer is servicing a mortgage loan pursuant to a subservicing agreement, the subservicer will establish and maintain a Servicing Account that will comply with either the standards set forth for a Custodial Account or, subject to the conditions set forth in the servicing related pooling and servicing agreement, meeting the requirements of the related Rating Agency, and that is otherwise acceptable to the servicer. The subservicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated above in respect of the mortgage loans received by the subservicer, less its servicing compensation. On the date specified in the servicing related pooling and servicing agreement, the subservicer shall remit to the servicer all funds held in the Servicing Account with respect to each mortgage loan. Any payments or other amounts collected by a special servicer with respect to any specially serviced mortgage loans will be deposited by the related special servicer as set forth in the related prospectus supplement.

With respect to each series which contains Buy-Down Loans, if stated in the related prospectus supplement, the servicer or the related subservicer will establish a Buy-Down Fund. Amounts on deposit in the Buy-Down Fund, together with investment earnings thereon if specified in the applicable prospectus supplement, will be used to support the full monthly payments due on the related Buy-Down Loans on a level debt service basis. Neither the servicer nor the depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any insufficiency is not recoverable from the mortgagor under the terms of the related Mortgage Note, distributions to certificateholders will be affected. With respect to each Buy-Down Loan, the servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each distribution date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the mortgagor on the related Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to a buy-down plan.

If stated in the prospectus supplement with respect to a series, in lieu of, or in addition to the foregoing, the depositor may deliver cash, a letter of credit or a guaranteed investment contract to the trustee to fund the Buy-Down Fund for that series, which shall be drawn upon by the trustee in the manner and at the times specified in the related prospectus supplement.

Payments on Contracts

A Certificate Account meeting the requirements set forth under “Description of the Certificates — Payments on Mortgage Loans” will be established in the name of the trustee.

There will be deposited in the Certificate Account or a Custodial Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, including scheduled payments of principal and interest due after the Cut-off Date but received by the servicer on or before the Cut-off Date:

•	all obligor payments on account of principal, including principal prepayments, on the contracts;

•	all obligor payments on account of interest on the contracts, net of the servicing fee;

•	all Liquidation Proceeds received with respect to contracts or property acquired in respect thereof by foreclosure or otherwise;

•	all Insurance Proceeds received with respect to any contract, other than proceeds to be applied to the restoration or repair of the manufactured home or released to the obligor;

•	any Advances made as described under “ — Advances” and certain other amounts required under the pooling and servicing agreement to be deposited in the Certificate Account;

•	all amounts received from any credit support provided with respect to a series of certificates;

•	all proceeds of any contract or property acquired in respect thereof repurchased by the servicer, the depositor or otherwise as described above or under “ — Termination” below; and

•	all amounts, if any, required to be transferred to the Certificate Account from the reserve fund.

Collection of Payments on Mortgage Certificates

The Mortgage Certificates included in the trust fund with respect to a series of certificates will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The pooling and servicing agreement will require the trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which that distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make payment as promptly as possible and legally permitted and to take whatever legal action against the related issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of any action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to certificateholders of the affected series. In the event that the trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by those certificateholders.

Distributions on Certificates

On each distribution date with respect to a series of certificates, the servicer will withdraw from the applicable Certificate Account funds on deposit in that Certificate Account and distribute, or, if stated in the applicable prospectus supplement, will withdraw from the Custodial Account funds on deposit in that Custodial Account and remit to the trustee, who will distribute, those funds to certificateholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under “Description of the Certificates — Distributions of Principal and Interest” and in the related prospectus supplement. Those funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, Insurance Proceeds and Liquidation Proceeds, if any, and interest received after the Cut-off Date and on or prior to the applicable Determination Date, except:

•	all payments that were due on or before the Cut-off Date;

•	all principal prepayments received during the month of distribution and all payments of principal and interest due after the related Due Period;

•	all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

•	amounts received on particular mortgage loans or contracts as late payments of principal or interest and respecting which the servicer has made an unreimbursed Advance;

•	amounts representing reimbursement for previously unreimbursed expenses incurred or Advances made by the servicer or subservicer;

•	amounts to pay the servicer or any subservicer for the funding of any Draws made on revolving credit loans, if applicable; and

•	that portion of each collection of interest on a particular mortgage loan in the related mortgage pool or on a particular contract in the related contract pool that represents:

(1)           servicing compensation to the servicer and, if applicable, the special servicer; or

(2)           amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the series.

No later than the business day immediately preceding the distribution date for a series of certificates, the servicer will furnish a statement to the trustee setting forth the information that is necessary for the trustee to determine the amount of distributions to be made on the certificates and a statement setting forth certain information with respect to the mortgage loans or contracts.

If stated in the applicable prospectus supplement, the trustee will establish and maintain the Certificate Account for the benefit of the holders of the certificates of the related series in which the trustee shall deposit, as soon as practicable after receipt, each distribution made to the trustee by the servicer, as set forth above, with respect to the mortgage loans or contracts, any distribution received by the trustee with respect to the Mortgage Certificates, if any, included in the trust fund and deposits from any reserve fund or GPM Fund. If stated in the applicable prospectus supplement, prior to making any distributions to certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the trustee shall be deducted and paid to the trustee.

Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next distribution date. All income and gain realized from any investment will be for the benefit of the servicer, or other entity if stated in the applicable prospectus supplement. The servicer or other entity will be required to deposit the amount of any losses incurred with respect to investments out of its own funds, when realized.  The servicer or other entity will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement.

The timing and method of distribution of funds in the Certificate Account to classes or subclasses of certificates having differing terms, whether subordinated or not, to the extent not described in this prospectus, will be set forth in the related prospectus supplement.

Special Distributions

To the extent specified in the prospectus supplement relating to a series of certificates, one or more classes of certificates that do not provide for monthly distribution dates may receive special distributions in reduction of Certificate Principal Balance in any month, other than a month in which a distribution date occurs, if, as a result of principal prepayments on the assets in the related trust fund and/or low reinvestment yields, the trustee determines, based on assumptions specified in the related pooling and servicing agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next distribution date for that series and available to be distributed to the holders of the certificates of those classes or subclasses may be less than the sum of:

•	the interest scheduled to be distributed to holders of the certificates of those classes or subclasses; and

•	the amount to be distributed in reduction of Certificate Principal Balance on those certificates on that distribution date.

Any special distributions will be made in the same priority and manner as distributions in reduction of Certificate Principal Balance would be made on the next distribution date.

Reports to Certificateholders

The servicer or the trustee will include with each distribution to certificateholders of record of the related series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable:

(1)           to each holder of a certificate, the amount of the related distribution allocable to principal of the assets of the related trust fund (by class), separately identifying the aggregate amount of any prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates included in that trust fund, and the portion, if any, advanced by the servicer or a subservicer;

(2)           to each holder of a certificate, the amount of the related distribution allocable to interest on the assets of the related trust fund (by class and by any shortfalls or carry-forwards) and the portion, if any, advanced by the servicer or a subservicer;

(3)           in the case of a series of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to the distribution;

(4)           the total cash flows received and the general sources thereof;

(5)           the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

(6)           the book value of any collateral acquired by the mortgage pool or contract pool through foreclosure, repossession or otherwise;

(7)           the number and aggregate principal amount of mortgage loans or contracts one month, two months, and three or more delinquent;

(8)           the remaining balance, if any, in the pre-funding account;

(9)           the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

(10)           the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

(11)           the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

(12)	interest rates, as applicable, to the pool assets and securities;

(13)           the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

(14)           the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

(15)           the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to certificateholders on the distribution date;

(16)	number and amount of pool assets, together with updated pool composition information;

(17)  the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

(18)  if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

(19)           material breaches of pool asset representation or warranties or transaction covenants;

(20)           information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

(21)           information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

(22)           any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

(23)  the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

(24)           whether such loans are closed-end loans and/or revolving credit loans;

(25)           in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features;

(25)           the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

(26)           with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related agreement and specified in the related prospectus supplement.

In addition, within a reasonable period of time after the end of each calendar year, the servicer, or the trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each certificateholder of record at any time during that calendar year a report as to the aggregate of amounts reported pursuant to (1) and (2) above and other information as in the judgment of the servicer or the trustee, as the case may be, is needed for the certificateholder to prepare its tax return, as applicable, for that calendar year or, in the event such person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year.  Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on a website as described below under “Additional Information” and “Reports to Certificateholders.”

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable (within the meaning of the REMIC provisions), and if in the servicer’s determination such modification is not materially adverse to the interests of the certificateholders (taking into account any estimated realized loss that might result absent such action), the servicer may modify the terms of the related mortgage loan to (1) capitalize to the principal balance of the mortgage loan unreimbursed Advances, unreimbursed servicing advances, unpaid servicing fees, and related amounts due to the servicer; (2) defer such amounts to a balloon payment due on the final payment date of the mortgage loan; (3) reduce the related mortgage rate (provided that the mortgage rate of any fixed-rate mortgage loan or any adjustable-rate mortgage loan contained in a loan group that does not relate to an overcollateralization structure, may not be reduced, and the mortgage rate of any adjustable-rate mortgage loan contained in a loan group that relates to an overcollateralization structure may not be reduced below the mortgage rate of such mortgage loan immediately prior to the related first adjustment date); and/or (4) extend the maturity of the mortgage loan, but in no instance past the date on which the final payment is due on the latest maturing mortgage loan in the related mortgage pool or loan group, as applicable, as of the cut-off date; provided, however, that the related servicer shall effect such modification only after the related borrower has made no less than three consecutive monthly payments pursuant the terms of the proposed modification.  No modification will be granted without the prior written consent of the credit insurer provider if so required in any credit insurance policy.

Advances

If stated in the related prospectus supplement, each subservicer and the servicer, with respect to mortgage loans or contracts serviced by it and with respect to Advances required to be made by the subservicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest, as reduced by the servicing fee, that were due on the due date with respect to a mortgage loan or contract and that were delinquent, as of the close of business on the date specified in the pooling and servicing agreement, to be remitted no later than the close of business on the business day immediately preceding the distribution date, subject to their respective determinations that such advances are reimbursable under any financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, from cash in the reserve fund, or liquidation proceeds from the mortgage loan or contracts. In making Advances, the subservicers and servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the certificateholders, rather than to guarantee or insure against losses. Any Advances are reimbursable to the subservicer or servicer out of related recoveries on the mortgage loans respecting which those amounts were advanced. In addition, Advances are reimbursable from cash in the reserve fund, the Servicing or Certificate Accounts to the extent that the subservicer or the servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable from other sources.

The subservicers and the servicer generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by mortgagors or obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. “Property protection expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related prospectus supplement. Funds so advanced are reimbursable out of recoveries on the related mortgage loans. This right of reimbursement for any advance by the servicer or subservicer will be prior to the rights of the certificateholders to receive any amounts recovered with respect to the related mortgage loans or contracts. If stated in the applicable prospectus supplement, the subservicers and the servicer will also be required to advance an amount necessary to provide a full month's interest, adjusted to the applicable Pass-Through Rate, in connection with full or partial prepayments of the mortgage loans or contracts. Those Advances will not be reimbursable to the subservicers or the servicer.

Collection and Other Servicing Procedures

The servicer will be responsible for servicing the mortgage loans pursuant to the related pooling and servicing agreement for the related series. The servicer may subcontract the servicing of all or a portion of the mortgage loans to one or more subservicers and may subcontract the servicing of certain commercial mortgage loans, multifamily mortgage loans and/or Mixed-Use Mortgage Loans that are in default or otherwise require special servicing to a special servicer, and certain information with respect to the special servicer will be set forth in the related prospectus supplement. Any subservicer or any special servicer may be an affiliate of the depositor and may have other business relationships with depositor and its affiliates.

The servicer, directly or through the subservicers or a special servicer, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the applicable pooling and servicing agreement and any applicable financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, primary mortgage insurance policy, or mortgagor bankruptcy bond, follow the collection procedures it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a mortgage loan or contract or extend the due dates for payments due on a Mortgage Note or contract for a period of not greater than 270 days, provided that the potential cash flow from the pool assets or the insurance coverage for that mortgage loan or contract or the coverage provided by any financial guaranty insurance policy, surety bond or letter of credit, will not be adversely affected.  In addition, the servicer of a revolving credit loan may increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement.

Under the related pooling and servicing agreement, the servicer, either directly or through subservicers or a special servicer, to the extent permitted by law, may establish and maintain an escrow in which mortgagors or obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. The special servicer, if any, will be required to remit amounts received for the purposes described in this paragraph on mortgage loans serviced by it for deposit in the related escrow account, and will be entitled to direct the servicer to make withdrawals from that escrow account as may be required for servicing of the related mortgage loans. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obliged to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related Rating Agency, covering loss occasioned by the failure to escrow such amounts.

Standard Hazard Insurance

Except to the extent specified in a related prospectus supplement, the terms of each pooling and servicing agreement will require the servicer or the special servicer, if any, to cause to be maintained for each mortgage loan or contract that it services, and the servicer will be required to maintain for each mortgage loan or contract serviced by it directly, a policy of standard hazard insurance covering the mortgaged property underlying the related mortgage loan or manufactured home underlying the related contract in an amount at least equal to the maximum insurable value of the improvements securing the related mortgage loan or contract or the principal balance of the related mortgage loan or contract, whichever is less.

Each subservicer, the special servicer, if any, or the servicer, as the case may be, shall also be required to maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan or contract, a standard hazard insurance policy. Any amounts collected by the subservicer, the special servicer, if any, or the servicer under those policies, other than amounts to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the servicer, may be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to certificateholders, be added to the amount owing under the mortgage loan or contract, notwithstanding that the terms of the mortgage loan or contract may so permit. The cost incurred in maintaining any insurance shall be recoverable by the servicer or the special servicer, if any, only by withdrawal of funds from the Servicing Account or by the servicer only by withdrawal from the Certificate Account, as described in the pooling and servicing agreement.

No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan or contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require earthquake or additional insurance. When the mortgaged property or manufactured home is located at the time of origination of the mortgage loan or contract in a federally designated flood area, the related subservicer or the special servicer, if any, or the servicer, in the case of each mortgage loan or contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

The related pooling and servicing agreement will permit the servicer to obtain and maintain a blanket policy insuring against hazard losses on all of the related mortgage loans or contracts, in lieu of maintaining a standard hazard insurance policy for each mortgage loan or contract that it services. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by a policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans or contracts may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property or manufactured home. See “Description of Insurance — Special Hazard Insurance Policies” for a description of the limited protection afforded by a special hazard insurance policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the standard hazard insurance policies.

With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related pooling and servicing agreement may require the servicer to maintain public liability insurance with respect to any related REO Properties. Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the related mortgage loan where the terms of that mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the servicer from the Certificate Account, with interest thereon, as provided by the related pooling and servicing agreement.

Special Hazard Insurance

If stated in the related prospectus supplement, the servicer will be required to exercise its best reasonable efforts to maintain the special hazard insurance policy, if any, with respect to a series of certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the special hazard insurance policy on a timely basis; provided, however, that the servicer shall be under no such obligation if coverage under the pool insurance policy with respect to that series has been exhausted. If the special hazard insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement special hazard insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the special hazard insurance policy that was replaced.

Pool Insurance

To the extent specified in a related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a pool insurance policy with respect to a series of certificates in effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the pool insurance policy on a timely basis. In the event that the related pool insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the pool insurer in connection with the pool insurance policy, or if the pool insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the pool insurance policy and may obtain a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated pool insurance policy, the amount of coverage under the replacement pool insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the pool insurance policy that was replaced.

Primary Mortgage Insurance

To the extent specified in the related prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it directly, and each subservicer of a mortgage loan secured by single family property will be required to keep in full force and effect with respect to each mortgage loan serviced by it, in each case to the extent required by the underwriting standards of the depositor, a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or “insured,” under each primary mortgage insurance policy. Neither the servicer nor the subservicer will be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of certificates that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related Rating Agency. See “Description of Insurance — Primary Mortgage Insurance Policies.”

Mortgagor Bankruptcy Bond

If stated in the related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a mortgagor bankruptcy bond for a series of certificates in full force and effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the mortgagor bankruptcy bond on a timely basis. At the request of the depositor, coverage under a mortgagor bankruptcy bond will be cancelled or reduced by the servicer to the extent permitted by the related Rating Agency, provided that any cancellation or reduction does not adversely affect the then current rating of that series. See “Description of Insurance — Mortgagor Bankruptcy Bond.”

Presentation of Claims

The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to HUD, the VA, the pool insurer, the special hazard insurer, the issuer of the mortgagor bankruptcy bond, and each primary mortgage insurer, as applicable, and take whatever reasonable steps are necessary to permit recovery under the related insurance policies or mortgagor bankruptcy bond, if any, with respect to a series concerning defaulted mortgage loans or contracts or mortgage loans or contracts that are the subject of a bankruptcy proceeding. All collections by the servicer under any FHA insurance or VA guarantee, any pool insurance policy, any primary mortgage insurance policy or any mortgagor bankruptcy bond and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a mortgage loan or contract is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the certificateholders, will present claims to the applicable primary mortgage insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, neither the servicer nor the subservicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a subservicer, the servicer agrees:

•
that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan or contract after reimbursement of the expenses incurred by the subservicer or the servicer, as the case may be; and

•
that the expenses will be recoverable through proceeds of the sale of the mortgaged property or proceeds of any related pool insurance policy, any related primary mortgage insurance policy or otherwise.

If recovery under a pool insurance policy or any related primary mortgage insurance policy is not available because the related subservicer or the servicer has been unable to make the above determinations or otherwise, the subservicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures are deemed necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property or manufactured home are less than the principal balance of the defaulted mortgage loan or contract, respectively, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of credit support with respect to that series is exhausted, the related trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the subservicer or the servicer in connection with those proceedings and which are reimbursable under the related pooling and servicing agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the subservicer or the servicer of its expenses, in excess of the principal balance of the related mortgage loan or contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the subservicer and the servicer will be entitled to withdraw amounts representing normal servicing compensation on the related mortgage loan or contract from the Servicing Account or the Certificate Account, as the case may be.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans

Each pooling and servicing agreement with respect to certificates representing interests in a mortgage pool will provide that, when any mortgaged property has been conveyed by the related borrower, the related subservicer or the servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of that mortgage loan under any “due-on-sale” clause applicable thereto, if any, unless it reasonably believes that enforcement of the “due-on-sale” clause is not exercisable under applicable law or regulations, would result in loss of insurance coverage with respect to that mortgage loan or would not be in the best interest of the related series of certificateholders. In any case where the due-on-sale clause will not be exercised, the subservicer or the servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the related mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the mortgage loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute mortgagor. Each subservicer and the servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with that person, pursuant to which the original mortgagor is released from liability and that person is substituted as mortgagor and becomes liable under the Mortgage Note.

Under each pooling and servicing agreement relating to a series, the subservicer or the servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing those of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the subservicer or the servicer will follow whatever practices and procedures are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the subservicer nor the servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a subservicer, the servicer agrees:

•	that the restoration and/or foreclosure will increase the proceeds of liquidation of the related mortgage loan to certificateholders after reimbursement to itself for expenses; and

•
that the expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the letter of credit or amounts in the reserve fund, if any, with respect to the related series, or otherwise.

Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances, if any, and Excluded Balances as described in the related prospectus supplement.

Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See “Certain Legal Aspects of the Mortgage Loans and Contracts — The Mortgage Loans — Foreclosure” in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

The market value of any single family property may have declined in value since the date of origination of the mortgage loan. The market value of any commercial property, multifamily property or Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units. Since a default on a mortgage loan secured by commercial property, multifamily property or Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, any unaffiliated seller and the servicer will have no obligation to provide refinancing for any such mortgage loan.

The servicer or subservicer will treat a defaulted mortgage loan as having been finally liquidated after all Liquidation Proceeds, Insurance Proceeds and other amounts that the servicer or subservicer expects to receive in connection with the liquidation have been received. Any Realized Loss will be allocated to the certificates in the manner set forth in the related prospectus supplement. Generally, amounts received after a Realized Loss has been allocated to the certificates will not be distributed to the certificateholders, however, if stated in the related prospectus supplement, amounts received after a Realized Loss has been allocated to the certificates may be distributed to the certificateholders.

Enforcement of “Due-on-Sale” Clauses; Realization Upon Defaulted Contracts

Each pooling and servicing agreement with respect to certificates representing interests in a contract pool will provide that, when any manufactured home securing a contract is about to be conveyed by the related obligor, the servicer, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of that contract under the applicable “due-on-sale” clause, if any, unless it is not exercisable under applicable law. In that case, the servicer is authorized to take or enter into an assumption agreement from or with the person to whom the related manufactured home has been or is about to be conveyed, pursuant to which that person becomes liable under the contract and, unless determined to be materially adverse to the interests of certificateholders, with the prior approval of the related pool insurer, if any, to enter into a substitution of liability agreement with that person, pursuant to which the original obligor is released from liability and that person is substituted as obligor and becomes liable under the contract. Where authorized by the contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

Under pooling and servicing agreement, the servicer will repossess or otherwise comparably convert the ownership of properties securing those of the related manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the repossession or other conversion, the servicer or subservicer will follow whatever practices and procedures it shall deem necessary or advisable and as shall be normal and usual in its general contract servicing activities. The servicer or subservicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines:

•	that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses; and

•	that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

Servicing Compensation and Payment of Expenses

Under the pooling and servicing agreement for a series of certificates, the depositor or the person or entity specified in the related prospectus supplement and any servicer will be entitled to receive an amount described in that prospectus supplement. The servicer's primary compensation generally will be equal to a monthly servicing fee in the amount specified in the pooling and servicing agreement. Servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account from interest payments on the mortgage loans or contracts, Insurance Proceeds, Liquidation Proceeds or letter of credit payments, as applicable. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the subservicers and the servicer to the extent not required to be deposited in the Certificate Account. If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the amount and calculation of the fee payable to the special servicer will be set forth in the related prospectus supplement. Subservicers will also be entitled to receive servicing compensation in addition to the servicing compensation to the extent described in the prospectus supplement.

The subservicers, any special servicer and the servicer will pay certain expenses incurred in connection with the servicing of the mortgage loans or contracts, including, without limitation, payment of the insurance policy premiums and, in the case of the servicer, payment of the fees and disbursements of the trustee, and any custodian selected by the trustee, the certificate register for the related series and independent accountants and payment of expenses incurred in enforcing the obligations of servicers and sellers. Certain of these expenses may be reimbursable pursuant to the terms of the related pooling and servicing agreement. In addition, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of any special servicers, subservicers and any sellers under certain circumstances.

As set forth in the preceding section, the subservicers, any special servicer and the servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted mortgage loans or contracts. The related trust fund will suffer no loss by reason of those expenses to the extent claims are fully paid under the financial guaranty insurance policy, surety bond or letter of credit, if any, the related insurance policies or from amounts in the reserve fund. In the event, however, that claims are either not made or fully paid under a financial guaranty insurance policy, surety bond, letter of credit or insurance policies, or if coverage thereunder has ceased, or if amounts in the reserve fund are not sufficient to fully pay the losses, the related trust fund will suffer a loss to the extent that the Liquidation Proceeds, after reimbursement of the expenses of the subservicers or the servicer, as the case may be, are less than the principal balance of the related mortgage loan or contract. In addition, the subservicers, a special servicer and the servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a mortgaged property, Cooperative Dwelling or manufactured home. The right of reimbursement will be prior to the rights of the certificateholders to receive any payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, or from any related Insurance Proceeds, Liquidation Proceeds or amounts in the reserve fund.

Under the applicable trust agreement, the trustee or a certificate administrator will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The trustee or certificate administrator shall be required to pay all expenses, except as expressly provided in the related trust agreement, subject to limited reimbursement as provided in the related trust agreement.

Evidence as to Compliance

Each entity responsible for the servicing function will deliver to the depositor and the trustee, on or before the date specified in the pooling and servicing agreement, an officer's certificate stating that:

•
a review of the activities of the servicer and the subservicers during the preceding calendar year and of their performance under the related pooling and servicing agreement has been made under the supervision of that officer; and

•
to the best of that officer's knowledge, based on the review, the servicer and each subservicer has fulfilled all its obligations under the related pooling and servicing agreement, or, if there has been a failure in the fulfillment of any obligation, specifying such failure known to that officer and the nature and status thereof.

The officer's certificate shall be accompanied by a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each entity responsible for the servicing function will also deliver with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charging upon written request to the servicer or trustee.  These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Servicer, the Depositor, the Trustee and the Special Servicer

The servicer under each pooling and servicing agreement will be named in the applicable prospectus supplement. The entity acting as servicer may be a seller unaffiliated with the depositor and have other normal business relationships with the depositor and/or affiliates of the depositor or may be an affiliate of the depositor. In the event there is no servicer under a pooling and servicing agreement, all servicing of mortgage loans or contracts will be performed by a servicer pursuant to a servicing agreement, which will provide for servicing responsibilities similar to those described in this prospectus for a servicer acting pursuant to a pooling and servicing agreement.

The servicer may not resign from its obligations and duties under the pooling and servicing agreement except in connection with an assignment of its obligations and duties permitted by the pooling and servicing agreement or upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

The trustee under each pooling and servicing agreement or trust agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates and with the servicer and/or its affiliates.

The trustee may resign from its obligations under the related pooling and servicing agreement or trust agreement at any time, in which event a successor trustee will be appointed. In addition, the depositor may remove the trustee if the trustee ceases to be eligible to act as trustee under the related pooling and servicing agreement or trust agreement or if the trustee becomes insolvent, at which time the depositor will become obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the certificates of that series. Any resignation and removal of the trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee.

On and after the time a servicer receives a notice of termination or the resignation of a servicer, the trustee shall be the successor to the related servicer, but only in its capacity as servicer, and not in any other, and the transactions set forth or provided for therein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the related servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof.  As compensation therefor, the trustee shall be entitled to all funds relating to the mortgage loans that the related servicer would have been entitled to charge to the Collection Account, provided that the terminated servicer shall nonetheless be entitled to payment or reimbursement to the extent that such payment or reimbursement relates to the period prior to termination of the related servicer. Notwithstanding the foregoing, if the trustee has become the successor to a servicer, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, which is also a Fannie Mae or Freddie Mac approved seller/servicer for first and second loans in good standing, having a net worth of at least $10,000,000, as the successor to a servicer in the assumption of all or any part of the responsibilities, duties or liabilities of a servicer hereunder. Pending appointment of a successor to a servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as herein above provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the related mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the servicing fee. The trustee and such successor shall take such action, consistent with the related agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the related servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Each pooling and servicing agreement and trust agreement will also provide that neither the depositor nor the servicer nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be under any liability to the certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the depositor, the servicer or the trustee nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be protected against, in the case of the servicer and the depositor, any breach of representations or warranties made by them, and in the case of the servicer, the depositor and the trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder.

Each pooling and servicing agreement and trust agreement will further provide that the depositor, the servicer and the trustee and any director, officer and employee or agent of the depositor, the servicer or the trustee shall be entitled to indemnification, by the trust fund in the case of the depositor and servicer and by the servicer in the case of the trustee, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable related pooling and servicing agreement or the certificates, and in the case of the trustee, resulting from any error in any tax or information return prepared by the servicer or from the exercise of any power of attorney granted pursuant to the pooling and servicing agreement, other than any loss, liability or expense related to any specific mortgage loan, contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable related pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence (or, in the case of the trustee, negligence), in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each related pooling and servicing agreement will provide that neither the depositor nor the servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the related pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The depositor or the servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable related pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the related trust fund, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the standard of care for, and any indemnification to be provided to, the special servicer will be set forth in the related prospectus supplement or pooling and servicing agreement.

Events of Default

Events of default under each pooling and servicing agreement will include:

•	any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

•
any failure by the trustee, the subservicer or the servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which failure shall continue for 60 days, 15 days in the case of a failure to pay the premium for any insurance policy, or any breach of any representation and warranty made by the servicer or the subservicer, if applicable, which continues unremedied for 120 days after the giving of written notice of the failure or breach; and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer or a subservicer, as applicable.

Rights Upon Event of Default

So long as an event of default with respect to a series of certificates remains unremedied, the depositor, the trustee or the holders of certificates evidencing not less than the percentage of the voting rights evidenced by the certificates of that series specified in the related pooling and servicing agreement may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the mortgage loans and contracts and the proceeds thereof, whereupon, subject to applicable law regarding the trustee's ability to make advances, the trustee or, if the depositor so notifies the trustee and the servicer, the depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the servicer under the related pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor servicer. Pending an appointment, the trustee, unless prohibited by law from so acting, shall be obligated to act in that capacity. The trustee and the successor servicer may agree upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation to the servicer under the related pooling and servicing agreement.

Upon any such termination or appointment of a successor to the servicer, the trustee shall give prompt written notice thereof to the certificateholders and to each rating agency.  Within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders notice of each such event of default actually known to the trustee, unless such event of default shall have been cured or waived.

Amendment

Each pooling and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of the certificateholders:

•	to cure any ambiguity;

•	to correct or supplement any provision in that pooling and servicing agreement that may be inconsistent with any other provision in that pooling and servicing agreement; or

•
to make any other provisions with respect to matters or questions arising under the related pooling and servicing agreement that are not inconsistent with the provisions thereof, provided that the action will  not adversely affect in any material respect the interests of any certificateholder of the related series.

The related pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of certificates evidencing not less than 66-2/3% of the voting rights evidenced by the certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may:

(1)           reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to mortgage loans and contracts are required to be distributed with respect to any certificate without the consent of the holder of that certificate;

(2)           adversely affect in any material respect the interests of the holders of a class or subclass of the senior certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of the senior certificates of that class or subclass evidencing not less than 66-2/3% of that class or subclass;

(3)           adversely affect in any material respect the interests of the holders of the subordinated certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of         subordinated certificates evidencing not less than 66-2/3% of that class or subclass; or

(4)           reduce the aforesaid percentage of the certificates, the holders of which are required to consent to the amendment, without the consent of the holders of the class affected thereby.

The servicer and any director, officer, employee or agent of the servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents.

Termination

The obligations created by the pooling and servicing agreement for a series of certificates will terminate upon the earlier of:

(1)           the repurchase of all mortgage loans or contracts and all property acquired by foreclosure of any mortgage loan or contract; and

(2)           the later of:

•	the maturity or other liquidation of the last mortgage loan or contract subject thereto and the disposition of all property acquired upon foreclosure of any mortgage loan or contract; and

•	the payment to the certificateholders of all amounts held by the servicer and required to be paid to them pursuant to the related pooling and servicing agreement.

The obligations created by the related pooling and servicing agreement or trust agreement for a series of certificates will terminate upon the distribution to certificateholders of all amounts required to be distributed to them pursuant to that pooling and servicing agreement or trust agreement. In no event, however, will the trust created by either the related pooling and servicing agreement or the related trust agreement for a series of certificates continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified in the related pooling and servicing agreement or the related trust agreement.

For each series of certificates, the servicer will give written notice of termination of the applicable related pooling and servicing agreement or trust agreement of each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency specified in the notice of termination. After termination of the applicable related pooling and servicing agreement or trust agreement, the certificates will no longer accrue interest, and the only obligation of the trust fund thereafter will be to pay principal and accrued interest that was available to be paid on the date of termination, upon surrender of the related certificates. The trust fund and the certificateholders will have no obligation to the purchaser of the assets of the related trust fund with respect to the assets so purchased.

If stated in the related prospectus supplement, the pooling and servicing agreement for each series of certificates will permit, but not require, the servicer or some other person as stated in the related prospectus supplement to repurchase from the trust fund for that series all remaining mortgage loans or contracts subject to the pooling and servicing agreement at a price specified in that prospectus supplement. If stated in the related prospectus supplement, the repurchase price will be equal to:

(1)           the aggregate principal balance of the mortgage loans outstanding, including mortgage loans that have been foreclosed upon if the Liquidation Proceeds have not yet been distributed, plus accrued and  unpaid interest thereon; or

(2)           the aggregate outstanding principal balance of and accrued and unpaid interest on the mortgage loans outstanding, plus the fair market value of any mortgaged property acquired in foreclosure or deed-in-lieu of foreclosure if the Liquidation Proceeds in respect of that property have not yet been received by or on behalf of the trust fund.

The purchase price described in clause (2) above could result in one or more classes of certificates receiving less than their outstanding principal and accrued interest if the fair market value of the property is less than the outstanding principal and accrued interest on the related mortgage loan.

In the event that the depositor elects to treat the related trust fund as a REMIC under the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a “qualifying liquidation” under the Code. The exercise of any right to repurchase will effect early retirement of the certificates of that series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the mortgage loans or contracts for that series at the time of repurchase is less than a specified percentage, not greater than 10%, of the aggregate principal balance at the Cut-off Date for the series, or on or after the date set forth in the related prospectus supplement.

EXCHANGEABLE SECURITIES

General

As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

•
the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

CREDIT SUPPORT

Credit support for a series of certificates may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of certificates, which may, if stated in the related prospectus supplement, be issued in notional amounts, the provision for shifting interest credit enhancement, the establishment of a reserve fund, interest rate swaps and yield supplement agreements, performance bonds, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth in this prospectus under “Description of Insurance.” The amount and method of credit support will be set forth in the prospectus supplement with respect to a series of certificates.

For any series of securities backed by Trust Balances of revolving credit loans, the credit support provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit support is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

Financial Guaranty Insurance Policies; Surety Bonds

The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

The letters of credit, if any, with respect to a series of certificates will be issued by the bank or financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of certificates will be in compliance with the requirements established by the related Rating Agency and will be set forth in the prospectus supplement relating to that series of certificates. The amount available under the letter of credit in all cases shall be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire 30 days after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related mortgage pool or contract pool or the repurchase of all mortgage loans or contracts in the mortgage pool or contract pool, or on another date specified in the related prospectus supplement.

If stated in the applicable prospectus supplement, under the related pooling and servicing agreement, the servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of credit bank will be required to honor the trustee's request for payment in an amount equal to the lesser of:

•	the remaining amount available under the letter of credit; and

•
the outstanding principal balances of any Liquidating Loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate or annual percentage rate  to the related due date.

The proceeds of payments under the letter of credit will be deposited into the Certificate Account and will be distributed to certificateholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the subservicers and the servicer and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the trustee of that Liquidating Loan, and the letter of credit bank will thereafter own the Liquidating Loan free of any further obligation to the trustee or the certificateholders with respect to that loan. Payments made to the Certificate Account by the letter of credit bank under the letter of credit with respect to a Liquidating Loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that Liquidating Loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

To the extent the proceeds of liquidation of a Liquidating Loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

Prospective purchasers of certificates of a series with respect to which credit support is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by mortgagors or obligors. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the certificateholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by mortgagors or obligors, including losses not covered by insurance, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

Subordinated Certificates

To the extent of the Subordinated Amount as specified in the applicable prospectus supplement, credit support may be provided by the subordination of the rights of the holders of one or more classes or subclasses of certificates to receive distributions with respect to the mortgage loans in the mortgage pool or contracts in the contract pool underlying that series, to the rights of senior certificateholders or holders of one or more classes or subclasses of subordinated certificates of that series to receive distributions. In such a case, credit support may also be provided by the establishment of a reserve fund, as described in “— Reserve Fund.” The Subordinated Amount will be reduced by an amount equal to the aggregate amount of Realized Losses that have occurred in the mortgage pool or contract pool. If stated in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

Shifting Interest

If stated in the prospectus supplement for a series of certificates for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated certificates of that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund will be subordinated to the right of the holders of senior certificates of that series to receive distributions to the extent described in that prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior certificates against losses due to mortgagor defaults.

The protection afforded to the holders of senior certificates of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior certificates a disproportionately greater percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates. The initial percentage of principal to be received by the senior certificates for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates will have the effect of accelerating the amortization of the senior certificates while increasing the respective interest of the subordinated certificates in the mortgage pool or contract pool. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the benefits of the subordination provided by the subordinated certificates.

Overcollateralization

If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loan or contract, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement.

Derivatives

The trust fund may include one or more derivative instruments, as described in this section.  All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool.  Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).  An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Under a mandatory auction procedure, the auction administrator will solicit bids for purchase of the securities in the secondary market from dealers and institutional investors.  The sponsor and depositor and their affiliates are not allowed to bid in an auction.  There is no minimum required bid.  If bids are received for the entire amount of the securities subject to the mandatory auction, then the auction will have been successful and the securities will be sold to the highest bidders.  The prices at which the securities are sold through this procedure will be used as the value of the securities for purposes of the market value swap.  If the total auction price is less than par, the market value swap counterparty will pay the shortfall.  If the total auction price is greater than par, then the counterparty will receive the excess.  If the total auction price is less than par, the original investors in the securities will receive the auction price plus the market value swap proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the offered securities that are subject to the mandatory auction, and if the market value swap covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their securities.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their securities and will receive the required par purchase price.  If the offered securities are registered in book entry form, then the tender will take place through the book entry facilities, with no action required on the investor’s part.  When the mandatory auction closes and the original investors tender their securities and receive the par purchase price, the offered securities remain outstanding, and continue to receive distributions in accordance with their original terms.

The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA.  These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  Standard ISDA definitions also will be incorporated by reference.  Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values.  For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trust will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a derivative when it would be economically advantageous to the trust to do so.

Purchase Obligations

Some of the mortgage loans or contracts and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the certificateholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

Reserve Fund

If stated in the related prospectus supplement, credit support with respect to a series of certificates may be provided by the establishment and maintenance with the trustee, in trust, of a reserve fund for that series. Generally, the reserve fund for a series will not be included in the trust fund for that series, however if stated in the related prospectus supplement the reserve fund for a series may be included in the trust fund for that series. The reserve fund for each series will be created by the depositor and shall be funded by:

•	the retention by the servicer of certain payments on the mortgage loans or contracts;

•
the deposit with the trustee, in escrow, by the depositor of a subordinated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate  principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement;

•	an Initial Deposit;

•	any combination of the foregoing; or

•	some other manner as specified in the related prospectus supplement.

Following the initial issuance of the certificates of a series and until the balance of the reserve fund first equals or exceeds the Required Reserve, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a subordinated pool, otherwise distributable to the holders of subordinated certificates and deposit those amounts in the reserve fund. After the amounts in the reserve fund for a series first equal or exceed the applicable Required Reserve, the servicer will retain such distributions and deposit so much of those amounts in the reserve fund as may be necessary, after the application of distributions to amounts due and unpaid on the certificates or on the certificates of that series to which the applicable class or subclass of subordinated certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the reserve fund at the Required Reserve. The balance in the reserve fund in excess of the Required Reserve shall be paid to the applicable class or subclass of subordinated certificates, or to another specified person or entity, as set forth in the related prospectus supplement, and shall be unavailable thereafter for future distribution to certificateholders of any class. The prospectus supplement for each series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

Amounts held in the reserve fund for a series from time to time will continue to be the property of the subordinated certificateholders of the classes or subclasses specified in the related prospectus supplement until withdrawn from the reserve fund and transferred to the Certificate Account as described below. If on any distribution date the amount in the Certificate Account available to be applied to distributions on the senior certificates of that series, after giving effect to any Advances made by the subservicers or the servicer on the related distribution date, is less than the amount required to be distributed to the senior certificateholders on that distribution date, the servicer will withdraw from the reserve fund and deposit into the Certificate Account the lesser of:

•	the entire amount on deposit in the reserve fund available for distribution to the senior certificateholders, which amount will not in any event exceed the Required Reserve; or

•
the amount necessary to increase the funds in the Certificate Account eligible for distribution to the senior certificateholders on that distribution date to the amount required to be distributed to the senior  certificateholders on that distribution date;

provided, however, that in no event will any amount representing investment earnings on amounts held in the reserve fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the senior certificateholders.

Generally, whenever amounts on deposit in the reserve fund are less than the Required Reserve, holders of the subordinated certificates of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below, however, if stated in the related prospectus supplement, holders of the subordinated certificates of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the Required Reserve. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the Required Reserve on any distribution date, the holders of the subordinated certificates of the applicable class or subclass are entitled to receive from the Certificate Account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the pooling and servicing agreement.

If specified in the applicable prospectus supplement, amounts in the reserve fund shall be applied in the following order:

(1)           to the reimbursement of Advances determined by the servicer and the subservicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the subservicers and the servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

(2)           to the payment to the holders of the senior certificates of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the Certificate Account are not available therefor; and

(3)           to the payment to the holders of the senior certificates of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related Pass-Through Rate, to the extent that sufficient funds in the Certificate Account are not available therefor.

Amounts in the reserve fund in excess of the Required Reserve, including any investment income on amounts in the reserve fund, as set forth below, shall then be released to the holders of the subordinated certificates, or to some other person as is specified in the applicable prospectus supplement, as set forth above.

Funds in the reserve fund for a series shall be invested as provided in the related pooling and servicing agreement in Eligible Investments. The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated certificates in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement. Investment income in the reserve fund is not available for distribution to the holders of the senior certificates of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior certificates. Eligible Investments for monies deposited in the reserve fund will be specified in the pooling and servicing agreement for a series of certificates for which a reserve fund is established and generally will be limited to investments acceptable to the related Rating Agency from time to time as being consistent with its outstanding rating of the certificates. With respect to a reserve fund, Eligible Investments will be limited, however, to obligations or securities that mature at various time periods according to a schedule in the related pooling and servicing agreement based on the current balance of the reserve fund at the time of the investment or the contractual commitment providing for the investment.

The time necessary for the reserve fund of a series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the certificates of that series and the availability of amounts in the reserve fund for distributions on the related certificates will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust fund and/or in the subordinated pool and therefore cannot be accurately predicted.

Performance Bond

If stated in the related prospectus supplement, the servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the servicer of one or more of its obligations under the related pooling and servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the servicer of a representation or warranty contained in the related pooling and servicing agreement. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related Rating Agency, with the result that the outstanding rating on the certificates would be reduced by the related Rating Agency, the servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the certificates or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

Description of Insurance

To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the mortgage loans included in the related trust fund. To the extent described in the related prospectus supplement, each manufactured home that secures a contract will be covered by a standard hazard insurance policy and other insurance policies. Any material changes in insurance from the description that follows will be set forth in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

To the extent specified in the related prospectus supplement, each pooling and servicing agreement will require the subservicer to cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the related insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination. Any primary credit insurance policies relating to the contracts underlying a series of certificates will be described in the related prospectus supplement.

The amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

•	amounts expended but not approved by the primary mortgage insurer;

•	claim payments previously made by the primary mortgage insurer; and

•	unpaid premiums.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the mortgagor:

(1)           advance or discharge:

(A)           all hazard insurance premiums; and

(B)           as necessary and approved in advance by the primary mortgage insurer:

•	real estate property taxes;

•
all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date  of such primary mortgage insurance policy, ordinary wear and tear excepted;

•	property sales expenses;

•	any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

•	foreclosure costs, including court costs and reasonable attorneys' fees;

(2)           in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

(3)           tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

(1)           no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

(2)           written notice must be given to the primary mortgage insurer within 10 days after the related insured becomes aware that a mortgagor is delinquent in the payment of a sum equal to the aggregate of two  scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the mortgagor's interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

(3)           the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

(4)           the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

(5)           the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the  primary mortgage insurer specifies a lower or higher amount; and

(6)           the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guarantees

The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA insurance or VA guarantees relating to contracts underlying a series of certificates will be described in the related prospectus supplement.

The insurance premiums for FHA Loans are collected by HUD approved lenders or by the servicers of the FHA Loans and are paid to the FHA. The regulations governing FHA single family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the servicer of that FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Forbearance plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer of the related mortgage loan in partial or full satisfaction of amounts due thereunder, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the mortgage loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA Loan in a mortgage pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the servicer of that FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the related servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to that date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of that VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

With respect to a defaulted VA Loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Standard Hazard Insurance Policies on Mortgage Loans

The pooling and servicing agreement will require that standard hazard insurance policies covering the mortgage loans in a mortgage pool provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar.

Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of:

•	the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

•
the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the certificateholders.

With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, Mixed-Use Property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

Standard Hazard Insurance Policies on the Manufactured Homes

The terms of the pooling and servicing agreement will require the servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the obligor on the related contract, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each standard hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

The servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy shall be substantially in the form and in the amount carried by the servicer as of the date of the pooling and servicing agreement. The servicer shall pay the premium for the policy on the basis described in that policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer thereunder shall cease to be acceptable to the servicer, the servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

If the servicer shall have repossessed a manufactured home on behalf of the trustee, the servicer shall either:

•	maintain hazard insurance with respect to the related manufactured home, which expenses will be reimbursable to the servicer out of the trust fund; or

•	indemnify the trustee against any damage to the related manufactured home prior to resale or other disposition.

Pool Insurance Policies

If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool underlying certificates of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. The amount of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the contracts will be described in the related prospectus supplement.

The pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required

(1)           to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

(2)           to advance, as necessary and approved in advance by the pool insurer,

•	real estate property taxes;

•
all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool insurance policy with respect to the related mortgaged property first became effective, ordinary wear and tear excepted;

•	property sales expenses;

•	any outstanding liens on the mortgaged property; and

•	foreclosure costs including court costs and reasonable attorneys' fees; and

(3)           if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined as follows:

(1)           the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

(2)           the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

(3)           advances as described above, less:

•
all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the related insured, which are derived from or in any way related to the mortgaged property;

•
amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the mortgaged property and which have not been applied to the payment of the related mortgage loan;

•	any claims payments previously made by the pool insurer on the related mortgage loan;

•	due and unpaid premiums payable with respect to the pool insurance policy; and

•	all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer or the subservicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

•
that the restoration will increase the proceeds to the certificateholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the servicer or the         subservicer, as the case may be; and

•
that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, Liquidation Proceeds, Insurance Proceeds or amounts in the reserve fund, if any, with respect to that series.

No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

(1)           fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

(2)           the exercise by the related insured of a “due-on-sale” clause or other similar provision in the mortgage loan.

Depending upon the nature of the event, a breach of representation made by the depositor or a seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the certificateholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or seller as more fully described under “The Trust Fund — Mortgage Loan Program — Representations by Unaffiliated Sellers; Repurchases” and “Description of the Certificates — Assignment of Mortgage Loans.”

The original amount of coverage under the pool insurance policy will be reduced over the life of the certificates of the related series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

The amount of claims paid will include certain expenses incurred by the servicer or by the subservicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the certificates of that series. In addition, unless the servicer or the related subservicer could determine that an Advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, neither the subservicer nor the servicer would be obligated to make an Advance respecting any delinquency, since the Advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See “Description of the Certificates — Advances.”

Any pool insurance policy for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

Special Hazard Insurance Policies

If stated in the related prospectus supplement, the servicer shall obtain a special hazard insurance policy for the mortgage pool underlying a series of certificates. A special hazard insurance policy for a mortgage pool underlying the certificates of a series will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. See “Description of the Certificates — Maintenance of Insurance Policies” and “ — Standard Hazard Insurance.” The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the mortgagor, the servicer or the subservicer, the special hazard insurer will pay the lesser of:

•	the cost of repair or replacement of the mortgaged property; or

•
upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of  foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

No claim may be validly presented under a special hazard insurance policy unless:

•
hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

•	the related insured has acquired title to the mortgaged property as a result of default by the mortgagor.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

The terms of the related pooling and servicing agreement will require the subservicer to maintain the special hazard insurance policy in full force and effect throughout the term of the pooling and servicing agreement. If a pool insurance policy is required to be maintained pursuant to the related pooling and servicing agreement, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related pooling and servicing agreement will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

Any special hazard insurance policies for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

Mortgagor Bankruptcy Bond

In the event of a personal bankruptcy of a mortgagor, a bankruptcy court may establish the value of the related mortgaged property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a mortgage pool will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the certificates of a series by the related Rating Agency. Any mortgagor bankruptcy bond will provide for coverage in an amount acceptable to the related Rating Agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of certificates may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the certificates of that series by the related Rating Agency.

Certain Legal Aspects of the Mortgage Loans and Contracts

The following discussion contains summaries of some legal aspects of the mortgage loans and contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA regulations described in “Description of FHA Insurance” in this prospectus and in the accompanying prospectus supplement regarding the contracts partially insured by FHA under Title I of the National Housing Act, or Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans and contracts.

The Mortgage Loans

General. The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. The liens created by these instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage, deed of trust or deed to secure debt in the appropriate recording office.

There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the related Mortgage Note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee for the benefit of the beneficiary, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

Cooperative Loans. If stated in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. Each note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, or a lien for real estate taxes and assessments and other changes imposed under governmental police powers.

In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the Cooperative. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

•	arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

•	arising under its land lease;

the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the loans, the collateral securing the Cooperative Loans.

Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the tenant-stockholder, the lender may sue for judgment on the related note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “— Foreclosure on Shares of Cooperatives” in this prospectus.

Tax Aspects of Cooperative Ownership. In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Code of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 16(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans. Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to a sale the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest of record in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the Mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related loan available to be distributed to the certificateholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount of defaulted payments and all other sums owing lender due to the default, plus the costs and expenses incurred in enforcing the obligation.

In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, plus accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment if such remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See “Description of Credit Enhancement” in this prospectus.

Foreclosure on Junior Mortgage Loans. A junior mortgagee may not foreclose on the property securing a junior loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a “due-on-sale” clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the junior lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred. See “Description of the Securities — Servicing and Administration of Loans — Realization Upon Defaulted Loans” in this prospectus.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico. Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located.  If the borrower does not contest the action filed, a default judgment is rendered for the mortgagee and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known.  If the residence of the borrower is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks.  There may be as many as three public sales of the mortgaged property.  If the borrower contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico.  Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions.  The process may be expedited if the mortgagee can obtain the consent of the borrower to the execution of a deed in lieu of foreclosure.

Foreclosure on Shares of Cooperatives. The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder, referred to as the borrower or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

Rights of Redemption. In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no mortgage loans against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence has yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the mortgage loan or revolving credit loan. In most cases, however, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Bankruptcy Code provides priority to tax liens over the lender's security. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

In addition, substantive requirements are imposed on mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities on lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans.

Some of the mortgage loans or revolving credit loans may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

Alternative Mortgage Instruments. Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

•
state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks;

•
state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions; and

•
all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

Leasehold Considerations. Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

Junior Mortgages; Rights of Senior Mortgagees. The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or loans, as applicable. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit loan. In most states, absent a provision in the senior mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the senior mortgage loan or revolving credit loan which applicable law may provide.

The standard form of the senior mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Another provision sometimes found in the form of the senior mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage, deed to secure debt or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Manufactured Housing Contracts

General. A manufactured housing contract evidences both:

•	the obligation of the mortgagor to repay the loan evidenced thereby; and

•	the grant of a security interest in the manufactured home to secure repayment of the loan.

Certain aspects of both features of the manufactured housing contracts are described below.

Security Interests in Manufactured Homes. The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the UCC is required. The lender, the subservicer or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer, the subservicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See “Description of the Securities — Assignment of Loans” in this prospectus. If stated in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, the subservicer or the servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the servicer, the subservicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the servicer or the subservicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust fund and certificateholders. If successful, losses to the related trust fund and certificateholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See “Certain Legal Aspects of the Mortgage Loans and Contracts — The Mortgage Loans” in this prospectus.

Land Home and Land-in-Lieu Contracts. To the extent described in the applicable prospectus supplement, the related contract pool may contain land home contracts or land-in-lieu contracts. The land home contracts and the land-in-lieu contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. See “Certain Legal Aspects of the Mortgage Loans and Contracts — The Mortgage Loans” for a description of mortgages, deeds of trust and foreclosure procedures.

Enforcement of Security Interests in Manufactured Homes. The subservicer or the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. For a discussion of deficiency judgments, see “— The Mortgage Loans — Anti- Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

Enforceability of Certain Provisions

If stated in accompanying prospectus supplement indicates otherwise, some or all of the loans will not contain due-on-sale clauses. In most cases however, all of the loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

In connection with lenders' attempts to realize on their security, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to realize on its security if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related loan.

If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the “Holder-in-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

In most cases, each seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended, or the Conservation Act, amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer or subservicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the servicer or the subservicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

If stated in the applicable prospectus supplement, at the time the loans were originated, an environmental assessment of the mortgaged properties will have been conducted. In most cases however, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, referred to herein as the Relief Act, a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any state orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.

Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the subservicer or the servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the subservicer or the servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

In June 2002, the California Military and Veterans Code was amended to provide protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the governor of California, California national guard members called up to active service by the President and reservists called to active duty.  The amendment could result in shortfalls in interest and could affect the ability of the subservicer or the servicer, as applicable, to foreclose on defaulted mortgage loans in a timely fashion.  In addition, the amendment, like the Relief Act, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor.  The depositor has not undertaken a determination as to which mortgage loans, if any, may be affected by the amendment or the Relief Act.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions.  However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act.  Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment charges and late fees on Parity Act loans notwithstanding contrary state law, effective with respect to Parity Act loans originated on or after July 1, 2003.  However, the OTS's action does not affect Parity Act loans originated before July 1, 2003.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges.  The servicer or subservicer will be entitled to all prepayment charges and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving  that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture.  However, there is no assurance that such a defense will be successful.

Negative Amortization Loans

A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a discussion of the material, and certain other, federal income tax consequences of the purchase, ownership and disposition of the securities. Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. This discussion is intended as an explanatory discussion of the consequences of holding the securities generally and does not purport to furnish information with the level of detail that would be expected to be provided by an investor's own tax advisor, or with consideration of an investor's specific tax circumstances. Accordingly, it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situation. Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe llp and McKee Nelson llp, counsel to the depositor, rendered an opinion generally that the discussion in this section is correct in all material respects. In addition, counsel to the depositor has rendered an opinion to the effect that: (1) with respect to each series of REMIC certificates, issued as described in this prospectus and the related prospectus supplement, the related mortgage pool, or portion thereof, will be classified as one or more REMICs and not an association taxable as a corporation — or publicly traded partnership treated as a corporation — and each class of securities will represent either a “regular” interest or a “residual” interest in the REMIC and (2) with respect to each other series of securities, issued as described in this prospectus and the related prospectus supplement, the related trust fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation — or publicly traded partnership treated as a corporation — and each holder of a security will be treated as holding an equity interest in that grantor trust. Prospective investors should be aware that counsel to the depositor has not rendered any other tax opinions. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe llp or McKee Nelson llp are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. If penalties were asserted against purchasers of the securities offered hereunder in respect of their treatment of the securities offered for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors should be further aware that no rulings have been sought from the Internal Revenue Service, known as the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with counsel to the depositor's opinions. If, contrary to those opinions, the trust fund related to a series of securities is characterized or treated as a corporation for federal income tax purposes, among other consequences, that trust fund would be subject to federal income tax and similar state income or franchise taxes on its income and distributions to holders of the securities could be impaired.

The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this prospectus. This summary does not purport to address all federal income tax matters that may be relevant to particular holders of securities. For example, it generally is addressed only to original purchasers of the securities that are United States investors, deals only with securities held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or holders whose “functional currency” is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in any entity that is a beneficial owner of the securities. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of those securities. It is recommended that investors consult their own tax advisors in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus and the related prospectus supplement.

The following discussion addresses REMIC certificates representing interests in a trust for which the transaction documents require the making of an election to have the trust, or a portion thereof, be treated as one or more REMICs and grantor trust certificates representing interests in a grantor trust. The prospectus supplement for each series of securities will indicate whether a REMIC election or elections will be made for the related trust fund and, if that election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “certificateholder” or a “holder” are to the beneficial owner of a certificate.

Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued or have been issued only in proposed form and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

Classification of REMICs

Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe llp, McKee Nelson llp or such other counsel to the depositor as specified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, or trust agreement, the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC and the certificates offered with respect thereto will be considered to be, or evidence the ownership of, “regular interests,” in the related REMIC or “residual interests,” in that REMIC. If with respect to any series, none of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe llp or McKee Nelson llp are counsel to the depositor, then depositor's counsel for such series will be identified in the related prospectus supplement and will confirm, or supplement, the aforementioned opinions. Opinions of counsel only represent the views of that counsel and are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related certificates may not be accorded the status or given the tax treatment described in this prospectus under “Material Federal Income Tax Consequences.” The IRS may, but is not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC. It is not anticipated that the status of any trust fund as a REMIC will be terminated.

Characterization of Investments in REMIC Regular Certificates. Except as provided in the following sentence, the REMIC Regular Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Regular Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

The American Jobs Creation Act of 2004, or the Jobs Act, allows, effective January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans.  Under the legislative history to the Jobs Act, a “reverse mortgage,” is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, and (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence.  If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

Taxation of Owners of REMIC Regular Certificates

General. In general, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for Regular Certificates under an accrual method.

Original Issue Discount. Some REMIC Regular Certificates may be issued with “original issue discount,” or OID, within the meaning of Section 1273(a) of the Code. Any holders of Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a prepayment assumption be used for loans held by a REMIC in computing the accrual of original issue discount on Regular Certificates issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a Regular Certificate must be the same as that used in pricing the initial offering of the Regular Certificate. The prepayment assumption used by the servicer, the subservicer, or the REMIC administrator, as applicable, in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC administrator, as applicable, or the servicer or subservicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Regular Certificates will be the first cash price at which a substantial amount of Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on that certificate other than “qualified stated interest.” Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that in most cases does not operate in a manner that accelerates or defers interest payments on a Regular Certificate.  Because a portion of the interest payable on the certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of certificates as qualified stated interest, provided that class is not an interest-only class (or a class the interest on which is substantially disproportionate to its principal amount), or an accrual class (i.e. a class on which interest is not payable currently in all accrual periods).

In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the Regular Certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the servicer, the subservicer, or REMIC administrator for those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of the Regular Certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period,” as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the Regular Certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

Regardless of the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the Regular Certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption;

by

•	a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the Regular Certificate.

Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “— Market Discount” in this prospectus for a description of that election under the OID regulations.

If original issue discount on a Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

The “accrual period” as used in this section will be:

•
the period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period,         begins on the closing date; or

•	such other period as described in the related prospectus supplement.

As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

(1)           the sum of:

•	the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate, if any, in future periods; and

•	the distributions made on the Regular Certificate during the accrual period of amounts included in the stated redemption price;

over

(2)           the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence will be calculated:

(1)           assuming that distributions on the Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption; and

(2)           using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals:

•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day;

plus

•	the daily portions of original issue discount for all days during the accrual period prior to that day;

minus

•	any principal payments made during the accrual period prior to that day for the certificate.

The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests.  The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register.  The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004.  In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments.  The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount. A certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “-- Premium” in this prospectus. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount for a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “— Original Issue Discount” in this prospectus. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the certificateholder's option:

•	on the basis of a constant yield method;

•
in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears  to the total amount of stated interest remaining to be paid on the Regular Certificate as of the beginning of the accrual period; or

•
in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular Certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

In addition, under Section 1277 of the Code, a holder of a Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a Regular Certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Regular Certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “— Market Discount” in this prospectus. The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.  However, the use of an assumption that there will be no prepayments might be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

Each holder of a Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention or some other convention if stated in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in “— Taxable Income of the REMIC” and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC Residual Certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests.  The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004.  On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations.  Prospective purchasers of REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the Regular Certificates, and any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer, the subservicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described in this prospectus under “— Taxation of Owners of REMIC Regular Certificates — Original Issue Discount.” Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer, the subservicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for regular certificateholders; under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See “— Taxation of Owners of REMIC Regular Certificates” in this prospectus, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in that loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described in this prospectus under “— Taxation of Owners of REMIC Regular Certificates — Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of “regular interests” in the REMIC described in this prospectus under “— Taxation of Owners of REMIC Regular Certificates — Original Issue Discount,” will not apply.

If a class of Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described in this prospectus under “— Taxation of Owners of REMIC Regular Certificates — Original Issue Discount.”

As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Taxes” in this prospectus. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See “— Possible Pass-Through of Miscellaneous Itemized Deductions” in this prospectus. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that REMIC Residual Certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC residual certificateholders to deduct net losses may be limited in accordance with additional limitations under the Code, as to which the certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in the REMIC Residual Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their basis in the REMIC Residual Certificates will initially equal the amount paid for those REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the related trust fund. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial basis are less than the distributions to the REMIC residual certificateholders, and increases in the initial basis either occur after distributions or, together with their initial basis, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See “— Sales of REMIC Certificates” in this prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to its holder and the adjusted basis the REMIC Residual Certificate would have had in the hands of the original holder, see “— General” in this prospectus.

Excess Inclusions. Any “excess inclusions” for a REMIC Residual Certificate will be subject to federal income tax in all events.

In general, the “excess inclusions” for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate;

over

•	the sum of the “daily accruals,” as described in the following sentence, for each day during that quarter that the REMIC Residual Certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual Certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC residual certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

•	will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization; and

•
will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, “— Foreign Investors in Regular Certificates” in this prospectus.

Furthermore, for purposes of the alternative minimum tax, (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.”  Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unable or unwilling to pay taxes due on its share of the REMIC's taxable income (ie. the transferor had “improper knowledge”). If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

(1)           the present value of the expected future distributions, discounted using the “applicable federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

(2)           the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount         sufficient to satisfy the accrued taxes.

The REMIC regulations provide a safe harbor under which a transferor is presumed to lack “improper knowledge.” If the safe harbor is satisfied, a transfer is presumed to be a valid transfer that will be respected for federal income tax purposes.  To qualify under the safe harbor set out in the regulations:

•
the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due,

•
the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

•
the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

•
either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC Residual Certificate reduced by the present value of the projected payments to be received on the REMIC Residual Certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC Residual Certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application.  Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consult their own tax advisors concerning the safe harbor rules and should consider the possibility that a purported transfer of the REMIC Residual Certificate by the purchaser may be disregarded, which would result in the retention of tax liability by the purchaser.

The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in Regular Certificates” for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related Regular Certificates. Fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related Regular Certificates or if stated in the related prospectus supplement, some or all of the fees and expenses will be allocated to the holders of the related Regular Certificates.

For REMIC Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts:

•	an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder; and

•
the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001, or the 2001 Act, these reductions will be phased out commencing in 2006 and eliminated by 2010.  Unless amended, however, all provisions of the 2001 Act will no longer apply for taxable years beginning after 2010.

The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of the holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount, determined under the REMIC regulations, equal to the product of:

•
the present value, discounted using the “applicable federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the certificate, which rate  is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	residual interests in the entity are not held by Disqualified Organizations; and

•	information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

(1)           requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate;

(2)           providing that any transfer of a REMIC Residual Certificate to a Disqualified Organization shall be null and void; and

(3)           granting to the servicer or the subservicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of:

•	the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization; and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity:

•	the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

•	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

In the case of a REMIC Residual Certificate held by an “electing large partnership,” regardless of the preceding two sentences, all interests in that partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of certificates. If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of that Regular Certificate to that certificateholder, increased by income reported by the certificateholder with respect to that Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under “— Taxation of Owners of REMIC Residual Certificates — Basis Rules, Net Losses and Distributions” in this prospectus. Except as described below, any gain or loss generally will be capital gain or loss.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

•
the amount that would have been includible in the seller's income for the Regular Certificate had income accrued thereon at a rate equal to 110% of the “applicable federal rate,” which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the Regular Certificate;

over

•	the amount of ordinary income actually includible in the seller's income prior to the sale.

In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased the Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See “— Taxation of Owners of REMIC Regular Certificates — Market Discount” in this prospectus.

A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate “applicable federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

If the seller of a REMIC Residual Certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool,” as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC regular interest in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.  Investors are encouraged to consult with their tax advisors as to the need to file such a form.

Prohibited Transactions and Other Taxes. The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax, however, if a REMIC may be required to recognize “net income from foreclosure property” subject to federal income tax, it will be stated in the related prospectus supplement.

It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC, however if any material state or local income or franchise tax may be imposed on a REMIC, it will be stated in the related prospectus supplement.

To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer, the subservicer, the REMIC administrator, the trustee, or such other entity as stated in the applicable prospectus supplement, in any case out of its own funds, provided that the servicer, the subservicer, the REMIC administrator, the trustee, or other entity as stated in the applicable prospectus supplement, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's, the subservicer's, the REMIC administrator's, the trustee's, or other entity as stated in the applicable prospectus supplement, obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer, the subservicer, the trustee, or other entity as stated in the applicable prospectus supplement, will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the “tax matters person” for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Certificates.

As the tax matters person, the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, as tax matters person, and the IRS concerning any REMIC item.

Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, on Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular interests and the IRS; holders of Regular Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information be reported to the IRS with respect to a Regular Certificate issued with original issue discount including the amount of original issue discount and the issue date. Reporting for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the servicer or the subservicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “— Taxation of Owners of REMIC Regular Certificates — Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the subservicer, the trustee, or the REMIC administrator named in the related prospectus supplement, as specified in the prospectus supplement. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

Backup Withholding with Respect to Securities

Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in Regular Certificates

A regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder.

For these purposes, United States person means:

•	a citizen or resident of the United States;

•
a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent regulations are adopted that provide otherwise;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions  of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.  A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements.  In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Generally, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement, however, if so stated in the applicable prospectus supplement transfers of REMIC Residual Certificates to investors that are not United States persons will be allowed.

Non-REMIC Trust Funds

The discussion under this heading applies only to a series with respect to which a REMIC election is not made.

Characterization of the Trust Fund. Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe llp, McKee Nelson llp or such other counsel to the depositor as may be identified in the related prospectus supplement, will deliver its opinion that, with respect to that series of securities, under then existing law and assuming compliance by the depositor, the servicer and the trustee of the related series with all of the provisions of the related pooling and servicing agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust fund, and the agreement or agreements with any underwriter, for federal income tax purposes, the trust fund will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation (or publicly traded partnership treated as a corporation) and the grantor trust certificates will be treated as equity in that trust fund. Accordingly, each grantor trust certificateholder will be treated for federal income tax purposes as the owner of an undivided equity interest in the assets included in that trust fund. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe llp or McKee Nelson llp are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. As further described below, each grantor trust certificateholder must therefore report on its federal income tax return the gross income from the portion of the assets of the related trust fund that is allocable to the related grantor trust certificate and may deduct its share of the expenses paid by the trust fund that are allocable to that grantor trust certificate, at the same time and to the same extent as those items would be reported by that holder if it had purchased and held directly such interest in the assets of the related trust fund and received directly its share of the payments on the assets of the related trust fund and paid directly its share of the expenses paid by the trust fund when those amounts are received and paid by the trust fund. A grantor trust certificateholder who is an individual will be allowed deductions for those expenses only to the extent that the sum of those expenses and certain other of the grantor trust certificateholder's miscellaneous itemized deductions exceeds 2% of that individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. It appears that expenses paid by the trust fund, and the gross income used to pay those expenses, should be allocated among the classes of grantor trust certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of those items has not been the subject of a controlling court decision, regulation or ruling by the IRS, no definitive advice concerning the allocation of those items can be given.

Under current IRS interpretations of applicable Treasury regulations, the depositor would be able to sell or otherwise dispose of any subordinated grantor trust certificates. Accordingly, the depositor expects to offer subordinated grantor trust certificates for sale to investors. In general, subordination should not affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to the related class when and if losses are realized.

To the extent that any of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, grantor trust certificateholders will be required to report annually an amount of additional interest income attributable to the discount in those mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates prior to receipt of cash related to the discount. See the discussion above under “Taxation of Owners of REMIC Regular Certificates — Original Issue Discount.” Similarly, Code provisions concerning market discount and amortizable premium will apply to the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund to the extent that the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under “Taxation of Owners of REMIC Regular Certificates — Market Discount” and “— Premium.”

Tax Status of Grantor Trust Certificates. In general, the grantor trust certificates, other than premium grantor trust certificates as discussed below, will be:

•	“real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; and

•	assets described in Section 7701(a)(19)(C) of the Code to the extent the trust fund's assets qualify under those sections of the Code.

Any amount includible in gross income with respect to the grantor trust certificates will be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code to the extent the income on the trust fund's assets qualifies under that Code section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as “real estate assets” under Section 856(c)(5)(B) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as “real estate assets”. No assurance can be given that the manufactured homes will be so treated. A “real estate investment trust,” or REIT, will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a “real estate asset” for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the related obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts included in the related trust fund may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust certificates that represent the right solely to interest payments on contracts and grantor trust certificates that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to those grantor trust certificates, both types of non-REMIC certificates referred to as premium grantor trust certificates, should qualify under the foregoing sections of the Code to the same extent as other certificates, but the matter is not free from doubt. Prospective purchasers of certificates who may be affected by the foregoing Code provisions are encouraged to consult their tax advisors regarding the status of the certificates under those provisions.

Taxation of Grantor Trust Certificates Under Stripped Bond Rules. Certain classes of grantor trust certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan, contract or mortgage loan underlying the Mortgage Certificates from ownership of the right to receive some or all of the related interest payments. Grantor trust certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

(1)           if any servicing compensation is deemed to exceed a reasonable amount;

(2)           if the depositor or any other party retains a retained yield with respect to the assets included in a trust fund;

(3)           if two or more classes of grantor trust certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the assets included in a trust fund; or

(4)           if grantor trust certificates are issued which represent the right to interest only payments or principal only payments.

The grantor trust certificates will either (a) be subject to the “stripped bond” rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust certificates is uncertain, the trust fund will take the position that they apply or (b) be subject to some other section of the Code as described in the related prospectus supplement. There is some uncertainty as to how Section 1286 of the Code will be applied to securities such as the grantor trust certificates. Investors are encouraged to consult their own tax advisors regarding the treatment of the grantor trust certificates under the stripped bond rules.

Although the matter is not entirely clear and alternative characterizations could be imposed, it appears that each stripped grantor trust certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust certificate equal to the income that accrues on the grantor trust certificate in that month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of the income reported in any month would equal the product of the related holder's adjusted basis in the grantor trust certificate at the beginning of that month (see “— Sales of Certificates” below) and the yield of such grantor trust certificate to that holder. The yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the assets in the related trust fund that is allocable to that grantor trust certificate, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust certificate.

With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to “regular interests” in a REMIC and are described under “— Taxation of Owners of REMIC Regular Certificates — Original Issue Discount.” Regulations could be adopted applying these rules to the grantor trust certificates. Although the matter is not free from doubt, it appears that the Taxpayer Relief Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust certificates. In the absence of regulations interpreting the application of this requirement to those instruments particularly where those instruments are subject to the stripped bond rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificates or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Finally, if these rules were applied to the grantor trust certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when the loss would be allowed.

In the case of a grantor trust certificate acquired at a price equal to the principal amount of the assets in the related trust fund allocable to that grantor trust certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium, that is, at a price less than or greater than its principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

If the yield used by the holder of a grantor trust certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund, that is, without using a reasonable prepayment assumption, and that grantor trust certificate was acquired at a discount or premium, then the holder generally will recognize a net amount of ordinary income or loss if a mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate, see “— Sales of Certificates” below, that is allocable to the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates. In general, basis would be allocated among the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates in proportion to their respective principal balances determined immediately before the prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates.

Solely for purposes of reporting income on the grantor trust certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust certificates will be calculated based on:

•	a representative initial offering price of the grantor trust certificates to the public; and

•	a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust certificates.

The yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of that holder. No representation is made that the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates will in fact prepay at the assumed prepayment rate or at any other rate.

Sales of Certificates. Upon the sale or exchange of a grantor trust certificate, a grantor trust certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the assets included in the related trust fund represented by the grantor trust certificate. Generally, the aggregate adjusted basis will equal the grantor trust certificateholder's cost for the grantor trust certificate increased by the amount of any previously reported gain with respect to the grantor trust certificate and decreased by the amount of any losses previously reported with respect to the grantor trust certificate and the amount of any distributions received on that grantor trust certificate. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the grantor trust certificate was held as a capital asset.

Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust certificateholder who is not a United States person will be treated as “portfolio interest” and therefore will be exempt from the 30% withholding tax. That grantor trust certificateholder will be entitled to receive interest payments and original issue discount on the grantor trust certificates free of United States federal income tax, but only to the extent the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund were originated after July 18, 1984 and provided that the grantor trust certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the grantor trust certificateholder is not a United States person and providing the name and address of the grantor trust certificateholder. For additional information concerning interest or original issue discount paid to a non-United States person and the treatment of a sale or exchange of a grantor trust certificate by a non-United States person, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above in “Foreign Investors in Regular Certificates.”

For information regarding withholding, see “—Backup Withholding with Respect to Securities” and “—Foreign Investors in Regular Certificates—New Withholding Regulations” above.

Reportable Transactions

A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex.  In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

PUERTO RICO TAX CONSEQUENCES

In certain cases, an investor that holds both a Residual Certificate and any REMIC regular interest issued pursuant to the pooling and servicing agreement related to an asset group which includes mortgage loans originated in Puerto Rico may be subject to income tax by the Commonwealth of Puerto Rico with respect to that REMIC regular interest.  Prospective investors should consult their tax advisors regarding any possible tax liabilities arising under the laws of the Commonwealth of Puerto Rico with respect to any investment in certificates related to such asset group.

PENALTY AVOIDANCE

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described under “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on ERISA Plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the certificates is made for the exclusive benefit of Plan participants and their beneficiaries, permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

Employee benefit plans which are governmental plans, and certain church plans, if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates subject to the provisions of applicable federal and state law and, in the case of any plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503(b) of the Code.

In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and persons having certain specific relationships to a Plan, called Parties in Interest, and impose taxes and/or other penalties on any such transaction unless an exemption applies. Whether or not the assets of a trust fund are treated for ERISA purposes as the assets of the Plans that purchase or hold certificates under the rules is described in “Plan Assets Regulation” below. An investment in certificates by or with “plan assets” of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

A number of prohibited transaction class exemptions issued by the United States Department of Labor, or DOL, might apply to exempt a prohibited transaction arising by virtue of the purchase of a certificate by or on behalf of, or with “plan assets” of a Plan, i.e., PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). In addition, the Pension Protection Act of 2006 adds a new Section 408(b)(17) of ERISA, which provides a statutory exemption for non-fiduciary service providers.  There can be no assurance that any of these exemptions will apply with respect to any particular Plan certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the assets of the Trust Fund are deemed to be plan assets.

Plan Assets Regulation

The DOL has issued the Plan Assets Regulation. Unless an exception from “plan asset” treatment is available under the Plan Assets Regulation or elsewhere under ERISA, an undivided portion of the assets of a trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a certificateholder of the applicable series. This means that each Plan will be deemed to hold an undivided interest in the underlying mortgages and other assets held in the trust.  As a result, transactions involving the assets of the trust fund will be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The Plan Assets Regulation provides an exception from “plan asset” treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of that person, are held by “benefit plan investors” — e.g., Plans and entities holding assets deemed to be “plan assets” of Plans. Because the availability of this exemption to any trust fund depends upon the identity of the certificateholders of the applicable series at any time, there can be no assurance that any series or class of certificates will qualify for this exemption.

Underwriter's PTE

General Rules

A predecessor of Credit Suisse Securities (USA) LLC, or Credit Suisse, is the recipient of an underwriter's prohibited transaction exemption, or Underwriter's PTE, which may accord protection from certain violations under Sections 406 and 407 of ERISA and Section 4975 of the Code (including violations that arise because the assets of the issuer are “plan assets” under the Plan Assets Regulation) for Plans that acquire certificates:

(a)           which represent:

(1)           a beneficial ownership interest in the assets of a trust fund and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund; or

(2)           an interest in a REMIC; and

(b)           with respect to which Credit Suisse or any of its affiliates is either the sole underwriter, the manager or co-manager or a selling or placement agent.

The corpus of a trust fund to which the Underwriter's PTE applies may consist of:

(a)           obligations which bear interest or are purchased at a discount and which are secured by:

(1)           single family residential, multifamily residential or commercial real property, including obligations secured by leasehold interests on that real property; or

(2)           shares issued by a cooperative housing association;

(b)           secured consumer receivables that bear interest or are purchased at a discount, including home equity or manufactured housing consumer receivables;

(c)           secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities;

(d)           “guaranteed governmental mortgage pool certificates,” as defined in the Plan Assets Regulation; and

(e)           undivided fractional interests in any of the obligations described in (a) through (d) above.

The Underwriter’s PTE does not cover revolving pools of assets.

Plans acquiring certificates may be eligible for protection under the Underwriter's PTE if:

(a)           at the time of the acquisition, the class of certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (j)(1) below, except that, in the case of a trust fund  containing any single family residential mortgage loan or home equity loan with a loan-to-value ratio exceeding 100% at the date of issuance of the certificates, the Underwriter's PTE will not apply: (1) to any of the certificates if (x) any mortgage loan or other asset held in the trust fund (other than a single family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any  subordinate certificates or (3) to any certificates of a class that has not received a rating in one of the two highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch Ratings, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) (each an “exemption rating agency”);

(b)           the trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

(c)           if certain conditions specified in the applicable prospectus supplement are satisfied, the trust fund includes a pre-funding account or a swap agreement;

(d)           the class of certificates acquired by the Plan is not subordinated to other classes of certificates of that trust fund with respect to the right to receive payment in the event of defaults or delinquencies on the         underlying assets of the related trust fund unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%;

(e)           the Plan is an “accredited investor,” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended;

(f)           the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

(g)           the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

(h)           the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust fund to the trust fund represents not more than the fair market value of those assets;

(i)           the sum of all payments made to and retained by the servicer and all subservicers represents not more than reasonable compensation for the related servicer's and subservicers' services under the pooling and servicing agreement and reimbursement of the related servicer's and subservicers' reasonable expenses in connection therewith;

(j)           assets of the type included as assets of a particular trust fund have been included in other investment pools and certificates evidencing interests in those other pools have been both:

(1)           rated in one of the four highest generic rating categories (three highest in the case of pools holding certain types of assets) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch Ratings, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.); and

(2)           purchased by investors other than Plans,

for at least one year prior to a Plan's acquisition of certificates in reliance upon the Underwriter's PTE.

Certificates that do not meet the requirements of condition (a) above are not available for purchase by or with “plan assets” of any Plan, other than an insurance company general account which satisfies the conditions set forth in Sections I and III of PTCE 95-60 as described above, and any acquisition of such certificates by, on behalf of or with “plan assets” of any such Plan, except as provided above, will be treated as null and void for all purposes.

Pre-Funding Accounts

The Underwriter's PTE permits transactions using a pre-funding account whereby a portion of the loans are transferred to the trust fund within a specified period, the DOL Pre-Funding Period, following the closing date instead of requiring that all such loans be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Underwriter's PTE are satisfied.

Swaps

The Underwriter's PTE permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Underwriter’s PTE.

An interest rate swap or, if purchased by or on behalf of the trust fund, an interest rate cap contract, collectively referred to in this prospectus as a “swap” or “swap agreement”, is a permitted trust fund asset if:

(a)           it is an “eligible swap”;

(b)           it is with an “eligible counterparty”;

(c)           the classes of securities to which it relates may be purchased only by plans that are “qualified plan investors”;

(d)           it meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap”; and

(e)           it permits the trust fund to make termination payments to the swap counterparty, other than currently scheduled payments, solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

An “eligible swap” is one which:

(a)           is denominated in U.S. dollars;

(b)           pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)) (“allowable interest rate”), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

(c)           has a notional amount that does not exceed either:

(1)           the principal balance of the class of securities to which the swap relates; or

(2)           the portion of the principal balance of that class represented by obligations (“allowable notional amount”);

(d)           is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”);

(e)           has a final termination date that is the earlier of the date the trust fund terminates and the date the related class of securities are fully repaid; and

(f)           does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, that counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

A “qualified plan investor” is a Plan on behalf of which the decision to buy the class of securities to which the swap relates is made by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities, which fiduciary is either:

(a)           a “qualified professional asset manager”, or QPAM, under PTCE 84-14;

(b)           an “in-house asset manager” under PTCE 96-23; or

(c)           has total assets, whether on not ERISA plan assets, under management of at least $100 million at the time the securities are acquired by the Plan.

Ratings Dependent Swaps.  In “ratings dependent swaps,” those where the rating of a class of securities is dependent on the terms and conditions of the swap, the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer, as agent for the trustee, must, within the period specified under the pooling and servicing agreement:

(a)           obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate; or

(b)           cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the  exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced, and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year.

In the event that the servicer, as agent for the trustee, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure.  Sixty days after the receipt of the report, the exemptive relief provided under the  Underwriter's PTE will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

Non-Ratings Dependent Swaps.  “Non-ratings dependent swaps,” those where the rating of the securities does not depend on the terms and conditions of the swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer, as agent for the trustee, will, within a specified period after that rating withdrawal or reduction:

(a)           obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate;

(b)           cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

(c)           terminate the swap agreement in accordance with its terms.

Yield Supplement Agreement.  A “yield supplement agreement” is a permitted trust fund asset if it satisfies the conditions of an “eligible yield supplement agreement.”  Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional amount and is purchased by or on behalf of the trust fund to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions:

(a)           it is denominated in U.S. dollars;

(b)           it pays an allowable interest rate;

(c)           it is not leveraged;

(d)           it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(e)           it is entered into between the trust fund and an eligible counterparty; and

(f)           it has an allowable notional amount.

Obligor as Fiduciary of Plan

The Underwriter's PTE will apply to a fiduciary violation arising from a Plan's investment in certificates when the Plan fiduciary responsible for the decision to invest in the certificates is a mortgagor or obligor with respect to obligations representing no more than 5% of the fair market value of the obligations constituting the assets of the related trust fund, or an affiliate of such an obligor, if:

(a)           in the case of an acquisition in connection with the initial issuance of any series of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

(b)           the Plan's investment in any class of certificates does not exceed 25% of the outstanding certificates of that class at the time of acquisition;

(c)           immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates  evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

(d)           the Plan is not sponsored by any member of the Restricted Group.

Whether the conditions in the Underwriter's PTE will be satisfied as to the certificates of any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires the certificates. Any Plan investor who proposes to use “plan assets” of a Plan to acquire certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

General Considerations

Any member of the Restricted Group, a mortgagor or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of certificates of the applicable series or class by, on behalf of or with “plan assets” of that Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold certificates of any series or class, the Plan investor should determine:

(a)           whether the Underwriter's PTE is applicable and adequate exemptive relief is available;

(b)           whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code; and

(c)           whether an exception from “plan asset” treatment is available to the applicable trust fund.

The Plan investor should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular certificate.

Insurance Company General Accounts

Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on January 5, 2000.

Any Plan investor who proposes to use “plan assets” of any Plan to purchase certificates of any series or class are encouraged to consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

LEGAL INVESTMENT

The applicable prospectus supplement for a series of certificates will specify whether a class or subclass of those certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a “mortgage related security” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. That class or subclass, if any, constituting a “mortgage related security” will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in certificates qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of certificates), except under limited circumstances.

The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities,” or “TB 73a,” which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” or “TB 13a,” which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound.  The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities.  The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors.  For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features).  Accordingly, all classes of the offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns:

•	that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

•	that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

•	that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•	conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and

•	conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

The predecessor to the OTS issued a bulletin entitled “Mortgage Derivative Products and Mortgage Swaps” applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, these “high-risk” mortgage derivative securities include securities such as the Class B Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of certificates as “mortgage related securities,” no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates, may adversely affect the liquidity of the certificates.

Investors are encouraged to consult their own legal advisers in determining whether and to what extent certificates offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

PLAN OF DISTRIBUTION

Each series of certificates offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through Credit Suisse Securities (USA) LLC, an affiliate of the depositor, or underwriting syndicates represented by Credit Suisse Securities (USA) LLC. The prospectus supplement with respect to each series of certificates will set forth the terms of the offering of that series of certificates and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the certificates will be determined.

Generally, the underwriters will be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased. The certificates may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased.

As to any series of certificates backed by residential mortgage loan participation interests, the distribution of those certificates will be effected in accordance with Rule 190(a) or 190(c) under the Securities Act of 1933, as amended.

If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the certificates from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

The depositor may also sell the certificates offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of certificates for whom they may act as agents.

The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

Securities offered herby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

LEGAL MATTERS

Certain legal matters in connection with the certificates offered hereby, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor and for the underwriters by Thacher Proffitt & Wood llp, New York, New York, Orrick, Herrington & Sutcliffe llp, Los Angeles, California, McKee Nelson llp, New York, New York or by such other counsel as may be identified in the related prospectus supplement.

FINANCIAL INFORMATION

The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder and reports required under the applicable agreements with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov). Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity’s name.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “The Trust Fund – Reports to Certificateholders” and “The Trust Fund – Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Securities and Exchange Commission will be posted on the related trustee’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission.  The address of the related trustee’s website will be set forth in the related prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer, the subservicer or the trustee to each holder of record of the certificates of the related series. See “Description of the Certificates — Reports to Certificateholders.” Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Additional Information.”

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the related trustee’s website referenced above under “Additional Information” as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria as required by Item 1122(a) of Regulation AB, attestation reports as required by Item 1122(b) of Regulation AB, and statements of compliance as required by Item 1123 of Regulation AB prepared by or on behalf of each entity participating in the servicing function will be provided to the registered holders of the related securities upon request free of charge.  See “The Trust Fund – Evidence as to Compliance” and “The Trust Fund – Reports to Certificateholders.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a) or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for any series of certificates will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of certificates include an insurer's financial statements, a certificate policy, a mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K, Form 10-D and Section 13(a) or 15(d) of the Exchange Act as may be required in connection with the related trust fund; provided, however, that none of the issuing entity’s annual reports on Form 10-K with respect to a trust fund will be incorporated by reference.

At such time as may be required under the relevant SEC rules and regulations, the depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide such information, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed either by telephone to 212-325-2000 or in writing to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, Attention: Treasurer.

RATINGS

It is a condition to the issuance of the certificates of each series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on conduit mortgage and manufactured housing contract pass-through certificates address the likelihood of the receipt by certificateholders of their allocable share of principal and interest on the underlying mortgage or manufactured housing contract assets. These ratings address:

•	structural and legal aspects associated with the certificates;

•	the extent to which the payment stream on the underlying assets is adequate to make payments required by the certificates; and

•	the credit quality of the credit enhancer or guarantor, if any.

Ratings on the certificates do not, however, constitute a statement regarding:

•	the likelihood of principal prepayments by mortgagors or obligors;

•	the degree by which prepayments made by mortgagors or obligors might differ from those originally anticipated; or

•	whether the yield originally anticipated by investors of any series of certificates may be adversely affected as a result of those prepayments.

As a result, investors of any series of certificates might suffer a lower than anticipated yield.

A rating on any or all of the certificates of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the certificates by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

GLOSSARY

Below are abbreviated definitions of significant capitalized terms used in this prospectus and in the accompanying prospectus supplement. The pooling and servicing agreement for the related series may contain more complete definitions of the terms used in this prospectus and in the prospectus supplement and reference should be made to the pooling and servicing agreement for the related series for a more complete understanding of all such terms.

“1998 Policy Statement” means the revised supervisory statement listing the guidelines for investments in “high risk mortgage securities,” and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

“Accrual Distribution Amount” means the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of a particular series since the prior distribution date, or since the date specified in the related prospectus supplement in the case of the first distribution date.

“Advance” means as to a particular mortgage loan, contract or mortgage loan underlying a Mortgage Certificate and any distribution date, an amount equal to the scheduled payments of principal and interest at the applicable mortgage rate or annual percentage rate, as applicable, which were delinquent as of the close of business on the business day preceding the Determination Date on the mortgage loan, contract or mortgage loan underlying a Mortgage Certificate.

 “Approved Sale” means, with respect to a series which utilizes a pool insurance policy:

•	the sale of a mortgaged property acquired because of a default by the mortgagor to which the related pool insurer has given prior approval;

•	the foreclosure or trustee's sale of a mortgaged property at a price exceeding the maximum amount specified by the related pool insurer;

•	the acquisition of the mortgaged property under the primary insurance policy by the primary mortgage insurer; or

•	the acquisition of the mortgaged property by the pool insurer.

“Buy-Down Fund” means with respect to any series, a custodial account established by the related subservicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor, the seller of the related mortgaged property, the subservicer or another source to cover shortfalls in payments created by Buy-Down Loans included in the related mortgage pool.

“Buy-Down Loans” means single family mortgage loans pursuant to which the monthly payments made by the related mortgagor during the early years of that mortgage loan will be less than the scheduled monthly payments on that mortgage loan.

 “Certificate Account” means, with respect to each series, the separate account or accounts in the name of the trustee, which must be maintained with a depository institution and in a manner acceptable to the related Rating Agency.

“Certificate Principal Balance” means, for any class of certificates, and as of any distribution date, the initial principal balance of that class of certificates, less all amounts previously distributed to holders of that class of certificates, as applicable, on account of principal.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compound Interest Certificates” means certificates that accrue interest during certain periods that is not paid to the holder but is added to the Certificate Principal Balance of the certificate.

“Cooperative” means a corporation entitled to be treated as a housing cooperative under federal tax law.

“Cooperative Dwelling” means a specific dwelling unit in a building owned by a Cooperative.

“Cooperative Loan” means a cooperative apartment loan evidenced by a note secured a by security interest in shares issued by a Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a Cooperative Dwelling.

“Custodial Account” means, with respect to each series, the separate account or accounts in the name of the trustee, meeting the requirements set forth in this prospectus for the Certificate Account.

“Cut-off Date” means, the date specified in the related prospectus supplement from which principal and interest payments on the assets of the trust fund related to a series are transferred to that trust fund.

“Determination Date” means, with respect to each series and each distribution date, the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of in which the distribution date occurs, or some other day if stated in the related prospectus supplement.

“Disqualified Organization” means:

•
the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but does not include instrumentalities  described in Section 168(h)(2)(D) of the Code;

•	any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code; or

•	any organization described in Section 1381(a)(2)(C) of the Code.

“Draw” means, with respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

“Draw Period” means, with respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

“Due Period” means, with respect to any distribution date, the calendar month preceding the month of that distribution or some other period as defined in the related prospectus supplement.

“Eligible Investments” means any of the following, in each case as determined at the time of the investment or contractual commitment to invest in that Eligible Investment:

•
obligations which have the benefit of full faith and credit of the United States of America, including depositary receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depositary receipt;

•
demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in that Eligible  Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company, of that depositary institution or trust company has a credit rating in the highest rating category from the related Rating Agency;

•	certificates of deposit having a rating in the highest rating from the related Rating Agency;

•
investments in money market funds which are rated in the highest category from the related Rating Agency or which are composed of instruments or other investments which are rated in the highest category from the related Rating Agency;

•	commercial paper, having original or remaining maturities of no more than 270 days, having credit rating in the highest rating category from the related Rating Agency;

•
repurchase agreements involving any Eligible Investment described in any of the first three bullet points above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the related Rating Agency;

•	any other investment with respect to which the related Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the certificates; or

•	other investments that are described in the applicable prospectus supplement.

Except as otherwise provided in the applicable pooling and servicing agreement, any Eligible Investment must mature no later than the business day prior to the next distribution date.

“ERISA Plans” means employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, or ERISA.

“Excluded Balance” means with respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

 “FHA Loans” means mortgage loans or contracts insured by the Federal Housing Administration.

“GPM Fund” means with respect to any series, a custodial account established by the related servicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor or another source to cover shortfalls in payments created by GPM Loans included in the related mortgage pool.

“GPM Loans” means single family mortgage loans pursuant to which the monthly payments by the related mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with that interest paid from amounts on deposit in a GPM Fund.

“High Cost Loans” means mortgage loans, contracts or mortgage loans underlying Mortgage Certificates that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or annual percentage rates, as applicable, or origination costs in excess of prescribed levels.

“Initial Deposit” means, with respect to each series in which a reserve fund has been established, the deposit of cash into the reserve fund in the amount specified in the related prospectus supplement.

“Insurance Proceeds” means, with respect to each series, proceeds from any special hazard insurance policy, primary mortgage insurance policy, FHA insurance, VA guarantee, mortgagor bankruptcy bond or pool insurance policy with respect to the related series of certificates and any title, hazard or other insurance policy covering any of the mortgage loans included in the related mortgage pool, to the extent those proceeds are not applied to the restoration of the related property or released to the mortgagor in accordance with customary servicing procedures.

“Issue Premium” means with respect to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

“Liquidating Loan” means:

•	each mortgage loan with respect to which foreclosure proceedings have been commenced and the mortgagor's right of reinstatement has expired;

•	each mortgage loan with respect to which the related subservicer or the servicer has agreed to accept a deed to the property in lieu of foreclosure;

•	each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale; or

•	each contract with respect to which repossession proceedings have been commenced.

“Liquidation Proceeds” means, with respect to each series, all cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under any applicable financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the related series.

“Mixed-Use Mortgage Loans” means mortgage loans secured by Mixed-Use Property.

“Mixed-Use Property” means mixed residential and commercial properties.

“Mortgage Certificates” means certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities and evidencing the entire or a fractional interest in a pool of mortgage loans.

“Mortgage Note” means with respect to each mortgage loan, the promissory note secured by a first or more junior mortgage or deed of trust or other similar security instrument creating a first or more junior lien, as applicable, on the related mortgaged property.

“Parties in Interest” means certain persons who have certain specified relationships to a Plan, as described in Section 3(14) of ERISA and Section 4975(c)(2) of the Code.

“Pass-Through Entity” means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, for that interest, be treated as a Pass-Through Entity.

“Pass-Through Rate” means with respect to each class of certificates in a series, the rate of interest borne by that class as described in the related prospectus supplement.

“Percentage Interest” means, as to any certificate of any class, the percentage interest evidenced thereby in distributions required to be made on the certificates in that class, which percentage interest will be based on the original principal balance or notional amount of the certificates of that class.

“Permitted Investments” means United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

“Plan Assets Regulation” means the final regulation made by the United States Department of Labor, or DOL, as modified by Section 3(42) of ERISA, under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances.

“Plans” means ERISA Plans and other plans subject to Section 4975 of the Code.

“Rating Agency” means, collectively, the nationally recognized statistical rating agency or agencies rating the related series of certificates.

“Realized Loss” means any shortfall between the unpaid principal balance and accrued interest on a mortgage loan, after application of all Liquidation Proceeds, Insurance Proceeds and other amounts received in connection with the liquidation of that mortgage loan, net of reimbursable costs and expenses, including Advances.

“Record Date” means, with respect to each distribution date, the close of business on the last day of the calendar month preceding the related distribution date, or such other date as specified in the related prospectus supplement.

“Regular Certificate” means a REMIC Regular Certificate Regular Certificate, as applicable.

“REMIC” means a “real estate mortgage investment conduit” as defined in the Code.

“REMIC Regular Certificates” means certificates or notes representing ownership of one or more regular interests in a REMIC.

“Repayment Period” means with respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

“Required Reserve” means the amount specified in the prospectus supplement for a series of certificates which utilizes a reserve fund, to be deposited into the reserve fund.

“Residual Certificates” means one or more classes or subclasses of certificates of a series that evidence a residual interest in the related trust fund.

“Restricted Group” means the depositor, any underwriter, the trustee, any subservicer, any pool special hazard or primary mortgage insurer, the obligor under any other credit support mechanism or the swap counterparty in any eligible swap arrangement, a mortgagor or obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the related trust fund on the date of the initial issuance of certificates, and any of their affiliates.

“Servicing Account” means the separate account or accounts established by each subservicer for the deposit of amounts received in respect of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates, serviced by that subservicer.

“Simple Interest Loans” means mortgage loans that provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the balance thereof is applied to principal.

“Subordinated Amount” means the amount of subordination with respect to subordinated certificates stated in the prospectus supplement relating to a series of certificates that contains subordinate certificates.

“Trust Assets” means with respect to each series of certificates, the mortgage loans, contracts or Mortgage Certificates conveyed to the related trust fund.

“Trust Balance” means with respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

“Underwriter's PTE” means the final prohibited transaction exemption issued to Credit Suisse, 54 Fed. Reg. 42597 (October 17, 1989), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) and PTE 2007-05, 72 Fed. Reg. 13130 (March 20, 2007).

“VA Loans” means mortgage loans or contracts partially guaranteed by the United States Department of Veterans Affairs.

$565,480,000
(Approximate)

CSMC Asset-Backed Trust 2007-NC1 OSI
Issuing Entity

CSMC Asset-Backed Pass-Through Certificates,
Series 2007-NC1 OSI

Credit Suisse First Boston
Mortgage Securities Corp.
Depositor

DLJ Mortgage Capital, Inc.
Sponsor and Seller

________________

PROSPECTUS SUPPLEMENT
________________

Credit Suisse

Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as Underwriter of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

August 31, 2007